                               AMENDMENT NO. 2 TO
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/x/     Preliminary proxy statement
/ /     Definitive proxy statement
/ /     Definitive additional materials
/ /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Wireless One, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                               Wireless One, Inc.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
      / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).
      / / $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a -6(i)(3).
      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
                Not applicable
- --------------------------------------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:
                Not applicable
- --------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11:/1/
                Not applicable
- --------------------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:
                Not applicable
- --------------------------------------------------------------------------------

      /x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:  $125.00

- --------------------------------------------------------------------------------

      (2)  Form, schedule or registration statement no.:  Schedule 14A

- --------------------------------------------------------------------------------

      (3)  Filing party:  Wireless One, Inc.

- --------------------------------------------------------------------------------

      (4)  Date filed:  May 24, 1996
- --------------------------------------------------------------------------------

/1/    Set forth the amount on which the filing fee is calculated and state how it was determined.

                              PRELIMINARY COPIES
                          PRELIMINARY PROXY MATERIALS

                              WIRELESS ONE, INC.
                          11301 INDUSTRIPLEX, SUITE 4
                      BATON ROUGE, LOUISIANA  70809-4115
                          TELEPHONE:  (504) 293-5000

                                                               July 3, 1996

Dear Wireless One Stockholder:

          You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Wireless One, Inc. ("Wireless One" or the "Company"), which is currently scheduled to be held on July 25, 1996, at 10:00 a.m. at the Company's corporate headquarters, 11301 Industriplex, Suite 4, Baton Rouge, Louisiana 70809-4115 (together with any postponement or adjournment thereof, the "Annual Meeting"). A Notice of the Annual Meeting, a Proxy Statement containing information about the matters to be acted upon at the Annual Meeting, a proxy card, the Company's 1995 Annual Report for the fiscal year ended December 31, 1995 and the Company's Quarterly Report for the fiscal quarter ended March 31, 1996 are enclosed.

          At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

          (1) To approve the issuance of up to 3,553,333 shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to the terms of the Agreement and Plan of Merger among the Company, TruVision Wireless, Inc. and Wireless One MergerSub, Inc. Upon consummation of the merger of the Company and TruVision, shareholders of TruVision common stock will beneficially own up to 21.7% of the Company's Common Stock.

          (2) To elect three (3) directors to serve until the annual meeting of stockholders in 1999 and until their successors are duly elected and qualified;

          (3) To approve the adoption of the Company's 1996 Non-Employee Directors Option Plan which was adopted by the Company's Board of Directors subject to shareholder approval and authorizes the grant of options with respect to 100,000 shares of Common Stock under such plan ;

          (4) To approve the appointment of the independent certified public accountants of the Company for the fiscal year ending December 31, 1996;
and

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has unanimously approved the issuance of the Common Stock and recommends that stockholders vote FOR approval of the issuance of Common Stock. The accompanying Proxy Statement provides a detailed description of each of the proposals. You are urged to read this material in its entirety and consider it carefully.

          It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

          On behalf of the Board of Directors and management of Wireless One, I would like to thank you for choosing to invest in our Company. We are very excited about the future of the Company and are looking forward to our first annual meeting since the successful completion of our initial public offering in October 1995.

                                 Sincerely,



                                 Hans J. Sternberg
                                 Chairman of the Board

                               PRELIMINARY COPIES
                          PRELIMINARY PROXY MATERIALS

                               WIRELESS ONE, INC.
                          11301 INDUSTRIPLEX, SUITE 4
                       BATON ROUGE, LOUISIANA  70809-4115

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 25, 1996

          The Annual Meeting of Stockholders of Wireless One, Inc., a Delaware corporation (the "Company"), is currently scheduled to be held on July 25, 1996, at 10:00 a.m. (the "Annual Meeting"), at the Company's corporate headquarters, 11301 Industriplex, Suite 4, Baton Rouge, Louisiana, for the following purposes:

(1) To approve the issuance of up to 3,553,333 shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to the terms of the Agreement and Plan of Merger among the Company, TruVision Wireless, Inc. ("TruVision") and Wireless One MergerSub, Inc. Upon consummation of the merger of the Company and TruVision, shareholders of TruVision common stock will beneficially own up to 21.7% of the Company's Common Stock;

(2) To elect three (3) Directors to serve until the annual meeting of stockholders in 1999 and until their successors are duly elected and qualified;

(3) To approve the adoption of the Company's 1996 Directors' Option Plan which was adopted by the Company's Board of Directors subject to stockholders approval and authorizes the grant of options with respect to 100,000 shares of Common Stock under such plan;

(4) To approve the appointment of the independent certified public accountants of the Company for the fiscal year ending December 31, 1996; and


(5) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has unanimously approved the issuance of the Common Stock and recommends that stockholders vote FOR approval of the issuance of Common Stock.

          The Board of Directors has fixed the close of business on June 25, 1996 as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

          Approval of the issuance of up to 3,553,333 shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Chase Manhattan Capital Corporation, Baseball Partners, Heartland Wireless Communications, Inc., Hans J.

Sternberg, Sean Reilly, Premier Venture Capital Corporation and Lamar Advertising are parties to the Wireless One Voting Agreement (the "Voting Agreement") pursuant to which they have agreed to vote their shares to approve and adopt actions related to the merger (the "Merger") of TruVision and Wireless One MergerSub, Inc. Collectively, the parties to the Voting Agreement hold approximately 52.7% of the shares of Common Stock outstanding as of the Record Date. Therefore, assuming that the shares owned by such parties are voted in accordance with the Voting Agreement, sufficient votes will be cast for approval of the proposal to issue shares of Common Stock without the vote of any other stockholder. Consummation of the Merger is conditioned upon, among other things, stockholder approval and the receipt of certain other approvals and consents. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be consummated. The Annual Meeting may be postponed or adjourned from time to time until such conditions are satisfied. See "The Merger Agreement-Conditions to the Merger."

          This Notice, the Proxy Statement, the proxy card, the 1995 Annual Report for the fiscal year ended December 31, 1995 and the Quarterly Report for the fiscal quarter ended March 31, 1996 are sent to you by order of the Board of Directors. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card. You may attend the Annual Meeting whether or not you have previously returned your proxy card.

July 3, 1996
                                 By Order of the Board of Directors



                                 William C. Norris, Jr.
                                 Secretary


- --------------------------------------------------------------------------------
EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED
FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
- --------------------------------------------------------------------------------

                               PRELIMINARY COPIES
                          PRELIMINARY PROXY MATERIALS

                               WIRELESS ONE, INC.
                          11301 INDUSTRIPLEX, SUITE 4
                       BATON ROUGE, LOUISIANA  70809-4115

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                ON JULY 25, 1996



                              GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wireless One, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company currently scheduled to be held on July 25, 1996 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), commencing on or about July 5, 1996.

          At the Annual Meeting, holders of Common Stock will be asked to approve the issuance of up to 3,553,333 shares of Common Stock pursuant to the Agreement and Plan of Merger, dated as of April 25, 1996 (the "Merger Agreement") among the Company, Wireless One MergerSub, Inc. ("MergerSub") and TruVision Wireless, Inc. ("TruVision"). The Merger Agreement provides for the merger (the "Merger") of MergerSub with and into TruVision, with TruVision continuing as the surviving corporation and as a wholly owned subsidiary of the Company. Upon consummation of the Merger, shareholders of TruVision common stock will beneficially own up to 21.7% of the Company's Common Stock. At the Annual Meeting, holders of Common Stock will also be asked to (i) elect three directors, (ii) to approve the adoption of the Company's 1996 Non-Employee Directors Stock Option Plan, (iii) approve the appointment of the independent certified public accountants, and (iv) transact such other business as may properly come before the Annual Meeting.

          Stockholders of record of the Company's Common Stock at the close of business on June 25, 1996 will be entitled to vote at the Annual Meeting. A list of the Company's stockholders will be open to the examination of any stockholder for any purpose germane to the meeting at the Company's headquarters for a period of ten days prior to the Annual Meeting. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions of shares that are present at the Annual Meeting and broker non-votes (i.e., proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting) are counted for the purpose of determining the presence of a quorum for the transaction of business.

          If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. PROPERLY EXECUTED PROXIES CONTAINING NO INSTRUCTION REGARDING THE SHARE ISSUANCE WILL BE VOTED "FOR" THE SHARE ISSUANCE.

                                 THE ANNUAL MEETING

DATE, TIME AND PLACE; PURPOSE OF THE ANNUAL MEETING

          This Proxy Statement is being furnished to the holders of Common Stock as of the Record Date in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting to be held on July 25, 1996 at 10:00 a.m. at the Company's headquarters, 11301 Industriplex, Suite 4, Baton Rouge, Louisiana 70809-4115, and at any adjournment or postponement thereof.

          At the Annual Meeting, the holders of Common Stock as of the Record Date will be asked to consider and vote upon the following proposals:

          (1) To approve the issuance of up to 3,553,333 shares of Common Stock pursuant to the Merger Agreement (the "Share Issuance Proposal"). Upon consummation of the Merger, shareholders of TruVision common stock will beneficially own up to 21.7% of the Company's Common Stock;

          (2) To elect three (3) directors to serve until the annual meeting of stockholders in 1999 and until their successors are duly elected and qualified;

          (3) To approve the adoption of the Company's 1996 Non-Employee Directors Option Plan which was adopted by the Company's Board of Directors subject to stockholder approval and authorizes the grant of awards with respect to 100,000 shares of Common Stock under such plan;

          (4) To approve the appointment of the independent certified public accountants of the Company for the fiscal year ending December 31, 1996;
and

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has unanimously approved the Share Issuance Proposal and recommends that stockholders vote FOR approval of the Share Issuance Proposal.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

          The Board of Directors has fixed the close of business on June 25, 1996 as the Record Date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 13,498,752 shares of Common Stock were outstanding, and held by approximately 100 holders of record. On the Record Date, approximately 52.7% were held owned by the parties to the Voting Agreement. Accordingly, such parties can approve the Share Issuance Proposal without the vote of any other stockholder. The Common Stock is the only outstanding class of voting security of the Company, and each share of Common Stock is entitled to one vote on each matter to be acted upon or which may come before the Annual Meeting. Stockholders have no right to cumulative voting as to any matter. Votes may be cast at the Annual Meeting in person or by properly executed proxy. See "-Proxies."

          The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions of shares that are present at the Annual Meeting and broker non-votes (i.e., proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting) are counted for the purpose of determining the presence of a quorum for the transaction of business.

          Approval of the Share Issuance Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and approval of the adoption of the Company's 1996 Directors' Option Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon. In determining whether the Share Issuance Proposal has received the requisite number of votes under applicable Delaware law, abstentions and broker non-votes will be counted and will have the same effect as a vote against approval of such proposals. Chase Manhattan Capital Corporation, Baseball Partners, Heartland Wireless Communications, Inc., Hans J. Sternberg, Sean Reilly, Premier Venture Capital Corporation and Lamar Advertising are parties to the Voting Agreement (the "Voting Agreement") pursuant to which they have agreed to vote their shares to approve and adopt actions related to the Merger, including the Share Issuance Proposal. Collectively, the parties to the Voting Agreement hold approximately 52.7% of the shares of Common Stock outstanding as of the Record Date. Therefore, assuming that the shares owned by such parties are voted in accordance with the Voting Agreement, sufficient votes will be cast for approval of the Share Issuance Proposal without the vote of any other stockholder.

          The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected.
Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes.

PROXIES

          This Proxy Statement is being furnished to holders of Common Stock as of the Record Date in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting. If a stockholder does not return a properly executed proxy, and does not attend the Annual Meeting, such stockholder's shares will not be voted, which will have the same effect as a vote against any proposal requiring a specific percentage of favorable votes, including the Share Issuance Proposal. If signed and returned, the proxy will authorize the persons named as proxy to vote on matters referred to therein. Shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Executed proxies that contain no instructions to the contrary will be voted: (i) for the three nominees for Director named in this Proxy Statement; (ii) for approval of the Share Issuance Proposal as described in this Proxy Statement; (iii) for approval of the adoption of the Company's 1996 Directors Option Plan which authorizes the grant of awards with respect to 100,000 shares of Common Stock; (iv) for approval of the appointment of KPMG Peat Marwick LLP as independent certified public accountants; and (v) in accordance with the judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

          Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Annual Meeting by (i) delivering to the Secretary of the Company at the Company's principal executive offices before the Annual Meeting an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

          The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


                                 THE MERGER

          On April 25, 1996, pursuant to the Merger Agreement, the Company agreed to acquire all of the outstanding capital stock of TruVision through the merger of a wholly owned subsidiary of the Company, MergerSub, with TruVision. Pursuant to the Merger Agreement, the Company will issue to the TruVision shareholders up to 3,373,333 shares of Common Stock, assuming all of the conditions to the Merger are met prior to the Effective Time (as defined herein) of the Merger, and TruVision will become the wholly owned subsidiary of the Company. The aggregate number of shares of Common Stock to be issued to the TruVision shareholders will reduced and such shares will be placed in escrow if TruVision has not consummated certain acquisitions by the Effective Time. The TruVision shareholders will receive the shares placed in escrow upon the closing of certain acquisitions and the satisfaction of certain conditions relating to the ownership of certain assets by TruVision. Shares of Common Stock placed in escrow and not distributed to the former TruVision shareholders will be returned to the Company. See "The Merger Agreement--Merger Consideration." Based on closing market price of the Company's Common Stock as of June 28, 1996, the value of the shares of Common Stock to be issued to the TruVision shareholders is $60,719,994. Upon consummation of the Merger, as a result of the issuance of shares of Common Stock, Mr. Burkhalter and Mississippi Wireless TV, L.P. will become the beneficial owners of more than 5% of the Company's Common Stock.

          In connection with the Merger, the Company will issue to Vision Communications, Inc. ("VCI") 180,000 shares of Common Stock, and will pay to VCI $1.8 million in cash, in each case in satisfaction of certain obligations of TruVision. See "-Interests of Certain Persons in the Merger." The shares of Common Stock issued to the TruVision shareholders will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and will be subject to certain transfer restrictions. However, the TruVision shareholders will be granted certain rights to register such shares of Common Stock pursuant to the Amended and Restated Registration Rights Agreement. See "Other Agreements-Registration Agreements." In connection with the execution of the Merger Agreement, the Company and certain other persons amended the Stockholders Agreement to increase the size of the Board of Directors from seven to eight. See "Other Agreements-Stockholders Agreements."

          On June 3, 1996, the Company filed a Registration Statement on
Form S-1 with the Securities and Exchange Commission (the "SEC") relating to an offering (the "Offering") of certain senior notes of the Company. The net proceeds from the Offering (after deduction of discounts, commissions and expenses of the Offering payable by the Company) are expected to be approximately $166.9 million. The Company intends to apply a portion of the proceeds of the Offering to repay $18.0 million of indebtedness of TruVision consisting of $12.0 million under the Interim Facility (as defined herein) and

$6.0 million under the Revolving Credit Facility. See "--Interests of Certain Persons." The Company intends to apply the remaining proceeds from the Offering to finance the launch, initial development and expansion of the wireless cable markets of the Company, including wireless cable markets acquired from TruVision. Other than the $18.0 million repayment of certain of TruVision's indebtedness and the financing of the wireless cable markets acquired from TruVision in the Merger, none of the proceeds from the Offering will be used for matters related to the Merger.

BACKGROUND OF THE MERGER

          The Board of Directors, as part of their ongoing oversight and planning, have from time to time considered various financial and strategic alternatives and possible acquisitions that might be available to increase the value of the Company to its stockholders. On February 27, 1996, the Board of Directors met and as part of their periodic review considered strategic alternatives that might be available. As part of the stragetic review, the Board of Directors explored the possibility of acquiring a number of wireless cable companies in the southeastern United States, including TruVision and Applied Video Technologies. TruVision is the second largest operator of wireless cable systems in the southeastern United States covering markets that did not substantially overlap with the Company's markets. The Board of Directors was familiar with TruVision and their wireless cable markets. At the meeting, the Board of the Directors decided to initiate discussions with and to explore merger opportunities with TruVision and certain other wireless cable companies after the day down payments were made in connection with the BTA Auctions (as defined herein).

          On April 5, 1996, John Bailey, the Chief Financial Officer of Heartland Wireless Communications, Inc. ("Heartland"), David E. Webb, a Director of the Company and a co-founder of Heartland, Arnold L. Chavkin, a Director of TruVision, and Michael Hannon, a Director of TruVision, met to discuss the framework of a possible merger between the two companies and the method of valuing the Company and TruVision for the purposes of such a merger. Messrs. Bailey and Webb discussed a possible merger of the two companies where the consideration for such a merger would be the Company's Common Stock and the valuation of the two companies would be based on the number of line of sight households ("LOS") in their respective markets. The TruVision representatives indicated that they were in the process of arranging financing for TruVision and that they were not presently interested in pursuing a transaction with the Company. The parties, however, agreed to keep the lines of communication open and to exchange information on their respective markets and financial position. TruVision representatives delivered to the Company updated information with respect to its balance sheet, its cash position and the number of subscribers in each of its markets.


          Thereafter, Sean Reilly, Chief Executive Officer, President and Director of the Company, Hans Sternberg, Chairman of the Board of Directors of the Company, Robert Gary, then Chief Financial Officer of the Company, William Luby, John Bailey, and James Collis, then a Director of the Company, reviewed the market and financial information provided by TruVision and discussed valuation methods which could provide a basis to compare the Company and TruVision. Among the valuation methods discussed were valuing the two companies based on a multiple of the number of LOS in the respective company's markets and a multiple of LOS less a discount to account for the comparatively smaller size of TruVision.

          At a meeting of the Board of Directors on April 8, 1996, Messrs. Bailey and Webb presented to the Board of Directors an oral report on the discussions with TruVision. In the report, Messrs. Bailey and Webb stated that they and the TruVision representatives had agreed to exchange information and keep the lines of communication regarding a possible merger open. The Board of Directors discussed the potential benefits of a merger, including the establishment of a contiguous geographic cluster of markets, the resolution of overlapping market positions, the ease of combining the two companies due to their similar operating philosophies and the addition of management depth due to the collective experience of TruVision's management. The Board of Directors also acknowledged the ability to better expand TruVision's markets due to greater capital resources and access to capital. The Board of Directors discussed the structure of acquiring TruVision and concluded that the terms of the Company's outstanding indebtedness precluded making an all cash offer for TruVision. Additionally, the Board of Directors concluded that a stock-for-stock transaction would result in a tax free exchange and would address TruVision's desire to have an ongoing interest in the industry and the combined entity.

          The Board of Directors also discussed the valuation methods previously explored by Messrs. Reilly, Sternberg, Gary, Luby, Bailey and Collis. The Board of Directors determined that valuing the companies on an LOS basis resulted in excessive valuation of TruVision. The Board of Directors concluded that valuing the two companies on an LOS basis less a discount to account for the relatively smaller size of TruVision resulted in a lower valuation. Based on the discussions of the benefits of a combination and the valuations of the two companies, the Board approved making an offer for TruVision for up to $51 million in Common Stock based on a valuation of $11 per share of TruVision common stock and $15 per share of the Company's Common Stock, the approximate current market price of the Company's Common Stock. Additionally, the Board of Directors noted that such a valuation resulted in a price per share of TruVision common stock within the range of values that TruVision was seeking in the initial public offering of its common stock.

          During the week of April 15, 1996, Mr. Bailey discussed with Mr. Chavkin the terms of the merger, including the relative valuation of the two companies. Mr. Chavkin indicated that TruVision would be willing to proceed with a merger based on a valuation of $14 per share of Common Stock to $11 per share of TruVision Common Stock.

          On April 19, 1996, at the direction of the Board of Directors, Mr. Collis met with Mr. Hannon to restate the Board of Directors' position that the Company would be willing to proceed with a merger based a valuation of $15 of the Company's Common Stock to $11 per share of TruVision common stock. The Company and TruVision agreed to explore further the details of a merger, and the Company initiated the preparation of a draft merger agreement and other agreements related to the merger.

          Representatives of the Company and their legal advisors held a telephonic conference to discuss the terms of the merger and the draft transaction agreements. After the conference call, Messrs. Reilly and Burkhalter met in New York to discuss the operations and organizational structure of a combined company.

          From April 21 through April 23, 1996, representatives of the Company, TruVision and their respective legal advisors met to negotiate the terms of the draft transaction documents.

          On April 24, 1996, the Company held a telephonic meeting of the Board of Directors. Messrs. Luby, Reilly and Sternberg and the Company's legal advisors apprised the Board of Directors on the status of the negotiations and the proposed terms of the merger agreement and other transaction documents. During the meeting, the Company's financial advisor, Gerard Klauer Mattison & Co., LLC ("GKM"), presented to the Board of Directors an oral opinion regarding the fairness from a financial point of view to the stockholders of the Company of the consideration to be paid by the Company in the Merger. In its presentation to the Board of Directors, GKM considered and discussed the following financial and comparative analyses, which are summarized below: (i) a comparison of the historical stock prices and trading activity of the Company's Common Stock relative to various stock indices, (ii) a comparable public company analysis,
(iii) an analysis of selected comparable acquisition transactions in the wireless cable industry, (iv) a discounted cash flow analysis and (v) an analysis of the relative contributions of the Company and TruVision to the proposed combined entity in terms of POPs, net sales, EBITDA (as defined herein) and net income to common equity, in each case for the years ending December 31, 1996-2001 (as projected by the Company).

          On April 25, 1996, the Board of Directors unanimously approved by written consent the Merger Agreement and the transactions contemplated thereby.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors believes that the Merger is fair to and in the best interests of the Company and its stockholders. In reaching its determination the Board of Directors consulted with the Company's management and financial and legal advisors and considered, among others, the factors discussed below.

          Contiguous Geographic Cluster. The Company owns rights to at least 12 channel rights in each of 51 markets located in Texas, Louisiana, Tennessee, Kentucky, Alabama, Georgia, South Carolina and Florida. TruVision owns rights to at least 12 channel rights in each of 21 markets principally arranged in clusters in the state of Mississippi, western Tennessee and western Alabama and nearby markets in Alabama, Arkansas, Tennessee and North Carolina. By combining the market positions of the Company and TruVision, the Company will be able to form large contiguous geographic clusters which will enable the Company to achieve significant cost savings through centralization of operations. In addition, the Company believes that the resulting contiguous geographic clusters will simplify the launch of additional markets by facilitating the movement of skilled personnel from one launch market to another. Further, the Company believes the contiguous geographic cluster formed will be more attractive to regional advertisers and offer greater opportunities for telecommunications and other sources of revenue.

          Management Team. The combination of the Company and TruVision will increase the experience of the Company's management team and allow it to further achieve its operating goals.

          Elimination of Interference Conflicts; Mutually Exclusive ITFS Licenses. TruVision enjoys the right to lease instructional television fixed service ("ITFS") channel capacity and is the licensee or has rights to become the licensee of multipoint distribution service ("MDS") channel capacity in various markets that are geographically close to or within the markets targeted by the Company. Because of the requirements of the Federal Communications Commission (the "FCC") interference protection rules, a significant number of those TruVision channels and expected channels block the licensing of channels the Company seeks to use in the Company's markets. Certain of the Acquisitions (as defined herein) include rights to the capacity of channels which similarly interfere with the ability of the Company and its channel capacity lessors to engineer its and their channels so that their utility is maximized. The merger of the Company and TruVision will bring TruVision's channel rights within the Company's control, thus facilitating efforts by the Company and its channel capacity lessors to engineer its and their channels in accordance with the plans of the Company and such lessors.

          In the course of the negotiations and analysis of the Merger, the Company reviewed and considered the following additional factors: (i) the financial and other terms and conditions of the Merger Agreement; (ii) information regarding the Company's and TruVision's respective businesses, prospects, financial performance, financial condition and operations; (iii) the current and prospective economic and competitive environment facing the Company; (iv) the compatibility of the respective managements and corporate cultures of the Company and TruVision; and (v) GKM's opinion as to the fairness from a financial point of view to the stockholders of the Company of the consideration to be paid by the Company in the Merger.

          The Board of Directors also considered, among other factors, the risks related to the Merger. In determining the consideration to paid in connection with Merger and the recommendation of the Board of Directors to the stockholders of the Company, the Board of Directors weighed the potential benefits of the Merger, including those mention above, against factors such as the limited operating history of TruVision, the possible inability of TruVision to consummate certain pending acquisitions and the need to obtain additional financing to develop the markets acquired from TruVision. In view of the wide variety of information and factors considered in connection with the Board of Directors' evaluation of the proposed merger, the Board of Directors did not quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board of Directors viewed the consideration to be paid and its position and recommendation as being based on the totality of the information presented to and considered by it. In light of the foregoing factors, the Board of Directors concluded that the Merger was in the best interests of the Company and its stockholders.

OPINION OF FINANCIAL ADVISOR

          General. GKM was retained by the Company to render an opinion to the Board of Directors as to the fairness from a financial point of view to the stockholders of the Company of the consideration to be paid by the Company in the Merger.

          On April 24, 1996, GKM delivered an oral opinion to the Board of Directors to the effect that, as of such date and based upon the assumptions made, matters considered and limitations on the scope of review, each as set forth in such opinion, the consideration to be paid by the Company in the Merger is fair from a financial point of view to the stockholders of the Company. GKM confirmed such oral opinion by delivery of a written opinion dated as of the date of this Proxy Statement (the "GKM Opinion").

          A copy of the GKM Opinion, which includes certain assumptions made, matters considered and limitations on the scope of review, is attached to this Proxy Statement as Annex A. Stockholders are urged to read the GKM Opinion in its entirety. Each of the oral opinion delivered by GKM and the GKM Opinion is directed only to the fairness from a financial point of view to the Stockholders of the Company, as of the date thereof, of the consideration to be paid by the Company in the Merger and does not address any other aspect of the Merger or constitute a recommendation to any holder of Common Stock as to how such holder should vote on the Share Issuance Proposal. The summary in this Proxy Statement of each of the oral opinion delivered by GKM and the GKM Opinion is qualified in its entirety by reference to the full text of each of the GKM opinion.

          In arriving at the conclusion contained in each of the oral opinion delivered April 24, 1996 and GKM Opinion, GKM: (i) analyzed certain publicly available financial statements and other information of the Company and TruVision; (ii) reviewed certain internal business, operating and financial information of the Company and TruVision, including financial forecasts of the combined entity, furnished to GKM by the Company; (iii) discussed the past and current operations and financial condition and the prospects of the Company, TruVision and the combined entity with members of senior management of the Company, including their view of the strategic rationale for the Merger and the economic benefits of the Merger; (iv) reviewed the reported prices and trading activity for the Common Stock and compared the historical prices and trading activity of the Common Stock to the movement of both the Standard & Poor's 500 Index and a composite index of certain other comparable publicly traded companies; (v) analyzed the pro forma impact of the Merger on the Company's earnings per share, consolidated capitalization and financial ratios and the relative contributions of the Company and TruVision to the combined entity in terms of subscribers, LOS, net sales and earnings before interest, taxes, depreciation and amortization ("EBITDA") based on information provided by the Company; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (vii) compared the financial and stock performance of the Company with that of certain comparable companies; and (viii) conducted such other analyses, performed such other investigations and considered such other matters as GKM deemed necessary to arrive at the conclusion contained in each of the oral opinion and the GKM Opinion.

          In addition to the foregoing, in arriving at the conclusion contained in each of the oral opinion and the GKM Opinion and making its presentation to the Board of Directors at a meeting held on April 24, 1996, GKM considered and discussed the following financial and comparative analyses, which are summarized below: (i) a comparison of the historical stock prices and trading activity of the Company's Common Stock relative to various stock indices, (ii) a comparable public company analysis, (iii) an analysis of selected comparable acquisition transactions in the wireless cable industry, (iv) a discounted cash flow analysis and (v) an analysis of the relative contributions of the Company and TruVision to the proposed combined entity in terms of LOS, net sales, EBITDA and net income to common equity, in each case for the years ending December 31, 1996-2001 (as projected by the Company).

          In preparing each of the oral opinion and the GKM Opinion, GKM relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company and assumed that financial forecasts and estimates of operating efficiencies and potential synergies reflected the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the combined entity. GKM did not independently verify such information or assumptions, conduct a physical inspection of the properties or facilities of the Company or TruVision or undertake an independent appraisal or evaluation of the assets or liabilities of the Company or TruVision. GKM expressed no opinion as to the price at which the Common Stock will trade subsequent to the Merger. Neither the oral opinion delivered by GKM or the GKM Opinion presents a discussion of the relative merits of the Merger as compared to any other business plan or opportunity that might be presented to the Company or the effect of any other arrangement in which the Company might engage.

          Historical Stock Price. GKM reviewed the performance of the per share daily closing market price of Common Stock over the period from October 19, 1995 to April 22, 1996 for purposes of delivering the oral opinion and for the period from October 19, 1995 to June 27, 1996 for purposes of delivering the GKM Opinion, and compared the movement of such daily closing prices with the movement of the Standard & Poor's 500 index and a composite index of certain other publicly traded wireless cable companies. The companies included in the composite index were American Telecasting, Inc., CAI Wireless Systems, Inc., Heartland Wireless Communications, Inc., People's Choice TV Corp. and Wireless One, Inc. (collectively, the "Industry Comparables").

          Comparable Public Company Analysis. Comparable company analysis analyzes a company's operating performance relative to a group of publicly traded peers. GKM compared certain publicly available financial and operating data and projected financial performance (reflecting a composite of research analysts' estimates) of the Industry Comparables with similar financial and operating data and projected financial performance of the Company, in each case as of March 31, 1996. Specifically, GKM compared (A) the equity market capitalization as a multiple of book common equity and compared (B) enterprise value as a multiple of (i) publicly reported latest twelve months ("LTM") EBITDA, (ii) publicly reported LTM earnings before interest and taxes ("EBIT") and (iii) publicly reported LTM sales. For such purposes, "equity market capitalization" is equal to the closing price per share on the relevant date, multiplied by the number of shares outstanding, and "enterprise value" is equal to the equity market capitalization plus total debt plus liquidation value of preferred stock plus minority interests minus cash and minus cash equivalents. The multiples as of April 23, 1996 and June 27, 1996, respectively, were as follows: (i) equity market capitalization to book common equity was 3.31x and 4.77x for the Company, whereas the multiples of the Industry Comparables ranged from 1.29x and 1.75x to 10.46x and 9.26x (with a mean of 4.38x and 4.95x and a median of 3.31x and 4.77x), (ii) enterprise value to LTM EBITDA and enterprise value to LTM EBIT were negative for the Company and the Industry Comparables; and (iii) enterprise value to LTM sales was 167.47x and 137.50x for the Company, whereas the multiples of the Industry Comparables ranged from 9.06x and 8.49x to 167.47x and 137.50x (with a mean of 62.20x and 42.05x and a median of 43.10x and 21.11x).

          GKM compared the LOS value of the Industry Comparables with that of the Company. "LOS value" is defined as a quotient where the dividend (X) is (A) the "adjusted enterprise value" (defined to be equity market capitalization plus net debt adjusted for unbuilt headends and non-utilized wireless cable channel rights for non-operating markets) minus (B) the "Existing Subscriber Value" (defined as (a) the number of existing subscribers at the time of the acquisition multiplied by (b) the theoretical purchase price of $1,500 per subscriber) and the divisor (Y) is the number of Net Line-of-Sight Households purchased. For such purposes, "Net Line-of-Site Households" is defined as (i) the gross number of Line-of-Sight Households purchased minus (ii) the number of subscribers at the time of the acquisition divided by 20% (to account for an assumed maximum penetration rate of 20% for wireless cable services). The per LOS value of the Industry Comparables ranged from $17.14 to $46.95 on April 23, 1996 and from $17.76 to $59.34 on June 27, 1996 (with a weighted mean of $27.25 on April 23, 1996 and $36.30 on June 27, 1996) compared to a per POP value for the Company of $39.15 as of April 23, 1996 and $59.34 as of June 27, 1996.

          Selected Comparable Acquisition Analysis. GKM reviewed certain publicly available information regarding 41 selected acquisitions of wireless cable operations and assets announced since May 1993 (the "Acquisition Comparables") to obtain a valuation range for certain transactions comparable to the Merger.

          GKM compared the per LOS value of each transaction, defined as a quotient where the dividend (x) is (a) the "adjusted aggregate purchase price" (defined as the total acquisition consideration in the form of cash, securities and the assumption of existing debt adjusted for unbuilt headends and non-utilized wireless cable channel rights for non-operating markets) minus (b) the Existing Subscriber Value and the divisor (y) is the number of Net Line-of-Sight Households purchased. The per LOS value of Acquisition Comparables ranged from $58.11 to $11.58 (excluding, due to the price per LOS, the American Telecasting, Inc./Rapid Choice deal and including only deals consummated after March 24,
1995). The mean per LOS value of Acquisition Comparables was $30.51 and the median per POP value was $30.42.

          Discounted Cash Flow Analysis. GKM performed a discounted cash flow analysis of the Company, on a stand alone basis, and the combination of the Company and TruVision giving effect to the Merger based upon estimates of projected financial performance of the Company and the combined entity prepared by the Company for the years 1996-2001. Utilizing these projections, GKM calculated a range of implied values based upon the discounted net present value of the sum of (i) the projected stream of unlevered free cash flows to the year 2001, (ii) the projected terminal value of the Company at such year based upon a range of multiples of projected EBITDA and (iii) an assumed cash balance (including other investments) net of debt.

GKM applied several discount rates (ranging from 13% to 17%) and multiples of EBITDA (ranging from 9.0x to 11.0x). Utilizing this methodology, the implied present value per share of Common Stock on a stand-alone basis ranged from $11.46 to $22.41 compared to an implied present value per share of the combined entity ranging from $10.40 to $22.30 on April 23, 1996 and from $10.36 to $22.22 on June 27, 1996.

          Contribution Analysis. GKM also compared the relative ownership of the holders of outstanding shares of Common Stock and the holders of TruVision Common Stock in the combined entity to their respective contributions of net sales, EBITDA and net income to common equity of the combined company for the years ending 1996-2001 (as projected by the Company). This analysis indicated, for the year ending 1996, the Company and TruVision would have contributed, respectively, 54.9% and 45.1% of the net sales of the combined entity, 82.7% and 17.3% of the EBITDA of the combined entity and 73.9% and 26.1% of the net income to common equity of the combined entity. With respect to net sales of the combined entity, the Company and TruVision would have contributed, respectively, 67.6% and 32.4% in 1997, 69.0% and 31.0% in 1998, 69.5% and 30.5% in 1999, 69.9%
and 30.1% in 2000, and 70.3% and 29.7% in 2001. With respect to EBITDA of the combined entity, the Company and TruVision would have contributed, respectively, 60.9% and 39.1% in 1997, 77.8% and 22.2% in 1998, 73.9% and 26.1% in 1999, 73.4%
and 26.6% in 2000, and 73.1% and 26.9% in 2001. With respect to net income to common equity of the combined entity, the Company and TruVision would have contributed, respectively, 68.7% and 31.3 in 1997, 63.4% and 36.6% in 1998, 57.6% and 42.4% in 1999, 42.7% and 57.3% in 2000, and (64.7%) and 164.7% in
2001.

          To evaluate the fairness from a financial point of view to the stockholders of the Company of the consideration to be paid by the Company in connection with the Merger, GKM performed a variety of financial analyses, including, without limitation, historical stock price, comparable public company analysis, selected comparable acquisition analysis, discounted cash flow analysis and contribution analysis, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by GKM. In addition, GKM believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its conclusion. The matters considered by GKM in arriving at the conclusions that, as of the respective dates of the oral opinion and the GKM Opinion, the consideration to be paid by the Company in connection with the Merger is fair from a financial point of view to the stockholders of the Company, are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's or TruVision's control. Any estimates incorporated in the analyses performed by GKM are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. No public company utilized as a comparison is identical to the Company, TruVision or the business segment for which a comparison is being made and none of the Acquisition Comparables or other business combinations utilized as a comparison is identical to the Merger. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared. None of the analyses performed by GKM was assigned a greater significance than any other.

          The Board of Directors selected GKM to render a fairness opinion because GKM has substantial experience in wireless cable transactions and because it is familiar with the Company and its business. As part of its investment banking business, GKM is continually engaged in the valuation of businesses and their securities in connection with (i) mergers and acquisitions,
(ii) negotiated underwritings, (iii) secondary distributions of listed and over-the-counter securities, (iv) private placements and (v) valuations for corporate and other purposes.

          Forward-Looking Information. Certain of the statements set forth above and the information (including projections) relied upon by GKM in connection with the oral opinion and the GKM Opinion constitute forward-looking statements that are subject to risks and uncertainties. As a result, actual results, events or conditions, financial or otherwise, could differ materially from those contained in such statements. Such risks and uncertainties include, without limitation, the need for substantial additional financing to launch and expand service in the Company's and TruVision's markets, the substantial leverage and debt service requirements of the Company and the need to use substantial cash flow to meet such requirements, competition from other television services and entertainment providers, the need to successfully expand management resources (including personnel and systems) and manage growth, changes in applicable laws and regulations, the need to generate substantial growth in the subscriber base by successfully launching, marketing and providing service in those markets, and the factors mentioned under "The Merger--Certain Considerations Related to the Merger" and elsewhere in this Proxy Statement and in the Company's other filings with the Commission.

          Prior Dealings Between GKM and the Company or TruVision. In the ordinary course of business, GKM may actively trade the securities of the Company for its own account or the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of the date of the GKM Opinion, GKM held warrants to purchase an aggregate of 300,000 shares of Common Stock, at an exercise price of $12.60 per share (120% of the initial public offering price in the initial public offering of the Common Stock), which are exercisable over a four-year period commencing on October 18, 1996.

          In October 1995, GKM performed certain investment banking services for the Company, including acting as lead manager for the initial public offering of Common Stock and as co-manager for the unit offering of notes and warrants. GKM has received compensation for such services. In addition, GKM has been hired to act as co-manager for the Company's anticipated note offering which is expected to be consummated in the third quarter of 1996. The Company has granted GKM a right of first refusal to act on behalf of the Company in connection with any sale, offer, or placement of Company securities. With respect to the Company's equity securities such right of first refusal continues until October 1997 and with respect to the Company's debt securities such right of first refusal continues until April 1997.

          GKM Fees. Under the terms of a letter agreement between the Company and GKM relating to the services to be provided by GKM in connection with the Merger, GKM earned $175,000 upon delivery of the oral opinion and additional fees in the amount of $25,000 in connection with the delivery of the GKM Opinion to the Board of Directors. In addition, the Company agreed to reimburse GKM for reasonable fees and disbursements of GKM's legal counsel and all of GKM's reasonable travel and out-of-pocket expenses incurred in connection with the Merger. The Company has also agreed to indemnify GKM against certain liabilities, including liabilities arising under federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

          The Chase Manhattan Capital Corporation ("CMCC") is the beneficial owner of 17.7% of the Company's Common Stock, and an affiliate of CMCC is the indirect owner of 45.1% of the fully diluted TruVision common stock. CMCC owns 14.8% of the Company's Common Stock; an affiliate of CMCC, Chase Venture Capital Associates, L.P. ("CVCA"), is the general partner of Baseball Partners, which owns 2.9% of the Company's Common Stock. CVCA owns 45.1% of the fully diluted TruVision common stock. Persons unaffiliated with CMCC own collectively 54.9% of the fully diluted TruVision common stock. Such persons and the number and percentage of shares of TruVision common stock beneficially owned are: Mr. Burkhalter, 2,506,384 shares, 53.3%; Mississippi Wireless TV, L.P. ("MWTV"), 2,400,000, 52.2%; VanCom Inc., 60,000, 1.3%; Mr. William J. Van Devender,
60,000, 1.3%; and Mr. Byer, 34,042, 0.7%. Mr. Burkhalter is the President and controlling stockholder of a corporation which is the general partner of MWTV. Mr. Van Devender is the President and controlling stockholder of VanCom, Inc. Persons unaffiliated with Chase own 76.6% of the Company's Common Stock. See "Beneficial Ownership."

          In February 1996, CVCA and TruVision entered into an agreement whereby CVCA agreed to provide TruVision interim financing (the "Interim Facility") in an amount up to $12.0 million at an annual interest rate of 10% in order to fund certain operating and acquisition costs. Such borrowing is payable by TruVision on demand after December 31, 1996.

          In connection with the execution of the Merger Agreement, Messrs. Burkhalter and Chavkin were elected to the Board of Directors. Mr. Henry M. Burkhalter is Chairman of the Board of Directors, Chief Executive Officer and President of TruVision. Mr. Chavkin is a Director of TruVision and is also an officer of certain subsidiaries of The Chase Manhattan Corporation.

          In connection with the execution of the Merger Agreement, on May 6, 1996 the Company extended to TruVision two short-term lines of credit, a $9 million line of credit to be used to fund acquisition needs (the "Acquisition Line of Credit") and a $1.5 million line of credit (the "Working Capital Line of Credit" and, together with the Acquisition Line of Credit, the "Lines of Credit"). A portion of the proceeds of the Working Capital Line of Credit was used to repay borrowings under a working capital facility which was guaranteed by Mr. Burkhalter and Mr. Van Devender, and that guarantee was terminated and released. In addition, $1.77 million of the Acquisition Line of Credit must be reserved to pay dividends on TruVision's preferred stock to CVCA and VanCom, Inc., which is controlled by Mr. Van Devender. The Acquisition Line of Credit will increase to $15 million upon repayment of the Working Capital Line of Credit. The Lines of Credit are secured by substantially all of the assets of TruVision and accrue interest at a rate of 13% per annum; principal and interest on the Lines of Credit are due on the tenth business day following the earliest of (1) the date of the consummation of the Merger, (2) December 31, 1996, or (3) the date the Merger Agreement is terminated.

          In connection with the Merger, the Company will issue to VCI, a corporation controlled by Mr. Burkhalter, 180,000 shares of Common Stock and will pay to VCI $1.8 million in cash, in each case in satisfaction of certain obligations of TruVision. In addition, approximately 52.2% of the outstanding TruVision Common Stock, on a fully-diluted basis, is owned by MWTV, a partnership the general partner of which is a Mississippi corporation that is majority owned by Mr. Burkhalter.

          Upon the consummation of the Merger, the Company will enter into employment agreements with Mr. Burkhalter and Mr. Bill R. Byer, Jr., the Executive Vice President and Chief Operating Officer of

TruVision, which will provide, among other things, that Mr. Burkhalter and Mr. Byer will become the President and Executive Vice President-Operations of the Company, respectively. See "Compensation of Executive Officers--Employment Agreements." In addition, upon the consummation of the Merger, the Company will assume the non-qualified stock options issued by TruVision. As assumed by the Company, such options will cover the following number of shares at the weighted average exercise prices indicated: Mr. Burkhalter-78,105 shares of Common Stock, $6.82 per share; Mr. Byer-62,411 of Common Stock, $6.82 per share; all other persons-36,467 shares of Common Stock, $6.82 per share. All such options will be fully vested. The present shareholders of TruVision, the persons who will receive such options and VCI are collectively referred to as the "TruVision Stockholders."

RISK FACTORS RELATED TO THE MERGER

          Set forth below are certain risks related to the acquisition of TruVision. The following description assumes consummation of the Merger.

          Limited Operating History; Lack of Profitable Operations. Other than TruVision's limited operating history with the Operating Markets, it has no wireless cable operations in the Markets where it intends to operate wireless cable systems. Since inception, TruVision has sustained substantial net losses and negative consolidated System EBITDA (as defined below), due primarily to start-up costs, interest expense and charges for depreciation and amortization arising from the development of its wireless cable systems. TruVision's accumulated deficit as of March 31, 1996 was $4.4 million. TruVision currently has only two Operating Systems which generate positive System EBITDA. After consummation of the Merger, the Company expects to continue to experience negative cash flow through at least the second quarter of 1998, and may continue to do so thereafter while it develops and expands its wireless cable systems, even if additional individual systems of TruVision become profitable and generate positive System EBITDA.

          "System EBITDA" means net income (loss) plus interest expense, income tax expense, depreciation and amortization expense and all other non-cash charges, less any non-cash items which have the effect of increasing net income or decreasing net loss, for a system and includes all selling, general and administrative expenses attributable to employees employed in that system. For the periods discussed herein there are no such non-cash items. EBITDA is not intended to represent cash flows, as determined in accordance with generally accepted accounting principles, nor has it been presented as an alternative to operating income or as an indicator or operating performance and should not be considered as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

          Inability to Consummate Pending Acquisitions. The consummation of each of the pending acquisitions is subject to certain conditions the satisfaction of which, in some cases, is beyond control of the Company or TruVision, including obtaining FCC approvals and third-party consents. In particular, consummation of the acquisition of (i) the Jackson and Lawrenceburg, Tennessee Markets, (ii) the Huntsville and Gadsden, Alabama Markets, (iii) Jacksonville, North Carolina and (iv) the Hot Springs, Arkansas Market, are conditioned upon obtaining consents of channel lessors. Consummation of the acquisition of (i) the Jackson and Chattanooga, Tennessee markets and (ii) the Huntsville, Alabama market are contingent upon being able to obtain certain consents from the FCC and, the acquisition of the Huntsville, Alabama market is contingent upon obtaining a waiver of and exemption from FCC regulations that prohibit operation by a single operator of both wireless and hard-wire cable television systems in a single market. There can be no assurance that the Company or TruVision will be able to obtain such approvals and consents and failure to do so could have a material adverse effect on the ability to consummate the pending acquisitions or on operations in the affected markets.
In addition, there can be no assurance that the FCC will approve the pending applications relating to the lease rights that the Company is acquiring in its Acquisition Markets through consummation of the Merger, although the approval of such applications is not a condition to completing the acquisitions. The Merger is not conditioned upon consummation of the pending acquisitions and there can be no assurance that, in the case of Lawrenceberg, Tennessee, a binding agreement will be entered into, or that in the case of purchase and sale agreements, such transactions will be consummated. See "--Uncertainty of Ability to Obtain FCC Authorizations."

          Need for Additional Financing for Growth. The growth of TruVision's business will require substantial investment on a continuing basis to finance capital expenditures and the related expenses for expansion of TruVision's subscriber base and system development, and TruVision will require additional financing in the second half of 1998. The Company expects to meet its funding needs for future capital requirements, including TruVision's, through the issuance of additional debt and/or equity capital, joint ventures or other arrangements. There can be no assurance that the expansion of TruVision's subscriber base and system development will occur or that debt or equity capital financing on satisfactory terms, or at all, can be obtained.

          Uncertainty of Ability to Obtain FCC Authorizations. Wireless cable systems transmit programming over some or all of the 33 MDS and ITFS channels that are licensed by the FCC. Generally, the Company believes that a minimum of 12 wireless cable channels is necessary to offer a commercially viable wireless cable service in a Market. All of the channels comprising a wireless cable system must operate from the same transmitter site so that subscribers may receive a clear picture on all channels offered. In some of its Markets, TruVision does not currently have the right to operate a sufficient number of channels from the same transmitter site, and in certain other markets, TruVision contemplates relocating all of its channels to a new transmitter site. In these markets, assuming consummation of the Merger, the Company will be dependent upon
(i) the grant of pending applications for new licenses or for modification of existing licenses, and (ii) the grant of applications for new licenses and license modification applications which have not yet been filed with the FCC. Certain pending applications cannot be granted by the FCC until interference agreements with nearby license holders are secured. Certain other license applications are also the subject of competing applications. There can be no assurance that all of these applications will be granted by the FCC. Although the Company does not believe that the denial of any single application will adversely affect TruVision, the denial of several of such applications, particularly if concentrated in one or a few of TruVision's Markets, could have a material adverse effect on the ability to serve such market or markets.

          In certain cases, FCC approval may be dependent upon the Company's ability to engineer its use of a wireless cable channel to avoid interference with the reception of another channel that has been licensed or for which an application is pending. In addition, intervening license grants and/or auctions of MDS channels may adversely affect some of TruVision's planned applications due to interference considerations. No assurance can be given that TruVision will be able to engineer all of its channels so as to avoid interference. See "--Interference Issues."

          In addition, there is no limit on the time that may elapse between the filing of an application with the FCC for a modification or a new license and action thereon by the FCC. Delay by the FCC in processing applications could delay or materially adversely affect TruVision's plans with respect to one or more of its Markets. If modification of an unbuilt station license is anticipated, it is frequently necessary to obtain from the FCC an extension of the period specified in the license for construction of the station. In such case, absent FCC grant of such an extension, the license will expire. There can be no assurance that the FCC will grant an extension in any particular instance. In addition, FCC licenses must be renewed every ten years and, while such renewals generally have been granted on a routine basis in the past, there is no assurance that licenses will continue to be renewed routinely in the future.
The failure of TruVision's channel lessors to renew their respective licenses or of the FCC to grant such extensions with respect to the Markets could have a material adverse effect on TruVision.

          The FCC recently concluded an auction for each of 493 Basic Trading Areas ("BTAs"). Auction winners obtained the exclusive right to apply for all available MDS channels in such BTAs, subject to compliance with interference standards and other rules. TruVision was the highest bidder for 27 BTA's (the "BTA Markets"). TruVision filed initial applications for a BTA authorization for channel rights in each BTA Market by May 10, 1996. Such applications are not subject to competing applications. As is the case with other MDS and ITFS applications, in some of the BTA Markets TruVision presently lacks the right to use a site for the location of a transmission facility. In some instances, it may be necessary for TruVision to obtain the consent of other parties to the acceptance of interference. There can be no assurance that TruVision will be able to secure a transmission site, obtain all necessary interference consents or secure FCC approval of its applications. See "--Interference Issues."

          Furthermore, even though TruVision was the successful bidder in the BTA Markets, TruVision may not acquire sufficient channel rights to have a viable system in each of those markets.

          Interference Issues. Under current FCC regulations, a wireless cable operator may install receive-site equipment and serve any point where its signal can be received. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve any particular point. In licensing ITFS and MDS stations, a primary concern of the FCC is avoiding situations where proposed station signals are predicted to cause interference to the reception of previously proposed station signals. TruVision's business plan involves moving the authorized transmitter sites of various of its MDS and ITFS licensed stations and obtaining the grant of licenses for new stations that the Company will use in its wireless cable systems. The FCC's interference protection standards may make one or more of those proposed relocations or new grants unavailable. In that event, it may be necessary to negotiate interference agreements with the licensees of the stations which would otherwise block such relocations or grants. There can be no assurance that the Company will be able to obtain all necessary interference agreements at all or on terms acceptable to the Company. In the event that the Company cannot obtain interference agreements required to complement the Company's plans for a market, the Company may have to curtail or modify operations in the market, which could have a material adverse effect on the growth of the Company. In addition, while the Company's leases with MDS and ITFS licensees require their cooperation, it is possible that one or more of the Company's channel lessors may hinder or delay the Company's efforts to use the channels in accordance with the Company's plans for the particular market.

          Dependence on Program Suppliers. In connection with its distribution of television programming, TruVision, like the Company, is dependent on fixed-term contracts with various program suppliers such as CNN, ESPN and HBO. Although the Company has no reason to believe that any such contracts will be canceled or will not be renewed upon expiration, if such contracts are canceled or not renewed, TruVision will have to seek program material from other sources. There can be no assurance that other program material will be available to TruVision on acceptable terms or at all or, if so available, that such material will be acceptable to the Company's subscribers. The likelihood that program material will be unavailable to the Company is significantly mitigated by the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and various FCC regulations issued thereunder which, among other things, impose limits on exclusive programming contracts and generally prohibit cable programmers in which a cable operator has an attributable interest (a "vertically integrated cable operator") from discriminating against cable competitors with respect to the price, terms and conditions of the sale of programming. Only a few of the major cable television programming services carried by TruVision are not directly or indirectly owned by a vertically integrated cable operator. The program access provisions of the 1992 Cable Act are the subject of a legal challenge and, if the challenged provisions were found to be unconstitutional or unlawful, program suppliers might raise their prices or make their program material unavailable to TruVision.

          Dependence on Channel Leases; Need for License Extensions. TruVision contracts with Mississippi EdNet Institute, Inc. ("EdNet") for the commercial use of 20 ITFS channels in each of its Markets in the state of Mississippi. The term of the EdNet Agreement is 10 years from the date of issuance of certain construction permits, each of which was granted in 1992. TruVision anticipates that, pursuant to the EdNet Agreement, the lease term will terminate on or about April 1, 2002, unless renewed prior thereto. After giving effect to the Merger, the commercial use of these channels would represent the majority of TruVision's channels in Mississippi and the termination of, or inability to renew, the EdNet Agreement would have a material adverse effect on TruVision's operations in its Mississippi markets. Under the EdNet Agreement, TruVision would, at its sole expense, (i) install, operate and maintain a system sufficient to serve 95% of the population of the licensed geographic area of Mississippi, (ii) provide, install and maintain up to 1,100 standard receive sites, up to 11 studio transmitter links, up to 11 electronic classrooms (each at a cost of up to $20,000) and pay up to $1.5 million for 11 duplex, two-channel links, (iii) acquire and install a minimum of five 10-watt transmitters per transmit site and
(iv) apply for CARS Band microwave authorizations for EdNet use, among other obligations. To date, TruVision has built out three of the required transmit sites, installed a studio-to-transmitter link connecting the EdNet studio with TruVision's transmit facility in the Jackson System and has begun to install receive-site equipment. TruVision and, upon consummation of the Merger, TruVision must complete and have operational such system by July 1, 1998. TruVision has granted EdNet a security interest in all of its Mississippi equipment, transmitters and rights to use certain wireless cable channels (the "EdNet System") in order to secure TruVision's performance under the EdNet Agreement. After consummation of the Merger, the Company will grant EdNet a security interest in the EdNet System and in the event of a default by TruVision under the EdNet Agreement, EdNet will have the right to operate the EdNet System and derive all income from its operation. If EdNet assumes the operation of the EdNet System, TruVision will be required to assign its interest in the EdNet Agreement and the EdNet System or to forfeit its interests in such assets. Although TruVision does not believe that the termination of or failure to renew a single channel lease, other than that with EdNet, would materially adversely affect TruVision, several of such terminations or failures to renew in one or more Markets that TruVision actively serves could have a material adverse effect on TruVision. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by TruVision's lessors could have a material adverse effect on TruVision.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

          Neither the Company nor its shareholders will recognize gain or loss for federal income tax purposes as a result of the Merger.

ACCOUNTING TREATMENT

          The Merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by the Company in connection with the Merger will be allocated to the Company's assets and liabilities based on their fair market values, with any excess being treated as goodwill.


                                 REGULATORY MATTERS

          Certain federal and state regulatory requirements must be complied with before the Merger is consummated. The Company is not aware of any other material governmental consents or approvals that are required prior to the parties consummation of the Merger other than those described below. It is presently contemplated that if such governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that any such additional consents or approvals will be obtained.

COMMUNICATIONS ACT

          The FCC regulates the channels used to provide wireless cable service. Under the Communications Act of 1934, as amended (the "Communications Act"), certain FCC consents are required to consummate the Merger because TruVision, or its subsidiaries, hold FCC-issued licenses. Under the Communications Act, a transaction, such as the Merger, which would result in the transfer of control of a FCC licensee may not be consummated until the FCC has granted its consent to the transfer of control. The issuance of those consents by the FCC is a condition precedent to the Company's requirement to consummate the Merger Agreement. Certain FCC rules would be violated by the Merger or could result in the forfeiture of rights to apply for certain channel licenses. To avoid those violations and losses, the Company's duty to consummate the Merger Agreement also is conditioned upon the issuance by the FCC of rule waivers which (i) will allow the Company to control both a cable television system and a wireless cable system in Huntsville, Alabama; and (ii) will allow the Company to assume control of TruVision's rights it acquired in an FCC-conducted auction to apply for vacant MDS channels in various areas of the southeastern United States.

          The Company has joined with or will join with TruVision in seeking such FCC consents and waivers through the filing of applications and written waiver requests with the FCC.

HSR ACT

          The Merger is expected to be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 Act ("HSR Act") and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and until certain waiting periods have been terminated or have expired.

          The expiration of the HSR Act waiting period does not preclude the Antitrust Division, the FTC or any state from challenging the Merger on antitrust grounds either before or after the waiting period. Accordingly, at any time before or after the Effective Time, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons, including private parties, could take action under the antitrust laws. Based on information available to the Company, the Company believes that the Merger can be effected in compliance with federal and state antitrust laws. There can be no assurance, however, that a challenge to the Merger will not be made or that, if such a challenge is made, the Company will prevail.

STATE REGULATORY MATTERS

          The consummation of the purchase of the Huntsville, Alabama, cable system, because it involves the purchase of a franchised cable television system, requires the consent of the franchisor, the Madison County Commission, to the transfer of control of the system to the Company. There are no other material state regulatory requirements to the consummation of the Merger.


                                 BUSINESS OF TRUVISION

          TruVision acquires, develops, owns and operates wireless cable television systems within the southeastern United States. TruVision's existing markets and pending acquisition markets principally are distributed in a large, contiguous cluster including the state of Mississippi, western Tennessee and western

Alabama and nearby markets in Alabama, Arkansas and Tennessee. Upon completion of its pending acquisitions, it is estimated that TruVision's markets will cover approximately 2.6 million total households, of which approximately
2.0 million will have a direct, unobstructed transmission path from one of the TruVision's existing or planned transmitting antennas to an antenna that may be placed at the location of each household (a "line-of-sight" or "LOS" household).

          TruVision operates in and targets primarily rural and small to mid-size markets with topographical features and customer demographics which it believes are well-suited for wireless cable. TruVision currently (i) operates wireless cable systems in four markets located in Jackson, Mississippi, the Delta and the Gulf Coast regions of Mississippi, and Demopolis, Alabama (collectively, the "Operating Markets"), (ii) holds wireless cable channel rights for the other areas of Mississippi, for Tuscaloosa, Alabama and for Memphis and Flippin, Tennessee (the "Pre-Launch Markets"), (iii) has acquisition transactions pending in a number of additional markets including Jackson, Chattanooga and Lawrenceburg, Tennessee; Huntsville and Gadsden, Alabama, Jacksonville, North Carolina and Hot Springs, Arkansas (the "Acquisition Markets" and, together with the Operating Markets and Pre-Launch Markets, the "Markets").

          The principal office of TruVision is located at 1080 River Oaks Drive, Suite A150, Jackson, Mississippi, and its telephone number is (601)
936-1515.

OPERATING MARKETS

          Jackson System. TruVision launched service in the Jackson, Mississippi System in June 1994. The Jackson System serves the metropolitan area of Jackson, Mississippi, including all or parts of Rankin, Hinds, Madison, Copiah, Simpson, Scott, Yazoo, Warren and Claiborne counties in Mississippi. The Jackson System had approximately 10,333 subscribers on April 30, 1996, primarily in single-family homes.

          TruVision leases 29 of the 32 wireless cable channels available for the Jackson market. The Jackson System currently offers a 26 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase HBO and Showtime for $8.95 each per month and The Disney Channel for $4.95 per month. In the Jackson System, TruVision also offers its subscribers event pay-per-view service on one channel shared with WMVT, a local independent television station. The Jackson System began to generate positive System EBITDA (as defined below) in March 1995, approximately 10 months after commencement of service. The Jackson System transmits at 50 watts of power from a height of 1,040 feet above ground level and its signal pattern covers a radius of approximately 40 miles, encompassing approximately 211,500 households, of which TruVision believes approximately 179,000 can be served by LOS transmissions.
The principal hardwire cable competitor in the city of Jackson is Capitol Cablevision, a Time Warner Cable affiliate.

          Delta System. TruVision launched service in the Delta, Mississippi System in July 1995. The Delta System serves that portion of the Delta region which includes all or parts of Humphreys, Holmes, Sunflower, Washington and Yazoo counties in Mississippi. The Delta System had approximately 3,958 subscribers on April 30, 1996, primarily in single-family homes.

          TruVision leases 20 of the 32 wireless cable channels available for use in the Delta market, owns three of the channels and operates an additional eight channels pursuant to a special temporary FCC authorization. The Delta System currently offers a 27 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase HBO and Showtime for $8.95 each per month and The Disney Channel for $4.95 per month. In the Delta System, TruVision also offers its subscribers an event pay-per-view channel and intends to offer its subscribers a full-time pay-per-view channel beginning in the fourth quarter of 1996. The Delta System began to generate positive System EBITDA in February 1996, seven months after commencement of service. The Delta System and the Jackson System are the only two TruVision operating systems that currently generate positive System EBITDA. The Delta System transmits at 50 watts of power from a height of 805 feet above ground level and its signal pattern covers a radius of approximately 40 miles, encompassing approximately 100,800 households, of which TruVision believes approximately 92,800 can be served by LOS transmissions. The hardwire cable competitors in the Delta region are generally smaller operators, unaffiliated with large multiple system cable operators ("MSOs").

          Gulf Coast System. TruVision launched service in the Gulf Coast, Mississippi System in January 1996. The Gulf Coast System serves the entire Gulf Coast of Mississippi, including all or parts of Harrison, Hancock, Jackson, Stone and Pearl River counties. The Gulf Coast System had approximately 991 subscribers on April 30, 1996, primarily in single-family homes.

          TruVision leases 24 of the 32 wireless cable channels available for the Gulf Coast market. The Gulf Coast System currently offers a 22 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month (currently discounted to $18.00 per month as part of an introductory offer). In addition, a subscriber may purchase two premium service channels, HBO and The Disney Channel, for $8.95 and $4.95 per month, respectively. The Gulf Coast System transmits at 50 watts of power from a height of 1,285 feet above ground level. The Gulf Coast System's cardioid or heart-shaped signal pattern, designed to maximize coverage of the population densities along the coast, encompasses approximately 132,300 households, of which TruVision believes approximately 121,700 can be served by LOS transmissions. The principal hardwire cable competitor in the Gulf Coast region is Post-Newsweek Cable, Inc.

          Demopolis System. TruVision commenced commercial operations of the wireless cable system in the Demopolis, Alabama area in April 1996. The Demopolis System serves Marengo, Sunter and Hote counties and portions of Pessy, Choctow, Green, Dallas and Wilcox counties. As a result of signal tests conducted earlier in 1996, the Demopolis System had approximately 153 subscribers on April 30, 1996, primarily in single-family homes.

          TruVision leases 28 of the wireless cable channels available for the Demopolis market. The Demopolis System offers a 25 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase HBO and Showtime for $8.95 each per month and The Disney Channel for $4.95 per month. The Demopolis System transmits at 25 watts of power from a height of 943 feet above ground level. The Demopolis System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 17,500 households, of which TruVision believes approximately 15,600 can be served by LOS transmissions. The Demopolis region is currently served by several relatively small hardwire cable franchise operators each serving less than 2,000 subscribers.

ACQUISITION MARKETS

          TruVision has entered into several definitive agreements with holders of wireless cable channel rights to expand TruVision's markets in the southeastern United States from Mississippi to western Tennessee and portions of Alabama and Arkansas. The agreements relating to the Acquisition Markets include (i) a purchase and sale agreement with Madison Communications, Inc. and Beasley Communications, Inc. to acquire a wireless cable system and a hard-wire cable system currently operating in the Huntsville, Alabama market (the "Madison Purchase") for approximately $3.0 million cash plus a $3.0 million five-year promissory note (which will be due and payable upon consummation of the Merger);
(ii) a purchase and sale agreement with SkyView Wireless Cable, Inc. to acquire rights to 22 wireless cable channels and a substantially completed transmission facility in the Jackson, Tennessee market for approximately $2.7 million cash and to acquire rights to 20 wireless cable channels in the Hot Springs, Arkansas market for approximately $1.5 million cash (the "SkyView Purchase"); (iii) a purchase and sale agreement with Gadsden Wireless Cable Corporation, Inc. to acquire rights to 20 wireless cable channels in the Gadsden, Alabama market for approximately $950,000 cash (the "Gadsden Purchase"); (iv) a purchase and sale agreement with Arden Cable, Ltd. ("Arden") to acquire rights to 16 wireless cable channels in the Jacksonville, North Carolina market for approximately $820,000 cash (the "Jacksonville Purchase");
(v) a purchase and sale agreement with Arden to acquire rights to 12 wireless cable channels in the Chattanooga, Tennessee market for $517,000 cash (the "Chattanooga Purchase") and (vi) a letter of intent with Shoal Wireless, Inc. to acquire a wireless cable system in the Lawrenceburg, Tennessee market for approximately $1.2 million cash (the "Shoal Purchase"). See "The Merger--Certain Considerations Related to the Merger."

          TruVision recently consummated the acquisition of (i) rights to wireless cable channels and certain equipment in the Memphis, Tennessee market for aggregate consideration of $3.9 million in cash (the "AWS Purchase"), which acquisition closed on May 6, 1996, (ii) the acquisition of rights to wireless cable channels and certain other related assets in the Flippin, Tennessee market, for aggregate consideration of $1.5 million in cash (the "Flippin Purchase"), which acquisition closed on May 6, 1996 and (iii) all the outstanding shares of BarTel, Inc., ("BarTel") which held rights to wireless cable channels in the Demopolis, Alabama and Tuscaloosa, Alabama markets for aggregate consideration of $1.7 million in cash and a $652,000 five-year 8% per annum promissory note (the "BarTel Purchase"), which acquisition closed on February 20, 1996.

PROPERTIES

          TruVision currently leases approximately 10,400 square feet for its centralized administrative offices and regional offices in Jackson, Mississippi, which lease expires on April 30, 1998. In addition, TruVision leases approximately 10,000 square feet for its Delta System offices in Indianola, Mississippi, and 7,300 square feet of office space for its Gulf Coast System offices in Biloxi, Mississippi, which leases expire on March 30, 2000, and November 30, 2000, respectively. TruVision currently leases approximately 4,400 square feet for its executive offices in Jackson, Mississippi, which lease expires on January 31, 2001. TruVision expects to purchase or lease additional office space in other cities when it expands or launches other wireless cable systems. In addition to office space, TruVision leases space for its transmitters, related buildings, or transmission towers located in the markets where it operates its wireless cable systems. TruVision believes that office space and space on buildings or transmission towers currently is readily available on acceptable terms in the markets where TruVision intends to operate wireless cable systems.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATION OF TRUVISION

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1996

          TruVision believes the quarters ended March 31, 1996 and March 31, 1995 are not comparable. While the period to period changes may be of significant magnitude in certain cases, TruVision believes that the limited operating history, startup nature and rapid growth in the number of systems and the number of subscribers in each operating system of TruVision negate any value which otherwise may be derived from providing comparisons between such periods.

          Revenues. Revenues were $1.3 million for the quarter ended March 31, 1996 which consisted of $1.1 million of television subscription revenue and $0.2 million of installation and other revenue.

          The average monthly television subscription revenue per Jackson and Delta System subscriber for the quarter ended March 31, 1996 were $30.14 and $29.38, respectively. Television subscription revenues consists of monthly fees paid by subscribers for the Jackson and Delta System's basic programming package, for premium programming services, rental income charges for multiple set-top converter boxes and for pay-per-view special events programming. The Jackson System had approximately 10, 100 subscribers at March 31, 1996, while the Delta System had approximately 3,600 subscribers.

          The Gulf Coast System was launched in January 1996 with 24 channels (including five off-air VHF/UHF channels which are being retransmitted). The average monthly television subscription revenue per Gulf Coast subscriber for the quarter ended March 31, 1996 was $21.25. Average revenue was negatively impacted during the period due to introductory discounts offered during the initial start-up months. The Gulf Coast System had approximately 500 subscribers at the quarter ended March 31, 1996.

          Installation fees for the quarter ended March 31, 1996 averaged $46.11 and $42.74 per new subscriber in the Jackson and Delta Systems, respectively. Installation revenue in the Gulf Coast System averaged $33.48 for the period, primarily due to introductory discounts offered during the start-up period. Installation fees are recognized upon origination of service to new subscribers. TruVision experienced average monthly churn of 2.0% in the first three months of 1996 compared to 2.6% for the year 1995. TruVision's churn improved in the last six months of 1995 due to the institution in late 1994 of credit checks on (and, if necessary, deposits from) potential subscribers and a more stringent disconnect policy for subscribers with delinquent accounts.

          System Operating Expenses. System operating expenses totaled $0.9 million for the quarter ended March 31, 1996. System operating expenses included programming, customer service and engineering support costs related to the increasing number of subscribers. Programming costs (with the exception of certain minimum payments) and channel lease payments (with the exception of certain fixed payments) are variable expenses which increase as the number of subscribers and launched systems increase.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses for the quarter ended March 31, 1996 totaled $0.9 million. Selling, general and administrative expenses included cost related to operating and maintaining additional offices, associated administrative costs, and marketing and sales expenses related to the increasing number of subscribers in the Jackson and Delta Systems, commencement of operations in the Gulf Coast System and start-up expenses associated with preparing the Demopolis System for launch in April 1996.

          Depreciation and Amortization. Depreciation and amortization expenses totaled $0.6 million for the quarter ended March 31, 1996. Depreciation and amortization expense included depreciation of transmission equipment and subscriber equipment added in the Jackson, Delta and Gulf Coast markets, and amortization expense on organizational and system development expenses related to the Operating Markets.

          Interest Expense. Interest expense of $0.2 million was principally related to interest expense on short-term borrowing.

          Net Loss. TruVision had a net loss of $1.3 million for the quarter ended March 31, 1996, primarily due to the startup nature of TruVision's operations.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1995

          The Company's first system, the Jackson System, was launched in June 1994. Revenues for the quarter ended March 31, 1995 were $0.5 million, which consisted of $0.4 million of television subscription revenue and $0.1 million of installation and other revenue. The Jackson System had approximately 4,900 subscribers on March 31, 1995.

          The average monthly television subscription revenue per subscriber for the quarter ended March 31, 1995 was $28.53. Television subscription revenues consist of monthly fees paid by subscribers for basic programming package, for premium programming services, rental income charges for multiple set-top converter boxes and for pay-per-view special events programming. Installation fees for the quarter ended March 31, 1995 averaged $57.50 per new subscriber.

          System Operating Expenses. System operating expenses totaled $0.4 million for the quarter ended March 31, 1995. System operating expenses included programming, customer service and engineering support costs related to the increasing number of subscribers.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses for the quarter ended March 31, 1995 totaled $0.2 million. The primary expenses associated with selling, general and administrative expenses for this period include sales and marketing expenses (including advertising expenses and commissions), personnel costs and related corporate overhead costs and start-up expenses associated with preparing the Delta System for launch in July 1995.

          Depreciation and Amortization. Depreciation and amortization expenses totaled $0.2 million for the quarter ended March 31, 1995. Depreciation and amortization expense included depreciation of transmission equipment and subscriber equipment in the Jackson System and amortization expense on organizational and system development expenses.

          Net Loss. The Company had a net loss of $0.3 million for the quarter ended March 31, 1995, primarily due to the startup nature of the Company's operations.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995

          TruVision believes the years ended December 31, 1995 and December 31, 1994 are not comparable as TruVision did not commence commercial operations until June 1994. While the period to period changes may be of significant magnitude in certain cases, TruVision believes that the limited operating history, startup nature and rapid growth of TruVision negate any value which otherwise may be derived from providing comparisons between such periods.

          Revenues. Revenues were $3.1 million for the year ended December 31, 1995 which consisted of $2.6 million of television subscription revenue and $0.5 million of installation and other revenue.

          The average monthly television subscription revenue per Jackson System subscriber for the year ended December 31, 1995 was $30.12. Television subscription revenues consist of monthly fees paid by subscribers for the Jackson System's basic programming package, for premium programming services, rental income charges for multiple set-top converter boxes and for pay-per-view special events programming. The Jackson System had approximately 9,200 subscribers at December 31,1995.

          The Delta System was launched in July 1995 with 28 channels (including five off-air VHF/UHF channels which are being retransmitted). Two additional channels currently held by TruVision in this market will be utilized in the second quarter of 1996 for dedicated pay-per-view programming and additional basic channel offering. The average monthly television subscription revenue per Delta System subscriber for the year ended December 31, 1995 was $29.86. The Delta System had approximately 2,500 subscribers at December 31, 1995.

          Installation fees for the year ended December 31, 1995 averaged $48 and $40 per new subscriber in the Jackson and Delta Systems, respectively. Installation fees declined as a percentage of revenues in the year ended December 31, 1995 due primarily to a larger installed subscriber base. Installation fees are recognized upon origination of service to new subscribers. TruVision experienced an average monthly churn in 1995 and the last six months of 1995 of approximately 2.6% and 2.0%, respectively. TruVision experienced higher churn in the first six months of 1995 due to the institution in late 1994 of a more stringent disconnect policy for subscribers with delinquent accounts. TruVision's churn improved in the last six months of 1995 due to the institution in late 1994 of credit checks on (and, if necessary, deposits from) potential subscribers.

          System Operating Expenses. System operating expenses totaled $2.1 million for the year ended December 31, 1995. System operating expenses included programming, customer service and engineering support costs related to the increasing number of subscribers. Programming costs (with the exception of certain minimum payments) and channel lease payments (with the exception of certain fixed payments) are variable expenses which increase as the number of subscribers and launched systems increase.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1995 totaled $2.1 million. Selling, general and administrative expenses included costs related to operating and maintaining additional offices, associated administrative costs, and marketing and sales expenses related to the increasing number of subscribers in the Jackson System and commencement of operations in the Delta System. The primary expenses associated with selling, general and administrative expenses for this period include sales and marketing expenses (including advertising expenses and commissions), personnel costs and related corporate overhead costs. TruVision believes such selling, general and administrative costs will not stabilize until at the earliest the first quarter of 1998, when all Markets are expected to be launched. At that time, administration expenses should remain constant with selling and general expenses stabilizing when desired penetration rates are achieved. In order for such stabilization to occur within this time period, however, the current system launch schedule must be met and desired penetration rates must be achieved. There can be no assurance that TruVision will meet the current launch schedule or that desired penetration rates will be achieved or consequently that such selling, general and administrative expenses will stabilize within this time period.

          Depreciation and Amortization. Depreciation and amortization expenses totaled $1.3 million for the year ended December 31, 1995. Depreciation and amortization expense included depreciation of transmission equipment and subscriber equipment added in both the Jackson and Delta markets, and amortization expense on organizational and system development expenses related to the Operating Markets other than the Demopolis System. TruVision anticipates that depreciation and amortization expense will increase as additional systems are launched and more subscribers are added.

          Interest Expense. Interest expense of $0.1 million was principally related to interest expense on short-term borrowings.

          Net Loss. TruVision had a net loss of $2.5 million for the year ended December 31, 1995, primarily due to the startup nature of TruVision's operations. As a startup entity, TruVision's subscriber base had not reached levels sufficient to generate revenues to fully offset system operating and administrative expenses incurred in connection with the development of TruVision's present systems and systems under development, as well as depreciation and amortization and interest expense.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1994

          Revenues. The operating results for the year ended December 31, 1994 include the operating results of TruVision's predecessor, MWTV, from January 1, 1994 through August 24, 1994 and the operating results of TruVision from August 25, 1994 through December 31, 1994. TruVision's first system, the Jackson System, was launched in June 1994. For the year ended December 31, 1994, revenues from the Jackson System were $0.5 million which consisted principally of television subscription revenues of $0.3 million and $0.2 million of installation and other revenues. The Jackson System had approximately 3,300 subscribers at December 31, 1994.

          Television subscription revenues consist of monthly fees paid by subscribers for the Jackson System's basic programming package, for premium programming services, rental income charges for multiple set-top convertor boxes and for pay-per-view special events programming. The average monthly television subscription revenue per Jackson System subscriber for the year ended December 31, 1994 was $28.50.

          Installations and service revenues represent installation fees charged by TruVision to new subscribers and service income. Installation fees are recognized upon origination of service to a customer and averaged $64 per installation for the year ended December 31, 1994.

          System Operating Expenses. System operating expenses for the year ended December 31, 1994 totaled $0.7 million. System operating expenses consist of programming, customer service and engineering support costs.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1994 totaled $1.2 million. Selling, general and administrative expenses of TruVision since its inception are due to expenses associated with the Jackson System, including costs related to the initial operation of the Jackson System. Certain of such costs were also attributable to the additional expense of establishing central administration facilities and certain other expenses applicable to initial operations in markets not then launched by TruVision.

          Depreciation and Amortization. Depreciation and amortization expenses for the year ended December 31, 1994 totaled $0.3 million. Depreciation and amortization expenses include depreciation of transmission and subscriber equipment and amortization of organizational and system development costs.

          Net Loss. TruVision had a net loss of $1.6 million for the year ended December 31, 1994 primarily due to the factors described above.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1993

          TruVision's predecessor, MWTV, was formed on November 2, 1993. Due to the startup nature of the business, operations during the year ended December 31, 1993 were limited to the establishment of administrative offices and certain system development activities.

LIQUIDITY AND CAPITAL RESOURCES

          The wireless cable television business is a capital intensive business. Since inception, TruVision has expended funds to construct the Jackson, Delta and Gulf Coast Systems and to finance initial operating losses. TruVision's operations will require substantial amounts of capital for the installation of equipment at subscribers' locations, the construction of additional transmission and headend facilities, signal repeaters and related equipment purchases, the development and establishment of administrative and field offices, the funding of start-up losses, and other working capital requirements. For these reasons, TruVision will require funds in excess of the funds currently available to it.

          TruVision believes that the launch of a new analog wireless cable system by TruVision in a typical market requires the expenditures of approximately $1.3 million of start-up costs, consisting of approximately $0.9 million for system headed and transmission equipment and approximately $0.4 million for preoperation and start-up costs. Expenditures for the headed and transmission facility construction and installation must be made before programming can be delivered to subscribers. Installation costs per subscriber for an analog system are approximately $375 to $475 for equipment and labor. This amount consists of, on average, $240 to $340 of subscriber receive-site equipment (depending upon whether a subscriber receives a set-top converter or a less costly all-house down converter) and $135 of installation labor and overhead charges. TruVision charges subscribers installation fees.

          For the year ended December 31, 1994, cash flows used by operating activities were $(0.6) million, consisting primarily of a net loss of $(1.6) million and offset by an increase in accounts payable of $0.8 million and depreciation and amortization of $0.2 million. For the year ended December 31, 1994, cash flows used by investing activities were $(5.2) million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $5.2 million. These capital expenditures principally related to the development of the Jackson System, the partial construction of the Delta System, the acquisition and installation of subscriber receive-site equipment in the Jackson System and certain license and organization costs. For the year ended December 31, 1994, cash flows from financing activities were $7.8 million, consisting primarily of the proceeds from the issuance of $8.0 million investment in Series A Convertible Preferred Stock of TruVision to CVCA and proceeds from partners' contributions to the Partnership of $0.6 million, less preferred stock issuance costs of approximately $(0.8) million.

          For the year ended December 31, 1995, cash flows used by operating activities were $(1.7) million, consisting primarily of a net loss of $(2.5) million and an increase in accounts receivable of $(0.4) million and offset by an increase in depreciation and amortization of $1.3 million. For the year ended December 31, 1995, cash flows used by investing activities were $(8.4) million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $6.7 million, an increase in deferred costs of $1.3 million and a deposit for the Basic Trading Area Auction (the "BTA Auction") of $0.5 million. The capital expenditures principally related to the completion of construction and launch of the Delta System, partial construction of the Gulf Coast System, installation of subscriber receive-site equipment associated with the expansion of the Operating Markets and organization and system development costs. For the year ended December 31, 1995, cash flows from financing activities were $7.5 million, consisting primarily of the proceeds from the issuance of $3.0 million investment in Series B Convertible Preferred Stock of TruVision to CVCA and VanCom and proceeds from borrowings under the Revolving Credit Facility and other short-term borrowings of $4.4 million.

          For the quarter ended March 31, 1996, cash provided by operating activities were $1.9 million, consisting primarily of a net loss of $(1.3) million offset by an increase in accounts payable of $2.6 million. and an
increase in depreciation and amortization expense of $0.6 million.   For the
quarter ended March 31, 1996, cash used by investing activities were $(7.1) million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $4.6 million, and an increase in deferred costs of $2.4 million. Capital expenditures principally related to the completion of construction and launch of the Gulf Coast System, installation of subscriber receive-site equipment associated with the expansion of the Operating Markets and organization and system development costs. License and organizational cost consisted principally of the acquisition in February 1996 of BarTel, Inc., a company with wireless cable channel rights in Demopolis and Tuscaloosa, Alabama for $2.3 million. The increase in deferred costs were primarily expenses related to a proposed public debt and equity offering and deposits for certain acquisitions.

For the quarter ended March 31, 1996, cash flows from financing activities were $5.6 million, consisting primarily of $6.0 million in proceeds from an Interim Facility of up to $12 million provided to the Company by CVCA in the form of a 10% note payable and other short-term borrowing of $0.7 million, less repayments of $1.1 million on borrowings under the Revolving Credit Facility.

          TruVision has experienced negative cash flow from operations in each applicable period since formation. Although the Jackson System and the Delta System each currently generate positive System EBITDA, TruVision expects to continue to experience negative consolidated cash flow from operations due to operating costs associated with newly launched systems with insufficient subscribers to generate positive System EBITDA. Until sufficient cash flow is generated from operations, TruVision will be required to utilize its current capital resources or external sources of funding to satisfy its capital needs.

          During the period between March 31, 1996 and the consummation of the Merger, cash requirements will be funded out of borrowings under the Revolving Credit Facility, the Interim Facility, the Lines of Credit and additional short-term borrowings. TruVision expects that under its current plans it will incur capital expenditures of approximately $20.5 million in 1996 for development, launch and expansion activities associated with the Markets. TruVision currently expects to launch an aggregate of approximately eight new systems comprising approximately 565,600 LOS households during 1996. TruVision expects to spend approximately $38.1 million for capital expenditures in 1997, in connection with subscriber additions, system construction, development, launch and expansion activities, including the expected launch of 12 markets comprising approximately 1,054,000 LOS households in 1997. In addition, TruVision expects to spend $2.1 million for signal repeaters in 1996 and 1997.

          TruVision's material commitments for capital expenditures, relate to obligations with respect to acquisition related purchase agreements in the following amounts: (i) $4.2 million related to the SkyView Purchase, (ii) the Chattanooga Purchase ($0.5 million), (iii) the Gadsden Purchase ($1.0 million),
(iv) the Jacksonville Purchase ($0.8 million), (v) the Madison Purchase ($6.0 million) and (vi) if a purchase agreement is executed, the Shoal Purchase ($1.2 million). TruVision expects to utilize funds from the Acquisition Line of Credit to fulfill any of these commitments coming due prior to the consummation of the Merger. In addition, TruVision has other acquisition related purchase agreements not eligible for payment under the Acquisition Line of Credit, including the Chattanooga Purchase and the Jacksonville Purchase. With respect to its obligations under channels leased pursuant to the EdNet Agreement, TruVision is required, in addition to paying certain monthly fees to EdNet on a per subscriber basis, to fund certain infrastructure build-out costs associated with completing the EdNet System and certain other facilities costs, presently estimated by TruVision to be approximately $2.2 million. In addition, TruVision expects to spend $2.1 million for signal repeaters in 1996 and 1997.

          In connection with the BTA Auctions, TruVision estimates that it will incur approximately $11 million of indebtedness to the United States government. TruVision does not believe it will incur other indebtedness to the United States government.

          The growth of TruVision's business will require substantial investment on a continuing basis to finance capital expenditures and the related expenses for expansion of TruVision's subscriber base and system development. TruVision will require significant additional financing to achieve its targeted subscriber levels in its current business plan.

INCOME TAX MATTERS

          TruVision has had no material state or Federal income tax expenses since inception. At December 31, 1995, TruVision had approximately $4.7 million in net operating losses for tax purposes which, unless utilized, will expire in 2010.

INFLATION

          Inflation has not had and is not likely to have any significant impact on TruVision's operations. In addition, if necessary subscriber rates may be increased to keep pace with inflationary increases in costs.

OTHER

          TruVision does not provide post-retirement or post-employment benefits requiring charges under Statement of Financial Accounting Standards Nos. 106 and 112.

          Statement of Financial Accounting Standards No. 121-"Accounting for the Impairment of Long lived Assets and for Long-Lived Assets to be Disposed Of" is effective for fiscal years beginning after December 15, 1995. TruVision adopted this statement on January 1, 1996. It is not expected that this statement will have a material effect on its financial position or results of operations.

          In October 1995, the FASB issued SFAS No. 123-"Accounting for Stock Based Compensation," which generally requires disclosure of the impact on earnings of stock based employee compensation arrangements. TruVision plans to adopt SFAS No. 123 effective January 1, 1996.


                SELECTED HISTORICAL FINANCIAL DATA OF TRUVISION

          The selected financial data presented below as of August 24, 1994 and for the period January 1, 1994 through August 24, 1994 were derived from the financial statements of TruVision's predecessor, MWTV, and the selected financial data presented below as of December 31, 1994 and December 31, 1994 and December 31, 1995 and for the period August 25, 1994 through December 31, 1994 and the year ended December 31, 1995 were derived from the financial statements of TruVision, which in each case were audited by Arthur Andersen LLP, independent public accountants, and which are included elsewhere in this Proxy Statement. The selected financial data presented below as of March 31, 1996 and for the three months then ended were derived from the unaudited consolidated financial statements of TruVision, which are included elsewhere in this Proxy Statement and which, in the opinion of management of TruVision, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such unaudited interim periods. The statement of operations data for interim periods are not necessarily indicative of results for subsequent periods or for the full year. This selected financial data should be read in conjunction with the financial statements (including the notes thereto) of TruVision contained elsewhere in this Proxy Statement. See "Annex D."


                                           MWTV                                           TRUVISION
                                ------------------------  -------------------------------------------------------------------------
                                                           AUGUST 25, 1994                                THREE MONTHS ENDED
                                 JANUARY 1, 1994 THROUGH       THROUGH                YEAR ENDED    -------------------------------

                                     AUGUST 24, 1994       DECEMBER 31, 1994     DECEMBER 31, 1995  MARCH 31, 1995   MARCH 31, 1996

                                ------------------------  -------------------    -----------------  --------------   --------------
                                                                                                              (unaudited)
RESULTS OF OPERATION:
Total revenues                               $    73,370          $  430,534         $ 3,081,814        $ 501,869     $  1,286,026
System operating expenses                        278,000             425,603           2,103,053          380,551          885,712
Selling, general and                             668,009             534,431           2,086,200          233,275          911,024
 administrative
Depreciation and amortization                     82,196             167,990           1,266,301          193,796          584,544
Total operating expenses                       1,028,205           1,128,024           5,455,554          807,622        2,381,280
Operating loss                                  (954,835)           (697,490)         (2,373,940)        (305,753)      (1,095,254)
Interest income (expense), net                     6,632              55,728            (128,442)              --         (163,997)
Net (loss)                                      (948,203)           (641,762)         (2,502,382)        (305,753)      (1,259,251)
Net (loss) per share             N/A                                   (0.36)              (1.33)           (0.19)           (0.62)
BALANCE SHEET DATA
Working capital (deficit)                    $(2,696,905)         $1,948,892         $(4,770,468)                     $(12,504,381)
Total assets                                   4,252,114           7,983,059          12,877,217                        19,751,653
Current portion of long-term                   3,308,000                  --           4,531,464                        10,084,894
 debt
Long-term debt                                        --                  --                  --                                --
Convertible preferred stock      N/A                                   8,000              11,000                            11,000
Total stockholders' equity                       495,040           7,091,917           7,589,535                         6,330,284

                          MARKET PRICES AND DIVIDENDS

     The Common Stock is quoted through the Nasdaq National Market under the symbol "WIRL." On July 2, 1996, the last trading day before the mailing of this Proxy Statement, the high and low sales prices of the Common Stock were $____________ and $____________ , respectively. On April 24, 1996, the last trading day prior to the public announcement of the entering into of the Merger Agreement, the high and low sales prices of the Common Stock were $13.75 and $13.00, respectively. There is no established public trading market for TruVision Common Stock. As of May 30, 1996 there were six holders of record of TruVision Common Stock. TruVision has never declared or paid any cash dividends on its TruVision Common Stock. The Company did not pay dividends on its Common Stock during the most two recent fiscal years and the first quarter of fiscal 1996.

                                 THE MERGER AGREEMENT

     The following is a brief summary of certain aspects of the Merger Agreement. This Summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex B and is incorporated herein by reference.

EFFECTIVE TIME

     The Merger will become effective, and the Effective Time will occur, on the date of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware as required by Delaware General Corporation Law. Such filing will be made on or as promptly as practicable following the closing date (the "Closing Date") under the Merger Agreement, which will take place not later than the fifth business day after the satisfaction or waiver of the conditions contained in the Merger Agreement, unless another date is agreed to in writing by the parties thereto. See "--Conditions to the Merger."

MERGER CONSIDERATION

     Pursuant to the Merger Agreement, the Company will issue to the TruVision shareholders up to 3,373,333 shares of Common Stock. The aggregate number of shares of Common Stock to be issued to the TruVision shareholders will reduced and such shares will be placed in escrow if TruVision has not consummated certain acquisitions by the Effective Time. The TruVision shareholders will receive the shares placed in escrow upon the closing of certain acquisitions and the satisfaction of certain conditions relating to the ownership of certain assets by TruVision. Based on closing market price of the Company's Common Stock as of June 28, 1996, the value of the shares to be issued to the TruVision shareholders is $60,719,994. Upon consummation of the Merger, as a result of the issuance of shares of Common Stock, Mr. Burkhalter and MWTV will become the beneficial owners of more than 5% of the Company's Common Stock.

     In the paragraph below is a more detailed discussion of the consideration to be issued in connection with the Merger. The number of shares of Common Stock set forth below in (A) represents 5% of the aggregate number of shares of Common Stock to be issued to the TruVision shareholders. The number of shares set forth below in (B)-(E) are based on an LOS valuation of $43 per LOS household (implied by the consideration paid in the Merger). To calculate the number of shares in (B)-(E), the Company (i) multiplied the number of LOS households by $43, (ii) subtracted from that product the amount paid by TruVision to acquire the market and (iii) dividing the number from (ii) by $15. The number of shares in (F) represent the aggregate number of shares payable to TruVision shareholders should all the conditions be met prior to the Effective
Time, the general escrow amount of 5% of the aggregate number of shares to be issued to the TruVision shareholders, and sum of the acquisition contigent amounts, respectively. On the Closing Date, the outstanding shares of TruVision Common Stock, in the aggregate, shall be converted into the right to receive the number of shares of Common Stock equal to the "Merger Shares," which shall consist of the aggregate of (i) the Non-Contingent Amount, (ii) upon the expiration of the Escrow arrangements, the General Contingent Amount, (iii) if the Gadsden Purchase has not been consummated prior to the Effective Time, then the Gadsden Contingent Amount, if and when the Gadsden Purchase is consummated and the Market Delivery Requirement is satisfied with respect to the Gadsden, Alabama market, (iv) if the Madison Purchase has not been consummated prior to the Effective Time, the Huntsville Contingent Amount, if and when the Madison Purchase is consummated and the Market Delivery Requirement is satisfied with respect to the Huntsville, Alabama market, (v) if the SkyView Purchase has not been consummated prior to the Effective Time, then the Jackson Contingent Amount, if and when the SkyView Purchase is consummated and the Market Delivery Requirement is satisfied with respect to the Jackson, Tennessee market, (vi) if the AWS Purchase has not been consummated prior to the Effective Time, then the Memphis Contingent Amount, if and when the AWS Purchase is consummated and the Market Delivery Requirement is satisfied with respect to the Memphis, Tennessee Market, and (vii) as and when additional shares of Common Stock become issuable pursuant to indemnification obligations described under "--Indemnification", the WOI Contingent Amount. As used herein:

     (A) the "General Contingent Amount" shall mean 168,667 shares of Common Stock, subject to reduction as provided herein and in accordance with the terms of the General Escrow Agreement;

     (B) if the Gadsden Purchase is consummated prior to the Effective Time, then the "Gadsden Contingent Amount" shall mean zero (0) shares of Common Stock, and if the Gadsden Purchase is not consummated prior to the Effective Time, then the "Gadsden Contingent Amount" shall mean 258,793 shares of Common Stock;

     (C) if the Madison Purchase is consummated prior to the Effective Time, then the "Huntsville Contingent Amount" shall mean zero (0) shares of Common Stock, and if the Madison Purchase is not consummated prior to the Effective Time, then the "Huntsville Contingent Amount" shall mean 121,447 shares of Common Stock;

     (D) if the SkyView Purchase is consummated prior to the Effective Time, then the "Jackson Contingent Amount" shall mean zero (0) shares of Common Stock, and if the SkyView Purchase is not consummated prior to the Effective Time, then the "Jackson Contingent Amount" shall mean 36,633 shares of Common Stock;

     (E) the "Memphis Contingent Amount" shall mean zero (0) shares of Common Stock;

     (F) the "Non-Contingent Amount" shall means (1) 3,373,333 shares of Common Stock subject to adjustment for TruVision subscribers, TruVision net debt and certain other payments and expenses, minus (2) 168,667 shares, minus (3) the aggregate of the Acquisition Contingent Amounts;

     (G) the "Acquisition Contingent Amounts" means the Gadsden Contingent Amount, the Huntsville Contingent Amount, the Jackson Contingent Amount and the Memphis Contingent Amount; and

          (H) the "Market Delivery Requirement" shall be deemed to have been satisfied with respect to any Market at the time in question if, at such time, at least 12 channels licensed by the FCC to, or leased to, TruVision or any of its Subsidiaries in such Market are both granted channels and good channels.

Notwithstanding the foregoing, if at the Effective Time the Market Delivery Requirement has not been satisfied with respect to any Owned Market (a "Non-Delivery Market"), then there shall be withheld from the Non-Contingent Amount a number of shares of Common Stock which is equal to the number of shares specified in the following sentence for such Owned Market (the "Market Delivery Contingent Shares" for such Owned Market). The Market Delivery Contingent Shares for any Non-Delivery Market shall be restored to the Non-Contingent Amount if and when, after the Effective Time, the Market Delivery Requirement is satisfied with respect to such Non-Delivery Market. Owned Market -Shares of Common Stock: Jackson, Mississippi-513,133; Delta, Mississippi-266,027; Gulf Coast, Mississippi-348,873; Tupelo, Mississippi-259,720; Hattiesburg, Mississippi-254,560; Natchez, Mississippi-172,000; Meridan, Mississippi-128,427; Starkville, Mississippi-186,907; Oxford, Mississippi-153,653; Memphis, Tennessee-1,092,773; Huntsville, Alabama-521,447; Jackson, Tennessee-276,633; Flippin, Tennessee-118,393; Demopolis, Alabama-44,720; Hot Springs, Arkansas-191,780; and Gadsden, Alabama-382,127.

CERTAIN REPRESENTATIONS AND WARRANTIES

     Pursuant to the Merger Agreement, each of the Company, MergerSub and TruVision have made representations and warranties regarding, among other things, (i) the organization, existence and qualification to do business and similar corporate matters, (ii)the authority to enter into and perform its obligations under the Merger Agreement, (iii) its capital stock, (iv) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with its certificate of incorporation, bylaws, certain agreements and applicable laws, (v) employee benefits matters, (vi) brokers' fees, (vii) the accuracy of information contained in filings with SEC, (viii) FCC matters and
(ix) in the case of TruVision only, certain labor matters and the accredited investor status of its stockholders.

CONDUCT OF TRUVISION PRIOR TO THE MERGER

     The Merger Agreement provides that after the date of the Merger Agreement and prior to the Effective Time, TruVision will conduct its operations only in the ordinary course of business. However, TruVision is permitted to consummate the acquisitions of certain Acquisition Markets pursuant to the acquisition agreements related thereto.

CERTAIN COVENANTS

     The Merger Agreement provides that TruVision will (a) use reasonable efforts to keep its business substantially intact, (b) pay its debts when due,
(c) not take any action which would cause the breach of a representation and warranty, (d) use reasonable efforts to protect its rights in channel leases, FCC licenses and material contracts, (e) not declare or pay any dividends or sell any capital stock, (f) not increase the base compensation of, or enter into any new incentive agreement with any directors, officers or employees or pay bonuses to any such director, officer or employee in the aggregate in excess of $50,000, (g) not transfer any interest in any subsidiary, (h) use reasonable efforts to obtain all consents, governmental authorizations, approvals and filings necessary by virtue of the Merger to ensure that (i) the surviving corporation will as of the Effective Time enjoy all rights and privileges currently enjoyed by TruVision under each of the channel leases to which TruVision is a party, (ii) the FCC has consented to the transfer of control to the Company with respect to each cable antenna relay service license held by TruVision, (iii) the FCC has consented to the transfer or control to the Company of each other FCC license held by TruVision, (iv) the franchising authorities with jurisdiction over the matters have consented to the transfer of control to the Company of all cable franchises of TruVision, and (v) the FCC has waived FCC Rule 21.952(c)(3) so that consummation of the transactions contemplated by the Merger Agreement will not cause TruVision's BTA applications to be dismissed, (i) timely file all applications and other submissions to assure that all channels licensed or authorized to TruVision remain in full force and effect, (j) use reasonable efforts to assure that licensees or permitees under TruVision channel leases timely file all applications and other submissions in such form and with such information as may be required by the FCC and (k) use reasonable efforts to prosecute its FCC Form 175-M application for MDS licenses to the extent that it was the high bidder in the MDS BTA Auction.

     The Merger Agreement provides that each of the Company and TruVision will
(a) take all action necessary in accordance with applicable legal requirements and in accordance with its certificates of incorporation and bylaws to convene a stockholders meeting as promptly as practicable and vote upon the approval of the Merger Agreement, (b) through its board of directors, recommend to its stockholders approval of the Merger Agreement, (c) use reasonable efforts to take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Common Stock in the Merger (d) use reasonable efforts to take and to assist and cooperate with the other parties to the Merger Agreement in doing all things necessary, proper and advisable to consummate and make effective, the Merger and the other transactions contemplated thereby and (e) permit each other and certain of their agents reasonable access to facilities, corporate offices, books and records, financial and other operating data and other information, and directors, officers, employees, counsel and accountants.


NO SOLICITATION

     TruVision will not, and will not authorize any of its subsidiaries or officers, directors, employees, agents and other representatives or those of any subsidiary of TruVision (collectively, "TruVision Representatives") to, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person or engage in any discussion or negotiations relating thereto, or accept any Acquisition Proposal. TruVision shall immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any parties conducted heretofore by TruVision or any TruVision Representatives with respect to any of the foregoing. To the extent permitted by applicable legal requirements, TruVision will promptly notify the Company of any such discussion or negotiations, requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal. As used in the Merger Agreement, "Acquisition Proposal" shall mean any proposal or offer considered by the Board of Directors of TruVision to be bona fide, other than a proposal or offer by the Company or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving TruVision or any subsidiary of TruVision or any proposal to acquire in any manner (a) a substantial equity interest in TruVision or any subsidiary of TruVision, (b) any rights of TruVision or any subsidiary of TruVision to any channels or (c) any wireless cable television system.

CONDITIONS TO THE MERGER

     The Merger is subject to the following conditions: (a) all necessary state securities or blue sky authorizations shall have been received, (b) no government authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree or other legal requirement which is then in effect and has the effect of prohibiting the Merger or any of the transactions contemplated thereby, (c) any applicable waiting period with respect to the Merger under the HSR Act shall have expired or been terminated prior to the Effective Time, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any governmental entity in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby shall have been made or obtained without restrictions.


     The Company's obligations under the Merger Agreement to consummate the Merger are subject to the following additional conditions: (a) the Merger shall have been approved by the requisite vote of the holders of Common Stock in accordance with applicable legal requirements, the Company's certificate of incorporation and bylaws or any rule or regulation of any securities exchange or market upon which the Company's securities are traded, (b) each of the representations and warranties of TruVision under the Merger Agreement shall be true and correct in all respects as if originally made on and as of the Closing Date, except as to such matters which in the aggregate do not reflect a material adverse effect, (c) TruVision shall have delivered certain documents, (d) no change shall have occurred with respect to TruVision or any subsidiary of TruVision, or their respective assets, from the date of the Merger Agreement through the Closing Date which would have a material adverse effect, (e) all obligations of TruVision to be performed under the Merger Agreement through and including the Closing Date shall have been performed in all material respects,
(f) all necessary and appropriate governmental and third party consents and approvals for the consummation of the transactions contemplated by the Merger Agreement shall have been received, (g) options held by TruVision employees shall have been surrendered, exercised, canceled or otherwise terminated and (h) the TruVision preferred stock held by Van Com, Inc. and CVCA shall have been converted into TruVision Common Stock prior to the Effective Time.

     TruVision's obligations under the Merger Agreement to consummate the Merger are subject to the following additional conditions: (a) the Merger shall have been approved by the requisite vote of the holders of TruVision Common Stock in accordance with applicable legal requirements, TruVision's certificate of incorporation and bylaws or any rule or regulation of any securities exchange or market upon which the Company's securities are traded, (b) each of the representations and warranties of the Company under the Merger Agreement shall be true and correct in all respects as if originally made on and as of the Closing Date, except as to such matters which in the aggregate do not reflect a material adverse effect, (c) the Company shall have delivered certain documents,
(d) all obligations of the Company to be performed under the Merger Agreement through and including the closing date shall have been performed in all material respects and (e) no change shall have occurred with respect to TruVision or any subsidiary of TruVision, or their respective assets, from the date of the Merger Agreement through the Closing Date which would have a material adverse effect.

INDEMNIFICATION

     TruVision will indemnify and hold the Company and MergerSub and their respective officers and directors harmless from any and all damages relating to or arising from any material breach or material non-performance of any representation or warranty or covenant of TruVision contained in the Merger Agreement. The Company will indemnify and hold the TruVision Stockholders harmless from any and all damages relating to or arising from any material breach or material non-performance of any representation or warranty or covenant of the Company or MergerSub contained in the Merger Agreement. The statements, certifications, representations and warranties made by either the Company or MergerSub or TruVision in the Merger Agreement, and any schedule or in any exhibit, certificate, or other instrument delivered by either the Company, MergerSub or TruVision pursuant to the Merger Agreement shall survive the Merger Agreement for a period of six months from the Closing Date. The indemnification obligations of TruVision shall be limited to and satisfied solely from the General Contingent Amount in accordance with terms of the general escrow agreement (the "General Escrow Agreement"). The indemnification obligations of the Company shall be limited to and satisfied solely by the issuance by the Company of no more than 168,667 shares of Common Stock.

TERMINATION

     The Merger Agreement may be terminated (a) at any time prior to the Effective Time by the mutual consent of the Company, MergerSub and TruVision, and (b) and the Merger may be abandoned by each of the Company and TruVision, if the conditions to such parties' obligations to consummate the transactions contemplated by the Merger Agreement, shall not have been satisfied in full or waived by December 31, 1996.

          In the event the Merger Agreement is terminated solely as a result of the failure of one or more of conditions relating to certain of TruVision's obligation to close the Merger, then TruVision shall deliver to the Company 204,545 shares of TruVision Common Stock (subject to adjustment for any stock split, recapitalization, or related event) plus the IPO Adjustment Shares. The "IPO Adjustment Shares" means additional TruVision Common Stock to be issued upon consummation of any initial public offering of TruVision Common Stock effected following the termination of the Merger Agreement or such failure to consummate the Merger and prior to the third anniversary of the date of the Merger Agreement at a price ("IPO Price") less than $11.00 per share (adjusted for stock splits, recapitalizations and other events) determined as follows: the product of (a)(i) $11.00 divided by the IPO Price, minus (ii) $1.00, multiplied by (b) 204,545.

                                OTHER AGREEMENTS

REGISTRATION AGREEMENTS

          Registration Agreement. In connection with the Heartland Transaction, the Company entered into a registration agreement (the "Registration Agreement") with Heartland, the contributing Heartland subsidiaries and all of the former stockholders of the Company's predecessor ("Old Wireless One"). For a description of the Heartland Transaction, see "Election of Directors-Certain Relationships and Related Transactions." Under the Registration Agreement, at any time after the second anniversary of the Heartland Transaction, the holders of a majority of the Common Stock issued to the former stockholders of Old Wireless One in the Heartland Transaction and the holders of a majority of the Common Stock issued to certain of Heartland's subsidiaries in the Heartland Transaction shall each have the right, subject to certain conditions, to require the Company to register any or all of such Common Stock under the Securities Act on Form S-1 on three occasions at the Company's expense and on Form S-2 or S-3 on an additional three occasions at the Company's expense. Heartland and its subsidiaries and the stockholders of Old Wireless One are also entitled to request the inclusion of any Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions.

          New Registration Agreement. In connection with the Merger, the Registration Agreement will be restated with the TruVision Stockholders becoming parties thereto. Under such amended and restated Registration Agreement (the "New Registration Agreement"), (a) at any time after October 24, 1997, any of
(i) the holders of a majority of the Common Stock issued to the former stockholders of Old Wireless One (other than CMCC and Baseball Partners) in the Heartland Transaction, (ii) the holders of a majority of the Common Stock issued to Heartland and/or certain of its subsidiaries in the Heartland Transaction,
(iii) the holders of a majority of the Common Stock to be issued to TruVision Stockholders (other than CVCA) in the Merger, or (iv) the holders of a majority of the Common Stock issued to CMCC and Baseball Partners in the Heartland Transaction or to be issued to CVCA in the Merger, shall each have the right, subject to certain conditions, to require the Company to register any or all of such Common Stock under the Securities Act of 1933, as amended (the "Securities Act") on Form S-1 on three occasions at the Company's expense and on Form S-2 or S-3 on an additional three occasions at the Company's expense, and (b) at any time after October 24, 1996, the holders of a majority of the Common Stock issued to VCI shall have the right, subject to certain conditions, to require the Company to register any or all of such Common Stock under the Securities Act on Form S-3 on one occasion at the Company's expense. The holders of any such shares of Common Stock also will be entitled to request the inclusion of any Common Stock subject to the New Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions.

STOCKHOLDERS AGREEMENTS

          Stockholders Agreement. In connection with the Heartland Transaction, CMCC, Baseball Partners, Premier Venture Capital Corporation, affiliates of Advantage Capital Corporation ("ACC"), Mr. Sternberg and Mr. Reilly, each of whom was a former stockholder of Old Wireless One, and Heartland and certain of its subsidiaries entered into a stockholders agreement (the "Stockholders Agreement"). As amended in connection with the execution of the Merger Agreement, the Stockholders Agreement requires, among other things, that the parties thereto vote their Common Stock so that the Board of Directors of the Company will have up to eight members, one of whom will be Sean Reilly (so long as he is Chief Executive Officer of the Company), up to three of whom will be designated by Heartland (at least one of whom must be independent of Heartland, the Company and the Old Wireless One stockholders who are parties to the Stockholders

Agreement), up to two of whom will be designated by a majority of the Old Wireless One stockholders who are parties to the Stockholders Agreement other than CMCC and Baseball Partners (at least one of whom must be independent of Heartland, the Company and such stockholders), and up to two of whom will be designated by CMCC and Baseball Partners. The Stockholders Agreement also provides that, without the prior approval of the Board and until October 24, 1998, the parties to the Stockholders Agreement may not, without the approval of a majority of the Directors, (i) acquire equity securities of the Company (or rights or options to acquire equity securities of the Company other than equity securities issued or issuable with respect to such Common Stock, securities issued to them pursuant to Board-approved option plans and the acquisition of up to 250,000 shares of Common Stock by Heartland or ACC), (ii) solicit proxies or consents in opposition to solicitations made by or on behalf of the Board or
(iii) other than in connection with the Stockholders Agreement, act together with any other person to acquire, hold, vote or dispose of securities of the Company.

          Based upon certain filings made by the parties to the Stockholders Agreement with the SEC, the Company believes that the parties to the Stockholders Agreement collectively beneficially own an aggregate of 7,607,159 shares of Common Stock (including 171,074 shares of Common Stock issuable upon the exercise of presently exercisable stock options held by Messrs. Sternberg and Reilly), which represents approximately 55.6% of the outstanding Common Stock. As a result, such stockholders are able to control the election of the members of the Company's Board of Directors. The current Directors proposed by Heartland are Messrs. Holland, Shimer and Webb; the current Directors proposed by the Old Wireless One stockholders are Messrs. Sternberg and Luby; the current Directors proposed by CMCC and Baseball Partners are Messrs. Burkhalter and Chavkin.

          New Stockholders Agreement. In connection with the Merger, the Stockholders Agreement will be amended and restated with the TruVision Stockholders becoming parties thereto. In such amended and restated agreement (the "New Stockholders Agreement"), the parties thereto, among other things, will agree to vote their Common Stock so that the Board of Directors will have up to nine members, up to three of whom will be designated by Heartland (at least one of whom must be independent of Heartland, the Company and the Old Wireless One stockholders who are parties to the Stockholders Agreement), up to three of whom will be designated by a majority of the Old Wireless One stockholders who are parties to the Stockholders Agreement other than CMCC and Baseball Partners (at least one of whom must be independent of Wireless One, the Company and such stockholders), up to two of whom will be designated by CMCC, Baseball Partners and CVCA, collectively, and one of whom may be designated by the TruVision Stockholders other than CVCA. Other provisions of the Stockholders Agreement will not be materially affected by the amendment and restatement.


                             ELECTION OF DIRECTORS

          The Board of Directors is currently comprised of eight Directors divided into three classes. The term of each class expires in different years. The Board of Directors has nominated and recommends the election for the class of Directors up for election at the Annual Meeting ("Class I") the three nominees set forth below. Each nominee currently serves as Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable.
At the Annual Meeting, three Directors are to be elected as members of Class I to serve until the annual meeting in 1999 and until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal for cause may be filled by a vote of a majority of the total number of the remaining Directors then in office. All of the current Directors were elected to the Board of

Directors pursuant to the Stockholders Agreement. See "Other Agreements-Stockholders Agreements." Mr. Shimer was appointed to the Board of Directors in February 1996 to fill a vacancy on the Board. Messrs. Burkhalter and Chavkin were appointed to the Board of Directors by CMCC pursuant to CMCC's right under the Stockholders' Agreement to appoint two of the eight Directors of the Company. CMCC appointed Messrs. Burkhalter and Chavkin to the Board of Directors because of their experience on the Board of Directors of TruVision. See "Other Agreements-Stockholders Agreements." At present, non-employee Directors of the Company receive an annual fee of $5,000 and a meeting fee of $500 per meeting attended, plus reimbursement of out-of-pocket expenses, for their services as Directors of the Company. In addition, each non-employee Director of the Company who does not serve on the Compensation Committee of the Board of Directors is eligible to receive stock options under the Company's 1995 Directors' Option Plan. Directors who are also employees of the Company do not receive any additional compensation for serving on the Board of Directors. In addition, the Directors do not receive any additional compensation for committee participation.

            Information regarding the nominees for Director of the Company is set forth below:


NAME                              AGE          POSITION
- -----                            ----          --------
Hans J. Sternberg(1)               60   Chairman of the Board
Arnold L. Chavkin(1)(3)            44   Director
David E. Webb(1)                   49   Director

        Information regarding Directors of the Company not subject to reelection at the Annual Meeting is set forth below:

NAME                               AGE      POSITION
- ----                               ---      --------
Sean E. Reilly                      34  Chief Executive Officer,
                                         President and Director
Henry M. Burkhalter                 48  Director
J. R. Holland, Jr.(1)(2)(3)         52  Director
William K. Luby(1)(2)(3)            36  Director
Daniel L. Shimer(2)                 51  Director

- -----------------
(1)  Member of the Operating Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.

               There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS I DIRECTORS) (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

          Hans J. Sternberg has served as Chairman of the Company since its founding in June 1995 and as Chairman of the Board of Old Wireless One since its founding in late 1993. He has also served as the

Chairman and Chief Executive Officer of Starmount Life Insurance Company ("Starmount") since 1983. He is a former owner and President and Chief Executive Officer of Maison Blanche Department Stores, a chain of 24 department stores which had annual revenues of approximately $480 million prior to its 1992 sale. He invested in cellular telephones in the early 1980s, began in cable television in 1972 as a founding partner and director of Cablesystems of Hammond, Inc., and later helped found Cablesystems of Alabama, Inc. He was an owner and a director of radio stations WQXY, KOXY, WLCS and WWUN.

          Arnold L. Chavkin became a Director of the Company in April 1996. He has been a General Partner of Chase Capital Partners ("CCP"), an affiliate of CMCC and the general partner of CVCA, since January 1992 and has served as the President of Chemical Investments, Inc. since March 1991. Prior to joining CCP, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. His experience prior to Chemical Bank included corporate development for Freeport McMoRan as well as positions with Gulf and Western Industries and Arthur Young & Company. Mr. Chavkin has been a director TruVision Wireless, Inc. since August 1994 and is also a director of Reading & Bates Corporation, American Radio Systems Corporation, Inc., Bell Sports, Inc., Envirotest Systems, Forcenergy Gas Exploration, Inc. and several privately held firms.

          David E. Webb became a Director of the Company in June 1995. He is a co-founder of Heartland Wireless Communications, Inc., and has been President and Chief Executive Officer and a director of Heartland since its founding in September 1990. During 1989 and 1990, Mr. Webb began acquiring rights to wireless cable channels. From 1979 to January 1989, Mr. Webb was a shareholder, director and manager of Durant Cablevision, Inc. and its predecessor, a traditional hard-wire cable system company. Mr. Webb has been a shareholder and director of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony.

CLASS II DIRECTORS (TERM EXPIRING AT THE 1997 ANNUAL MEETING)

          William K. Luby became a Director of the Company in June 1995 and a director of Old Wireless One in April 1995. From June 1992 to March 1996, Mr. Luby was a managing director at CMCC. From 1985 to 1992, Mr. Luby held various positions in the Leveraged Lending and Restructuring groups at The Chase Manhattan Bank, N.A. He is currently a director of numerous private companies.

          J. R. Holland, Jr. became a Director of the Company in June 1995. He began advising Heartland as a consultant in October 1992 and became Chairman of the Board of Directors of Heartland in October 1993. Mr. Holland has been employed as President of Unity Hunt, Inc. since September 1991. Unity Hunt is a large international, private holding company with interests in entertainment, cable television, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President of Hunt Capital, a principal stockholder of Heartland. From November 1988 to September 1991, Mr. Holland was Chairman of the Board and Chief Executive Officer of Nedinco, Inc., a large diversified international holding company. Prior to that, Mr. Holland was President and a director of KSA Industries, Inc., a private, diversified company involved in entertainment, retail, transportation and energy businesses, and President and a director of Western Services International, Inc., a company involved in energy services, equipment and chemicals. Mr. Holland began his career with Booz-Allen & Hamilton, Inc., a major management consulting firm. In addition, Mr. Holland is currently a director of Placid Refining Company, Optical Securities Group, Inc., TNP Enterprises, Inc. and several private companies.

CLASS III DIRECTORS (TERM EXPIRING AT THE 1998 ANNUAL MEETING)

          Sean E. Reilly has served as Chief Executive Officer, President and Director of the Company since its founding in June 1995 and as Chief Executive Officer and President of Old Wireless One since its founding in late 1993. Upon the consummation of the Merger, Mr. Reilly will no longer serve as the President of the Company. Prior to joining Old Wireless One, Mr. Reilly served as Vice-President of Real Estate/Mergers and Acquisitions for Lamar Advertising Company ("Lamar"), an outdoor advertising company, and continues to serve as a member of the Lamar board of directors. Mr. Reilly served in the Louisiana Legislature as a State Representative from March 1988 to January 1996.

          Henry M. Burkhalter became a Director in April 1996 and will become President and Vice Chairman upon the consummation of the Merger. Mr. Burkhalter has served as Chairman of the Board of Directors, President and Chief Executive Officer of TruVision Wireless, Inc. since its incorporation in April 1994. Since 1993, he has been a Director, President and Chief Executive Officer of Wireless TV, Inc. He has been the Chairman of Pacific Coast Paging, Inc. From 1974 through 1992, Mr. Burkhalter was the President and founder of Burkhalter & Company, a certified public accounting firm.

          Daniel L. Shimer became a Director of the Company in February 1996. Mr. Shimer has served as Executive Vice President and Chief Financial Officer of COREStaff, Inc. since April 1994. Formed in late 1993, COREStaff has rapidly grown, principally through acquisitions, to a $400 million top ten provider of staffing services in the United States. From March 1991 to March 1994, Mr. Shimer served as the Executive Vice-President, Chief Financial Officer, and President of National Accounts for Brice Foods, Inc. From February 1983 to March 1991, he was associated with Bard & Company, Inc. in various senior financial capacities among its publicly traded affiliates, including Foxmeyer Corporation, Coast America Corporation, and Computerland Corporation. Mr. Shimer, a certified public accountant, began his career at KPMG Peat Marwick LLP and has over 25 years of financial management experience.

COMMITTEES AND DIRECTORS' MEETINGS

          The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Operating Committee. These committees were established in October 1995 in connection with the Company's initial public offering.

          The Audit Committee is authorized to oversee the activities of the Company's independent auditors, including approving the scope of the annual audit activities of the independent auditors, and review such audit results and the internal audit controls of the Company. The Audit Committee did not conduct any meetings in 1995.

          The Compensation Committee is authorized to make recommendations to the Board with respect to general employee benefit levels, determine the compensation and benefits of the Company's executive officers and administer the Company's stock option plans. The Compensation Committee held two meetings in 1995.

               The Operating Committee is authorized to oversee the operations of the Company and to make reports to the full Board.

          The Board of Directors held three meetings during the Company's preceding fiscal year. All of the Directors attended 75% or more of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees of the Board on which he served as a member conducted during the period in which each served as a Director and as a member of such committee.

          The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

          In addition, the By-Laws of the Company (the "By-Laws") require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company in the case of an annual meeting, no later than 130 days prior to the first anniversary of the preceding year's annual meeting of stockholders, provided, that in the event that the date of the annual meeting is changed from 30 days from such anniversary date, notice by stockholders must be received no later than the close of business on the tenth
(10th) day following the earlier of the date on which this notice was mailed or public announcement of the meeting was made and, in the case of a special meeting, not later than the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such notice must include (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Company's Compensation Committee are Messrs. Holland, Luby and Shimer. No officers or employees of the Company serve on the Compensation Committee. The Compensation Committee was established in October 1995 in connection with the Company's initial public offering. Previous compensation levels for Messrs. Sternberg, Reilly and William C. Norris, Senior Vice President--System Launches and Secretary, were established pursuant to the terms of their respective employment agreements. See "--Employment Agreements." The compensation for Messrs. J. Robert Gary and Alton C. Rye, the other executive officers of the Company, was approved by the full Board of Directors upon the recommendation of the Compensation Committee. Executive officers who are also Directors of the Company did not participate in discussions relating to their individual compensation arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Preferred Stock Investments. In April 1995, certain investors purchased redeemable convertible preferred stock and warrants to acquire common stock of Old Wireless One in a private placement resulting in net proceeds of approximately $14 million to Old Wireless One. The following investors purchased redeemable convertible preferred stock and warrants to acquire common stock in the amounts indicated: CMCC--8,000 preferred shares and warrants to purchase 320,000 shares of common stock ($8.0 million); Premier Venture Capital Corporation--2,500 preferred shares and warrants to purchase 100,000 shares of common stock ($2.5 million); affiliates of Advantage Capital Corporation--2,000 preferred shares and warrants to purchase 80,000 shares of common stock ($2.0 million); and certain members of Mr. Sternberg's immediate family--252 preferred shares and warrants to purchase 8,400 shares of common stock. All such preferred shares and warrants to purchase shares of common stock were converted into shares of Common Stock in the Heartland Transaction (defined below).

          Heartland Transaction. In October 1995, Heartland and all the stockholders of Old Wireless One consummated a transaction (the "Heartland Transaction"), whereby the Company acquired (i) all of the outstanding capital stock of Old Wireless One (which retained all of its assets and liabilities except its wireless cable television assets and certain related liabilities with respect to the Springfield, Missouri market which Heartland acquired) through the merger of a subsidiary of the Company with Old Wireless One and (ii) the wireless cable television assets and all related liabilities of certain subsidiaries of Heartland with respect to certain of Heartland's markets located in Texas, Louisiana, Alabama, Georgia and Florida. In connection with the Heartland Transaction, the contributing subsidiaries of Heartland and the stockholders of Old Wireless One received an aggregate of approximately 3.5 million and approximately 6.5 million shares of Common Stock, respectively, with an aggregate of 200,000 of such shares of Common Stock placed in escrow to be distributed to either the Old Wireless One stockholders and/or the contributing subsidiaries of Heartland, but not to the Company. The distribution of the shares of Common Stock held in escrow will depend upon certain working capital post-closing adjustments. Upon consummation of the Heartland Transaction, the contributing subsidiaries of Heartland received a promissory note for $3 million and a promissory note for $7 million, which notes were repaid from the proceeds of the Company's debt and equity offerings.

          In connection with the Heartland Transaction, Heartland and the Company entered into an agreement whereby (i) the Company agreed not to compete with Heartland or any of Heartland's subsidiaries in the wireless cable television business in specified markets in which Heartland and its subsidiaries operate or have significant channel rights, (ii) Heartland agreed not to compete with the Company in the wireless cable television business in specified markets, including all of the markets described herein and (iii) if at any time a wireless cable television system operated by the Company interferes with the signal transmission of a wireless cable television system operated by Heartland or one of Heartland's subsidiaries (or vice versa), then the Company, Heartland and their respective subsidiaries will use their best efforts to negotiate and enter into an appropriate non-interference agreement.

          In connection with the Heartland Transaction, the Company entered into a registration agreement with Heartland, the contributing Heartland subsidiaries and all of the former stockholders of Old Wireless One. See "Other Agreements-Registration Agreements."

          In connection with the Heartland Transaction, the Company, Heartland and certain of the Old Wireless One stockholders entered into a stockholders agreement. See "Other Agreements-Stockholders Agreements."

          Other Transactions. The Company leased approximately 2,500 square feet of office space for its corporate headquarters in Baton Rouge, Louisiana, under a lease from Starmount. Mr. Sternberg is Chairman, Chief Executive Officer and owner of Starmount. The Company paid approximately $25,000 to Starmount annually for such space. The Company believes the lease was entered into on terms reflecting then current market rates. The lease with Starmount expired on April 30, 1997. The Company moved into larger corporate headquarters and terminated such lease on April 30, 1996 without further payment or penalty.

          The terms of the transactions described above were determined by the parties thereto, and the Company believes that such transactions involving affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties in arms-length transactions. The Company expects that all future transactions between the Company and its officers, Directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from October 19, 1995 (the date the Company's Common Stock became registered under the Exchange Act) through December 31, 1995, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with other than by Messrs. Gary and Rye, each of whom filed a late Form 4 disclosing the purchase of shares of Common Stock.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


          Except as otherwise noted, the following table sets forth certain information as of May 30, 1996 prior to the Merger and pro forma to account for the Merger as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (i) each of the Directors of the Company, (ii) each of the Director nominees, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominees, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.


                                             COMMON STOCK (1)               PRO FORMA FOR THE MERGER
                                      ----------------------------        ------------------------------
DIRECTORS, OFFICERS AND                NUMBER OF         PERCENT           NUMBER OF           PERCENT
5% STOCKHOLDERS                          SHARES          OF CLASS           SHARES             OF CLASS
- ------------------------              ----------        ----------        -----------         ----------
Heartland Wireless                     3,361,538           24.9%           3,361,538            19.9%
 Communications, Inc. (2)(3)
Chase Manhattan Capital                2,384,916           17.7%           2,384,916            14.1%
 Corporation (2)(4)
Chase Venture Capital                                                      3,954,249            23.4%
 Associates, LP(4)
Premier Venture Capital                  754,268            5.6%             754,268             4.5%
 Corporation (2)(6)
Advantage Capital                        630,489            4.7%             630,489             3.7%
 Corporation (2)(7)
Hans J. Sternberg (2)(8)                 374,193            2.7%             374,193             2.2%
Sean E. Reilly (2)(9)                    101,755             *               101,755              *
Henry M. Burkhalter                           --              --           2,018,015            11.9%
Arnold L. Chavkin (10)                 2,384,916           17.7%           3,954,249            23.4%
J. R. Holland, Jr. (5)                 3,361,538           24.9%           3,361,538            19.9%
William K. Luby (11)                     393,226            2.9%             393,226             2.3%
Daniel L. Shimer                           4,800             *                 4,800              *
David E. Webb (12)                     3,361,538           24.9%           3,361,538            19.9%
Mississippi Wireless TV. L.P.                                              1,760,000            10.4%
All Directors and executive
 officers as a  group
(11 persons, including
 those listed above)                   4,376,222           32.4%          10,496,879            59.1%

- ----------------------
  * Less than one percent.

(1) Does not include an aggregate of 200,000 of such shares currently being held in escrow. Such shares will be distributed to either the Old Wireless One stockholders or the Heartland subsidiaries. The distribution of shares held in escrow will depend upon certain working capital post-closing adjustments relating to the Heartland Transaction.

(2) Heartland and certain of its subsidiaries, CMCC, Baseball Partners, Premier Venture Capital Corporation, Advantage Capital Partners Limited Partnership and Advantage Capital Partners II Limited Partnership, Mr. Sternberg and Mr. Reilly, each of whose ownership of Common Stock is disclosed in the table, are parties to Stockholders Agreement. See "Other Agreements--Stockholders Agreements." Each of the parties to the Stockholders Agreement disclaims beneficial ownership of the shares of Common Stock owned by the other parties to such agreement.

(3) Heartland reported on a Schedule 13G filed with the SEC, as of December 31, 1995, shared voting and dispositive power with respect to an aggregate of 3,361,538 shares of Common Stock owned by certain direct and indirect subsidiaries of Heartland. The address for Heartland is 903 North Bowser, Suite 140, Richardson, Texas 75081.

(4) CMCC reported on a Schedule 13G filed with the SEC, as of December 31, 1995, shared voting and dispositive power with respect to 1,991,690 shares of Common Stock, together with The Chase Manhattan Bank (National Association), the direct parent of CMCC, and The Chase Manhattan Corporation, the ultimate parent of CMCC. Baseball Partners has agreed to grant CMCC an irrevocable proxy to vote all of the 393,226 shares of Common Stock owned by Baseball Partners. The address for CMCC, CVCA and Baseball Partners is 380 Madison Avenue, 12th Floor, New York, New York 10017.

(5) Includes 3,361,538 shares beneficially owned by Heartland. Mr. Holland is the Manager and President of Hunt Capital Group, L.L.C., a principal stockholder of Heartland. Mr. Holland is the Chairman of the Board of Heartland. Mr. Holland disclaims beneficial ownership of shares owned by Heartland.

(6) As reported on a Schedule 13G filed with the SEC with respect to the shares of Common Stock held by Premier Venture Capital Corporation ("PVCC") as of December 31, 1995. PVCC is an indirect wholly owned subsidiary of Premier Bancorp, Inc., which is a publicly-traded corporation. The address for PVCC is 451 Florida Street, Baton Rouge, Louisiana 70821.

(7) Advantage Capital Corporation ("ACC"), as the sole general partner of Advantage Capital Partners Limited Partnership and Advantage Capital Limited Partners II Limited Partnership, reported on a Schedule 13G filed with the SEC, as of December 31, 1995, sole voting and dispositive power with respect to the shares held by such partnerships. Mr. Steven T. Stull is the majority stockholder of ACC. The address for ACC is LL&E Tower, 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112.

(8) Includes 12,520 shares owned by Mr. Sternberg's wife and 85,537 shares issuable upon the exercise of presently exercisable options.

(9) Includes 85,537 shares issuable upon the exercise of presently exercisable options.

(10) Reflects 393,226 shares of Common Stock which are beneficially owned by Baseball Partners and 1,991,690 shares of Common Stock which are beneficially owned by CMCC. Mr. Chavkin is a general partner of CVCA, which is a general partner of Baseball Partners and an affiliate of CMCC, and therefore may be deemed to be a beneficial owner of such shares. Mr. Chavkin disclaims beneficial ownership of all of the shares of Common Stock owned by Baseball Partners and CMCC.

(11) Reflects shares of Common Stock which are beneficially owned by Baseball Partners. Mr. Luby is a general partner of Baseball Partners and therefore may be deemed to be a beneficial owner of such shares. Mr. Luby disclaims beneficial ownership of all of the shares of Common Stock owned by Baseball Partners in which Mr. Luby has no pecuniary interest. Certain affiliates of CMCC, including CVCA, are general partners of Baseball Partners.

(12) Includes 3,361,538 shares beneficially owned by Heartland. Mr. Webb is President and Chief Executive Officer and a director and principal stock Mr. Webb disclaims beneficial ownership of the shares of Common Stock owned by Heartland and in which Mr. Webb has no pecuniary interest.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

   The table below provides information relating to compensation for the Company's last two fiscal years for the Chief Executive Officer. No other executive officers of the Company received compensation in excess of $100,000 in either of those years. The amounts shown include compensation for services in all capacities that were provided to the Company or Old Wireless One and their respective subsidiaries.

                                                                                    Long-Term
                                                                                   Compensation
                                                                           ---------------------------
                                                                                      Awards
                                                                           ---------------------------
                                             Annual Compensation            Restricted     Securities
    Name and                           --------------------------------        Stock       Underlying           All Other

Principal Position                      Year  Salary($)       Bonus ($)      Awards($)      Options(#)        Compensation
- -------------------                    -----  ---------      ----------     ----------     -----------        -------------
Sean E. Reilly                          1995   $87,692           --             --          201,395(1)             --
 President and Chief                    1994   $35,000(2)        --             --          113,144(3)             --
 Executive Officer

- --------------------
(1) Such options were originally issued in April 1995 and were to purchase shares of common stock of Old Wireless One. Such options were assumed by the Company under its 1995 Long-Term Performance Incentive Plan (the "Incentive Plan") in October 1995 in connection with the Heartland Transaction.
(2)  Mr. Reilly began receiving compensation from Old Wireless One on June 1,
     1994.
(3) Such options were originally issued in September 1994 and were to purchase shares of common stock of Old Wireless One. Such options were assumed by the Company under its Incentive Plan in October 1995 in connection with the Heartland Transaction.

STOCK OPTION GRANTS

          The following table provides information relating to the stock options awarded to the Chief Executive Officer during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                                                                                                         Price
                                                                                              Appreciation for Option Term
                                   Individual Grants                                                      (1)
- --------------------------------------------------------------------------------------------  -----------------------------
                          Number of
                          Securities          Percent of
                          Underlying             Total           Exercise
                            Options         Options Granted       Price          Expiration
Name                    Granted (#)(2)        in Fiscal Year       ($)             Date(3)          5% ($)       10% ($)
- --------------------------------------------------------------------------------------------   -----------     ------------
Sean E. Reilly            201,395(4)              36.3%             (5)            4/14/01          $57,196     $199,784

- -----------------
(1) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercises depend on future performance of the Company's Common Stock and overall market conditions. The fair market value of the Common Stock on the date of grant was estimated to be $4.16 per share. See Note (4). At an annual rate of appreciation of 5% per year for the option term, the stock price would be $5.57 per share. At an annual rate of appreciation of 10% per year for the option term, the stock price would be $7.37 per share.

(2) All options vest in five equal installments, with accelerated vesting in the event of a change in control of the Company.

(3) All options listed in the table also expire one year following the termination of employment with the Company of such holder for any reason.

(4) Such options were originally issued in April 1995 and were to purchase shares of common stock of Old Wireless One. Such options were assumed by the Company under its Incentive Plan in October 1995 in connection with the Heartland Transaction.

(5) The exercise price of such options varies depending upon the date such options become exercisable. The exercise price with respect to the first 20% installment of options is $4.16 per share, which is increased 35% per year for each of the remaining four installments.

STOCK OPTION HOLDINGS

          The following table sets forth information with respect to the Chief Executive Officer concerning the stock options held as of December 31, 1995. There were no stock options exercised during the last fiscal year of the Company.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                           Number of Securities Underlying           Value of Unexercised
                         Unexercised Options at Fiscal Year-             In-the-Money
                                    End (#)                      Options at Fiscal Year-End ($)
                        ------------------------------------     ------------------------------
Name                         Exercisable/Unexercisable            Exercisable/Unexercisable(2)
- -----                   ------------------------------------     ------------------------------
Sean E. Reilly (1)                    62,908/251,631                    $729,893/$2,088,212

- -----------------------
(1) Of these shares underlying the options held by Mr. Reilly, options for 113,144 shares are exercisable at a price of $6.21 per share and options for 201,395 shares are exercisable at various prices depending upon the date such options became exercisable. The first 20% installment of options are exercisable at $4.16 per share, which is increased 35% per year for each of the remaining four installments.

(2) The closing sale price of the Common Stock on December 29, 1995 was $16.50 as reported by the Nasdaq National Market. The value of such options at the fiscal year end is calculated on the basis of the difference between the option exercise price and $16.50 multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

          In connection with the consummation of the Heartland Transaction, the Company entered into employment agreements with Messrs. Sternberg, Reilly and Norris. The employment agreements provide for payment of a specified base salary indexed to inflation and bonuses in the sole discretion of the Compensation Committee based upon the executive's performance and the Company's operating results. The term of each agreement is for two years, subject to automatic annual renewal until the tenth anniversary of the date of such agreement. Each employment agreement provides that each executive may be terminated with or without cause, and provided that the executive will not compete with the Company or its subsidiaries within a specified area during the period of employment and for the two years thereafter. Each executive will be entitled to receive a severance payment in the event of a resignation caused by the relocation of the Company's executive offices to a location more than 60 miles from its present location.

          Upon consummation of the Merger, the Company will enter into employment agreements with Messrs. Burkhalter and Byer and will make certain amendments to its employment agreements with Messrs. Sternberg, Reilly and Norris to conform to Messrs. Burkhalter's and Byer's employment agreement. The employment agreements provide for payment of a special base salary indexed to inflation and bonuses at the sole discretion of the Company's Compensation Committee based upon the executive's performance and the Company's operating results. The term of each agreement will end on April 14, 1998, subject to automatic annual renewal through April 14, 2005. Each employment agreement will provide that each executive may be terminated with or without cause, and will provide that the executive will not compete with the Company or its subsidiaries within a specified area during the period of employment and for the two years thereafter. Each executive will be entitled to receive a severance payment in the event of a resignation caused by the relocation of the Company's office at which the executive is employed to a location more than 60 miles from its present location.

1995 LONG-TERM INCENTIVE PLAN

          Background and Purpose. Set forth below is a description of the Wireless One, Inc. 1995 Long-Term Performance Incentive Plan. The Incentive Plan was adopted by the Board of Directors of the Company on October 17, 1995 and approved by the stockholders of the Company and became effective on October 18, 1995. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Incentive Plan is to provide incentives to certain employees of the Company and any of its subsidiaries and other key individuals.

          Administration. The Incentive Plan is administered solely by the Compensation Committee (the "Committee") of the Company's Board of Directors; provided that the Committee may, at any time or from time to time, delegate the administration of the Incentive Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion, if and to the extent that both (a) Rule 16b-3 or any successor rule ("Rule 16b-3") under the Exchange Act, so permits without adversely affecting the ability of the Incentive Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision), and (b)
Section 162(m) (or any successor provision) of the Code, and any implementing regulations (or any successor provisions), so permits without adversely affecting the deductibility of certain executive compensation. No member of the Committee may have within one year prior to his appointment received awards under the Incentive Plan ("Awards") or under any other plan, program or arrangement of the Company or any of its affiliates if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3.

          The Committee has the powers vested in it by the terms of the Incentive Plan, such powers to include exclusive authority (except as may be delegated as permitted herein) (i) to select the employees of the Company or any subsidiary of the Company and other key individuals to be granted Awards under the Incentive Plan, (ii) to determine the type, size and terms of the Award to be made to each individual selected, subject to certain limitations, (iii) to modify the terms of any Award that has been granted, (iv) to determine the time when Awards will be granted, (v) to establish performance objectives, (vi) to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and (vii) to prescribe the form of the instruments embodying Awards made under the Incentive Plan. In addition, the Committee is authorized (A) to interpret the Incentive Plan and the Awards granted under the Incentive Plan, (B) to establish, amend and rescind any rules and regulations relating to the Incentive Plan, and (C) to make any other determinations which it deems necessary or desirable for the administration of the Incentive Plan.

          Eligibility. Consistent with the purposes of the Incentive Plan, the Committee has exclusive power (except as may be delegated as permitted herein) to select the key employees of the Company or any subsidiary of the Company and other key individuals performing services for the Company or any of its subsidiaries who may participate in the Incentive Plan and be granted Awards under the Incentive Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company shall be eligible to receive an Award under the

Incentive Plan. The term "subsidiary" as used in this Incentive Plan means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Awards under the Incentive Plan. Awards under the Incentive Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights," (iii) "Restricted Stock," (iv) "Performance Grants" and
(v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Incentive Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Nonqualified Stock Options" (which may be awarded to participants or sold at a price determined by the Committee ("Purchased Options")) and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares").

          There may be issued under the Incentive Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 1,300,000 Common Shares, subject to adjustment as provided in the Incentive Plan. The maximum number of Common Shares with respect to which Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Grants or any other Award may be granted to any one participant in any one taxable year of the Company may not exceed 325,000 Common Shares (the "Participant Limitation"). Common Shares issued pursuant to the Incentive Plan may be authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards. Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Incentive Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of any restrictions thereon, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares, subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Incentive Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him. Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Incentive Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any.

          Stock Options.  The Committee may grant or sell Stock Options either
          -------------
alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided, that (A) an Incentive Stock Option may be granted only to an eligible employee of the Company or of any parent or Subsidiary of the Company; (B) no Incentive Stock Option shall be issued in conjunction with or include an alternative right if the exercise of either such alternative right or the Incentive Stock Option would affect the right to exercise the other or would otherwise permit the avoidance of the requirements of Code (S)422(b); and (C) any arrangement under which a Stock Appreciation

Right is issued in conjunction with an Incentive Stock Option shall meet the requirements of applicable Temporary Treasury regulations. Each Stock Option (referred to herein as an "Option") granted or sold under the Incentive Plan must be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Incentive Plan (an "Award Instrument") and shall comply with certain terms and conditions set forth in the Incentive Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish. Among other things, the Incentive Plan provides that the exercise price of an Incentive Stock Option may not be less than 100% of the fair market value of the Common Stock on the date of grant and the term of any such Option may not exceed 10 years from the date of grant.

          Stock Appreciation Rights.  The Committee may grant Stock Appreciation
          -------------------------
Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Incentive Plan shall be evidenced by an Award Instrument and shall comply with the certain terms and conditions set forth in the Incentive Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

          Restricted Stock.  Each Award of Restricted Stock under the Incentive
          ----------------
Plan shall be evidenced by an Award Instrument in such form as the Committee shall prescribe from time to time in accordance with the Incentive Plan and shall comply with the certain terms and conditions set forth in the Incentive Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

          Performance Grants.  The Award of a Performance Grant to a participant
          ------------------
will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to certain terms and conditions set forth in the Incentive Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, other securities of the Company or property, other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an Award Instrument in such form and substance as is determined by the Committee.

          Deferral of Compensation. The Committee is authorized to determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be (i) forfeited to the Company, to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company), (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures, and/or (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

          Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, other securities of the Company or property, any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

          Amendment or Substitution of Awards under the Incentive Plan. The terms of any outstanding Award under the Incentive Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless (except as otherwise provided in an Award Instrument) the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any Subsidiary, affiliate, division or department thereof, on the Incentive Plan or on any Award under the Incentive Plan. The Committee may, in its discretion, permit holders of Awards under the Incentive Plan to surrender outstanding Awards in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Incentive Plan.

          Death and Disability. Unless otherwise specifically provided in an Award Instrument, if a participant to whom an Award has been granted under the Incentive Plan shall die or suffer a total and permanent disability while employed by the Company or any of its Subsidiaries, such Award may be exercised, to the extent that the participant was entitled to do so at the termination of employment, as set forth herein, by the participant, legal guardian of the participant (unless such exercise would disqualify an option as an Incentive Stock Option), a legatee or legatees of the participant under the participant's last will, or by the participant's legal representatives or distributees, whichever is applicable, at any time within one (1) year after the date of the participant's death or total disability, but in no event later than the date on which the Award terminates. Notwithstanding the above, if a participant whose employment terminates by reason of total and permanent disability shall die, a legatee or legatees of such participant under the participant's last will, or the legal representative of such participant's estate, shall have the right to exercise such Award to the extent that the participant was entitled to do so at the termination of employment, only during the period ending one (1) year after the date of the participant's termination of employment by reason of disability. For purposes of the Incentive Plan, "total and permanent disability" has the meaning set forth in Code Section 22(e)(3), or any successor provision thereto.

          Termination of a Participant. For all purposes under the Incentive Plan, the Committee shall determine whether a participant has terminated employment with, or the performance of services for, the Company (or parent or any Subsidiary of the Company).

          Dilution and Other Adjustments. Unless otherwise specifically provided in an Award Instrument, in the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Incentive Plan.

          In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

          Designation of Beneficiary by Participant. Unless otherwise specifically provided in an Award Instrument, a participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Incentive Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee has the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Incentive Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Incentive Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Incentive Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

          Financial Assistance. Unless otherwise specifically provided in an Award Instrument, if the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Incentive Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

          Withholding Taxes. The Company is granted the right to deduct from any payment made under the Incentive Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, other securities of the Company or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Incentive Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, other securities of the Company or property, other securities or property, other forms of payment, or any combination thereof. Notwithstanding anything in the Incentive Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, other securities of the Company or property, other securities or property, other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

          Incentive Plan Amendment or Suspension. The Incentive Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Incentive Plan with Rule 16b-3 under the Exchange Act or with other applicable law. No amendment of the Incentive Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent.

          Incentive Plan Termination. This Incentive Plan terminates upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Incentive Plan; or (b) ten years from the date the Incentive Plan is initially approved and adopted by the stockholders of the Company (October 18, 2005); provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Incentive Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Incentive Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Incentive Plan, except that subsequent to termination of the Incentive Plan, the Committee may make those amendments permitted under the plan.

          Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences to participants of the grant and exercise of certain Awards under the Incentive Plan. This summary does not purport to address all aspects of federal income taxes that may affect participants in light of their individual circumstances. Moreover, this summary is based upon the current provisions of the Code, Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, administrative pronouncements and court interpretations thereof in effect as of the date hereof. It is possible that future legislative, regulatory, judicial or administrative changes or interpretations could modify such tax consequences and the conclusions reached below and that any such change could apply retroactively. This summary applies only to participants who acquire options under the Incentive Plan in connection with their employment by the Company or one of its Affiliates and exercise such options during their lifetimes. Because federal income tax consequences will vary as a result of individual circumstances, each option holder is urged to consult a tax advisor with respect to the tax consequences (including those under state and local tax laws) of the grant and exercise of stock options under the Incentive Plan. Moreover, the following summary relates only to option holders' federal income tax treatment. The state, local and foreign tax consequences may be substantially different from the federal income tax consequences described herein.

          Taxation of Ordinary Income and Capital Gains.  The ordinary income of
          ----------------------------------------------
an individual taxpayer currently is generally subject to a maximum federal income tax rate of 39.6%, while long-term capital gains of an individual currently are generally subject to a maximum tax rate of 28%. The effective marginal rates of some taxpayers may be higher to the extent that they are subject to the phase-out of personal exemptions or the reduction of itemized deductions that occur at certain income levels. The classification of income as capital or ordinary is also relevant for taxpayers who have capital losses or investment interest.

          Restricted Stock.  A participant who is granted restricted stock may,
          -----------------
if the restrictions constitute a "substantial risk of forfeiture" as defined in
Section 83 of the Code, make a Section 83(b) election to have the grant taxed as compensation income at the date of grant in an amount equal to the fair market value on the date of grant of the shares subject to such award less any amount paid by the participant for the shares. If the participant does not make a timely Section 83(b) election, the grant is generally taxed to him or her as compensation income at the date(s) that the restrictions imposed on the shares expire, in an amount on each such date equal to the fair market value on such date of the shares as to which the restrictions expire less any amount paid by the participant for the shares. Unless a participant makes a timely Section 83(b) election, any dividends paid on the shares subject to the award while such shares remain subject to the restrictions are compensation income to the participant. Provided such compensation income is, or is deemed to be, included in the holder's gross income, the Company is generally entitled to a deduction for any compensation income taxed to the participant.

          Upon a participant's sale of shares received pursuant to a grant of restricted stock, the difference between the selling price and the tax basis of the shares (generally, if a timely Section 83(b) election is made, the fair market value of the shares on the date of grant or, if a timely Section 83(b) election is not made, the fair market value of the shares on the date(s) on which the restrictions on the shares expire) is a capital gain or loss (long- or short-term, depending on the participant's holding period for the shares). A participant's holding period beings on the date of grant if a timely Section 83(b) election is made or on the date(s) on which the restrictions on the shares expire if no timely Section 83(b) election is made.

          An exception to the foregoing treatment may occur in the event that the participant is subject to Section 16(b) of the Exchange Act. In certain circumstances, the fair market value of particular shares may be determined, and the participant's holding period for such shares may commence, on a date other than the date of grant or the date on which the restrictions on such shares lapse unless the participant makes a timely Section 83(b) election with respect to such shares.

          Options.  Under the Incentive Plan, a participant may be granted
          --------
options that qualify as incentive stock options under Section 422 of the Code ("ISO") or options that do not so qualify (nonqualified options or "NQOs") or both. Generally, the tax consequences to an option holder with respect to ISOs will be different from the tax consequences with respect to NQOs, as more fully explained below. In addition, the discussion below assumes that at the time an NQO is exercised, the shares received are either fully vested or the holder makes a timely election under Section 83(b).

               Nonqualified Options.    The holder of an NQO does not recognize
               ---------------------
taxable income upon the grant of the NQO, nor is the Company entitled, for income tax purposes, to a deduction upon such a grant. The option holder recognizes ordinary compensation income (subject to withholding taxes) on the exercise of an NQO equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. If such taxable compensation is properly included in the holder's gross income by the holder or is deemed to have been properly included as a result of the timely satisfaction of certain reporting requirements by the Company, the Company should be entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the option holder on the exercise of the NQO.

     If an option holder sells shares acquired pursuant to the exercise of an NQO, the option holder will recognize capital gain or loss equal to the difference between the selling price of the shares and their fair market value on the exercise date. The capital gain is long-term or short-term, depending on whether the option holder has held the option shares for more than one year after the exercise date. The Company is not entitled to any deduction with respect to any capital gain recognized by the option holder.

     The previous paragraph assumes, for simplicity, that the option holder's tax basis in the option shares sold is equal to the fair market value of such shares on the exercise date. While this would be the case if the option holder had paid the exercise price for such shares in cash, it would not normally be the case if the option holder paid the exercise price in whole or in part by delivery of other Company Common Stock. In the latter case, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the fair market value of those received shares on the exercise date and the option holder's holding period for such received shares begins on the exercise date. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in the shares sold and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

          Incentive Stock Options.  The holder of an ISO does not realize
          ------------------------
taxable income upon the grant or exercise of the ISO and the Company is not entitled to any deduction with respect to such grant or exercise.

However, upon exercise of an ISO, the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise of the ISO over the exercise price will be included in the option holder's alternative minimum taxable income and may cause or increase a liability for alternative minimum tax. Such alternative minimum tax may be payable even though the option holder receives no cash upon the exercise of the ISO with which to pay such tax.

     The income tax treatment of any gain or loss realized upon an option holder's disposition of option shares depends on the timing of the disposition. If the option shares have been held for at least one year and if at least two years have elapsed since the date of grant of the ISO (the "Required Holding Periods"), then the option holder recognizes (i) long-term capital gain to the extent that the selling price exceeds the exercise price or (ii) long-term capital loss to the extent that the exercise price exceeds the selling price. In either case, no deduction is allowed to the Company.

     If an option holder disposes of option shares before the expiration of the Required Holding Period ( "Disqualifying Disposition"), then (i) if the selling price exceeds the fair market value of the option shares on the date the ISO was exercised, the excess of such fair market value over the exercise price is taxable to the option holder as ordinary income and the excess of the selling price over such fair market value is taxable to the option holder as capital gain (long-term or short-term depending on whether the option holder has held the shares for more than one year), (ii) if the selling price exceeds the exercise price but does not exceed the fair market value of the option shares on the date the ISO was exercised, the excess of the selling price over the exercise price is taxable to the option holder as ordinary income and (iii) if the selling price is less than the exercise price, the difference is treated as capital loss to the option holder. If, however, the disposition is a sale to a related party (as defined in Section 267(b) of the Code to include, for example, a member of the option holder's family or a corporation majority-owned by the option holder) or a gift, then the ordinary income recognized by the option holder will not be less than the excess of the fair market value of the option shares on the exercise date over the option exercise price. In each case, the Company is entitled to a deduction equal to the amount of ordinary income (but not capital gain) recognized by the option holder on the Disqualifying Disposition, provided such taxable amount is, or is deemed to be, included in the gross income of the option holder.

     The previous paragraphs assume, for simplicity, that the option holder's tax basis in the option shares disposed of is equal to the option exercise price. While this would be the case if the option holder had paid the option exercise price for such shares in cash, it would not normally be the case if the option holder paid the option exercise price in whole or in part by delivery of the Common Stock. If an option holder delivers previously acquired Common Stock (other than shares acquired upon exercise of an ISO and not held for the Required Holding Periods) in payment of all or part of the option exercise price of an ISO, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received (for capital gain purposes, but not for purposes of determining whether a Disqualifying Disposition occurs) on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) by the option holder to exercise the ISO in addition to the previously acquired shares, and such shares' holding period begins on the exercise date. Proposed regulations provided that where an ISO is exercised using previously acquired shares, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in such shares (increased by any ordinary income on such disposition) and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

     If an option holder pays the exercise price of an ISO in whole or in part with previously acquired Common Stock that was acquired upon the exercise of an ISO and that has not been held for the Required Holding Periods, the option holder will recognize ordinary income (but not capital gain) with respect to the surrendered shares under the rules applicable to Disqualifying Dispositions.
The Company will be entitled to a corresponding deduction. The option holder's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the option holder recognizes.

     Under the Incentive Plan, the Committee may allow options to be exercised after the termination of an option holder's employment. However, if an ISO is exercised more than three months after the termination of an option holder's employment other than because of the option holder's death (or more than one year after the termination of an option holder's employment because of disability) the option holder will be taxed on the exercise as if the ISO were an NQO.

          Effect of Section 16(b) of the Securities Exchange Act of 1934.  The
          ---------------------------------------------------------------
tax consequences to an option holder of the exercise of either an ISO or an NQO may vary from those described above if the option holder is a person who is subject to liability under Section 16(b) of the Exchange Act (typically, officers, directors and major shareholders of a company) for certain dealings in the Common Stock (a "16(b) Person"). In general, an option holder who is a 16(b) Person will not recognize income on receipt of the Common Stock until such holder is no longer subject to a liability under Section 16(b) with respect to the disposition of such Common Stock. However, the option holder may elect to be taxed based on the fair market value of the shares on the exercise date (and have a holding period beginning on the exercise date) by filing an election under Section 83(b) of the Code within 30 days of the exercise date.

          Other Awards.  Because other awards may take many forms, as determined
          -------------
by the Committee, it is not possible to describe generally what their tax treatment will be.

          Effect of Section 162(m) of the Internal Revenue Code.  Starting with
          ------------------------------------------------------
tax years beginning after January 1, 1994, a publicly held corporation may not deduct compensation paid to its CEO and its four other most-highly compensated officers in excess of $1 million per officer during a corporate taxable year except to the extent such amounts in excess of $1 million qualify for an exception to this limitation. To qualify for this exception, such amounts must be determined on the basis of preestablished, objective, nondiscretionary formulae that meet certain shareholder and outside director approval requirements. For this purpose, "compensation" is broadly defined and would include, for example, income realized on the exercise of non-qualified options or SARs, disqualifying dispositions of ISO shares, and the receipt (if a timely
Section 83(b) election is made) or vesting (if no Section 83(b) election is made) of restricted stock. Thus, to the extent awards granted to the Chief Executive Officer and the four other most highly compensated officers do not qualify for the performance based-exception, the Company's deductions with respect to such awards may be subject to the $1 million per executive deduction limitation.

     Incentive Plan Benefits. The following table sets forth the number of nonqualified stock options that have been granted under the Incentive Plan as of the date of the Proxy Statement to (i) the Chief Executive Officer, (ii) all current executive officers as a group, (iii) all current Directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                   1995 LONG-TERM PERFORMANCE INCENTIVE PLAN

                                                              NUMBER OF
                                                         NONQUALIFIED STOCK
NAME AND POSITION                                          OPTIONS GRANTED
- ----------------------                                   -------------------
Sean E. Reilly, President and Chief Executive Officer                314,539
Executive Group (5 persons)                                          746,987
Non-Executive Director Group                                              --
Non-Executive Officer Employee Group                                  63,200

     No other Awards have been granted under the Incentive Plan to date. The type or number of future Awards that will be granted under the Incentive Plan to the above-named individuals and groups in the future is not determinable at this time.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee of the Board of Directors:

     The Compensation Committee was established in connection with the Company's initial public offering in October 1995. The Compensation Committee is authorized to make recommendations to the Board of Directors with respect to general employee benefit levels, determine the compensation and benefits of the Company's officers and key employees and administer the Company's stock option plans. At the time of its creation, Messrs. J.R. Holland, Jr. and William K. Luby were appointed to the Committee. In February 1996, Mr. Daniel L. Shimer was added to the Committee. None of the members of the Committee is an officer or employee of the Company.

     At the time of the Heartland Transaction, the Company's existing executive officers (Messrs. Sternberg, Reilly and Norris) all entered into employment agreements with the Company. Such employment agreements were based in large part upon the terms of each executive's then existing employment agreement with Old Wireless One, each of which was executed in April 1995 at the time of Old Wireless One's sale of preferred stock and warrants to an investor group led by CMCC. The terms of such agreements were the result of arms-length negotiations between each executive and CMCC, as the principal investors in Old Wireless One. The terms of the new agreements were subject to the approval of the Compensation Committee.

     In general, these employment agreements establish the base salary for each executive during the term of the agreement, which is subject to adjustment based upon increases in the Consumers Price Index. Further, the agreements establish that such executives are eligible to receive performance bonuses if granted by the Compensation Committee in its sole discretion based upon the operating performance of the Company. In determining whether to grant bonuses to these executives, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the last completed fiscal year and the specific contributions of the individual executive officer to the Company's performance and the achievement of strategic business objectives.


     The Company's remaining executive officers, Messrs. Alton C. Rye and J. Robert Gary, were each hired by the Company in September 1995. The compensation arrangements for such executives were approved by the full Board upon the recommendation of the Compensation Committee. The salary levels for such executives were determined by the Compensation Committee based upon a review of salaries for similar positions at comparable companies and over-all competitive and market conditions. The compensation arrangements for such executives will be reviewed annually by the Compensation Committee.

     At the time of the Heartland Transaction, the Company adopted its Incentive Plan, which authorizes the granting of options or other equity-based awards to eligible employees with respect to an aggregate of 1,300,000 shares of Common Stock. At such time, the Company assumed on the same terms and conditions the nonqualified options previously issued to Messrs. Sternberg, Reilly and Norris with respect to shares of common stock of Old Wireless One. As a result of the Heartland Transaction, Old Wireless One became a wholly owned subsidiary of the Company. In addition, the Compensation Committee approved the issuance of nonqualified stock options for the following number of shares of Common Stock with an exercise price of the initial public offering price of the Common Stock to the following executive officers: Alton C. Rye -- 30,000 shares and J. Robert Gary -- 25,000 shares. In determining the relative number of options awarded, the Compensation Committee considered the position and responsibilities of such executive. Such options were awarded as part of the overall compensation package offered to Messrs. Rye and Gary at the time of their hiring.

     For the immediate future, the Compensation Committee intends to rely on options granted under the Incentive Plan as a means to compensate key members of management while the Company uses its reserves to develop its operating systems. The Committee believes that stock options are a cost-effective method of providing management with long-term compensation. In addition, the Committee believes that stock options are a particularly appropriate long-term incentive since they align the interests of the optionee with those of the stockholders by providing value to the optionee tied directly to stock price increases. In the future, the Compensation Committee intends also to rely on cash bonuses as a means to compensate key members of management.

The foregoing report has been approved by all members of the Compensation Committee.

                              J. R. Holland, Jr., Chairman
                              William K. Luby
                              Daniel L. Shimer

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on October 19, 1995 with the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is a wireless cable company. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $10.50 per share and each index was $100.00 on October 19, 1995.

                   Comparison of the Company's Common Stock,
            The Nasdaq Total Return Index and a Peer Group Index(1)



                                [Performance Chart Appears Here]





                             October 19, 1995  December 29, 1995
                             ----------------  -----------------
Wireless One, Inc.                        100                157
Nasdaq Total Return Index                 100                100
Peer Group Index                          100                 95

- -----------------------
(1) The companies selected to form the Company's industry peer group index are American Telecasting Development, Inc., CAI Wireless Systems, Inc., Heartland Wireless Communications, Inc. and People's Choice TV Corp. Total returns are based on market capitalization.

                     APPROVAL OF ISSUANCE OF COMMON STOCK

     The Company proposes to issue up to an additional 3,553,333 shares of Common Stock in connection with the Merger. See "The Merger."

     A vote for this proposal would permit the Company to consummate the Merger in accordance with the terms of the Merger Agreement. The Merger Agreement is subject to certain conditions, including: (i) the receipt of the approval of holders of a majority of Common Stock, (ii) the receipt of certain third party consent and approvals, (iii) the absence of any material adverse change in the business of TruVision and (iv) other customary conditions. Accordingly, there is no assurance that the Merger will be consummated. If the Merger is not consummated and this proposal is approved, the Company will not issue any additional Common Stock.

     CMCC, Baseball Partners, Heartland Wireless Communications, Inc., Hans J. Sternberg, Sean Reilly, Premier Venture Capital Corporation and Lamar Advertising are parties to the Voting Agreement, pursuant to which they have agreed to vote their shares to approve and adopt actions related to the consummation of the Merger. Collectively, the parties to the Voting Agreement own 52.7% of the Common Stock. Accordingly, this proposal will be adopted by the Company if the shares owned by such parties are voted in accordance with the Voting Agreement. Attached as Annex C are pro forma financial statements of the Company which give effect to the issuance of the Common Stock and the consummation of the Merger.

     Proxies will be voted for and against approval of this proposal in accordance with the specification marked thereon, and will be noted in favor of approval if no specification is made. Approval requires a favorable vote of the holders of the majority of the shares of Common Stock present at the Annual Meeting in person or by proxy, assuming a quorum. Neither the Delaware General Corporation Law nor the Company's Certificate of Incorporation provides that stockholders of the Company have cumulative voting rights. Stockholders of the Company have no preemptive rights.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                   APPROVAL OF THE ADOPTION OF THE COMPANY'S
                          1996 DIRECTORS' OPTION PLAN

     As of July 1, 1996, the Board of Directors adopted a resolution to terminate the Company's 1995 Directors' Option Plan (the "Old Plan") and to adopt, subject to stockholder approval, the Company's 1996 Non-Employee Directors' Option Plan (the "New Plan"). The New Plan, if authorized, will authorize the granting of options on shares of Common Stock based on a set formula.

     The material difference between the Old Plan and the New Plan is that under the Old Plan, the Committee determined, among other items, to whom options were granted, the number of shares subject to each option, the number of options awarded and the time at which each option was granted. Under the New Plan, each of these items will be non-discretionary and fixed upon the adoption of the New Plan.

     The table set forth below shows the number of shares of Common Stock with respect to which options will be awarded annually under the New Plan. The options to be issued will have an exercise price of 100% of the fair market value of the Company's Common Stock at the time the options are granted.



                               NEW PLAN BENEFITS

                     1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

                                           ANNUAL NUMBER OF SHARES
                 GROUP                     OF COMMON STOCK AWARDED
                -------                    ------------------------
                Outside Director Group              10,000

     The purpose in adopting the New Plan is to permit all of the non-employee Directors of the Company to participate in the Company's Option Plan. Under the Old Plan, certain non-employee Directors of the Company were disqualified from receiving options. The Company believes that it is important to attract and retain the services of persons serving as non-employee directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company. The Board of Directors accordingly recommends that shareholders vote FOR approval of the New Plan.

     The following is a description of the proposed New Plan. The description which follows is qualified in its entirety by the complete text of the New Plan attached as Annex E hereto.

     Shares Subject to the New Plan. The total number of shares (the "Shares") of Common Stock for which options may be granted under the New Plan shall not exceed 100,000 in the aggregate, subject to adjustment. Within the foregoing limitations, Shares for which options have been granted pursuant to the New Plan but which options have lapsed or otherwise terminated shall become available for the grant of additional options.

     Administration of New Plan. The New Plan shall be administered by the Board of Directors. The Board of Directors shall have the power to construe the New Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the New Plan as it may deem desirable.

     Eligibility; Grant of Option. Each director of the Company who is not, and has not been during the immediately preceding 12-month period, an officer or employee of the Company or any subsidiary of the Company (a "Participant") shall automatically be a participant in the New Plan. Options will be granted in the following manner: (a) each Participant who is in office on the Effective Plan Date (as hereinafter defined) shall, on the Effective Plan Date, automatically be granted an option to acquire 4,000 Shares under the New Plan; (b) each Participant who is in office on November 15, 1996, but who was not in office on the Effective Date, shall, on January 1, 1997, automatically be granted an option to acquire 2,000 Shares under the New Plan; (c) each Participant who is in office on November 15 of any year (commencing with November 15, 1997) shall, on the immediately succeeding January 1, automatically be granted an option to acquire 2,000 Shares under the New Plan.

     Option Plan. Each option granted under the New Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the Participant to whom such option is granted, which Agreement may but need not be identical and which shall (i) comply with and be subject to the terms and conditions of the New Plan and (ii) provide that the Participant agrees to continue to serve as a director of the Company during the term for which he or she was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the New Plan as may be determined by the Board of Directors. No option shall be deemed granted within the meaning of the New Plan and no purported grant of any option shall be effective until such Agreement shall have been duly executed on behalf of the Company and the Participant to whom the option is to be granted.

     Option Exercise Price. The option exercise price for an option granted under the New Plan shall be the fair market value of the Shares covered by the option on the date on which such option is granted or, if such date is not a business day on which Shares are traded, the next immediately preceding business day (the "Pricing Date"). For purposes hereof, the fair market value of the Shares covered by an option shall be the average of the high and low sales prices of the Shares on the Pricing Date as reported on the National Association of Securities Dealers, Inc. Automated Quotation System - National Market System or on the principal national securities exchange on which the Shares are then listed for trading.

     Time and Manner of Exercise of Option. (a) Options granted under the New Plan shall become exercisable in installments of 25 percent upon each anniversary of the date of grant; (b) to the extent that the right to exercise an option has accrued and is in effect, the option may be exercised from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares in cash, check, delivery of Shares or other method determined by the Board of Directors; (c) upon exercise of the option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the option an soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Company, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

     Term of Options. Each option shall expire seven years from the date of the granting thereof, but shall be subject to earlier termination as follows: (a) the event of the death of a Participant, the option granted to such Participant may be exercised, to the extent exercisable on the date of death by the estate of such Participant, or by any person or persons who acquired the right to exercise such option by will or by the laws of descent and distribution. Such option may be exercised at any time within 180 days after the date of each such Participant or prior to the date on which the option expires by its terms, whichever is earlier; (b) in the event that a Participant ceases to be a director of the Company, other than by reason of his or her death, the option granted to such Participant may be exercised, to the extent exercisable on the date the Participant ceases to be a director, for a period of 30 days after such date, or prior to the date on which the option expires by its terms, whichever is earlier.

     Merger, Consolidation, Sale of Assets, Etc., Resulting in Changing of Control. (a) In the event of a Change in Control (as hereinafter defined), an option granted to a Participant shall become fully exercisable if, within one year of such Change in Control, such Participant shall cease for any reason to be a member of the Board of Directors. For purposes hereof, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term in used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Director shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each now director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; any exercise of an option permitted shall be made within 180 days of the-relevant Participant's termination as a director of the Company.

     Options Not Transferable. The right of any Participant to exercise an option granted to him or her under the New Plan shall not be assignable or transferable by such Participant otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Participant only by him or her.

     No Rights as Stockholder Until Exercise. Neither the recipient of an option under the New Plan nor his or her successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

     Adjustments Upon Changes in Capitalization. In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, combination of shares or dividend payable in capital stock, appropriate adjustment shall to made in the number and kind of shares subject to and reserved for issuance or transfer under the New Plan and as to which outstanding options (or portions thereof then unexercised) shall be exercisable, to the end that the proportionate interest of Participants and prospective Participants, with respect to options theretofore granted and to be granted, shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, but with a corresponding adjustment in the option price per share.

       Restrictions on Issue of Shares. Anything contained in this New Plan to the contrary notwithstanding, the Company may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied: (i) Shares with respect to which an option has been exercised are at the time of the issuance or transfer of such Shares effectively registered under applicable federal securities laws now in force or hereafter amended; or (ii) counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from the registration under applicable federal securities laws now in force or hereafter amended.

       It is intended that all exercises of options shall be effective. Accordingly, the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance or transfer from the Company's treasury of Shares in respect of which any option may be exercised.

       Purchase for Investment. Unless the Shares to be issued upon exercise of an option granted under the New Plan have been effectively registered under the Securities Act, as now in force or hereafter amended, the Company shall be under no obligation to issue or transfer any Shares covered by any option unless the person or persons who exercise such option, in whole or in part, shall give a written representation and undertaking to the Company, which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she in acquiring the Shares issued or transferred to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution for any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to such effect may be endorsed upon the certificates representing the Shares.

       Effective Date. The effective date (the "Effective Plan Date") of this New Plan shall be the date on which the New Plan is approved by the stockholders of the Company.

       Expenses of the New Plan. All costs and expenses of the adoption and administration of the New Plan shall be borne by the Company and none of such expenses shall be charged to any Participant.

       Termination and Amendment of New Plan. Unless sooner terminated as herein provided, the New Plan shall terminate ten years from the Effective Date. The Board of Directors may at any time terminate the New Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the New Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, however, that, except as provided in Section 12, the Board of Directors may not, without the approval of the stockholders of the Company, increase the maximum aggregate number of shares for which options may be granted under the New Plan or the number of Shares for which an option may be granted to any Participant. Termination or any modification or amendment of the New Plan shall not, without the consent of a Participant, affect his or her rights under an option previously granted to him or her.

       Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences to participants of the grant and exercise of certain options under the New Plan. This summary does not purport to address all aspects of federal income taxes that may affect participants in light of their individual circumstances. Moreover, this summary is based upon the current provisions of the Code, Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, administrative pronouncements and court interpretations thereof in effect as of the date hereof. It is possible that future legislative, regulatory, judicial or administrative changes or interpretations could modify such tax consequences and the conclusions reached below and that any such change could apply retroactively. This summary applies only to participants who acquire options under the New Plan in connection with their service as a member of the Board of Directors and exercise such options during their lifetimes. Because federal income tax consequences will vary as a result of individual circumstances, each option holder is urged to consult a tax advisor with respect to the tax consequences (including those under state and local tax laws) of the grant and exercise of stock options under the New Plan. Moreover, the following summary relates only to option holders' federal income tax treatment. The state, local and foreign tax consequences may be substantially different from the federal income tax consequences described herein.

       Taxation of Ordinary Income and Capital Gains.  The ordinary income of an
       ----------------------------------------------
individual taxpayer currently is generally subject to a maximum federal income tax rate of 39.6%, while long-term capital gains of an individual currently are generally subject to a maximum tax rate of 28%. The effective marginal rates of some taxpayers may be higher to the extent that they are subject to the phase-out of personal exemptions or the reduction of itemized deductions that occur at certain income levels. The classification of income as capital or ordinary is also relevant for taxpayers who have capital losses or investment interest.

       Nonqualified Options.  Under the New Plan, a participant may only be
       ---------------------
granted options that do not qualify as incentive stock options under Section 422 of the Code (nonqualified options or "NQOs"). The holder of an NQO does not recognize taxable income upon the grant of the NQO, nor is the Company entitled, for income tax purposes, to a deduction upon such a grant. The option holder recognizes ordinary compensation income (subject to withholding taxes) on the exercise of an NQO equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. If such taxable compensation is properly included in the holder's gross income by the holder or is deemed to have been properly included as a result of the timely satisfaction of certain reporting requirements by the Company, the Company should be entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the option holder on the exercise of the NQO.

       If an option holder sells shares acquired pursuant to the exercise of an NQO, the option holder will recognize capital gain or loss equal to the difference between the selling price of the shares and their fair market value on the exercise date. The capital gain is long-term or short-term, depending on whether the option holder has held the option shares for more than one year after the exercise date. The Company is not entitled to any deduction with respect to any capital gain recognized by the option holder.

       The previous paragraph assumes, for simplicity, that the option holder's tax basis in the option shares sold is equal to the fair market value of such shares on the exercise date. While this would be the case if the option holder had paid the exercise price for such shares in cash, it would not normally be the case if the option holder paid the exercise price in whole or in part by delivery of other Common Stock. In the latter case, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the fair market value of those received shares on the exercise date and the option holder's holding period for such received shares begins on the exercise date. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in the shares sold and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

       Effect of Section 16(b) of the Securities Exchange Act of 1934.  The tax
       ---------------------------------------------------------------
consequences to an option holder of the exercise of an NQO may vary from those described above if the option holder is a person who is subject to liability under Section 16(b) of the Exchange Act (typically, officers, directors and major stockholders of a company) for certain dealings in the Common Stock (a "16(b) Person"). In general, an option holder who is a 16(b) Person will not recognize income on receipt of the Common Stock until such holder is no longer subject to a liability under Section 16(b) with respect to the disposition of such Common Stock. However, the option holder may elect to be taxed based on the fair market value of the shares on the exercise date (and have a holding period beginning on the exercise date) by filing an election under Section 83(b) of the Code within 30 days of the exercise date.

       Effect of Section 162(m) of the Internal Revenue Code.  Starting with tax
       ------------------------------------------------------
years beginning after January 1, 1994, a publicly held corporation may not deduct compensation paid to its chief executive officer and its four other most-highly compensated officers in excess of $1 million per officer during a corporate taxable year except to the extent such amounts in excess of $1 million qualify for an exception to this limitation. To qualify for this exception, such amounts must be determined on the basis of preestablished, objective, nondiscretionary formulae that meet certain stockholder and outside director approval requirements. For this purpose, "compensation" is broadly defined and would include, for example, income realized on the exercise of nonqualified options or SARs disqualifying dispositions of ISO shares, and the receipt (if a timely Section 83(b) election is made) or vesting (if no Section 83(b) election is made) of restricted stock. Thus, to the extent awards granted to the Chief Executive Officer and the four other most highly compensated officers do not qualify for the performance based-exception, the Company's deductions with respect to such awards may be subject to the $1 million per executive deduction limitation.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

      APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The Board of Directors recommends a vote for approval of the appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the fiscal year ended December 31, 1996. During fiscal 1995, KPMG Peat Marwick LLP examined the financial statements of the Company and its subsidiaries. It is expected that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.


        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

          Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1997 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 24, 1996. Such proposals should be submitted by certified mail, return receipt requested.

          The Company's By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 130 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be received prior to the close of business on the 10th day following such notice of the date of the annual meeting was mailed and public disclosure was made. In addition, such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the By-Laws provisions from the Secretary of the Company.

          The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Chief Financial Officer, Wireless One, Inc., 11301 Industriplex, Suite 4, Baton Rouge, Louisiana 70809-4115.

                                 OTHER MATTERS

          It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting; however, if other matters are properly presented, the persons named as proxies, or their substitutes, will vote in accordance with their judgment with respect to such matters.


                                 By Order of the Board of Directors



                                 William C. Norris
                                 Secretary

July 3, 1996


          IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following is incorporated in this Proxy Statement by reference and made a part hereof: (a) the Company's 1995 Annual Report for fiscal year ended December 31, 1995 (b) the Company's Quarterly Report for the fiscal quarter ended March 31, 1996 (c) the pro forma financial statements attached hereto as Annex C and (d) the financial statements of TruVision attached hereto as Annex D.

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----

THE ANNUAL MEETING                                                                                   1
Date, Time and Place; Purpose of the Annual Meeting                                                  1
Record Date, Voting Rights and Vote Required                                                         1
Proxies                                                                                              2
THE MERGER                                                                                           3
Background of the Merger                                                                             4
Reasons for the Merger; Recommendation of the Board of Directors                                     6
Opinion of Financial Advisor                                                                         7
Interests of Certain Persons in the Merger                                                          12
Risk Factors Related to the Merger                                                                  13
Federal Income Tax Consequences of the Merger                                                       16
Accounting Treatment                                                                                16
REGULATORY MATTERS                                                                                  17
Communications Act                                                                                  17
HSR Act                                                                                             17
BUSINESS OF TRUVISION                                                                               18
Operating Markets                                                                                   18
Acquisition Markets                                                                                 20
Properties                                                                                          20
MANAGEMENT'S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF OPERATION OF TRUVISION    21
Results of Operations for the Quarter Ended March 31, 1996                                          21
Results of Operations for the Quarter Ended March 31, 1995                                          22
Results of Operations for the Year Ended December 31, 1995                                          23
Results of Operations for the Year Ended December 31, 1994                                          24
Results of Operations for the Year Ended December 31, 1993                                          25
Liquidity and Capital Resources                                                                     25
Income Tax Matters                                                                                  27
Inflation                                                                                           27
Other                                                                                               27
SELECTED HISTORICAL FINANCIAL DATA OF TRUVISION                                                     28
MARKET PRICES AND DIVIDENDS                                                                         29
THE MERGER AGREEMENT                                                                                29
Effective Time                                                                                      29
Merger Consideration                                                                                29
Certain Representations and Warranties                                                              31
Conduct of TruVision Prior to the Merger                                                            31
Certain Covenants                                                                                   31
No Solicitation                                                                                     32
Conditions to the Merger                                                                            33
Indemnification                                                                                     33
Termination                                                                                         34
OTHER AGREEMENTS                                                                                    35
Registration Agreements                                                                             35
Stockholders Agreements                                                                             35
ELECTION OF DIRECTORS                                                                               36
Director Nominees (Class I Directors) (term expiring at the 1999 annual meeting)                    38

Directors (term expiring at the 1997 annual meeting)                                                38
Class III Directors (term expiring at the 1998 annual meeting)                                      39
Committees and Directors' Meetings                                                                  39
Compensation Committee Interlocks and Insider Participation                                         40
Certain Relationships and Related Transactions                                                      40
Compliance with Section 16(a) of the Securities Exchange Act of 1934                                42
BENEFICIAL OWNERSHIP OF COMMON STOCK                                                                43
COMPENSATION OF EXECUTIVE OFFICERS                                                                  45
Summary Compensation Table                                                                          45
Stock Option Grants                                                                                 45
Option Grants in Last Fiscal Year                                                                   45
Stock Option Holdings                                                                               46
Aggregated Fiscal Year-End Option Values                                                            46
Employment Agreements                                                                               46
1995 Long-Term Incentive Plan                                                                       47
Compensation Committee Report on Executive Compensation                                             56
PERFORMANCE GRAPH                                                                                   58
APPROVAL OF ISSUANCE OF COMMON STOCK                                                                59
APPROVAL OF THE ADOPTION OF THE COMPANY'S1996 DIRECTORS' OPTION PLAN                                59
APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                 65
SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION                                    65
OTHER MATTERS                                                                                       65
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                     66

Annex A        GKM Opinion
Annex B        Agreement and Plan of Merger
Annex C        Pro Forma Financial  Data
Annex D        TruVision Financial Statements
Annex E        The Company's 1996 Non-Employee Directors' Option Plan

                                                                         ANNEX A

[LETTERHEAD OF GKM APPEARS HERE]

July [5], 1996


The Board of Directors
Wireless One, Inc.
11301 Industriplex Boulevard, Suite 4
Baton Rouge, LA 70809-4115

Members of the Board:

      Wireless One, Inc. ("Wireless One"), TruVision Wireless, Inc. ("TruVision") and Wireless One MergerSub Inc. ("MergerSub"), a wholly owned subsidiary of Wireless One, have entered into an Agreement and Plan of Merger, dated as of April 25, 1996 (the "Merger Agreement"), pursuant to which, among other things, (i) TruVision will be merged with and into MergerSub (the "Merger") and (ii) Wireless One will issue to the holders of TruVision common stock, par value $0.01 per share (the "TruVision Common Stock"), up to 3,373,333 shares of common stock of Wireless One, par value $0.01 per share (the "Wireless One Common Stock"), subject to certain adjustments and escrow arrangements.

      You have requested the opinion of Gerard Klauer Mattison & Co., LLC ("GKM") as to the fairness, from a financial point of view, to the stockholders of Wireless One of the consideration to be paid by Wireless One.

      In arriving at our opinion set forth below, we have:

(i) Analyzed certain publicly available financial statements and other information of Wireless One and TruVision;

(ii) Reviewed certain internal business, operating and financial information of Wireless One and TruVision, including financial forecasts of the combined entity, furnished to us by Wireless One;

(iii) Discussed the past and current operations and financial condition and the prospects of Wireless One, TruVision and the combined entity with members of senior management of Wireless One, including their view of the strategic rationale for the Merger and the economic benefits of the Merger to Wireless One;

(iv) Reviewed the reported prices and trading activity for the Wireless One Common Stock;

The Board of Directors
Wireless One, Inc.
July [5], 1996
Page 2


(v) Analyzed the pro forma impact of the Merger on Wireless One's earnings per share, consolidated capitalization and financial ratios and the relative contributions of Wireless One and TruVision to the combined entity in terms of subscribers, line-of-sight households, net sales and earnings before interest, taxes, depreciation and amortization based on information provided to us by Wireless One.

(vi) Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(vii) Compared the financial and stock performance of Wireless One to that of certain other comparable public companies; and

(viii) Conducted such other analyses, performed such other investigations and considered such other matters as we deemed necessary to arrive at our opinion, including our assessment of general economic, market and monetary conditions.

      In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information, including representations and warranties in the Merger Agreement and financial forecasts and forward-looking information, provided to or otherwise reviewed by or discussed with us. In addition, with respect to financial forecasts and other forward-looking information provided to or otherwise reviewed by or discussed with us, we have relied upon, without independent verification, the assurance of the management of Wireless One that such forecasts and other information, and the underlying assumptions, are reasonable and are based on the best currently available estimates as to the most likely future financial performance of TruVision, Wireless One and the combined entity, including the most likely actions to be taken by management, future economic, industry and relevant business events and conditions, and cost savings and other synergies anticipated to result from the Merger. We have been provided only limited information, such as limited financial forecasts or other forward-looking information, by Wireless One regarding TruVision, and our opinion is necessarily subject to change based on information regarding TruVision which has not been made available to us. We have not made or been provided with an independent evaluation or appraisal of the assets and liabilities of TruVision or Wireless One nor have we made any physical inspection of the properties or assets of TruVision or Wireless One. GKM has not been asked to opine to, and our opinion does not in any manner address, Wireless One's underlying business decision to effect the Merger or any other transaction in which Wireless One might engage. GKM's opinion is necessarily based upon economic, market and other conditions as in effect, and information provided to or otherwise reviewed by or discussed with us, as of the date hereof. We express no opinion as to what the value to Wireless One Common Stock actually will be when issued to the holders of TruVision Common Stock pursuant to the Merger or the price at which Wireless One Common Stock will trade any time in the future.

The Board of Directors
Wireless One, Inc.
July [5], 1996
Page 3

      GKM has been engaged to render financial advisory services to the Board of Directors of Wireless One in connection with the Merger and will receive a fee for its services. GKM will also receive a fee upon the delivery of this opinion and additional fees for certain additional or updated opinions delivered in connection with the Merger. In addition, Wireless One has agreed to indemnify GKM for certain liabilities, losses and damages which may arise out of the rendering of financial advisory services to Wireless One in connection with the Merger. In the ordinary course of our business, GKM may actively trade the securities of Wireless One for GKM's own account or for the account of GKM's customers and, accordingly, may at any time hold a long or short position in such securities. In addition, in connection with Wireless One's initial public offering, GKM acquired warrants to purchase an aggregate of 300,000 shares of Wireless One Common Stock.

      In October 1995, GKM performed certain investment banking services for Wireless One, including, acting as lead manager for the initial public offering of Wireless One Common Stock and co-manager for the unit offering of Wireless One notes and warrants, and received compensation for such services. In addition, Wireless One has granted to GKM, subject to certain conditions, a right of first refusal to act on behalf of Wireless One in connection with any sale, offer or placement of Wireless One securities. With respect to the sale, offer or placement of equity securities, such right of first refusal continues until October 1997 and with respect to the sale, offer or placement of debt securities, such right of first refusal continues until April 1997. GKM has been engaged to act as co-manager for Wireless One's anticipated note offering which is expected to be consummated in the third quarter of 1996. GKM may provide additional investment banking services to Wireless One in the future.


      Based upon and subject to the foregoing, GKM is of the opinion that, as of the date hereof, the consideration to be paid by Wireless One in the Merger is fair to the stockholders of Wireless One from a financial point of view.

                                       Very truly yours,



                                       GERARD KLAUER MATTISON & CO., LLC

                                                                         ANNEX B

                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF APRIL 25, 1996



                                     AMONG


                            TRUVISION WIRELESS, INC.
                            (A DELAWARE CORPORATION)


                                      AND


                          WIRELESS ONE MERGERSUB, INC.
                            (A DELAWARE CORPORATION)


                                      AND

                               WIRELESS ONE, INC.
                            (A DELAWARE CORPORATION)


                              AND EXHIBITS THERETO

ANNEX.B

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of the 25th day of April, 1996, by and among TRUVISION WIRELESS, INC., a Delaware corporation ("TWI"), WIRELESS ONE MERGERSUB, INC., a Delaware corporation ("MergerSub") and WIRELESS ONE, INC., a Delaware corporation ("WOI").


                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of TWI, MergerSub and WOI have approved the merger of MergerSub with and into TWI pursuant and subject to the terms and conditions of this Agreement (the "Merger"), whereby each issued and outstanding share of common stock, par value $0.01 per share, of TWI at the Effective Time ("TWI Common Share") will be converted into the right to receive the Per-Share Portion of the Conversion Amount for such TWI Common Share; and

     WHEREAS, TWI, MergerSub and WOI contemplate that the Merger will be classified as a tax-free reorganization pursuant to Section 368(a)(i)(B) of the Code; and

     WHEREAS, TWI, MergerSub and WOI desire to make certain representations, warranties and agreements in connection with the Merger and also to set forth the various conditions to the Merger; and

     WHEREAS, the respective Boards of Directors of TWI, MergerSub and WOI have adopted resolutions approving this Agreement; and

     WHEREAS, the terms used in this Agreement shall have the meanings respectively ascribed to them in Article 11.1 hereof.

     NOW, THEREFORE, the parties hereto hereby adopt the above recitals and agree as follows:

ARTICLE 1.    THE MERGER

          1.1 THE MERGER. At the Effective Time, MergerSub will merge with and into TWI in accordance with the terms and conditions of this Agreement. TWI shall be the corporation surviving the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified under the Delaware General Corporation Law ("DGCL").


AGREEMENT AND PLAN OF MERGER - PAGE 1

ANNEX.B

          1.2  EFFECT OF THE MERGER.

          (A) EFFECTIVE TIME. At the Effective Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, (i) MergerSub will merge with and into TWI by the filing with the Secretary of the State of Delaware of a Certificate of Merger; (ii) each TWI Common Share outstanding at the Effective Time, by said occurrence and with no further action on the part of the holder thereof, shall be transformed and converted into the right to receive, upon surrender of the certificate for such TWI Common Share, the Per-Share Portion of the Merger Shares for such TWI Common Share without interest or any similar payment thereon or with respect thereto;
(iii) each share of common stock of MergerSub outstanding prior to the Merger will, by said occurrence and with no further action on the part of the holder thereof, be transformed and converted into one share of common stock of the Surviving Corporation, so that thereafter WOI will be the sole and exclusive owner of all equity securities of the Surviving Corporation; and (iv) the Surviving Corporation shall be the owner of all of the business, assets, rights and other attributes thereto of, or held by, either TWI or MergerSub.

          (B) MERGER SHARES. On the Closing Date, the Outstanding TWI Shares, in the aggregate, shall be converted into the right to receive the number of WOI Common Shares equal to the "Merger Shares," which shall consist of the aggregate of (i) the Non-Contingent Amount, (ii) upon the expiration of the General Escrow Period, the General Contingent Amount, (iii) if the Gadsden Acquisition has not been consummated prior to the Effective Time, then the Gadsden Contingent Amount, if and when the Gadsden Acquisition is consummated and the Market Delivery Requirement is satisfied with respect to the Gadsden, Alabama market,
(iv) if the Huntsville Acquisition has not been consummated prior to the Effective Time, the Huntsville Contingent Amount, if and when the Huntsville Acquisition is consummated and the Market Delivery Requirement is satisfied with respect to the Huntsville, Alabama market, (v) if the Jackson Acquisition has not been consummated prior to the Effective Time, then the Jackson Contingent Amount, if and when the Jackson Acquisition is consummated and the Market Delivery Requirement is satisfied with respect to the Jackson, Tennessee market,
(vi) if the Memphis Acquisition has not been consummated prior to the Effective Time, then the Memphis Contingent Amount, if and when the Memphis Acquisition is consummated and the Market Delivery Requirement is satisfied with respect to the Memphis, Tennessee Market, and (vii) as and when additional WOI Common Shares become issuable pursuant to Section 10.3, the WOI Contingent Amount. As used herein:

          (A) the "General Contingent Amount" shall mean 168,667 WOI Common Shares, subject to reduction as provided herein and in accordance with the terms of the General Escrow Agreement;

          (B) if the Gadsden Acquisition is consummated prior to the Effective Time, then the "Gadsden Contingent Amount" shall mean zero (0) WOI Common Shares,

AGREEMENT AND PLAN OF MERGER - PAGE 2

ANNEX.B

and if the Gadsden Acquisition is not consummated prior to the Effective Time, then the "Gadsden Contingent Amount" shall mean 258,793 WOI Common Shares;

          (C) if the Huntsville Acquisition is consummated prior to the Effective Time, then the "Huntsville Contingent Amount" shall mean zero (0) WOI Common Shares, and if the Huntsville Acquisition is not consummated prior to the Effective Time, then the "Huntsville Contingent Amount" shall mean 121,447 WOI Common Shares;

          (D) if the Jackson Acquisition is consummated prior to the Effective Time, then the "Jackson Contingent Amount" shall mean zero (0) WOI Common Shares, and if the Jackson Acquisition is not consummated prior to the Effective Time, then the "Jackson Contingent Amount" shall mean 36,633 WOI Common Shares;

          (E) if the Memphis Acquisition is consummated prior to the Effective Time, then the "Memphis Contingent Amount" shall mean zero (0) WOI Common Shares, and if the Memphis Acquisition is not consummated prior to the Effective Time, then the "Memphis Contingent Amount" shall mean 731,167 WOI Common Shares;

          (F) the "Non-Contingent Amount" shall mean (1) the number of Base Shares, reduced by (2) 168,667, and further reduced by (3) the aggregate of the Acquisition Contingent Amounts;

          (G) the "Acquisition Contingent Amounts" means the Gadsden Contingent Amount, the Huntsville Contingent Amount, the Jackson Contingent Amount and the Memphis Contingent Amount;

          (H) the "Market Delivery Requirement" shall be deemed to have been satisfied with respect to any Market at the time in question if, at such time, at least 12 Channels licensed by the FCC to, or leased to, TWI or any of its Subsidiaries in such Market are both Granted Channels and Good Channels;

          (I) A "Granted Channel" means a Channel authorized by conditional license, license or construction authorization (in each case, other than a STA, experimental or developmental authorization) which is in full force and effect, validly issued, not subject to a pending revocation proceeding, not in jeopardy of cancellation under FCC Rule 21.303 for removal of equipment, and not subject to forfeiture for any failure to meet a condition of the instrument; and

          (J) A "Good Channel" means a Channel as to which at the time in question (1) if such Channel has been authorized pursuant to a construction authorization, either the last date for construction printed on such construction authorization has not occurred or such Channel is the subject of a pending application for the extension of such last date which was filed prior to such last date, (2) each Consent, if any, which is required


AGREEMENT AND PLAN OF MERGER - PAGE 3

ANNEX.B

with respect to such Channel (including under the related TWI Channel Lease, if any) has been obtained and is in effect, (3) if such Channel is the subject of a TWI Channel Lease, then such Channel Lease is in full force and effect, such TWI Channel Lease is not subject to termination at the option of the TWI Lessor, and no party to such TWI Channel Lease is in default or breach in any material respect under such Channel Lease, (4) if such Channel is an MDS Channel, then TWI or a Subsidiary of TWI has full-time use of the capacity of such Channel, and (5) in the case of a Channel which is the subject of a Specified Acquisition, such Specified Acquisition has been consummated and there have been obtained all consents, approvals, authorizations and waivers of any public, government or regulatory body, authority, agency or unit and any and all consents, approvals, authorizations and waivers from parties to any contract or agreement related thereto or any other person that are required for the lawful consummation of such Specified Acquisition or are necessary for TWI and its Subsidiaries to conduct their operations with respect to such Channel after the consummation of such Specified Acquisition.

Notwithstanding the foregoing, if at the Effective Time the Market Delivery Requirement has not been satisfied with respect to any Owned Market (a "Non-Delivery Market"), then there shall be withheld from the Non-Contingent Amount a number of WOI Common Shares which is equal to the number of shares specified on the attached Exhibit 1.2(b) for such Owned Market (the "Market Delivery Contingent Shares" for such Owned Market). The Market Delivery Contingent Shares for any Non-Delivery Market shall be restored to the Non-Contingent Amount if and when, after the Effective Time, the Market Delivery Requirement is satisfied with respect to such Non-Delivery Market.

Except as set forth in Section 7.3(d), the fact that any Channel or Channels are not Granted Channels or Good Channels shall not (i) constitute a breach of any representation, warranty, covenant or agreement set forth herein or failure of any condition set forth herein to be satisfied, (ii) be considered in determining whether or not there has been a Material Adverse Effect with respect to TWI or (iii) constitute the basis or part of the basis for any right of WOI not to proceed with the Closing.

The respective quantities of WOI Common Shares which constitute the General Contingent Amount, the Gadsden Contingent Amount, the Huntsville Contingent Amount, the Jackson Contingent Amount, the Memphis Contingent Amount and any Market Delivery Contingent Amount will be (x) proportionately increased to reflect any stock dividend, stock split or other subdivision of the WOI Common Shares effected after the date of this Agreement and prior to the Effective Time, and (y) proportionately decreased to reflect any reverse stock split or other combination of the WOI Common Shares which is effected after the date of this Agreement and prior to the Effective Time.

          (C) BASE SHARES; ADJUSTMENTS. As used herein, the "Base Shares" means the number of WOI Common Shares equal to the Aggregate Initial Share Amount minus the Adjustment Shares, and the "Adjustment Shares" means the number of WOI Common Shares,

AGREEMENT AND PLAN OF MERGER - PAGE 4

ANNEX.B

equal to the Adjustment Amount divided by the Exchange Price. As used herein, the term "Adjustment Amount" means

          (i) the product of (A) 14,200 minus the number of Bona Fide Subscribers in the Existing Markets on March 31, 1996 multiplied by (B) $1,275; plus

          (ii) the amount of the Net GAAP Debt as of March 31, 1996 in excess of the amount of the Permitted Net GAAP Debt; plus

          (iii) the excess of the aggregate amount of all Prior Offering Expenses over $1,000,000; plus

          (iv) the aggregate amount of any payments to TWI's officers, directors, employees or any of TWI's or their Affiliates in violation of the terms of this Agreement; and

          (v) the aggregate amount of any payments made or required to be made pursuant to the terms of all TWI Channel Leases by reason of the Merger (other than the acceleration of any scheduled amount which would otherwise be payable pursuant to any TWI Channel Lease) in excess of $60,000.

          (D) OUTSTANDING TWI SHARES. As used herein, the "Outstanding TWI Shares" means the TWI Common Shares which are outstanding immediately prior to the Effective Time.

          (E) CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of MergerSub immediately prior to the Effective Time.

          (F) BYLAWS OF THE SURVIVING CORPORATION. The bylaws of the Surviving Corporation shall be the bylaws of MergerSub immediately prior to the Effective Time.

          (G) BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The board of directors and officers of MergerSub immediately prior to the Effective Time shall be the board of directors and the officers of the Surviving Corporation, respectively, immediately upon the Effective Time, and such persons shall serve in such positions for the respective terms provided by applicable Legal Requirements or in the bylaws of the Surviving Corporation and until their respective successors are elected and qualified.

          (H)  WOI TO ESTABLISH ESCROWS.

AGREEMENT AND PLAN OF MERGER - PAGE 5

ANNEX.B

          (i) United States Trust Company of New York, or another person who is selected prior to the Effective Time by TWI and WOI, shall act as the General Escrow Agent, the Acquisition Escrow Agent and the Market Delivery Escrow Agent for purposes of administering the distribution of the General Contingent Amount, the Acquisition Contingent Amounts, if any, and the Market Delivery Contingent Shares, if any, respectively. In the event United States Trust Company of New York or any other person so selected is unable or unwilling to act as the General Escrow Agent, the Acquisition Escrow Agent or the Market Delivery Escrow Agent, then TWI and WOI shall, upon mutual agreement, seek to select a comparable party to act as such. Neither WOI nor TWI will unreasonably withhold its approval of any financial institution proposed by the other of them to act as the General Escrow Agent, the Acquisition Escrow Agent or the Market Delivery Escrow Agent.

          (ii) WOI Common Shares representing the General Contingent Amount shall be held by the General Escrow Agent pursuant to the terms of an Escrow Agreement (the "General Escrow Agreement") in the form attached hereto as
 Exhibit 1.2(h).

          (iii) WOI Common Shares representing the Acquisition Contingent Amounts, if any, shall be held by the Acquisition Escrow Agent pursuant to the terms of an escrow agreement (the "Acquisition Escrow Agreement") which will provide for the release of the WOI Common Shares constituting the Acquisition Contingent Amount for any Specified Acquisition upon the later of the consummation after the Effective Time of such Specified Acquisition and the satisfaction of the Market Delivery Requirement with respect to the related Market, in accordance with procedural, dispute and resolution mechanism and other provisions comparable to those set forth in the General Escrow Agreement.

          (iv) WOI Common Shares representing the Market Delivery Contingent Share for the Non-Delivery Market(s), if any, shall be held by the Market Delivery Escrow Agent pursuant to the terms of an escrow agreement (the "Market Delivery Escrow Agreement") which will provide for the release of the WOI Common Shares constituting the Market Delivery Contingent Shares for each Non-Delivery Market upon the satisfaction of the Market Delivery Requirement with respect to such Non-Delivery Market, in accordance with procedural, dispute and resolution mechanism and other provisions comparable to those set forth in the General Escrow Agreement.

          (I) EXCHANGE PROCEDURES. At or prior to the Effective Time, each holder of record of Outstanding TWI Shares shall deliver to WOI for cancellation the certificates representing such Outstanding TWI Shares (the "Certificates"). Upon surrender of a Certificate for cancellation, together with an investment letter in the form attached hereto as Exhibit 1.2(i) ("Stockholder Letter"), duly executed as of such time, (i) the holder of such Certificate shall receive in exchange therefor the Per-Share Portion of the Non-Contingent Amount, and shall be

AGREEMENT AND PLAN OF MERGER - PAGE 6

ANNEX.B

entitled to receive (A) upon the expiration of the General Escrow Period, the Per-Share Portion of the General Contingent Amount (to the extent not released to WOI pursuant to the General Escrow Agreement), (B) the Per-Share Portion of the Acquisition Contingent Amount(s), if any, pursuant to the Acquisition Escrow Agreement, (C) the Per-Share Portion of the Market Delivery Contingent Shares, if any, pursuant to the Market Delivery Escrow Agreement, and (D) to the extent issued or issuable pursuant to Section 10.3, the Per-Share Portion of the WOI Contingent Amount, in each case for the Outstanding TWI Shares represented by such Certificate, and (ii) the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.2(i), each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the Per-Share Portion of the Merger Shares with respect to each Outstanding TWI Share represented thereby in accordance with the terms of this Agreement, as follows:

          (I) Upon the Closing Date (or, if later, on the date of the surrender of such Certificate), the holder of the Outstanding TWI Shares represented by such Certificate shall receive the Per-Share Portion of the Non-Contingent Amount for the Outstanding TWI Shares represented by such Certificate;

          (II) Subject to the terms of the General Escrow Agreement, the holder of the Outstanding TWI Shares represented by such Certificate shall be entitled to receive the Per-Share Portion of the General Contingent Amount for the Outstanding TWI Shares represented by such Certificate;

          (III) Subject to the terms of the Acquisition Escrow Agreement, the holder of the Outstanding TWI Shares represented by such Certificate shall be entitled to receive the Per-Share Portion of the Acquisition Contingent Amount(s), if any, for the Outstanding TWI Shares represented by such Certificate;

          (IV) Subject to the terms of the Market Delivery Escrow Agreement, the holder of the Outstanding TWI Shares represented by such Certificate shall be entitled to receive the Market Delivery Contingent Shares, if any, for the Outstanding TWI Shares represented by such Certificate; and

          (V) As and when issued pursuant to Section 10.3 (or, if later, on the date of the surrender of such Certificate), the holder of the Outstanding TWI Shares represented by such Certificate shall be entitled to receive the Per-Share Portion of the WOI Contingent Amount for the Outstanding TWI Shares represented by such Certificate.

          (J) REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT. The WOI shares to be received by the TWI Stockholders will be offered and sold in reliance upon an exemption from the Securities Act of 1933, as amended, and will bear the restrictive legend set forth in Exhibit 1.2(j)-1 hereto. On the Closing Date,
 (i) WOI shall amend and restate that


AGREEMENT AND PLAN OF MERGER - PAGE 7

ANNEX.B

certain Registration Agreement dated October 24, 1995 among WOI and the WOI stockholders who are parties thereto (collectively, the "WOI Initial Stockholders"), as provided in the Amended and Restated Registration Agreement attached in the form of Exhibit 1.2(j)-2 hereto, and each TWI Stockholder upon his or its counter signature thereto shall be bound by and entitled to the benefits of such agreement; and (ii) WOI shall amend and restate that certain Stockholders Agreement dated October 24, 1995 among WOI and certain of the WOI Initial Stockholders, as provided in the Amended and Restated Stockholders Agreement attached in the form of Exhibit 1.2(j)-3 hereto, and each TWI Stockholder upon his or its counter signature thereto shall be bound by and entitled to the benefits of such agreement (such Amended and Restated Registration Agreement and such Amended and Restated Stockholders Agreement being collectively referred to as the "Amended Agreements").

          (K) DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared on or after the Effective Time on WOI Common Shares or are payable to the holders of record of WOI Common Shares on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive WOI Common Shares until such persons surrender their Certificates, as provided in this Article 1. Subject to the effect of applicable Legal Requirements, there shall be paid to the record holder of such WOI Common Shares (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole WOI Common Shares and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole WOI Common Shares and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any dividends, cash in lieu of fractional shares or WOI Common Shares are to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Wireless One any transfer or other taxes required by reason of the issuance of WOI Common Shares in a name other than that of the registered holder of the Certificate surrendered or shall establish to the satisfaction of Wireless One that such tax has been paid or is not applicable.

          (L) NO FRACTIONAL SHARES. No certificates or scrip representing fractional WOI Common Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article 1, and, except as provided in this Section 1.2(l), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of WOI. In lieu of any fractional security, each holder of Outstanding TWI Shares who would otherwise have been entitled to a fraction of a WOI Common Share upon surrender of Certificates for exchange pursuant to this Article 1 will be paid an amount in cash (without interest) equal to the value of the fractional share based upon the Exchange Price. WOI shall repurchase any

AGREEMENT AND PLAN OF MERGER - PAGE 8

ANNEX.B

fractional shares at the Exchange Price, and the proceeds thereof shall be disbursed to the former holders of Outstanding TWI Shares at the time of the distribution of the Non-Contingent Amount, the General Contingent Amount, the Acquisition Contingent Amount(s), if any, the Market Delivery Contingent Shares, if any, and/or the WOI Contingent Amount, as the case may be.

          (M) RETURN OF SHARES. Any portion of the Merger Shares and any dividends or distributions with respect to WOI Common Shares which remain undistributed to the former holders of Outstanding TWI Shares for three (3) months after the expiration of the General Escrow Period (as it may be extended pursuant to the General Escrow Agreement) shall be delivered to WOI, upon demand of WOI, and any former holders of Outstanding TWI Shares who have not theretofore complied with this Article 1 shall thereafter look only to the Surviving Corporation and WOI for payment of their claim for the Merger Shares into which such Outstanding TWI Shares are convertible, any cash in lieu of fractional WOI Common Shares, and any dividends or distributions with respect to WOI Common Shares.

          (N) NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. All WOI Common Shares issued, and any cash paid pursuant to this Section 1.2, upon the surrender for exchange of Certificates in accordance with the terms hereof, shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the Outstanding TWI Shares.

          (O) CLOSING OF TWI TRANSFER BOOKS. At the Effective Time, the stock transfer books of TWI shall be closed and no transfer of TWI Common Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 1.

          (P) FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of TWI, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of each such corporation, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each of such corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

     1.3 CLOSING. The Closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Articles

AGREEMENT AND PLAN OF MERGER - PAGE 9

ANNEX.B

6, 7 and 8 hereof, unless another date or place is agreed to in writing by the parties hereto, at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, or some other mutually agreeable location in New York, New York.

ARTICLE 2.    REPRESENTATIONS AND WARRANTIES OF TWI.

     TWI hereby represents and warrants to WOI and MergerSub, that as of the date hereof:

     2.1 ORGANIZATION; GOOD STANDING. TWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TWI and each of its Subsidiaries is qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties, other than any jurisdiction in which the failure of any such person(s) to be so qualified would not have a Material Adverse Effect on TWI.

     2.2 SUBSIDIARIES. [LIST SUBSIDIARIES] are the only Subsidiaries of TWI. Except as set forth on Schedule 2.2 or as disclosed in the TWI SEC Filings, TWI owns directly, free and clear of Liens, all outstanding shares or equity interests of each Subsidiary of TWI, and all such shares are validly issued, fully paid, non-assessable and not subject to preemptive rights. Except as set forth on Schedule 2.2 or as disclosed in the TWI SEC Filings, there are no outstanding subscriptions, options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any Subsidiary of TWI to issue, deliver or sell additional shares of its capital stock or equity interests of any class or any securities convertible into or exchangeable for any such capital stock or equity interests, and there are no rights of first refusal, transfer restrictions or similar rights or obligations with respect to the ownership interests of TWI in any Subsidiary of TWI. Except as set forth on
Schedule 2.2 or as disclosed in the TWI SEC Filings, TWI does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, Joint Venture, association or other Person.

     2.3 CAPITALIZATION. The authorized capital stock of TWI as of the date of this Agreement consists of (i) 8,077,778 shares of common stock, $0.01 par value per share, of which 2,400,000 are issued and outstanding, and (ii) 2,077,778 shares of preferred stock, $0.01 per share, consisting of 800,000 shares of Series A Preferred Stock and 300,000 shares of Series B Preferred Stock, (collectively, "TWI Preferred Stock"), of which 1,100,000 shares ("TWI Preferred Shares") have been issued and are convertible into 2,200,000 TWI Common Shares. There are no outstanding options, warrants, calls, puts, commitments or other rights to purchase, or securities or other rights convertible into or exercisable or exchangeable for, capital stock of TWI other than as set forth on
Schedule 2.3 or as disclosed in the TWI SEC Filings, which in each case indicates the record and the beneficial owner thereof, the exercise, conversion or exchange price and period thereof, the term and any vesting or other conditions thereof. Except as set forth on Schedule 2.3 or as disclosed in the TWI SEC Filings, no Person has rights to the registration of any securities of TWI or any Subsidiary of TWI. All securities issued by TWI


AGREEMENT AND PLAN OF MERGER - PAGE 10

ANNEX.B

have been paid for and delivered in accordance with the terms of applicable agreements or instruments, duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; none of such securities were issued in violation of the preemptive rights of any holder of any security of TWI or any similar rights granted by TWI or applicable Legal Requirements.

      2.4 AUTHORITY; ENFORCEABILITY; NON-CONTRAVENTION. TWI has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. TWI has the corporate power and authority (subject to stockholder approval as set forth in Section 8.1 and obtaining all required Consents as set forth in Section 4.2) to execute and deliver this Agreement and all other documents required to be executed and delivered by TWI hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by TWI pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by TWI hereunder have been duly authorized by all corporate action necessary on the part of TWI (subject to stockholder approval as set forth in Section 8.1 and obtaining all required Consents as set forth in
Section 4.2) and have been duly or will when executed and delivered be duly executed and delivered by TWI and constitute the legal, valid and binding obligations of TWI, enforceable against TWI in accordance with their terms. Except as disclosed in Schedule 2.4, neither the execution nor the delivery of this Agreement and all other documents required to be executed and delivered by TWI hereunder or the consummation of the transactions hereby contemplated by TWI
(i) conflicts with or constitutes any violation or breach of the Certificate of Incorporation or the Bylaws of TWI; (ii) constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any Material Contract; (iii) constitutes a violation of any Order or Legal Requirement; or (iv) may result in the creation of any Lien on any of the assets or properties of TWI or any of its Subsidiaries.

      2.5 CERTAIN ACTIVITIES AND SERVICES. Except with respect to the Huntsville Wired System (as that term is defined in the TWI SEC Filings), neither TWI nor any Subsidiary of TWI engages in any business other than the Wireless Cable Business.

      2.6 EMPLOYEE PLANS.

          (A) Schedule 2.6 sets forth a true and complete list of each "employee benefit plan," as such term is defined in section 3(3) of the ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides benefits or compensation in respect of any employee or former employee of TWI or any Subsidiary of TWI or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "TWI

AGREEMENT AND PLAN OF MERGER - PAGE 11

ANNEX.B

Employees") or under which any TWI Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by TWI or to which TWI or any Subsidiary of TWI contributes or is or has been obligated or required to contribute or with respect to which TWI or any Subsidiary of TWI may have any liability or obligation (collectively, the "TWI Plans"). TWI has not communicated to any TWI Employee any intention or commitment to modify any TWI Plan or to establish or implement any other employee or retiree benefit or compensation arrangement other than in a manner which would conform the terms of such TWI Plan or arrangement with any description set forth in the TWI SEC Filings.

          (B) All TWI Plans conform (and at all times within the five years preceding the date hereof have conformed) in all material respects to, and are being administered and operated (and have at all times within the five years preceding the date hereof been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Legal Requirements. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all TWI Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the TWI Plans that could subject TWI or any Subsidiary of TWI to any material penalty or tax imposed under the Code or ERISA. Neither TWI nor any Subsidiary of TWI maintains or has maintained any TWI Plan qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. Neither TWI nor any Subsidiary of TWI has any announced plan or legally binding commitment to create any TWI Plans or to materially amend or modify any existing TWI Plan.

          (C) There are no pending or threatened claims asserted or instituted against

          (i) any TWI Plan or its assets,

          (ii) any fiduciary with respect to any such TWI Plan, or

          (iii) TWI or any Subsidiary of TWI or any of its officers, directors or employees,

under ERISA or any other applicable Legal Requirements and rules and regulations promulgated thereunder, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there any basis for such claim. To the knowledge of TWI, the TWI Plans are not the subject of any investigation, audit or action by any governmental agency, including, but not limited to, the IRS, the Department of Labor, the Equal Employment Opportunity Commission or the Pension Benefit Guaranty Corporation ("PBGC").

     2.7 FINDER'S FEES. Except as set forth on Schedule 2.7, neither TWI nor any Subsidiary of TWI has taken any action which would impose upon TWI, any Subsidiary of TWI, MergerSub or WOI any obligation or liability to any person for finder's fees, agent's

AGREEMENT AND PLAN OF MERGER - PAGE 12

ANNEX.B

commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      2.8 SEC FILINGS. TWI has previously delivered to WOI the TWI SEC Filings. No TWI SEC Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (i) as of the time such document was filed and (ii) as of the date of this Agreement, in each case except as set forth on Schedule 2.8 or in a TWI SEC Filing of a subsequent date.

      2.9 DIRECTORS, OFFICERS AND EMPLOYEES.  Other than as set forth on
Schedule 2.9 or as described in any TWI SEC Filing, neither TWI nor any Subsidiary of TWI has any outstanding loans or extension of credit to, or any contracts, agreements or understandings with, any executive officer or director or member of their immediate family or any person with which any such person has a material relationship. Schedule 2.9 sets forth a list of (a) the names and positions of each employee of TWI and each Subsidiary of TWI who was paid an aggregate compensation for the fiscal year ended December 31, 1995 in excess of $50,000, together with the amount thereof; and (b) any agreement or arrangement with any current or former employees, officers or directors of such parties that would entitle such person to receive any compensation or other payment upon or arising from (i) the termination of such person's services as an employee, officer or director, or (ii) the consummation of the Merger, together with the amount thereof (such aggregate amount is referred to herein as "Severance Obligations"). TWI has made available to WOI a true and correct copy of the current payroll which lists all employees of TWI and each Subsidiary of TWI by category of employment and salary.

     2.10 TWI FCC REPRESENTATIONS.

          (A) Except for agreements executed after the date of this Agreement,
Schedule 2.10(a) hereto sets forth a true and correct list of the TWI Channel Leases. Except as stated on Schedule 2.10(a), no TWI Channel Lease (i) requires the consent of the lessor thereunder (a "TWI Lessor") to the Merger, (ii) will terminate or allow the lessor thereunder to terminate it as a result of the Merger, or (iii) will require a change in the compensation payable to the lessor thereunder, or the formula for determining that compensation as a result of the Merger. Except as stated on Schedule 2.10(a), each such TWI Channel Lease which is not pending acquisition by TWI or a Subsidiary of TWI is in full force and effect and, to the knowledge of TWI, each other TWI Channel Lease is in full force and effect. Except as set forth on Schedule 2.10(a), neither TWI nor any Subsidiary of TWI has received, or has knowledge that any other party has received, any notice from a TWI Lessor that a TWI Channel Lease is in default or is terminated, except for such notices of default which have been cured prior to termination and for such notices of termination which have been withdrawn.

          (B) Schedule 2.10(b) lists (i) each application to the FCC for commercial ITFS, MDS, MMDS, cable antenna relay service or low power commercial television FCC Licenses

AGREEMENT AND PLAN OF MERGER - PAGE 13

ANNEX.B

pending before the FCC in the name of TWI or any of its Subsidiaries or Affiliates and proposing facilities which are within the State of Mississippi or any of the Target Markets, (ii) each FCC License held by TWI or any of its Subsidiaries or Affiliates (or pending acquisition by TWI or any of its Subsidiaries or Affiliates) and authorizing facilities which are within the State of Mississippi or any of the Target Markets, and (iii) each cable television franchise which is held by TWI or any of its Subsidiaries or Affiliates (or pending acquisition by TWI or any of its Subsidiaries or Affiliates) and authorizing facilities which are within the State of Mississippi or any of the Target Markets.

          (C) Schedule 2.10(c)-1 hereto lists each Rand McNally Basic Trading Area ("BTA") for which TWI or a Subsidiary of TWI is the highest bidder in the FCC's MDS auction. Neither TWI nor any Subsidiary of TWI is in default of its payment obligations to the U.S. Treasury for any such BTA, as such obligations are imposed under the FCC's small business payment regulations. Except as set forth on Schedule 2.10(c)-2 or as described in any TWI SEC Filing, neither TWI nor any Subsidiary of TWI has agreed to sell or otherwise transfer the whole or any part of the MDS channel rights accorded to the MDS BTA authorization holder for any of those BTAs.

     2.11 ACCREDITED INVESTORS. Each TWI Stockholder is, and VCI is, an "accredited investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

 ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF MERGERSUB AND WOI.

     WOI and MergerSub each hereby represent and warrant to TWI and to the stockholders of TWI, the following:

      3.1 ORGANIZATION AND GOOD STANDING. WOI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WOI and each of its Subsidiaries is qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties, other than any jurisdiction in which the failure of any such person(s) to be so qualified would not have a Material Adverse Effect on WOI.

      3.2 AUTHORITY; ENFORCEABILITY; NON-CONTRAVENTION. WOI has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. WOI has corporate power and authority (subject to stockholder approval and obtaining lenders' Consents as set forth in Sections 7.1 and 7.6) to execute and deliver this Agreement and all other documents required to be executed by WOI hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by WOI pursuant to the provisions hereof. This Agreement and all other documents required to be


AGREEMENT AND PLAN OF MERGER - PAGE 14

ANNEX.B

executed and delivered by WOI hereunder have been duly authorized by all corporate action necessary on the part of WOI (subject to stockholder approval and obtaining lenders' Consents as set forth in Sections 7.1 and 7.6) and have been duly or will when executed and delivered be duly executed and delivered by WOI, and constitute the legal, valid and binding obligations of WOI enforceable against WOI in accordance with their terms. Neither the execution nor the delivery of this Agreement and all the documents required to be executed and delivered by WOI hereunder or the consummation of the transactions hereby contemplated by WOI (i) conflicts with or constitutes any violation or breach of the Certificate of Incorporation or the Bylaws of WOI; (ii) constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any Material Contract to which WOI is a party; (iii) constitutes a violation of any Order or Legal Requirement; or (iv) may result in the creation of any Lien on any of the assets or properties of WOI or any of its Subsidiaries. MergerSub has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. MergerSub has corporate power and authority (subject to stockholder approval and obtaining lenders' Consents as set forth in Sections 7.1 and 7.6) to execute and deliver this Agreement and all other documents required to be executed by MergerSub, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by MergerSub pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by MergerSub hereunder have been duly authorized by all corporate action necessary on the part of MergerSub (subject to stockholder approval and obtaining lenders' Consents as set forth in Sections 7.1 and 7.6) and have been duly or will when executed and delivered be duly executed and delivered by MergerSub, and constitute the legal, valid and binding obligations of MergerSub enforceable against MergerSub in accordance with their terms. Neither the execution nor delivery of this Agreement and all other documents required to be executed and delivered by MergerSub hereunder or the consummation of the transactions hereby contemplated by MergerSub conflict with or constitute a violation or breach of the Certificate of Incorporation or the Bylaws of MergerSub.

      3.3 CAPITALIZATION. The authorized capital stock of WOI as of the date hereof consists of 50,000,000 shares of common stock, par value $.01 per share, of which 13,498,752 shares are issued and outstanding, and 10,000,000 of preferred stock, par value $.01 per share, of which no shares have been issued. WOI Common Shares to be issued pursuant to this Agreement will be, upon issuance, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, calls, puts, commitments or other rights to purchase, or securities or other rights convertible into or exercisable or exchangeable for, capital stock of WOI other than as described in the WOI SEC Filings. Except as disclosed in the WOI SEC Filings, no Person has rights to the registration of any securities of WOI or any Subsidiary or WOI. All securities issued by WOI have been paid for and delivered in accordance with the terms of applicable agreements or instruments, duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; none of such securities were issued


AGREEMENT AND PLAN OF MERGER - PAGE 15

ANNEX.B

in violation of the preemptive rights of any holder of any security of WOI or any similar rights granted by WOI or applicable Legal Requirements.

     3.4 SEC FILINGS. WOI has previously delivered to TWI copies of (i) its Form 10-K for the period ended December 31, 1995, (ii) its Registration Statement on Form S-1 (File No. 33-94942) declared effective by the SEC on October 18, 1995, and (iii) its Registration Statement on Form S-1 (File No. 33-95106) declared effective by the SEC on October 18, 1995 ("WOI SEC Filings"). Each such filing was timely filed with the SEC, and did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (i) as of the time such document was filed and (ii) except as does not reflect a Material Adverse Effect on WOI, as of the date of this Agreement, in each case except as set forth in a WOI SEC Filing of a subsequent date or as set forth on Schedule 3.4.

     3.5  WOI FCC REPRESENTATIONS.

          (A) Except for agreements executed after the date of this Agreement,
Schedule 3.5(a) hereto sets forth a true and correct list of the WOI Channel Leases. Except as stated on Schedule 3.5(a), no WOI Channel Lease (i) requires the consent of the lessor thereunder (a "WOI Lessor") to the Merger, (ii) will terminate or allow the lessor thereunder to terminate it as a result of the Merger, or (iii) will require a change in the compensation payable to the lessor thereunder, or the formula for determining that compensation as a result of the Merger. Except as stated on Schedule 3.5(a), each such WOI Channel Lease which is not pending acquisition by WOI or a Subsidiary of WOI is in full force and effect and, to the knowledge of WOI, each other WOI Channel Lease is in full force and effect. Except as set forth on Schedule 3.5(a), neither WOI nor any of its Subsidiaries has received, or has knowledge that any other party has received, any notice from a WOI Lessor that a WOI Channel Lease is in default or is terminated, except for such notices of default which have been cured prior to termination and for such notices of termination which have been withdrawn.

          (B)  [Reserved.]

          (C) Schedule 3.5(c)-1 hereto lists each BTA for which WOI or any of its Subsidiaries is the highest bidder in the FCC's MDS auction. WOI is not in default of its payment obligations to the U.S. Treasury for any such BTA, as such obligations are imposed under the FCC's small business payment regulations. Except as set forth on Schedule 3.5(c)-2 or as described in any WOI SEC Filing, neither WOI nor any of its Subsidiaries has agreed to sell or otherwise transfer the whole or any part of the MDS channel rights accorded to the MDS BTA authorization holder for any of those BTAs.

     3.6 FINDER'S FEES. Neither MergerSub nor WOI has taken any action which would impose upon TWI, MergerSub, WOI or any Subsidiary of WOI any obligation or liability to any

AGREEMENT AND PLAN OF MERGER - PAGE 16

ANNEX.B

person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.7  EMPLOYEE PLANS.

          (A) For purposes of this Agreement, "WOI Plan" shall mean each "employee benefit plan" as such term is defined in section 3(3) of the ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides benefits or compensation in respect of any employee or former employee of WOI or any Subsidiary of WOI or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "WOI Employees") or under which any WOI Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by WOI or to which WOI or any Subsidiary of WOI contributes or is or has been obligated or required to contribute or with respect to which WOI or any Subsidiary of WOI may have any liability or obligation.

          (B) All WOI Plans conform (and at all times within the five years preceding the date hereof have conformed) in all material respects to, and are being administered and operated (and have at all times within the five years preceding the date hereof been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Legal Requirements. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all WOI Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the WOI Plans that could subject WOI or any Subsidiary of WOI to any material penalty or tax imposed under the Code or ERISA. Neither WOI nor any Subsidiary of WOI maintains or has maintained any WOI Plan qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. Neither WOI nor any Subsidiary of WOI has any announced plan or legally binding commitment to create any WOI Plans or to materially amend or modify any existing WOI Plan.

          (C) There are no pending or threatened claims asserted or instituted against

          (i) any WOI Plan or its assets,

          (ii) any fiduciary with respect to any such WOI Plan, or

          (iii) WOI or any Subsidiary of WOI or any of its officers, directors or employees,

under ERISA or any other applicable Legal Requirements and rules and regulations promulgated thereunder, or claiming benefit payments other than those made in the ordinary operation of such

AGREEMENT AND PLAN OF MERGER - PAGE 17

ANNEX.B

plans, nor is there any basis for such claim. To the knowledge of WOI, the WOI Plans are not the subject of any investigation, audit or action by any governmental agency, including, but not limited to, the IRS, the Department of Labor, the Equal Employment Opportunity Commission or the PBGC.

ARTICLE 4.     COVENANTS OF TWI.

     TWI hereby agrees to perform as follows:

     4.1 OPERATION PRIOR TO THE CLOSING DATE. From the date hereof through the Closing Date:

          (A) Other than consummating the acquisitions of the Target Markets pursuant to the Target Market Existing Agreements, neither TWI nor any Subsidiary of TWI shall engage in any practice, take any action or enter into any transaction other than in the customary and ordinary course of business.

          (B) TWI will, and will cause each Subsidiary of TWI to, use reasonable efforts to keep its business, properties and business relationships substantially intact.

          (C) TWI will, and will cause each Subsidiary of TWI to, (i) pay and perform all of its debts, liabilities and obligations as and when due, except to the extent either (A) being contested in good faith or (B) as to which adequate liabilities have been accrued and recorded (determined in accordance with GAAP),
(ii) perform its material obligations under all Authorizations and Material Contracts, and (iii) comply in all material respects with all Governmental Rules.

          (D) TWI agrees that (i) TWI will not take any action or cause or permit any of its Subsidiaries to take any action, and will endeavor in good faith not to permit any event to occur, which would cause or constitute one or more breaches of the representations or warranties of TWI set forth in Article 2, if such representations and warranties were made at the time of the taking of such action or the occurrence of such event, which breaches individually or in the aggregate would reflect a Material Adverse Effect on TWI as compared with the state of affairs which would exist if all such representations and warranties were true and correct in all respects at such time; (ii) TWI will, and will cause its Subsidiaries to, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute such a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted such a breach of any of the representations and warranties set forth in said Article 2, give notice thereof to WOI; and (iii) TWI shall and shall cause its Subsidiaries to use reasonable efforts to prevent or promptly to remedy any such breach.

AGREEMENT AND PLAN OF MERGER - PAGE 18

ANNEX.B

          (E) TWI will, and will cause each of its Subsidiaries to, use reasonable efforts to preserve, protect and maintain its and their rights and interests in the TWI Channel Leases, FCC Licenses, and Material Contracts, including, but not limited to, filing or having licensees or permittees file with the FCC any and all reports, applications or other documents necessary to preserve the FCC Licenses in full force and effect.

          (F) Other than in the ordinary course of business, without WOI's consent (which consent will not be unreasonably withheld or delayed, with such reasonableness to be adjudged with respect to the maintenance and development of TWI's business), TWI will not, and will not cause or permit any of its Subsidiaries to, enter into, amend in any material respect or terminate, or agree to enter into, amend in any material respect or terminate, except to comply with this Agreement, any TWI Channel Lease, FCC License, Application or Material Contract; provided that TWI or any of its Subsidiaries may enter into any TWI Channel Lease or make any Application as may be required by the terms and conditions of any Target Market Existing Agreement.

          (G) TWI shall not repurchase, declare or pay any dividends (other than the amount payable with respect to accrued and unpaid dividends on the TWI Preferred Shares upon the conversion thereof into TWI Common Shares in accordance with the terms of the TWI Preferred Stock), or make any other distributions with respect to its shares of capital stock (including, without limitation, the TWI Preferred Shares) consisting of cash or marketable securities or any contribution thereof, nor shall TWI or any of its Subsidiaries issue, sell or agree to sell any shares of its capital stock, or any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock (other than upon conversion of the TWI Preferred Stock into TWI Common Shares in accordance with the terms of the TWI Preferred Stock).

          (H) TWI will not, and will not cause or permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets, except as provided for by, or contemplated in, this Agreement, or in the ordinary course of business, or as it may be required to do so as described in any TWI SEC Filing.

          (I) TWI will not, and will not cause any of its Subsidiaries to, increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or employees, pay bonuses to any such director, officer of employee, to the extent the aggregate of the foregoing for all such persons exceeds $50,000, or pay any salaries except in the ordinary course of business, except as required under any existing written employment agreement with any officer, director or employee of TWI or any Subsidiary of TWI, except with respect to new employees who are compensated at a rate of less than $50,000 per annum.

          (J) TWI shall not transfer, or cause or permit any Subsidiary of TWI to transfer, any interest in any Subsidiary.

AGREEMENT AND PLAN OF MERGER - PAGE 19

ANNEX.B

     4.2 ESTOPPEL CERTIFICATES AND CONSENTS. Except as otherwise provided herein, TWI shall use reasonable efforts to obtain or cause to be made, all consents, governmental authorizations, approvals and filings necessary by virtue of the Merger contemplated by this Agreement on or before the Closing Date, so as to endeavor to ensure (a) that the Surviving Corporation will as of the Effective Time enjoy all of the rights and privileges currently enjoyed by TWI and each Subsidiary of TWI under each of the TWI Channel Leases (including, without limitation, those listed on Schedule 2.10(a)), Licenses and Material Contracts, (b) that the FCC has consented to the transfer of control to WOI with respect to each cable antenna relay service license held by TWI or any of its Subsidiaries or listed on Schedule 2.10(b), (c) that the FCC has consented to the transfer of control to WOI of each other FCC License held by TWI or any of its Subsidiaries or listed on Schedule 2.10(b), (d) that the franchising authorities with jurisdiction over the matters have consented to the transfer of control to WOI of all cable television franchises of TWI or any of its Subsidiaries or listed on Schedule 2.10(b), and (e) that the FCC has waived FCC Rule 21.952(c)(3) so that the consummation of the transactions contemplated by this Agreement will not cause TWI's or any its Subsidiaries' BTA applications to be dismissed. WOI will use reasonable efforts to join in and cooperate with the filing and prosecution of applications for the consents and waivers described in clauses (b) through (e) above. Upon request of WOI, TWI shall use reasonable efforts to assist WOI to obtain from each of the other respective parties to each of such Channel Leases and Material Contracts estoppel certificates in the form of Exhibit 4.2 ("Estoppel Certificates"), certifying that TWI or a Subsidiary of TWI, as applicable, is not in breach or violation of or in default under any of such Channel Leases or Material Contracts and that it will not be by virtue of the transaction contemplated hereby, and other matters specified therein.

     4.3 RENEWAL OR EXTENSION OF FCC AUTHORIZATIONS. TWI shall, and shall cause each Subsidiary of TWI to:

          (A) timely file, or cause to be filed, all applications, reports and other submissions in such form and with such information as may be required by the FCC, including but not limited to renewal applications, applications for extensions of time to complete construction and Annual FCC Reports, to assure that all Channels licensed or authorized to either TWI or any Subsidiary of TWI remain in full force and effect without material adverse alteration or modification, except to the extent that such alteration or modification results from changes in the FCC's rules or policies of general applicability. TWI shall utilize reasonable efforts to prosecute in good faith all applications, reports and submissions submitted in accordance with this Section 4.3. TWI shall promptly disclose to WOI any information TWI or any of its Subsidiaries receives regarding any conditions or circumstances that would cause the FCC to decline to accept such applications, reports and submissions as may be necessary or desirable to keep the Licenses in full force and effect.

          (B) use reasonable efforts to assure that the licensees or permittees under the TWI Channel Leases timely file all applications, reports, and other submissions in such form and with such information as may be required by the FCC, including, but not limited to, renewal

AGREEMENT AND PLAN OF MERGER - PAGE 20

ANNEX.B

applications, applications for extensions of time to complete construction and Annual FCC Reports, to assure that the FCC Licenses subject to such TWI Channel Leases remain in full force and effect without material adverse alteration or modification, except to the extent that such alteration or modification results from changes in the FCC's rules or policies of general applicability. TWI shall use its reasonable efforts to assure that the licensees or permittees under the TWI Channel Leases diligently prosecute in good faith all such applications, reports and submissions. TWI shall promptly disclose to WOI any information TWI or any of its Subsidiaries receives regarding any conditions or circumstances that would cause, or could reasonably be expected cause, the FCC to decline to issue such authorizations as may be necessary or desirable to keep the Licenses in full force and effect.

          (C) use reasonable efforts to prosecute its FCC Form 175-M application for MDS Licenses to the extent that it was the high bidder in the MDS BTA auction, including, without limitation, making all payments with respect thereto to the United States Treasury, when and as required by applicable Legal Requirements, and in filing applications for initial BTA authorizations or statements of intention when and as required by applicable Legal Requirements to preserve its rights as the high bidder in such BTAs.

     4.4 NO SOLICITATION. From and after the date hereof, TWI will not, and will not authorize any of its Subsidiaries or officers, directors, employees, agents and other representatives or those of any Subsidiary of TWI (collectively, "TWI Representatives") to, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any Person or engage in any discussion or negotiations relating thereto, or accept any Acquisition Proposal. TWI shall immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any parties conducted heretofore by TWI or any TWI Representatives with respect to any of the foregoing. To the extent permitted by applicable Legal Requirements, TWI will promptly notify WOI of any such discussion or negotiations, requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer considered by the Board of Directors of TWI to be bona fide, other than a proposal or offer by WOI or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving TWI or any Subsidiary of TWI or any proposal to acquire in any manner (a) a substantial equity interest in TWI or any Subsidiary of TWI,
(b) any rights of TWI or any Subsidiary of TWI to any Channels or (c) any Wireless Cable Television System.


AGREEMENT AND PLAN OF MERGER - PAGE 21

ANNEX.B

     4.5 RESIGNATION OF DIRECTORS OF TWI. TWI shall deliver to WOI on the Closing Date, except as otherwise requested by WOI, the written resignation of all directors of TWI and each Subsidiary of TWI.

ARTICLE 5.     ADDITIONAL AGREEMENTS.

     5.1 SHAREHOLDERS MEETING. TWI and WOI shall each take all action necessary in accordance with applicable Legal Requirements and in accordance with their respective certificates of incorporation and bylaws to convene a meeting of their respective stockholders (in the case of WOI, the "WOI Stockholders Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement. TWI and WOI each, through its board of directors, shall recommend to its stockholders (and, if applicable, its lenders) approval of this Agreement and shall use best efforts to obtain approval and adoption of this Agreement by such stockholders. Without limiting the foregoing, promptly following the date of this Agreement, WOI shall prepare and file with the Securities Exchange Commission (i) a proxy statement relating to the WOI Stockholders Meeting (as amended from time to time, the "Proxy Statement"). The Proxy Statement shall include the recommendation of WOI's board of directors that this Agreement be approved and shall comply with all applicable laws and regulations. WOI shall use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the date of this Agreement. WOI and TWI each shall also use its reasonable efforts to take any action required to be taken under any applicable state securities laws in connection with the issuance of WOI Common Shares in the Merger. WOI shall cause all information included in the Proxy Statement to be true and correct in all material respects and not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading in light of the circumstances in which they are made, and WOI agrees to correct any information in the Proxy Statement as may be required by applicable laws and regulations. All costs of preparing, distributing and filing the Proxy Statement and all other incremental costs incurred in obtaining the consent of WOI's stockholders to the Merger shall be borne in full by WOI. All incremental costs incurred in obtaining the consent of TWI's stockholders to the Merger shall be borne in full by TWI. In addition, WOI shall use its best efforts to obtain the WOI Bondholder Consent (as defined in Section 7.6) as promptly as practicable, including, without limitation, preparing, obtaining and filing all necessary documentation, complying with all applicable Legal Requirements and requirements under the applicable indenture, and paying any consent fees or other fees or premiums reasonably required by the holders of WOI's 13% Senior Notes due 2003.

     5.2  ACCESS.

          (A) WOI and its officers, employees and representatives (including independent public accountants, investment bankers, environmental consultants and counsel), as applicable, will at all reasonable times during regular business hours be permitted reasonable access to the Facilities and TWI's corporate offices; will be permitted to make copies of or abstracts from all of the books and records, financial and operating data and other information

AGREEMENT AND PLAN OF MERGER - PAGE 22

ANNEX.B

of TWI and each Subsidiary of TWI; and will be permitted to discuss the affairs and accounts of TWI and each Subsidiary of TWI with the directors, officers, employees, counsel, and accountants of TWI and each Subsidiary of TWI. Such investigation shall not, however, affect the representations and warranties of TWI set forth in Article 2 hereof.

          (B) TWI and its officers, employees and representatives (including independent public accountants, investment bankers, environmental consultants and counsel), as applicable, will at all reasonable times during regular business hours be permitted reasonable access to the facilities of WOI and its Subsidiaries and WOI's corporate offices; will be permitted to make copies of or abstracts from all of the books and records, financial and operating data and other information of WOI and each Subsidiary of WOI; and will be permitted to discuss the affairs and accounts of WOI and each Subsidiary of WOI with the directors, officers, employees, counsel, and accountants of WOI and each Subsidiary of WOI. Such investigation shall not, however, affect the representations and warranties of WOI set forth in Article 3 hereof.

     5.3  STOCK OPTIONS.

          (A) All TWI Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of TWI or any Subsidiary shall be deleted as of the Effective Time, and TWI shall take all action necessary to ensure that following the Effective Time no participant in any TWI Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of TWI, the Surviving Corporation or any subsidiary thereof, and to terminate all such rights. A "TWI Stock Option Plan" means any TWI stock option plan for its directors or employees or the directors or employees of any Subsidiary or any other person.

          (B) At the Closing, upon and in consideration for the surrender, cancellation and exchange of the Existing Burkhalter Options, WOI will issue to Henry M. Burkhalter fully-vested options which will entitle him to acquire an aggregate of 78,015 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will have substantially the same other terms and conditions as are described in the TWI SEC Filings for the options to acquire TWI Common Shares which are presently held by Burkhalter (the "Existing Burkhalter Options").

          (C) At the Closing, upon and in consideration for the surrender, cancellation and exchange of the Existing Byer Options, WOI will issue to Bill
R. Byer, Jr. fully-vested options which will entitle him to acquire an aggregate of 62,411 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will have substantially the same other terms and conditions as are described in the TWI SEC Filings for the options to acquire TWI Common Shares which are presently held by Byer (the "Existing Byer Options").

AGREEMENT AND PLAN OF MERGER - PAGE 23

ANNEX.B

          (D) At the Closing, upon and in consideration for the surrender, cancellation and exchange of the Existing Woolhiser Options, WOI will issue to Laurence O. Woolhiser, Jr. fully-vested options which will entitle him to acquire an aggregate of 22,000 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will have substantially the same other terms and conditions as are described in the TWI SEC Filings for the options to acquire TWI Common Shares which are presently held by Woolhiser (the "Existing Woolhiser Options").

          (E) At the Closing, upon and in consideration for the surrender, cancellation and exchange of the Existing Eilers Options, WOI will issue to Walter Eilers fully-vested options which will entitle him to acquire an aggregate of 14,467 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will have substantially the same other terms and conditions as are described in the TWI SEC Filings for the options to acquire TWI Common Shares which are presently held by Eilers (the "Existing Eilers Options").

          (F) At the Effective Time, the Existing Burkhalter Options, the Existing Byer Options, the Existing Woolhiser Options and the Existing Eilers Options will be canceled. The number of WOI Common Shares covered by the options described in clauses (b), (c), (d) and (e) above will be proportionately increased, and the exercise price per share thereunder will be proportionately reduced, to reflect any stock dividend, stock split or other subdivision of the WOI Common Shares effected after the date of this Agreement and prior to the Effective Time. The number of WOI Common Shares covered by the options described in clauses (b), (c), (d) and (e) above will be proportionately reduced, and the exercise price per share thereunder will be proportionately increased, to reflect any reverse stock split or other combination of the WOI Common Shares effected after the date of this Agreement and prior to the Effective Time.

     5.4 EFFORTS TO CONSUMMATE SPECIFIED ACQUISITIONS. If at the Effective Time any of the Specified Acquisition has not been consummated and the related Target Market Existing Agreement has not been terminated, then after the Effective Time WOI will use, and will cause the Surviving Corporation to use, reasonable efforts to consummate such Specified Acquisition and to cause the Market Delivery Requirement to be satisfied with respect to such specified Acquisition.

     5.5 REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity (including, without limitation, the TWI BTA Waiver); (b) the obtaining of all necessary consents, approvals or waivers from third parties

AGREEMENT AND PLAN OF MERGER - PAGE 24

ANNEX.B

(including, without limitation, the WOI Bondholder Consent); (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     5.6 PUBLIC ANNOUNCEMENTS. WOI and MergerSub, on the one hand, and TWI, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, unless otherwise required under applicable Legal Requirements.

     5.7 NOTIFICATION OF CERTAIN MATTERS. TWI shall give to WOI prompt notice of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement and prior to the Effective Time under any note, license, agreement or other instrument or obligation other than in respect of defaults which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on TWI; and (ii) any Material Adverse Effect on TWI or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on TWI. WOI shall give to TWI prompt notice of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement and prior to the Effective Time under any note, license, agreement or other instrument or obligation other than in respect of defaults which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on WOI; and (ii) any Material Adverse Effect on WOI or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on WOI. Each party shall give the other prompt notice of any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     5.8 HART-SCOTT-RODINO ACT FILING. The parties will cooperate in preparing and filing any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and will use their respective best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable with respect to the transactions contemplated hereby.

     5.9 ACQUISITION OF TARGET MARKETS. Notwithstanding any provisions contained herein to the contrary, TWI shall have the right to acquire the Wireless Cable Television System and related assets servicing the Target Markets pursuant to the terms of the Target Markets' Existing Agreements, as the same may be amended; provided that (i) TWI shall keep WOI fully informed regarding the status of any negotiations regarding the acquisition of the Target Markets, and (ii)

AGREEMENT AND PLAN OF MERGER - PAGE 25

ANNEX.B

WOI shall have the right to approve any material amendment or waiver of any matter regarding or material condition of any Target Market Existing Agreement.

     5.10 TERMINATION OF CERTAIN AGREEMENTS. On the Closing Date and at the request of WOI, TWI shall terminate any items described on Schedule 2.9 Affiliate Agreements and employment or other management agreements designated by WOI.

     5.11 EXCESS CONSENTS. If on the date which is six months after the Closing Date any Channel described in the TWI SEC Filings for any Owned Market is not a Good Channel (any such Channel being an "Adjustment Channel"), then WOI shall have recourse to the WOI Common Shares held pursuant to the General Escrow Agreement (the "General Escrow Shares") in accordance with the terms of the General Escrow Agreement. In such event, General Escrow Shares having an aggregate Exchange Price equal to the Stipulated Consent Amount for such Adjustment Channel shall be delivered to WOI, as further provided in the General Escrow Agreement.

     5.12 WOI LOAN. Promptly after the date of this Agreement, TWI and WOI will enter into a loan agreement having terms and conditions, and in a form, reasonably acceptable to TWI and WOI providing for loans (collectively, the "Bridge Loan") to TWI and its Subsidiaries and having material terms which include those set forth on the attached Exhibit 5.11.

     5.13 PAYMENT OF CERTAIN AMOUNTS. Immediately following the Effective Time, WOI or the Surviving Corporation shall satisfy TWI's present obligation to pay $4.5 million to Vision Communications, Inc. ("VCI") by delivery of (i) $1,800,000 in cash and (ii) 180,000 WOI Common Shares (the "VCI WOI Shares"). WOI's obligations set forth in this Section 5.13 shall be subject to VCI executing on the Closing Date (i) a Stockholder Letter, and (ii) the Amended Agreements, with respect to the VCI WOI Shares so issued.

     5.14 CAPITAL STRUCTURE. Prior to the Effective Time, TWI shall not alter its capital structure by stock split, stock dividend, recapitalization or other event. This Section 5.14 shall not be deemed to prohibit the conversion of the TWI Preferred Shares into TWI Common Shares in accordance with the terms of the TWI Preferred Stock.

     5.15 GUARANTY OF INTERIM FACILITY. From and after the Effective Time, WOI hereby guarantees the payment in full by the Surviving Corporation of the principal amount of, and interest in respect of, the "Interim Facility," as that term is defined in the TWI SEC Filings. Chase Venture Capital Associates is an express, third-party beneficiary of the agreement of WOI set forth in this
Section 5.15.

AGREEMENT AND PLAN OF MERGER - PAGE 26

ANNEX.B

ARTICLE 6.     CONDITIONS PRECEDENT TO MERGER.

     The obligation of the parties hereto to consummate the Merger is subject to fulfillment, or written waiver signed by all parties hereto, of each of the following conditions precedent on or prior to the Closing Date or the date specified therein.

     6.1 SECURITIES MATTERS. All necessary state securities or blue sky authorizations shall have been received.

     6.2 NO ORDER. No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order or Legal Requirement (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or any of the transactions contemplated hereby or otherwise making the consummation of the Merger or any of the transactions contemplated hereby illegal.

     6.3 OTHER APPROVALS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by TWI, WOI and MergerSub, shall have been made or obtained (as the case may be) without restrictions.

ARTICLE 7.     CONDITIONS PRECEDENT TO CLOSING BY WOI AND MERGERSUB.

     The obligations of WOI and MergerSub to consummate the Merger are subject to fulfillment, or written waiver signed by WOI and MergerSub, of each of the following conditions precedent on or prior to the Closing Date.

     7.1 STOCKHOLDER APPROVAL. The Merger shall have been approved by the requisite vote of the holders of WOI Common Shares in accordance with applicable Legal Requirements, its Certificate of Incorporation and Bylaws or any rule or regulation of any securities exchange or market upon which WOI's securities are traded or quoted.

     7.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by TWI shall be true and correct in all material respects when made and shall be true and correct in all respects as if originally made on and as of the Closing Date (except as to such matters which have arisen or occurred, or any actions taken, since the date of this Agreement and which, in the aggregate, do not reflect a Material Adverse Effect on TWI as compared with the state of affairs which would exist if all such representations and warranties were true and correct in all respects as if originally made on and as of the Closing
Date).

AGREEMENT AND PLAN OF MERGER - PAGE 27

ANNEX.B

     7.3 TWI DOCUMENTS. TWI shall have delivered the following to WOI in form and substance satisfactory to WOI and its counsel:

          (A) A certificate signed by the chief executive officer of TWI, on behalf of and in his capacity as an officer of TWI, confirming, on and as of the Closing Date, that each representation and warranty set forth in Article 2 hereof was true and correct on the date made and is true and correct on and as of the Closing Date (in each case, other than as set forth in such certificate) and that TWI is in compliance with the applicable covenants set forth in Articles 4 and 5 (other than as set forth in such certificate).

          (B) An opinion of corporate and FCC counsel to TWI and each Subsidiary of TWI in form reasonably acceptable to WOI.

          (C) The minute books, bylaws, certificate of incorporation and other organizational documents of TWI and each Subsidiary of TWI.

          (D) An Estoppel Certificate from Mississippi EdNet Institute, Inc. with respect to the "EdNet Agreement" referred to in the TWI SEC Filings.

          (E) (i) Waiver of Rule 21.952(c)(3) of the FCC with respect to TWI's BTA Applications (the "TWI BTA Waiver"); and

               (ii) A "final" order by the FCC consenting, without any materially adverse or onerous condition, to the transfers of control of FCC Licenses described in Section 4.2. For purposes of this Section, the term "final" shall mean an order of the FCC which has not been stayed and, by lapse of time or otherwise, is no longer subject to administrative or judicial reconsideration, review, appeal or stay.

          (F) The resignations described in Section 4.5.

     7.4 NO MATERIAL ADVERSE CHANGE. No change shall have occurred with respect to TWI or any Subsidiary of TWI, or their respective assets, from the date hereof through the Closing Date which would have a Material Adverse Effect on TWI.

     7.5 ABSENCE OF DISSENTERS' RIGHTS. The Merger shall be approved by all of the holders of TWI Common Shares issued and outstanding at the Effective Time.

     7.6 BONDHOLDERS' CONSENTS. WOI shall have obtained on or before the Effective Time written consent and/or approval of the Merger, and the related transactions contemplated by this Agreement, by the holders of the $150,000,000 of 13% Senior Notes due 2003 of WOI (the "WOI Bondholder Consent").

AGREEMENT AND PLAN OF MERGER - PAGE 28

ANNEX.B

     7.7 TWI OBLIGATIONS PERFORMED. All obligations of TWI to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

     7.8 STOCK OPTIONS. Each of the Existing Burkhalter Options, the Existing Byer Options, the Existing Eilers Options and the Existing Woolhiser Options shall have been surrendered as provided in Section 5.3, and each other stock option and warrant to purchase TWI Common Shares that has not been exercised prior to the Effective Time shall have been exercised, canceled or otherwise terminated.

     7.9 TWI PREFERRED STOCK. Each TWI Preferred Share shall have been converted into TWI Common Shares prior to the Effective Time.

     7.10 [RESERVED.]

     7.11 STOCKHOLDER DOCUMENTS. Each holder of TWI Common Shares at the Effective Time (the "TWI Stockholders") shall have executed and delivered to WOI
(a) the General Escrow Agreement, (b) a Stockholder Letter, (c) the Amended Agreements, (d) the Acquisition Escrow Agreement, if there is any Acquisition Contingent Amount, and (e) the Market Delivery Escrow Agreement, if the Market Delivery Requirement is not satisfied with respect to any Owed Market as of the Effective Time. VCI shall have executed and delivered to WOI the Amended Agreements and a Stockholder Letter.

     7.12 [RESERVED.]

     7.13 [RESERVED.]

     7.14 [RESERVED.]

     7.15 EMPLOYMENT AGREEMENTS. Henry Burkhalter and Bill R. Byer, Jr. shall have executed employment agreements in the form attached hereto as Exhibit 7.15(a) and 7.15(b), respectively, which agreements shall supersede (and terminate) any prior employment agreements between such parties and TWI and its Subsidiaries (collectively, the "Amended Employment Agreements").

ARTICLE 8.     CONDITIONS PRECEDENT TO CLOSING BY TWI.

     The obligation of TWI to consummate the Merger is subject to fulfillment, or written waiver signed by TWI, of each of the following conditions precedent on or prior to the Closing Date.

     8.1 STOCKHOLDER APPROVAL. The Merger shall have been approved by the requisite vote of the holders of the TWI Common Shares in accordance with applicable Legal Requirements and its Certificate of Incorporation and Bylaws.

AGREEMENT AND PLAN OF MERGER - PAGE 29

ANNEX.B

     8.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by WOI and/or MergerSub shall be true and correct in all material respects when made and shall be true and correct in all respects as if originally made on and as of the Closing Date (except as to such matters which have arisen or occurred, or any actions taken, since the date of this Agreement and which, in the aggregate, do not reflect a Material Adverse Effect on WOI as compared with the state of affairs which would exist if all such representations and warranties were true and correct in all respects as if originally made on and as of the Closing Date).

     8.3 WOI AND/OR MERGERSUB DOCUMENTS. WOI and/or MergerSub, as the applicable case may be, shall have executed and delivered to TWI in form and substance satisfactory to TWI and to counsel:

          (A) A certificate signed by the chief executive officer of WOI and MergerSub, on behalf of and in his respective capacity as an officer of WOI or MergerSub, confirming, on and as of the Closing Date, that each of the representations and warranties set forth in Article 3 hereof was true and correct on the date made and is true and correct on and as of the Closing Date (in each case, other than as set forth in such certificate), and that WOI and MergerSub are in compliance with their respective covenants set forth in Articles 4 and 5 (other than as set forth in such certificate).

          (B) An opinion of corporate counsel to WOI and/or MergerSub in forms reasonably acceptable to TWI.

          (C) The General Escrow Agreement (and the Acquisition Escrow Agreement, if there is any Acquisition Contingent Amount, and the Market Delivery Escrow Agreement, if the Market Delivery Requirement is not satisfied with respect to any Owned Market as of the Effective Time), executed by WOI or the Acquisition Escrow Agent, as the case may be.

          (D) The Amended Agreements, executed by WOI and each WOI Initial Stockholder.

          (E) The Amended Employment Agreements, executed by WOI.

          (F) A certificate substantially in the form of the attached Exhibit 8.3, executed by WOI.

     8.4 WOI AND MERGERSUB OBLIGATIONS PERFORMED. All obligations of WOI and MergerSub to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

     8.5 NO MATERIAL ADVERSE CHANGE. No change shall have occurred with respect to WOI or any Subsidiaries of WOI, or their respective assets, from the date hereof through the

AGREEMENT AND PLAN OF MERGER - PAGE 30

ANNEX.B

Closing Date which could reasonably be expected to have a Material Adverse Effect on WOI or any Subsidiaries of WOI.

ARTICLE 9.    TERMINATION.

      9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of TWI and WOI, by the mutual consent of WOI, MergerSub and TWI.

     9.2 TERMINATION BY TWI. This Agreement may be terminated and the Merger may be abandoned by TWI if the Closing conditions set forth in Articles 6 and 8 shall not have been satisfied in full or waived on or before December 31, 1996.

     9.3 TERMINATION BY WOI OR MERGERSUB. This Agreement may be terminated and the Merger may be abandoned by WOI or MergerSub if the Closing conditions set forth in Articles 6 and 7 shall not have been satisfied in full or waived on or before December 31, 1996.

     9.4  EFFECT OF TERMINATION AND ABANDONMENT.

          (A) In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, the remedies set forth below shall constitute the minimum Damages payable by a party hereunder with regard to the circumstances set forth therein. The amounts set forth below are minimum amounts payable hereunder, and nothing contained herein shall preclude any party from pursuing Damages in excess of the amounts set forth below or pursuing any equitable remedies.

          (B) In the event that this Agreement is terminated solely as a result of the failure of one or more of the conditions set forth in Sections 7.2, 7.3, 7.5, 7.7, 7.8, 7.9, 7.11, 7.15 or 8.1, or if TWI is obligated to, but does not, consummate the Merger, then TWI shall deliver to WOI the TWI Default Shares.
The TWI Default Shares shall mean 204,545 TWI Common Shares (subject to adjustment for any stock split, recapitalization, or related event) plus an additional number of TWI Common Shares equal to the TWI IPO Adjustment Shares. The "TWI IPO Adjustment Shares" shall mean additional TWI Common Shares to be issued upon consummation of any initial public offering of TWI Common Shares effected following the termination of this Agreement or such failure to consummate the Merger and prior to the third anniversary of the date of this Agreement at a price ("IPO Price") less than $11.00 per share (adjusted for stock splits, recapitalizations and other events) determined as follows: the product of (a)(i) $11.00 divided by the IPO Price, minus (ii) $1.00, multiplied by (b) 204,545. The TWI Default Shares shall be issued in a private placement, with one long-form, and (when, as and if available under applicable Legal Requirements) one short-form, demand registration right similar to those set forth in the Stockholders Agreement described in the TWI SEC Filings.

AGREEMENT AND PLAN OF MERGER - PAGE 31

ANNEX.B

          (C) In the event that this Agreement is terminated solely as a result of the failure of one or more of the conditions set forth in Sections 7.1, 7.6, 8.2, 8.3 or 8.4, or if WOI is obligated to, but does not, cause MergerSub to consummate the Merger, then WOI shall deliver to TWI a number of WOI Common Shares which is equal to $2,250,000 divided by the lesser of (i) the Exchange Price and (ii) the WOI Market Price determined as of the last day prior to such delivery. Such shares shall be issued in a private placement, with demand registration rights similar to those set forth in the Amended Agreements for the "TruVision Registrable Securities" described therein.


ARTICLE 10. CONDITIONS FOR RELEASE OR ISSUANCE OF GENERAL CONTINGENT AMOUNT AND WOI CONTINGENT AMOUNT.

     10.1 PROVISIONS REGARDING REPRESENTATIONS AND WARRANTIES; INDEMNIFICATIONS.

          The statements, certifications, representations and warranties made by TWI in this Agreement, and any schedule or in any exhibit, certificate, or other instrument delivered by or on behalf of TWI or any Subsidiary of TWI pursuant to this Agreement shall survive the Merger for a period of six (6) months from the Closing Date. TWI shall indemnify and hold WOI and Merger Sub and their respective officers and directors ("WOI Indemnitees") harmless from any and all Damages relating to or arising from any material breach or material non-performance of any representation or warranty or covenant of TWI contained in this Agreement. The statements, certifications, representations and warranties made by WOI and MergerSub in this Agreement, and any schedule or in any exhibit, certificate, or other instrument delivered by or on behalf of WOI or any Subsidiary of WOI pursuant to this Agreement shall survive the Merger for a period of six (6) months from the Closing Date. WOI shall indemnify and hold the TWI Stockholders and their respective officers, partners and directors ("TWI Indemnitees") harmless from any and all Damages relating to or arising from any material breach or material non-performance of any representation or warranty or covenant of WOI or MergerSub contained in this Agreement.

     10.2 GENERAL CONTINGENT AMOUNT; CONSENTS. The General Contingent Amount shall be held by the General Escrow Agent pursuant to the terms of the General Escrow Agreement, which shall remain in effect until the expiration of the General Escrow Period. The indemnification obligations of TWI shall be limited to and satisfied solely from the General Contingent Amount in accordance with the terms of the General Escrow Agreement. Upon the expiration of the General Escrow Period, the General Contingent Amount to be received by each former holder of TWI Common Shares shall be proportionately reduced by the amount of the Claims properly charged against the General Contingent Amount in accordance with the terms of the General Escrow Agreement and by the Stipulated Consent Amount for all Adjustment Channels. WOI acknowledges and agrees that there shall be no remedy or other recourse by WOI or MergerSub, or its successors or assigns, against TWI or its shareholders, or their successors and assigns of any nature whatsoever, including, but not limited to breaches of

AGREEMENT AND PLAN OF MERGER - PAGE 32

ANNEX.B

representations, warranties or covenants of this Agreement, other than the General Contingent Amount and other than for fraud, and that the General Contingent Amount shall be the sole remedy and recourse by WOI or MergerSub against TWI or its shareholders.

     10.3 WOI CONTINGENT AMOUNT. The indemnification obligations of WOI shall be limited to and satisfied solely by the issuance by WOI of WOI Common Shares in quantities such that the aggregate Exchange Price of the shares so issued is equal to the aggregate amount of the Damages deemed paid or satisfied thereby; provided that in no event will WOI be required to issue pursuant to this Section 10.3 WOI Common Shares having an aggregate Exchange Price in excess of $2,530,000. Any dispute as to the indemnity obligations of WOI pursuant to this Section 10.3 which cannot be resolved by WOI and the "Stockholder Representative" referred to in General Escrow Agreement (any which resolution will be binding upon WOI and the TWI Stockholders) will be resolved in the manner provided in Section 3.3(c) of the General Escrow Agreement. There shall be no remedy or other recourse by any TWI Stockholder, or of its successors or assigns, against WOI or its shareholders, or their successors and assigns of any nature whatsoever, including, but not limited to breaches of representations, warranties or covenants of this Agreement to be performed by WOI prior to the Effective Time, other than the WOI Contingent Amount and other than for fraud, and the WOI Contingent Amount shall be the sole remedy and recourse by the TWI Stockholders against WOI, MergerSub or their respective shareholders.

ARTICLE 11.    DEFINITIONS.

     11.1 The terms used in this Agreement have the respective meanings specified or referred to in this Article 12:

     "ACQUISITION CONTINGENT AMOUNTS" shall have the meaning set forth in
Section 1.2(b).

     "ACQUISITION ESCROW AGENT" means the "Escrow Agent" referred to in the Acquisition Escrow Agreement.

     "ACQUISITION ESCROW AGREEMENT" shall have the meaning set forth in Section 1.2(h).

     "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 4.4.

     "ACT" means The Communications Act of 1934, as amended.

     "ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 1.2(c).

     "ADJUSTMENT SHARES" shall have the meaning set forth in Section 1.2(c).

AGREEMENT AND PLAN OF MERGER - PAGE 33

ANNEX.B

     "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and any other Person who or which, directly or indirectly, has any equity interest in such Person, is a director, officer or employee of such Person, or a member of the immediate family of any of the foregoing Persons, whether or not living under the same roof with such Person.

     "AGGREGATE INITIAL SHARE AMOUNT" means 3,373,333, as such amount may be proportionately increased to reflect any stock dividend, stock split or other subdivision of the WOI Common Shares which may be effected after the date of this Agreement and prior to the Effective Time, and as such amount may be proportionately decreased to reflect any reverse stock split or other combination of the WOI Common Shares which may be effected after the date of this Agreement and prior to the Effective Time.

     "AMENDED AGREEMENTS" shall have the meaning set forth in Section 1.2(j).

     "AMENDED EMPLOYMENT AGREEMENTS" shall have the meaning set forth in Section 7.15.

     "ANNUAL FCC REPORT" means the reports which a licensee in the MDS service is required to file annually with the FCC pursuant to Section 21.911 of the FCC Rules.

     "APPLICATION" means a pending application by TWI or any Subsidiary of TWI or Institution or other Person to the FCC for a License in any Market.

     "AUTHORIZATION" means any license, permit, authorization, franchise, grant, registration, certificate, consent and waiver awarded to a Person (or which a Person has the right to acquire in any market) by a Governmental Authority which is used, useable or held for use in or in conjunction with or otherwise associated with the provision of wireless cable services.

     "BASE SHARES" shall have the meaning set forth in Section 1.2(c).

     "BONA FIDE SUBSCRIBER" means a customer or subscriber receiving and paying for (either as an individual subscriber or as an "equivalent subscriber") regular monthly basic wireless cable television services of TWI or a Subsidiary of TWI in an Existing Market, who has paid for at least one month of basic service at the normal rate applicable to such customer or subscriber, and whose account receivable for such service does not include any amount overdue (and for which a bill has been or should have been received by such subscriber) for more than a total of 75 days' subscription service, except for (i) customers or subscribers repaying such balances in accordance with a reasonable repayment arrangement with the Company or (ii) institutional customers or subscribers that the Company has reasonably determined are not credit risks. Any

AGREEMENT AND PLAN OF MERGER - PAGE 34

ANNEX.B

inactive subscriber or active subscriber whose accounts receivable balance included any amount overdue in excess of 75 days as of March 31, 1996 who becomes current and (if disconnected) whose service is reconnected prior to Closing will also be considered a Bona Fide Subscriber. For purposes of this definition, the number of "equivalent subscribers" in a given multiple dwelling unit means (i) the number of subscribers in such multiple dwelling unit, times
(ii) the basic bulk rate for such subscribers, divided by (iii) the basic service rate for individual subscribers in the applicable market.

     "BRIDGE LOAN" shall have the meaning set forth in Section 5.12.

     "BTA" shall have the meaning set forth in Section 2.10(c).

     "CERTIFICATES" shall have the meaning set forth in Section 1.2(i).

     "CHANNEL" means a frequency band which may be licensed by the FCC to an eligible Person for the provision of ITFS, MDS or MMDS service in any Market.

     "CHANNEL LEASE" means an agreement pursuant to which the channel capacity licensed or to be licensed under an Authorization has been leased to TWI, WOI or a Subsidiary of TWI or WOI or which TWI or a Subsidiary of TWI otherwise has rights to acquire in any Market.

     "CLOSE" OR "CLOSING" means the consummation of the transactions contemplated in Article 1 hereof as provided for in Section 1.3.

     "CLOSING DATE" means the date on which the Closing shall occur as provided for in Section 1.3.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONSENTS" means the consents (including, without limitation, FCC Consents), approvals, authorizations, and waivers of any public, government, or regulatory body, authority, agency, or unit and any and all consents, approvals, authorizations and waivers from parties to any of the Material Contracts or any other Person that are (i) required for the lawful consummation of this Agreement and/or any other transaction contemplated by this Agreement, or (ii) necessary for WOI and its Subsidiaries to conduct the operations currently conducted by TWI and its Subsidiaries or to consummate the acquisition of the Target Markets and fulfill their other obligations after the Closing.

AGREEMENT AND PLAN OF MERGER - PAGE 35

ANNEX.B

     "COPYRIGHT ACT" means the Copyright Act of 1976, as amended.

     "COPYRIGHT OFFICE" means the United States Copyright Office of the Library of Congress.

     "COPYRIGHT RULES" means the rules and regulations promulgated by the Copyright Office under authority of the Copyright Act, as set forth in Part 201, Volume 37 of the Code of Federal Regulations.

     "DAMAGES" means all losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies, court costs, costs of arbitration or administrative proceedings, attorneys' fees and other reasonable expenses and costs.

     "DGCL" means the Delaware General Corporation Law.

     "EFFECTIVE TIME" shall mean the date and time of the filing of the applicable certificate of merger in the State of Delaware.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESTOPPEL CERTIFICATE" shall have the meaning set forth in Section 4.2.

     "EXCHANGE PRICE" means $15.00, as such amount may be proportionately decreased to reflect any stock dividend, stock split or other subdivision of the WOI Common Shares which may be effected after the date of this Agreement and prior to the Effective Time, and as such amount may be proportionately increased to reflect any reverse stock split or other combination of the WOI Common Shares which may be effected after the date of this Agreement and prior to the Effective Time.

     "EXISTING MARKETS" shall mean Jackson, Delta, Gulf Coast, Tupelo, Hattiesburg, Natchez, Meridian, Starkville and Oxford, Mississippi and Demopolis and Tuscaloosa, Alabama.

     "FAA" means the Federal Aviation Administration or any successor agency(ies) with jurisdiction over towers and other antenna structures.

     "FAA RULES" means the rules promulgated by the FAA and applicable to antenna towers and other structures.

     "FCC" means the Federal Communications Commission.

AGREEMENT AND PLAN OF MERGER - PAGE 36

ANNEX.B

     "FCC CONSENT" shall mean the consent of the FCC to the transfer of control or assignment of any MDS and MMDS License.

     "FCC LICENSE" shall mean an FCC-issued Authorization to construct and/or operate a MDS, MMDS, low power television or ITFS facility, including any special temporary authority.

     "FCC PROCEEDING" means a Proceeding relating to Applications or Licenses.

     "FCC RULES" means the rules and regulations promulgated by the FCC under authority of the Act, as set forth in Volume 47 of the Code of Federal Regulations.

     "FLIPPIN ACQUISITION" means the purchase and sale of assets relating to the Flippin, Tennessee market pursuant to the Flippin Purchase Agreement.

     "FLIPPIN PURCHASE AGREEMENT" means the Purchase and Sale Agreement dated as of November 7, 1995 between TWI and Heartland Wireless Communications, Inc., as such Agreement may be amended or otherwise modified after the date of this Agreement as permitted by this Agreement and prior to the Effective Time or after the Effective Time.

     "GAAP" means generally accepted accounting principles in effect as of the applicable time or the date of any financial statements in the United States of America. The term "generally accepted accounting principles" shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as generally accepted accounting principles, and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     "GAAP DEBT" means indebtedness for borrowed money (other than indebtedness to the United States government incurred in connection with the "BTA Auction" referred to in the TWI SEC Filings) on March 31, 1996 which would be properly reportable as such on a consolidated balance sheet for TWI and its Subsidiaries prepared in accordance with GAAP.

     "GADSDEN ACQUISITION" means the purchase and sale of assets relating to the Gadsden, Alabama market pursuant to the Flippin Purchase Agreement.

     "GADSDEN CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

AGREEMENT AND PLAN OF MERGER - PAGE 37

ANNEX.B

     "GADSDEN PURCHASE AGREEMENT" means the Purchase and Sale Agreement dated as of February 15, 1996 between TWI and Gadsden Wireless Cable Corporation, Inc., as such Agreement may be amended or otherwise modified after the date of this Agreement as permitted by this Agreement and prior to the Effective Time or after the Effective Time.

     "GENERAL CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

     "GENERAL ESCROW AGENT" means the "Escrow Agent" referred to in the General Escrow Agreement.

     "GENERAL ESCROW AGREEMENT" shall have the meaning set forth in Section 1.2(h).

     "GENERAL ESCROW PERIOD" means the "Escrow Period," as that term is defined in the General Escrow Agreement.

     "GENERAL ESCROW SHARES" has the meaning set forth in Section 5.11.

     "GOOD CHANNEL" has the meaning set forth in Section 1.2(b).

     "GOVERNMENTAL AUTHORITY" means any federal, state, local, municipal, foreign or other government or any federal, state or local regulatory authority.

     "GRANTED LICENSE" has the meaning set forth in Section 1.2(b).

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "HUNTSVILLE ACQUISITION" means the purchase and sale of assets relating to the Huntsville, Alabama market pursuant to the Huntsville Purchase Agreement.

     "HUNTSVILLE CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

     "HUNTSVILLE PURCHASE AGREEMENT" means the Purchase and Sale Agreement dated as of February 6, 1996 among TWI, Madison Communications, Inc. and Beasley Communications, Inc., as such Agreement may be amended or otherwise modified after the date of this Agreement and prior to the Effective Time as permitted by this Agreement or after the Effective Time.

     "INSTITUTION" shall mean an accredited institution or a governmental organization engaged in the formal education of enrolled students, or a non-profit organization whose

AGREEMENT AND PLAN OF MERGER - PAGE 38

ANNEX.B

purposes are educational, which is a qualified applicant for any Channel and has entered into a Channel Lease.

     "IRS" means the Internal Revenue Service.

     "ITFS" means Instructional Television Fixed Service.

     "JACKSON ACQUISITION" means the purchase and sale of assets relating to the Jackson, Tennessee market pursuant to the Jackson Purchase Agreement.

     "JACKSON CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

     "JACKSON PURCHASE AGREEMENT" means the Purchase and Sale Agreement dated February 7, 1996 between TWI and SkyView Wireless Cable, Inc., as such Agreement may be amended or otherwise modified after the date of this Agreement as permitted by this Agreement and prior to the Effective Time or after the Effective Time.

     "JOINT VENTURE" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered a Joint Venture to which such Person is a party.

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, legislation, act, constitution, ordinance, code, treaty, rule, regulation or FCC guideline applicable to or against TWI or any Subsidiary of TWI, or to which TWI will become subject upon the acquisition of any Target Market or Other Market.

     "LIABILITIES" means damages, obligations, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all costs and expenses (legal, accounting or otherwise).

     "LICENSES" means all FCC licenses, conditional licenses, construction permits, authorizations and approvals which are required to transmit commercial programming, educational programming or any other use currently authorized by any legal requirement.

     "LIENS" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest or encumbrance against any assets or properties of any Person or any of its Subsidiaries (or assets or properties that any Person or any of its Subsidiaries has rights to acquire).

     "MARKETS" means the Existing Markets and Target Markets, or any of them.

AGREEMENT AND PLAN OF MERGER - PAGE 39

ANNEX.B

     "MARKET DELIVERY CONTINGENT SHARES" shall have the meaning set forth in Section 1.2(b).

     "MARKET DELIVERY ESCROW AGENT" shall have the meaning set forth in Section 1.2(h).

     "MARKET DELIVERY ESCROW AGREEMENT" shall have the meaning set forth in
Section 1.2(h).

     "MARKET DELIVERY REQUIREMENT" shall have the meaning set forth in Section 1.2(b).

     "MATERIAL ADVERSE EFFECT" with respect to any Person means any event or circumstance which results in or is reasonably likely to result in a material adverse change in (i) the financial condition, business, operations or properties of such person and its Subsidiaries, taken as a whole, other than general economic change over which neither such person nor any Subsidiary of such person has control; (ii) the ability of such person or any Subsidiary of such person prior to the Effective Time to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement.

     "MATERIAL CONTRACTS" shall mean the Target Market Existing Agreements, the "EdNet Agreement" referred to in the TWI SEC Filings, and any agreement the termination of which prior to the end of its stated term, or the breach or default under which by any person, could reasonably be expected to have a Material Adverse Effect on TWI.

     "MDS" shall mean a Multipoint Distribution Service, including (unless otherwise specified) the former Operational Fixed Service ("OFS") H-channels.

     "MEMPHIS ACQUISITION" means the purchase and sale of assets relating to the Memphis, Tennessee market pursuant to the Memphis Purchase Agreement.

     "MEMPHIS CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

     "MEMPHIS PURCHASE AGREEMENT" means the Purchase and Sale Agreement dated as of November 7, 1995 between TWI and American Wireless Systems, Inc., as such Agreement may be amended or otherwise modified after the date of this Agreement as permitted by this Agreement and prior to the Effective Time or after the Effective Time.

     "MERGER" means the merger described in the recitals.

     "MERGER SHARES" shall have the meaning set forth in Section 1.2(c).

AGREEMENT AND PLAN OF MERGER - PAGE 40

ANNEX.B

     "MMDS" means the Multichannel Multipoint Distribution Service.

     "NET GAAP DEBT" means (i) GAAP Debt minus (ii) cash of TWI and its Subsidiaries as of March 31, 1996 on a consolidated basis in accordance with GAAP.

     "NON-CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

     "ORDER" means any order, judgment, injunction, or FCC ruling issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator as to which a person or any Subsidiary of such person is a party or will become a party upon this consummation of any acquisition in a Target Market or Other Market.

     "OTHER MARKETS" shall mean Chattanooga, Tennessee; Hot Springs, Arkansas; Lawrenceburg, Tennessee; and Jacksonville, North Carolina.

     "OUTSTANDING TWI SHARES" shall have the meaning set forth in Section
1.2(d).

     "OWNED MARKET" means each Existing Market (other than Tuscaloosa, Alabama) and (a) Flippin, Tennessee, if the Flippin Acquisition is consummated prior to the Effective Time, (b) Gadsden, Alabama, if the Gadsden Acquisition is consummated prior to the Effective Time, (c) Huntsville, Alabama, if the Huntsville Acquisition is consummated prior to the Effective Time, (d) Jackson, Tennessee, if the Jackson Acquisition is consummated prior to the Effective Time, and (e) Memphis, Tennessee, if the Memphis Acquisition is consummated prior to the Effective Time.

     "PBGC" shall have the meaning set forth in Section 2.6.

     "PERMITTED NET GAAP DEBT" means $10,050,000.

     "PERSON" OR "PERSON" means any individual, corporation, partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

     "PER-SHARE PORTION" for any Outstanding TWI Share means 1.0 divided by the number of Outstanding TWI Shares.

     "PRIOR OFFERING EXPENSES" means all costs and expenses of TWI paid or accrued through the date hereof associated with the preparation of the TWI SEC Filings and the proposed sale of securities of TWI to be registered thereunder, other than accounting and engineering costs.

AGREEMENT AND PLAN OF MERGER - PAGE 41

ANNEX.B

     "PROCEEDING" means any suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding or FCC Proceeding).

     "PROXY STATEMENT" shall have the meaning set forth in Section 5.1.

     "REQUIRED CONSENTS" means, with respect to each Wireless Cable Television System, Consents with respect to twelve (12) authorized Channels in the applicable Market.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SEVERANCE OBLIGATIONS" shall have the meaning set forth in Section 2.9.

     "SITE" means a wireless cable television site with respect to which TWI is operating or has rights to acquire a Wireless Cable Business and transmitting programming to subscribers in connection therewith.

     "SPECIFIED ACQUISITIONS" means the Flippin Acquisition, the Gadsden Acquisition, the Huntsville Acquisition, the Jackson Acquisition and the Memphis Acquisition.

     "SITE LEASE" shall mean an agreement for the lease of real estate or tower space permitting the construction of a transmitter on a Site.

     "SITE OPTION" shall mean an option or right to obtain a Site Lease.

     "SPECIFIED MARKETS" shall mean Flippin, Tennessee, Memphis, Tennessee, Huntsville, Alabama, Jackson, Tennessee and Gadsden, Alabama.

     "STIPULATED CONSENT AMOUNT" for any Adjustment Channel means the product of
(a) a fraction, the numerator of which is one and the denominator of which is the number of "Channels" set forth for the Market to which such Adjustment Channel relates on the attached Schedule A, multiplied by (b) $43.00, and further multiplied by (c) the number of "LOS Households" set forth for such Market on the attached Schedule A.

     "STOCKHOLDER LETTER" shall have the meaning set forth in Section 1.2(i).

     "SUBSIDIARY" of any person means any other person, of which a majority of the capital stock or other equity interests is owned directly or indirectly by such first person.

     "SURVIVING CORPORATION" shall have the meaning set forth in Section 1.1.

AGREEMENT AND PLAN OF MERGER - PAGE 42

ANNEX.B

     "TARGET MARKETS" means the Specified Markets and the Other Markets.

     "TARGET MARKET EXISTING AGREEMENTS" shall mean the agreements between TWI, as purchaser, and the owners of the Wireless Cable Television Systems (or of the capital stock of such owners) in the Target Markets, as described in the TWI SEC Filings, copies of which agreements are appended hereto, as the same may be amended or otherwise modified in accordance with this Agreement.

     "TWI BTA WAIVER" shall have the meaning set forth in Section 7.3.

     "TWI CHANNEL LEASE" means any Channel Lease under which TWI or any of its Subsidiaries is the lessee or which TWI or any of its Subsidiaries has the right to acquire.

     "TWI COMMON SHARES" shall mean all of the issued and outstanding capital stock of TWI immediately before the Merger.

     "TWI EMPLOYEES" shall have the meaning set forth in Section 2.6(a).

     "TWI LESSOR" shall have the meaning set forth in Section 2.10(a).

     "TWI PLAN" shall have the meaning set forth in Section 2.6(a).

     "TWI LESSOR APPLICATION" shall have the meaning set forth in Section
2.10(b).

     "TWI PREFERRED SHARES" shall have the meaning set forth in Section 2.3.

     "TWI PREFERRED STOCK" shall have the meaning set forth in Section 2.3.

     "TWI REPRESENTATIVES" shall have the meaning set forth in Section 4.4.

     "TWI SEC FILINGS" means Form S-1 Registration Statements (File Nos. 333-1282 and 333-01284) filed with the SEC on April 11, 1996.

     "TWI STOCK OPTION PLANS" shall have the meaning set forth in Section 5.3.

     "TWI STOCKHOLDERS" shall have the meaning set forth in Section 7.11.

     "VCI" shall have the meaning set forth in Section 5.13.

     "VCI WOI SHARES" shall have the meaning set forth in Section 5.13.

AGREEMENT AND PLAN OF MERGER - PAGE 43

ANNEX.B

     "WIRELESS CABLE BUSINESS" means the business of transmitting programming to subscribers through the use of MMDS, MDS or ITFS channels.

     "WIRELESS CABLE TELEVISION SYSTEMS" means all wireless cable television systems or prospective wireless cable television systems, whether or not operational or constructed, and all assets relating thereto relative to the Markets.

     "WOI" shall have the meaning set forth in the Recitals.

     "WOI BONDHOLDER CONSENT" shall have the meaning set forth in Section 7.6.

     "WOI CHANNEL LEASE" means any Channel Lease under which WOI or any of its Subsidiaries is the lessee or which WOI or any of its Subsidiaries has the right to acquire.

     "WOI COMMON SHARES" means shares of common stock, $.01 par value per share, WOI.

     "WOI CONTINGENT AMOUNT" shall have the meaning set forth in Section 1.2(b).

     "WOI EMPLOYEE" shall have the meaning set forth in Section 3.7(a).

     "WOI LESSOR" shall have the meaning set forth in Section 3.5(a).

     "WOI LESSOR APPLICATION" shall have the meaning set forth in Section
3.5(b).

     "WOI MARKET PRICE" for any day means the average of the closing prices for WOI shares as reported on the NASDAQ NMS on the 20 trading days prior to such day. If WOI Common Shares do not trade on any trading day during such 20-trading-day-period, the closing price for such day will be deemed to be the closing price on the trading day preceding such trading day.

     "WOI PLAN" shall have the meaning set forth in Section 3.7(a).

     "WOI SEC FILINGS" shall have the meaning set forth in Section 4.7.

     "WOI STOCKHOLDERS MEETING" shall have the meaning set forth in Section 5.1.

      11.2 DEFINED TERMS. In this Agreement, all definitions shall be equally applicable to both the singular and the plural forms.

AGREEMENT AND PLAN OF MERGER - PAGE 44

ANNEX.B

ARTICLE 12.   MISCELLANEOUS.

      12.1 EXPENSES OF THE TRANSACTION. Each of TWI, WOI and MergerSub agrees to pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated.

      12.2 FURTHER ASSURANCES. Each of TWI, WOI and MergerSub agrees that it will, at any time and from time to time after the Closing Date, upon the request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required from time to time in order to effectuate the provisions and purposes of this Agreement.

      12.3 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(a) when delivered personally or by private courier, (b) when actually delivered by registered United States mail, return receipt requested, or (c) when sent by telecopy (provided, however, that, it is telephonically or electronically confirmed), addressed as follows:

     If to WOI, to:

          11301 Industriplex Boulevard
          Suite 4
          Baton Rouge, LA  70809-5400
          Attention:    Hans J. Sternberg
                        Sean Reilly
          Telecopy:     (504) 293-5400

     With copy (which copy will not constitute notice to WOI) to:

          John Kuehn, Esq.
          Kirkland & Ellis
          153 E. 53rd Street
          New York, New York  10022
          Telecopy:     (212) 446-4900

     If to TWI, to:

          181 Kroger Drive
          Suite H
          Jackson, MS 39218
          Attention:  Henry M. Burkhalter
          Telecopy:     (601) 936-1517

AGREEMENT AND PLAN OF MERGER - PAGE 45

ANNEX.B

     With copy (which copy will not constitute notice to TWI) to:

          Samuel A. Fishman
          Latham & Watkins
          885 Third Avenue
          Suite 1000
          New York, New York  10022
          Telecopy:     (212) 751-4864

or such other address as such party may indicate by a notice delivered to the other parties hereto in the manner herein provided.

      12.4 NO MODIFICATION EXCEPT IN WRITING. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

      12.5 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof. The execution and delivery of this Agreement shall have no effect on the confidentiality agreements executed as of April 19, 1996, among WOI, TWI and Heartland Wireless Communications, Inc.

      12.6 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      12.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties. Any purported assignment contrary to the terms of this Agreement shall be void.

      12.8 CHOICE OF LAW. This Agreement shall be deemed to have been made in, and shall be construed in accordance with the laws of the State of Delaware, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Delaware applicable to contracts entered into and performed entirely therein.

      12.9 CAPTIONS; CONSTRUCTION. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. All uses of the term

AGREEMENT AND PLAN OF MERGER - PAGE 46

ANNEX.B

"including" shall be construed as descriptive and not a limitation of the item described. All words used herein shall be construed to be of such gender as the circumstances require.

     12.10 SPECIFIC PERFORMANCE. In the event of a breach of any obligations under this Agreement, each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement.

     12.11 SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to herein attached hereto are hereby made a part of this Agreement.

     12.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement may also be executed by facsimile signature.



                          [SIGNATURE PAGE(S) FOLLOWS]

AGREEMENT AND PLAN OF MERGER - PAGE 47

ANNEX.B

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                              TWI:

                              TRUVISION WIRELESS, INC.



                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------



                              WOI:

                              WIRELESS ONE, INC.


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------



                              MERGERSUB:

                              WIRELESS ONE MERGERSUB, INC.



                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------

AGREEMENT AND PLAN OF MERGER - PAGE 48

ANNEX.B

                                                                      SCHEDULE A
                                                                      ----------

Market             Channels  LOS Households
- ------             --------  --------------
Jackson, MS              32         179,000

Delta, MS                32          92,800

Gulf Coast, MS           32         121,700

Tupelo, MS               32          90,600

Hattiesburg, MS          32          88,800

Natchez, MS              32          60,000

Meridian, MS             32          44,800

Starkville, MS           32          65,200

Oxford, MS               32          53,600

Memphis, TN              33         381,200

Huntsville, AL           32         181,900

Jackson, TN              32          96,500

Flippin, TN              32          41,300

Demopolis, AL            32          15,600

Gadsden, AL              32         133,300

AGREEMENT AND PLAN OF MERGER - PAGE 49

                                                                        ANNEX C

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined financial information consists of an Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1996 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 (collectively, the "Pro Forma Statements"). The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to (i) the TruVision Purchase, (ii) the Madison Purchase, (iii) the Shoal Purchase, (iv) the BarTel Purchase and (v) the conversion of the TruVision Convertible Preferred Stock into TruVision common stock, in each case as if such transactions had occurred on January 1, 1995. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to (i) the events referred to in the previous sentence, (ii) the AWS Purchase, (iii) the Flippin Purchase, (iv) the Jacksonville Purchase, (v) the Chattanooga Purchase, (vi) the Gadsden Purchase, (vii) the Skyview Purchase, (viii) the Applied Video Acquisition and
(ix) the channel rights to be purchased by both TruVision and Wireless One via the BTA Auction. All transactions are accounted for under the purchase method of accounting.

  The Pro Forma Statements and accompanying notes should be read in conjunction with Wireless One's consolidated financial statements incorporated by reference into this Proxy and TruVision's financial statements included herein. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position would actually have been if the aforementioned transactions or events occurred on the dates specified or to project the Company's results of operations or financial position for any future periods or at any future date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1996

                                                                                          ADJUSTMENTS FOR
                                                                                           ACQUISITIONS,
                                                                           TRUVISION        LICENSE AND
                         WIRELESS ONE  TRUVISION    MADISON      SHOAL     PROFORMA       CHANNEL RIGHTS     PROFORMA
                          HISTORICAL   HISTORICAL  HISTORICAL  HISTORICAL ADJUSTMENTS        PURCHASES       COMBINED
                         ------------  ----------  ----------  ---------- -----------     ---------------   -----------
Current assets:
 Cash and cash
  equivalents........... $ 98,964,157     536,411      63,946       --     (4,620,000)(1)   (29,378,220)(3)  65,502,348
                                                                                                (63,946)(4)
 Marketable investment
  securities-restricted.   17,735,150         --          --        --            --                --       17,735,150
 Other current assets...    1,540,727     380,577       6,818       630           --             32,000 (5)   1,960,752
                         ------------  ----------  ----------   -------   -----------       -----------     -----------
 Total current assets...  118,240,034     916,988      70,764       630    (4,620,000)      (29,410,166)     85,198,250
Property and equipment,
 net....................   22,912,095  11,862,038   1,147,827   390,000           --            580,000 (5)  36,891,960
Intangibles.............   28,491,658   2,447,387      65,000    21,107    33,978,096 (1)    68,268,443 (5) 140,177,025
                                                                            6,905,334 (2)
Marketable investment
 securities-restricted..   35,946,439         --          --        --            --                --       35,946,439
Other assets............    7,703,873   4,525,240       1,835       --       (744,186)(1)    (1,350,000)(6)  10,136,762
                         ------------  ----------  ----------   -------   -----------       -----------     -----------
Total assets............ $213,294,099  19,751,653   1,285,426   411,737    35,519,244        38,088,277     308,350,436
                         ============  ==========  ==========   =======   ===========       ===========     ===========
Current liabilities:
 Short-term debt........ $    384,366  10,084,894     100,000       --            --           (100,000)(4)  10,469,260
 Other current
  liabilities...........   12,346,619   3,336,475     345,245    53,028           --           (398,273)(4)  15,683,094
                         ------------  ----------  ----------   -------   -----------       -----------     -----------
 Total current
  liabilities...........   12,730,985  13,421,369     445,245    53,028           --           (498,273)     26,152,354
Deferred income taxes...          --          --          --        --      6,905,334 (2)           --        6,905,334
BTA Auction
 indebtedness...........          --          --          --        --            --         23,712,880 (6)  23,712,880
Long-term debt..........  150,993,259         --          --    432,089           --           (432,089)(4) 150,993,259
Stockholders' equity:
 Preferred stock........          --       11,000         --        --        (11,000)(1)           --              --
 Common stock...........      134,988      24,000       1,000       300        24,053            11,480 (7)     170,521
                                                                              (24,000)(1)        (1,300)(7)
Additional paid-in
 capital................   65,631,596  10,698,679   2,475,192    17,604    33,650,049 (1)    16,061,080 (7) 116,612,817
                                                                          (10,698,679)(1)    (2,492,796)(7)
                                                                            1,270,092 (7)
Accumulated deficit.....  (16,196,729) (4,403,395) (1,636,011)  (91,284)    4,403,395 (1)     1,727,295 (7) (16,196,729)
                         ------------  ----------  ----------   -------   -----------       -----------     -----------
Total stockholders'
 equity.................   49,569,855   6,330,284     840,181   (73,380)   28,613,910        15,305,759     100,586,609
                         ------------  ----------  ----------   -------   -----------       -----------     -----------
                         $213,294,099  19,751,653   1,285,426   411,737    35,519,244        38,088,277     308,350,436
                         ============  ==========  ==========   =======   ===========       ===========     ===========

                       NOTES TO PRO FORMA BALANCE SHEET
                                MARCH 31, 1996

(1) Represents the elimination of TruVision's historical equity and the issuance of 2,405,293 shares (excludes the 1,148,040 shares of Common Stock described in Note 7 below) of Common Stock at $14 per share, by the Company for the purchase of all outstanding common stock of TruVision, including the payment of $1,800,000 to VCI and other expenses related to the merger including but not limited to Bond Holder consent fees. The Company will issue options to certain TruVision employees in exchange for the TruVision options as set forth in the TruVision Merger Agreement. A value of $1,270,092 has been assigned to these options. For purposes of the Pro Forma Statements the Company has tentatively considered the fair value of the acquired tangible assets to approximate their historical carrying value, with the excess acquisition costs being attributable to channel rights and license agreements. It is the Company's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and as a result, the allocation of the acquisition costs among tangible and intangible assets acquired may change.

(2) This adjustment reflects the recognition of deferred income taxes at an estimated 35% effective tax rate on excess book value over tax basis relating to the TruVision net assets acquired. The related increase in intangibles will be amortized over an estimated useful life of 20 years.

(3) Reflects cash (in millions) to be paid in the Madison Purchase $5.7, the Shoal Purchase $1.2, the Applied Video Purchase $6.5, the TruVision acquisition including Memphis $3.9, Jackson $2.7, Flippin $1.5, Hot Springs $1.5, Gadsden $1, and Jacksonville $.8, and the cash portion of the purchase price channel rights to be obtained via the BTA auction $4.6.

(4) These adjustments reflect the elimination of certain assets and liabilities that the Company will not acquire as part of the Madison Purchase and the Shoal Purchase as set forth in the respective agreements.

(5) This adjustment represents the estimated fair value (in millions) of the equipment and the other assets acquired and the excess of cost over tangible assets acquired as part of the TruVision Purchase $10.8, the Applied Video Purchase $6.5, the Madison and Shoals Purchases $6.9, the Gadsden, Jackson, and Memphis Purchases $14.3, and the License and Channel Rights purchases $29.6. For purposes of the Pro Forma Financial Statements, the Company has tentatively considered the fair value of the acquired tangible assets to approximate their historical carrying value, with the excess acquisition costs being attributable to channel rights and license agreements. It is the Company's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among tangible and intangible assets acquired may change.

(6) These adjustments represent debt to the United States government to finance approximately $23.7 million of the purchase price and the utilization of the $1,350,000 deposit for the channel rights obtained via the BTA auction.

(7) Represents the elimination of Madison's and Shoal's historical equity and the issuance of 1,148,040 shares of Common Stock, at $14 per share to be issued in connection with the Madison Purchase, Shoal Purchase and certain other license and channel rights purchases.

                       PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996

                                                                                           HEARTLAND
                                                                                          TRANSACTION
                                 HEARTLAND                                                AND THE OLD
                   WIRELESS ONE   DIVISION  TRUVISION    MADISON      BARTEL     SHOAL     OFFERINGS       TRUVISION
                    HISTORICAL   HISTORICAL HISTORICAL  HISTORICAL  HISTORICAL HISTORICAL ADJUSTMENTS     ADJUSTMENTS
                   ------------  ---------- ----------  ----------  ---------- ---------- -----------     -----------
Revenues.........  $ 1,343,969     632,173   3,081,614  1,582,147    150,000      83,867        --          (486,100)(1)
Expenses.........
 Systems
  operations.....      841,819     397,574   2,103,053    888,707     67,720      53,015    194,541(8)      (134,787)(1)
 Selling, general
  and
  administrative.    4,431,839     348,447   2,086,200    404,804     59,485      49,915        --               --
 Depreciation and
  amortization...    1,783,066     193,962   1,266,301    577,240         42      61,306        --           (35,131)(2)
                                                                                                             421,354
                                                                                                             545,267 (5)
                   -----------    --------  ----------  ---------    -------    --------   --------       ----------
 Total operating
  expenses.......    7,056,724     939,983   5,455,554  1,870,751    127,247     164,236    194,541          796,703
                   -----------    --------  ----------  ---------    -------    --------   --------       ----------
Operating income
 (loss)..........   (5,712,755)   (307,810) (2,373,940)  (288,604)    22,753     (80,369)  (194,541)      (1,282,803)
                   -----------    --------  ----------  ---------    -------    --------   --------       ----------
Interest income..    2,024,116         --       15,063        --         --          --         --               --
Interest expense.   (4,070,184)        --     (143,505)   (17,440)       --      (35,137)  (668,427)(9)          --
Other............       66,349         --          --      36,271        --          --         --               --
                   -----------    --------  ----------  ---------    -------    --------   --------       ----------
 Losses before
  income taxes...   (7,692,474)   (307,810) (2,502,382)  (269,773)    22,753    (115,506)  (862,968)      (1,282,803)
Income tax
 (expense)
 benefit.........          --      113,890         --         --      (5,039)        --    (113,890)(10)   4,481,520 (7)
                   -----------    --------  ----------  ---------    -------    --------   --------       ----------
 Net Income
  (loss).........   (7,692,474)   (193,920) (2,502,382)  (269,773)    17,714    (115,506)  (976,858)       3,198,717
Preferred stock
 dividends and
 discount
 accretion.......     (786,389)        --     (687,000)       --         --          --     786,389 (11)     687,000 (3)
                   -----------    --------  ----------  ---------    -------    --------   --------       ----------
 Net loss
  applicable to
  common stock...  $(8,478,863)   (193,920) (3,189,382)  (269,773)    17,714    (115,506)  (190,469)       3,885,717
                   ===========    ========  ==========  =========    =======    ========   ========       ==========
 Net loss per
  common share...      $ (2.02)
                   ===========
 Weighted average
  common shares
  outstanding....  $ 4,187,736                                                                             2,405,293
                   ===========                                                                            ==========
                      ADJUSTMENTS
                   FOR ACQUISITIONS,
                      LICENSE AND
                    CHANNEL RIGHTS    PROFORMA
                       PURCHASES      COMBINED
                   ----------------- ----------------
Revenues.........            --        6,387,670
Expenses.........
 Systems
  operations.....            --        4,411,642
 Selling, general
  and
  administrative.            --        7,380,690
 Depreciation and
  amortization...        338,642(4)    5,152,049
                   ----------------- ----------------
 Total operating
  expenses.......        338,642      16,944,381
                   ----------------- ----------------
Operating income
 (loss)..........       (338,642)    (10,556,711)
                   ----------------- ----------------
Interest income..            --        2,039,179
Interest expense.            --       (4,934,693)
Other............            --          102,620
                   ----------------- ----------------
 Losses before
  income taxes...       (338,642)    (13,349,605)
Income tax
 (expense)
 benefit.........          5,039 (6)   4,481,520 (12)
                   ----------------- ----------------
 Net Income
  (loss).........       (333,603)     (8,868,085)
Preferred stock
 dividends and
 discount
 accretion.......            --              --
                   ----------------- ----------------
 Net loss
  applicable to
  common stock...       (333,603)     (8,868,085)
                   ================= ================
 Net loss per
  common share...                          (1.15)
                                     ================
 Weighted average
  common shares
  outstanding....      1,148,040       7,741,069
                   ================= ================

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996

(1) Represents the elimination of TruVision's installation revenue and direct commissions in order to conform accounting policies for the costs of subscriber installations.

(2) Represents the reduction in depreciation expense as a result of the conforming adjustments in note 1.

(3) Reflects the elimination of Truvision's preferred dividends as a result of the conversion of Truvision's convertible preferred stock into Truvision common stock.

(4) Reflects amortization of the intangible assets acquired from TruVision, Madison and Shoal and certain other channel rights purchases. For purposes of these Pro Forma Financial Statements, lives of 20 years have been used for licenses and channel rights. Amortization of intangible assets has only been recorded in those Markets acquired which are Operating Systems.

(5) Reflects the incremental amortization of excess purchase price over the fair value of net identifiable assets acquired in the Truvision acquisition over 20 years.

(6) Reflects the adjustment of income tax benefit as a result of the BarTel purchase.

(7) Reflects adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

(8) Reflects the additional channel lease expense associated with the Heartland Transaction.

(9) Reflects additional interest expense on the Existing Notes at a rate of 13%, amortization of debt issuance costs and amortization of debt discount associated solely with the portion of the proceeds of the Old Offerings utilized to pay $7 million of notes payable to Heartland.

(10) Reflects the adjustment of income tax benefit as a result of the Heartland Transaction and the BarTel Purchase.

(11) Reflects the elimination of the preferred stock dividends and discount accretion related to the redeemable convertible preferred stock of Old Wireless One which was converted to Common Stock at the time of the Old Offerings.

(12) Reflects adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

                       PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996

                                                                                                ADJUSTMENTS
                                                                                                    FOR
                                                                                               ACQUISITIONS,
                      WIRELESS ONE TRUVISION    MADISON     BARTEL     SHOAL     TRUVISION      LICENSE AND     PROFORMA
                       HISTORICAL  HISTORICAL  HISTORICAL HISTORICAL HISTORICAL ADJUSTMENTS    CHANNEL RIGHTS   COMBINED
                      ------------ ----------  ---------- ---------- ---------- -----------    --------------  ----------
Revenues.............     940,777   1,286,026   392,629     8,500      20,967     (138,197)(1)         --       2,510,702
Expenses.............
 Systems operations..     555,942     885,711   152,554     5,090      13,254      (36,668)(1)         --       1,575,883
 Selling, general and
  administrative.....   2,637,553     911,024   191,675     3,351      12,479          --              --       3,756,082
 Depreciation and
  amortization.......     964,005     584,544   129,134        17      15,327      (17,566)(2)      84,662(4)   2,097,871
                                                                                   201,431 (4)
                                                                                   136,317 (5)
                       ----------  ----------   -------     -----     -------    ---------       ---------     ----------
 Total operating
  expenses...........   4,157,500   2,381,279   473,363     8,458      41,060      283,514          84,662      7,429,836
                       ----------  ----------   -------     -----     -------    ---------       ---------     ----------
Operating income
 (loss)..............  (3,216,723) (1,095,253)  (80,734)       42     (20,093)    (421,711)        (84,662)    (4,919,134)
                       ----------  ----------   -------     -----     -------    ---------       ---------     ----------
Interest income......   2,126,360         --        --        --          --           --              --       2,126,360
Interest expense.....  (5,009,893)   (163,998)   (2,910)      --       (8,784)         --              --      (5,185,585)
Other................      20,424         --     19,703       --          --           --              --          40,127
                       ----------  ----------   -------     -----     -------    ---------       ---------     ----------
 Loss before income
  taxes..............  (6,079,832) (1,259,251)  (63,941)       42     (28,877)    (421,711)        (84,662)    (7,938,232)
Income tax benefit...         --          --        --        --          --     2,730,670 (7)         --       2,730,670
                       ----------  ----------   -------     -----     -------    ---------       ---------     ----------
 Net Loss............  (6,079,832) (1,259,251)  (63,941)       42     (28,877)   2,308,959         (84,662)    (5,207,562)
Preferred stock
 dividends and
 discount accretion..         --     (220,000)      --        --          --       220,000 (3)         --             --
                       ----------  ----------   -------     -----     -------    ---------       ---------     ----------
Net loss applicable
 to common stock.....  (6,079,832) (1,479,251)  (63,941)       42     (28,877)   2,528,959         (84,662)    (5,207,562)
                       ==========  ==========   =======     =====     =======    =========       =========     ==========
 Net loss per common
  share..............       (0.45)                                                                                  (0.30)
                       ==========                                                                              ==========
 Weighted average
  common shares
  outstanding........  13,498,752                                                2,405,293       1,148,040     17,052,085
                       ==========                                                =========       =========     ==========

                  NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995

(1) Represents the elimination of TruVision's installation revenue and direct commissions in order to conform accounting policies for the costs of subscriber installations.

(2) Represents the reduction in depreciation expense as a result of the conforming adjustments in note 1.

(3) Reflects the elimination of TruVision's preferred dividends as a result of the conversion of TruVision's convertible preferred stock into TruVision common stock.

(4) Reflects amortization of the intangible assets acquired from TruVision, Madison and Shoal and certain other channel rights purchases. For purposes of these Pro Forma Financial Statements, lives of 20 years have been used for licenses and channel rights. Amortization of intangible assets has only been recorded in those Markets acquired which are Operating Systems.

(5) Reflects the incremental amortization of excess purchase price over the fair value of net identifiable assets acquired in the TruVision acquisition over 20 years.

(6) Reflects the adjustment of income tax benefit as a result of the BarTel purchase.

(7) Reflects adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

                                                                        ANNEX D

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of TruVision Wireless, Inc.:

  We have audited the accompanying balance sheets of TruVision Wireless, Inc. (a Delaware corporation formerly named TruVision Cable, Inc.) as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception (August 25, 1994) through December 31, 1994 and for the year ended December 31, 1995. We have also audited the statements of operations, partners' capital and cash flows of Mississippi Wireless TV L. P. (the predecessor entity to TruVision Wireless, Inc.) for the period from inception (November 2, 1993) to December 31, 1993 and the period from January 1, 1994 through August 24, 1994. TruVision Wireless, Inc. and Mississippi Wireless TV L. P. are hereinafter together referred to as "the Company." These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TruVision Wireless, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from inception (August 25, 1994) through December 31, 1994 and for the year ended December 31, 1995, and the results of operations and cash flows of Mississippi Wireless TV L. P. for the period from inception (November 2, 1993) through December 31, 1993 and the period from January 1, 1994 through August 24, 1994, all in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Jackson, Mississippi,
March 26, 1996 (except with respect
 to the matter discussed in Note 11,
 as to which the date is April 25,
 1996).

                            TRUVISION WIRELESS, INC.

                                 BALANCE SHEETS
              (DATA WITH RESPECT TO MARCH 31, 1996 ARE UNAUDITED)

                                             DECEMBER 31,
                                        -----------------------     MARCH 31,
                                           1994        1995         1996
                                        ----------  -----------  -----------
                ASSETS                                           (UNAUDITED)
 Current assets:
   Cash and cash equivalents..........  $2,712,851  $    88,882    $ 500,111
   Short-term investments.............      75,000       36,300       36,300
   Accounts receivable (less allowance
    for doubtful accounts of $34,000,
    $150,426 and $187,060,
    respectively).....................      41,178      283,656      237,644
   Other current assets...............      11,005      108,376      142,933
                                        ----------  -----------  -----------
     Total current assets.............   2,840,034      517,214      916,988
                                        ----------  -----------  -----------
 Property, plant and equipment:
   Transmission equipment.............   1,197,425    3,029,214    3,419,840
   Subscriber premises equipment and
    installation costs................   1,841,868    6,866,806    8,476,038
   Office furniture and equipment.....     263,743      437,169      610,224
   Vehicles...........................     223,996      215,344      216,144
   Buildings and improvements.........     204,340      326,090      348,654
                                        ----------  -----------  -----------
                                         3,731,372   10,874,623   13,070,900
   Less: accumulated depreciation.....    (217,676)  (1,375,402)  (1,905,355)
                                        ----------  -----------  -----------
                                         3,513,696    9,499,221   11,165,545
   Uninstalled subscriber premises
    equipment.........................   1,006,854      546,316      696,493
                                        ----------  -----------  -----------
                                         4,520,550   10,045,537   11,862,038
                                        ----------  -----------  -----------
 License costs, net--Notes 2 and 3....     157,480      179,592    2,447,387
 Organizational costs, net............     374,654      285,318      253,370
 Deferred costs, net and other
  assets--Note 7......................      90,341    1,849,556    4,271,870
                                        ----------  -----------  -----------
     Total assets.....................  $7,983,059  $12,877,217  $19,751,653
                                        ==========  ===========  ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Trade accounts payable.............  $  813,471  $   713,218   $3,302,800
   Accrued expenses...................      77,671       43,000       33,675
   Short-term debt....................         --     4,531,464   10,084,894
                                        ----------  -----------  -----------
     Total current liabilities........     891,142    5,287,682   13,421,369
                                        ----------  -----------  -----------
 Commitments and contingencies
 Stockholders' equity--Notes 5 and 6:*
   Series A, Convertible Preferred
    Stock, $.01 par value; 800,000
    authorized, issued and
    outstanding; (liquidation
    preference of $8,000,000).........       8,000        8,000        8,000
   Series B, Convertible Preferred
    Stock, $.01 par value; 300,000
    authorized, issued and outstanding
    in 1995 and 1996 (liquidation
    preference of $3,000,000).........         --         3,000        3,000
   Common Stock, $.01 par value;
    6,000,000 shares authorized,
    2,400,000 shares issued and
    outstanding.......................      24,000       24,000       24,000
   Additional paid-in capital.........   7,701,679   10,698,679   10,698,679
   Accumulated deficit................    (641,762)  (3,144,144)  (4,403,395)
                                        ----------  -----------  -----------
     Total stockholders' equity.......   7,091,917    7,589,535    6,330,284
                                        ----------  -----------  -----------
     Total liabilities and
      stockholders' equity............  $7,983,059  $12,877,217  $19,751,653
                                        ==========  ===========  ===========

- --------
*  Restated to reflect the 2-for-1 common stock split. See Note 2.

   The accompanying notes are an integral part of these financial statements.

                            TRUVISION WIRELESS, INC.

                       STATEMENTS OF OPERATIONS (NOTE 1)
          (DATA WITH RESPECT TO MARCH 31, 1995 AND 1996 ARE UNAUDITED)

                          MISSISSIPPI WIRELESS TV L.P.                        TRUVISION WIRELESS, INC.
                     --------------------------------------- -----------------------------------------------------------
                         PERIOD FROM
                          INCEPTION
                      (NOVEMBER 2, 1993)  JANUARY 1, 1994 TO AUGUST 25, 1994 TO    YEAR ENDED      THREE MONTHS ENDED
                     TO DECEMBER 31, 1993  AUGUST 24, 1994   DECEMBER 31, 1994  DECEMBER 31, 1995       MARCH 31,
                     -------------------- ------------------ ------------------ ----------------- ----------------------
                                                                                                    1995        1996
                                                                                                  ---------  -----------
                                                                                                       (UNAUDITED)
Revenues:
 Service revenues...      $     --            $   16,233         $  264,491        $ 2,595,514    $ 379,561  $ 1,107,275
 Installation
  revenues..........            --                57,137            166,043            486,100      122,308      178,751
                          ---------           ----------         ----------        -----------    ---------  -----------
    Total revenues..            --                73,370            430,534          3,081,614      501,869    1,286,026
                          ---------           ----------         ----------        -----------    ---------  -----------
Expenses:
 System operating
  expenses..........        116,733              278,000            425,603          2,103,053      380,551      885,712
 Selling, general
  and
  administrative
  expenses..........        111,186              668,009            534,431          2,086,200      233,275      911,024
 Depreciation and
  amortization......            --                82,196            167,990          1,266,301      193,796      584,544
                          ---------           ----------         ----------        -----------    ---------  -----------
   Total operating
    expenses........        227,919            1,028,205          1,128,024          5,455,554      807,622    2,381,280
                          ---------           ----------         ----------        -----------    ---------  -----------
Loss from
 operations.........       (227,919)            (954,835)          (697,490)        (2,373,940)    (305,753)  (1,095,254)
Interest income.....            --                 6,632             55,728             15,063          --           --
Interest expense....            --                   --                 --            (143,505)         --      (163,997)
                          ---------           ----------         ----------        -----------    ---------  -----------
Net loss............       (227,919)            (948,203)          (641,762)        (2,502,382)    (305,753)  (1,259,251)
Preferred dividend
 requirement........            --                   --            (227,000)          (687,000)    (160,000)    (220,000)
                          ---------           ----------         ----------        -----------    ---------  -----------
Net loss
 attributable to
 common
 stockholders.......      $(227,919)          $ (948,203)        $ (868,762)       $(3,189,382)   $(465,753) $(1,479,251)
                          =========           ==========         ==========        ===========    =========  ===========
Loss per common
 share*.............            N/A                  N/A         $    (0.36)       $     (1.33)   $   (0.19) $     (0.62)
                          =========           ==========         ==========        ===========    =========  ===========
Weighted average
 shares
 outstanding*.......            N/A                  N/A          2,400,000          2,400,000    2,400,000    2,400,000
                          =========           ==========         ==========        ===========    =========  ===========

- --------
* Restated to reflect the 2-for-1 common stock split. See Note 2.


   The accompanying notes are an integral part of these financial statements.

                          MISSISSIPPI WIRELESS TV L.P.

                    STATEMENTS OF PARTNERS' CAPITAL (NOTE 1)
 FOR THE PERIOD FROM INCEPTION (NOVEMBER 2, 1993) THROUGH DECEMBER 31, 1993 AND
            THE PERIOD FROM JANUARY 1, 1994 THROUGH AUGUST 24, 1994

                                                                       TOTAL
                                               GENERAL    LIMITED    PARTNERS'
                                               PARTNER    PARTNER     CAPITAL
                                              ---------  ----------  ----------
Initial investment........................... $     --   $1,081,000  $1,081,000
Net loss.....................................    (2,279)   (225,640)   (227,919)
                                              ---------  ----------  ----------
Balance, December 31, 1993...................    (2,279)    855,360     853,081
Net loss.....................................  (170,677)   (777,526)   (948,203)
Partners' contributions......................   229,162     361,000     590,162
                                              ---------  ----------  ----------
Balance, August 24, 1994..................... $  56,206  $  438,834  $  495,040
                                              =========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                            TRUVISION WIRELESS, INC.

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (NOTE 1)
              (DATA WITH RESPECT TO MARCH 31, 1996 ARE UNAUDITED)

                             SERIES A        SERIES B
                            CONVERTIBLE     CONVERTIBLE
                          PREFERRED STOCK PREFERRED STOCK   COMMON STOCK*    ADDITIONAL
                          --------------- --------------- ------------------   PAID-IN   ACCUMULATED
                           SHARES  AMOUNT  SHARES  AMOUNT   SHARES   AMOUNT   CAPITAL*     DEFICIT
                          -------- ------ -------- ------ ---------- ------- ----------- -----------
Exchange of the net
 assets of Mississippi
 Wireless TV L.P. for
 common stock of the
 Company................       --  $  --       --  $  --   2,400,000 $24,000 $   471,040 $       --
Sale of preferred stock,
 net of issuance costs
 of $761,361 ...........   800,000  8,000      --     --         --      --    7,230,639         --
Net loss for the period
 from inception through
 December 31, 1994......       --     --       --     --         --      --          --     (641,762)
                          -------- ------ -------- ------ ---------- ------- ----------- -----------
*BALANCE, DECEMBER 31,
 1994...................   800,000  8,000      --     --   2,400,000  24,000   7,701,679    (641,762)
Net loss................       --     --       --     --         --      --          --   (2,502,382)
Sale of preferred
 stock..................       --     --   300,000  3,000        --      --    2,997,000         --
                          -------- ------ -------- ------ ---------- ------- ----------- -----------
BALANCE, DECEMBER 31,
 1995...................   800,000  8,000  300,000  3,000  2,400,000  24,000  10,698,679  (3,144,144)
Net loss................       --     --       --     --         --      --          --   (1,259,251)
                          -------- ------ -------- ------ ---------- ------- ----------- -----------
BALANCE, MARCH 31,
 1996...................   800,000 $8,000  300,000 $3,000  2,400,000 $24,000 $10,698,679 $(4,403,395)
                          ======== ====== ======== ====== ========== ======= =========== ===========

- --------
* Restated to reflect the 2-for-1 common stock split. See Note 2.



   The accompanying notes are an integral part of these financial statements.

                            TRUVISION WIRELESS, INC.

                       STATEMENTS OF CASH FLOWS (NOTE 1)
          (DATA WITH RESPECT TO MARCH 31, 1995 AND 1996 ARE UNAUDITED)

                           MISSISSIPPI WIRELESS TV L.P.                     TRUVISION WIRELESS, INC.
                        ---------------------------------- -----------------------------------------------------------
                           PERIOD FROM
                            INCEPTION
                        (NOVEMBER 2, 1993) JANUARY 1, 1994  AUGUST 25, 1994                      THREE MONTHS ENDED
                             THROUGH             TO               TO            YEAR ENDED           MARCH 31,
                        DECEMBER 31, 1993  AUGUST 24, 1994 DECEMBER 31, 1994 DECEMBER 31, 1995    1995        1996
                        ------------------ --------------- ----------------- ----------------- ----------  -----------
                                                                                                    (UNAUDITED)
Cash flows from operating
 activities:
 Net loss.............      $ (227,919)      $  (948,203)     $  (641,762)      $(2,502,382)   $ (305,753) $(1,259,252)
 Adjustments to
  reconcile net loss
  to net cash provided
  by operating
  activities:
 Depreciation and
  amortization........             --             82,196          167,990         1,266,301       193,796      584,544
 Provision for losses
  on accounts
  receivable..........             --                --            34,000           126,370         8,563       36,634
 Changes in operating
  assets and
  liabilities:
  Decrease (increase)
   in accounts
   receivable.........             --           (105,395)         (23,783)         (368,848)      (20,375)       9,378
  Decrease (increase)
   in other current
   assets.............             --            (76,969)          63,014           (97,371)      (10,161)     (34,557)
  Increase (decrease)
   in accounts
   payable............          17,785           431,319          364,367          (100,254)       79,784    2,589,582
  Increase (decrease)
   in accrued
   liabilities........             --                --            77,671           (34,671)      (77,671)      (9,325)
                            ----------       -----------      -----------       -----------    ----------  -----------
Cash provided by (used
 in) operating
 activities: .........        (210,134)         (617,052)          41,497        (1,710,855)     (131,817)   1,917,004
                            ----------       -----------      -----------       -----------    ----------  -----------
Cash flows from
 investing activities:
 Capital
  expenditures........        (177,000)       (2,555,318)      (1,896,615)       (6,682,712)   (1,337,884)  (2,346,453)
 Payments for license
  and organizational
  costs...............             --           (541,823)        (165,505)              --        (17,707)  (2,290,438)
 Increase in deferred
  costs and other
  assets..............             --                --               --         (1,250,566)     (287,263)  (2,422,314)
 Deposits for
  acquisitions........             --                --               --           (100,000)          --           --
 Deposit for FCC
  auction.............             --                --               --           (450,000)          --           --
 Proceeds from short-
  term investments....             --                --               --             38,700           --           --
 Purchase of short-
  term investments....             --                --           (75,000)              --            --           --
                            ----------       -----------      -----------       -----------    ----------  -----------
 Net cash used in
  investing
  activities..........        (177,000)       (3,097,141)      (2,137,120)       (8,444,578)   (1,642,854)  (7,059,205)
                            ----------       -----------      -----------       -----------    ----------  -----------
Cash flows from
 financing activities:
 Proceeds from
  issuance of
  preferred stock.....             --                --         8,000,000         3,000,000           --           --
 Preferred stock
  issuance costs......             --                --          (761,361)              --            --           --
 Principal payments on
  notes payable.......             --                --        (3,308,000)              --            --           --
 Proceeds from
  issuance of short-
  term debt...........             --          3,308,000              --          4,531,464           --     5,553,430
 Proceeds from
  partners'
  contributions.......       1,081,000           590,162              --                --            --           --
                            ----------       -----------      -----------       -----------    ----------  -----------
Net cash provided by
 financing
 activities...........       1,081,000         3,898,162        3,930,639         7,531,464           --     5,553,430
                            ----------       -----------      -----------       -----------    ----------  -----------
Net increase
 (decrease) in cash
 and cash
 equivalents..........         693,866           183,969        1,835,016        (2,623,969)   (1,774,671)     411,229
Cash and cash
 equivalents at
 beginning of period..             --            693,866          877,835         2,712,851     2,712,851       88,882
                            ----------       -----------      -----------       -----------    ----------  -----------
Cash and cash
 equivalents at end of
 period...............      $  693,866       $   877,835       $2,712,851       $    88,882    $  938,180  $   500,111
                            ==========       ===========      ===========       ===========    ==========  ===========

   The accompanying notes are an integral part of these financial statements.

                           TRUVISION WIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1: THE COMPANY

HISTORY AND ORGANIZATION

  TruVision Cable, Inc. ("TruVision" or the "Company"), a Delaware corporation, was incorporated in April 1994, and began business activities on August 25, 1994. The Company's name was changed to TruVision Wireless, Inc. on February 6, 1996. The Company is engaged in building, managing and owning wireless cable systems which retransmit television and programming received at a head-end via encryptic microwave signals from multichannel broadcast towers to subscribers within an approximate 40 mile radius of each tower. The Company has exclusive lease rights to substantially all of the ITFS wireless cable channels in the State of Mississippi licensed by the Federal Communications Commission ("FCC").

  Mississippi Wireless TV L. P. ("MWTV"), a Mississippi limited partnership, was formed on November 2, 1993. For the period from inception through August 24, 1994, MWTV's business activities consisted primarily of development and initial operational activities related to certain of its wireless cable rights which had been assigned to it by an affiliate.

  TruVision began business activities upon the contribution of all of the net assets of MWTV in exchange for 1,200,000 shares (2,400,000 after the 2-for-1 common stock split--see Note 2) of common stock in the Company. At the same time, an unrelated party, Chase Venture Capital Associates ("CVCA") (formerly Chemical Venture Capital Associates), a California limited partnership, contributed $8,000,000 cash in exchange for 800,000 shares of Series A Convertible Preferred Stock. This transfer of the net assets of MWTV to TruVision has been accounted for as a transfer of net assets between related parties, and accordingly, the Company has recorded the net assets received in the exchange at MWTV's historical carrying values.

  The Company is developing its Mississippi wireless cable operations in two phases. Phase I will consist of five markets which cover West, Central and South Mississippi. In May 1994, the Company placed its first market in operation in the Jackson, Mississippi area. In July 1995, the Company placed its second market in operation in the Delta area. A third market, serving portions of the Gulf Coast, is expected to begin operations in the first quarter of 1996. Construction plans call for the development of the additional markets within the Phase I area.

  Plans for the development of Phase II, which consists of four markets primarily in North Mississippi, have not been finalized. Pursuant to a stockholders' agreement between CVCA and MWTV, the Company has the option to complete development of Phase II within a five-year period. Under the terms of the option, each of the parties to the agreement will contribute their respective portions of the development costs in cash. In the event the Company participates in an initial public offering or sale prior to commencing development of each cell of Phase II, Vision Communications, Inc. ("VCI"), an entity owned primarily by the general partner of MWTV, will be eligible to receive a payment (the "Phase II Payment") for its contribution of frequency rights equal to $1,125,000 per market (total of $4.5 million), payable in cash or in shares of Common Stock of the Company based on the fair value of such shares at the time of the Phase II Payment. See Note 10.

RISKS AND OTHER FACTORS

  The Company has recorded net losses in each period of its operations. At December 31, 1995, the Company's accumulated deficit was approximately $3,144,000 ($4,403,000 at March 31, 1996). Losses incurred since inception are attributable primarily to start-up costs, marketing and sales costs

                           TRUVISION WIRELESS, INC.

and depreciation of assets used in the Company's wireless cable systems in various markets. The Company expects to continue to experience net losses while it develops and expands its wireless cable systems, although mature individual systems of the Company may reach profitability sooner than the Company on a consolidated basis. In the opinion of management, the Company will ultimately achieve positive cash flow and net income sufficient to realize its investment in its assets; however, there can be no assurance that the Company will generate sufficient operating revenues to achieve positive cash flow or net income.

  The growth of the Company's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for expansion of the Company's customer base and system development. Management expects that the Company will require significant additional financings, through debt or equity financings, joint ventures or other arrangements, to achieve its targeted subscriber levels in its current business plans in its operating systems and target markets and to cover ongoing operating losses. Additional debt or equity also may be required to finance future acquisitions of wireless cable companies, wireless cable systems or channel rights. While management believes the Company will be able to obtain additional debt or equity capital on satisfactory terms to meet its future financing needs, there can be no assurance that either additional debt or equity capital will be available.

  The Company is dependent on leases with unaffiliated third parties for substantially all of its wireless cable channel rights. ITFS licenses generally are granted for a term of 10 years and are subject to renewal by the FCC. MDS licenses generally will expire on May 1, 2001 unless renewed. FCC licenses also specify construction deadlines which, if not met by the Company or extended by the FCC, could result in the loss of the license. There can be no assurance that the FCC will grant any particular extension request or license renewal request. The remaining initial terms of most of the Company's ITFS channel leases are approximately five to 10 years. The Company's MDS leases generally are for substantially longer terms and the Company has acquired options to purchase a majority of the underlying MDS licenses. The use of wireless cable channels by the license holders is subject to regulation by the FCC and the Company is dependent upon the continuing compliance by channel license holders with applicable regulations. The termination or non-renewal of a channel lease or of a channel license, or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on the channels authorized pursuant thereto. Although the Company does not believe that the termination of or failures to renew a single channel lease other than that with EdNet would materially adversely affect the Company, several of such terminations or failure to renew in one or more markets that the Company actively serves or intends to serve could have a material adverse effect on the Company. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

  The Company contracts for the commercial use of 20 ITFS channels in various markets throughout the state of Mississippi with EdNet. The commercial use of these channels represents the majority of the Company's channels in Mississippi and the loss of, or inability to renew, the EdNet Agreement would have a material adverse effect on the Company's operations. See Note 3.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           TRUVISION WIRELESS, INC.

REVENUE RECOGNITION

  Revenues from monthly service charges are recognized as the service is provided to the customer. Customers are billed in the month services are rendered. Installation fees are recognized as income to the extent the Company has incurred direct selling costs.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The Company recognizes an allowance for doubtful accounts to the extent it believes receivables are not collectible. The provision for doubtful accounts was approximately $34,000 and $126,000 for 1994 and 1995, respectively. No writeoffs were made in 1994. Writeoffs of accounts receivable were approximately $45,000 in 1995.

CASH AND CASH EQUIVALENTS


  The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

SHORT-TERM INVESTMENTS

  Short-term investments represent certificates of deposit of approximately $75,000 in 1994 and $36,000 in 1995 and 1996 restricted for use under a programming contract.

SYSTEM OPERATING EXPENSES

  System operating expenses consist principally of programming fees, license fees, tower rental, maintenance, engineering and other costs incidental to providing service to customers. Administrative and marketing expenses incurred by systems during their launch period are expensed as incurred.

SYSTEM LAUNCH COSTS

  The costs incurred to prepare a market for launch (marketing, pre-opening administration, training, etc.) are expensed in the period incurred.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Depreciation is recorded on the straight-line basis for financial reporting purposes. Costs incurred for repair and maintenance of property, plant and equipment are charged to expense when incurred. Costs incurred for renewals and improvements are capitalized. Costs of subscriber equipment, including installation labor and other direct installation costs, are capitalized. Subscriber premises equipment and installation costs are depreciated using a composite method over five years which factors in the Company's estimates of useful lives of recoverable equipment and average subscriber lives of nonrecoverable installation costs. Materials and supplies used to provide service to customers are included in office furniture and equipment and are valued at the lower of cost or market.

  Depreciation is recorded over the estimated useful lives as follows:

      Transmission equipment......................................... 5-10 years
      Subscriber premises equipment and installation costs...........    5 years
      Office furniture and equipment.................................   10 years
      Vehicles.......................................................    5 years
      Buildings and improvements.....................................   31 years

                           TRUVISION WIRELESS, INC.

LICENSE AND ORGANIZATIONAL COSTS

  License costs include the costs of acquiring the rights to use certain FCC frequencies to broadcast programming to the Company's customers. These costs, net of amortization of $6,000 and $25,000 at December 31, 1994, and 1995, respectively, and $48,000 at March 31, 1996, are being amortized over a ten-year period beginning with inception of service in a market. The Company from time to time reevaluates the carrying amounts of the licenses based on estimated undiscounted future cash flows as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

  Organizational costs include legal fees and other professional fees and expenses incident to organizing the Company. These costs, net of amortization of $28,000 and $118,000 at December 31, 1994 and 1995, respectively, and $150,000 at March 31, 1996, are being amortized over a five-year period.

INCOME TAXES

  Income taxes are provided using an asset and liability approach. The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of
(a) temporary differences between the tax basis of assets and liabilities and amounts reported in balance sheets, and (b) operating loss and tax credit carry forwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

  The following summarizes the Company's deferred tax assets and liabilities as of December 31, 1994 and 1995:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1994      1995
                                                            -------- ----------
Deferred tax assets:
  Net operating loss carryforwards......................... $287,820 $1,827,540
  Allowance for bad debt...................................   13,260     62,400
                                                            -------- ----------
    Total tax assets.......................................  301,080  1,889,940
    Valuation allowance....................................  249,990  1,224,210
                                                            -------- ----------
                                                              51,090    665,730
                                                            -------- ----------
Deferred tax liabilities:
  Depreciation.............................................   25,350    540,150
  Deferred cost............................................   25,740    125,580
                                                            -------- ----------
    Total deferred tax liabilities.........................   51,090    665,730
                                                            -------- ----------
Net deferred tax asset..................................... $    --  $      --
                                                            ======== ==========

  The Company recognizes a deferred tax asset to the extent such amounts offset deferred tax liabilities. The $974,000 change in the valuation allowance from December 31, 1994 to December 31,

                           TRUVISION WIRELESS, INC.

1995 is due primarily to the increase in the net operating loss carryforwards, which gives rise to deferred tax assets, over the increase in the temporary differences related to depreciation, which gives rise to deferred tax liabilities.

  The Company has net operating loss carryforwards for Federal income tax purposes of approximately $4,686,000 as of December 31, 1995. The carryforwards expire in years 2009 and 2010.

STOCK SPLIT

  On March 26, 1996, the Board of Directors authorized a 2-for-1 stock split in the form of a 100% stock dividend which will be distributed on April 15, 1996 to shareholders of record on March 15, 1996. Unless otherwise indicated, all per share data, number of common shares and the statements of stockholders' equity have been retroactively adjusted to reflect this stock split.

NET LOSS PER COMMON SHARE

  Net loss per common share is based on the net loss attributable to the weighted average number of common shares outstanding during the period presented (2,400,000 as of December 31, 1994 and 1995 and March 31, 1995 and 1996.) Conversion of the Series A and B Convertible Preferred Stock into Common Stock is not assumed because the impact is antidilutive. Shares issuable upon exercise of stock options are antidilutive and have been excluded from the calculation. For all periods presented, fully diluted loss per common share and primary loss per common share are the same.

STATEMENT OF CASH FLOWS

  In 1994, the Company issued 2,400,000 shares of Class B Common Stock to MWTV in exchange for assets with a carrying amount of $4,252,144 and liabilities of $3,757,104. This exchange has been treated as a non-cash transaction except for the cash balances of $877,835 acquired from MWTV. No interest or income taxes were paid in 1994. Interest of $137,385 was paid during the year ended December 31, 1995 of which approximately $65,000 was capitalized. For the three months ended March 31, 1996 interest of $85,072 was paid. No interest was paid for the three months ended March 31, 1995 and no interest was capitalized for the three month periods ended March 31, 1995 and 1996. No income taxes were paid for any period presented.

DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair value of the Company's financial instruments (which consist of cash, accounts receivable and payable, and short-term debt) approximate their carrying amounts.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Statement does not apply to deferred acquisition costs or deferred tax assets. The Company plans to adopt this statement effective January 1, 1996; however, management believes that its adoption will not have a material effect on the Company's financial statements.

                           TRUVISION WIRELESS, INC.

  In October 1995, the FASB issued SFAS No. 123, Accounting for Stock Based Compensation, which generally requires disclosure of additional information concerning stock based employee compensation arrangements. The Company plans to adopt SFAS No. 123 effective January 1, 1996.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10.01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that will be expected for the year ending December 31, 1996.

NOTE 3: LICENSE CONTRACTS

  In August 1993, VCI signed a renewable long-term agreement with the Mississippi EdNet Institute, Inc. ("EdNet"), a non-profit, quasi-governmental body which manages the licenses designated to various state educational entities. Subsequently, VCI assigned its rights under the EdNet agreement to the Company. See Note 1. This lease gives the Company exclusive rights to utilize excess air time (that portion of a channel's airtime available for commercial broadcasting according to FCC regulations) on the 20 ITFS channels in Mississippi. The terms of the channel leases are 10 years, commencing in 1992. The contract provides for the monthly payment of $0.05 per subscriber per channel or, beginning one year after operating the first market, a minimum of $7,500 per month. Expense for 1994 and 1995 related to this agreement was $9,300 and $69,000, respectively.

  The contract also requires TruVision to make advances to EdNet during the first 24 months of operations in the amount of $6,000 per month. These advances are being recovered as a credit against license fees owed to EdNet.

  The agreement with EdNet contains the following major provisions and requirements to be met by TruVision:

    . The system is to ultimately cover at least 95% of the population of the licensed Mississippi geographic coverage area (including the areas designated as Phase II by the Company).

    . The system must be interconnected by a two-way audio/video link between TruVision/EdNet transmission sites and Mississippi Authority for Educational Television headquarters in Jackson, Mississippi. The cost of this interconnection must be borne by TruVision within certain limits.

    . TruVision will provide standard installations at locations as EdNet may designate.

    . TruVision will install and equip an electronic classroom in each of its Mississippi Markets.

    . TruVision will complete the network by July 1, 1998.

  The Company capitalizes the cost incurred to comply with the facility installation and interconnection requirements of the EdNet Agreement and depreciates such cost over the estimated life of the related equipment.

                           TRUVISION WIRELESS, INC.

NOTE 4: SHORT-TERM DEBT

  Short-term debt consists of the following:

                                                     DECEMBER 31,
                                                   ---------------- MARCH 31,
                                                   1994     1995       1996
                                                   ----- ---------- ----------
   Borrowings under $6,000,000 revolving line of
    credit with a bank, due June 30, 1996, with
    interest due monthly at 1% above the bank's
    prime rate (9.50% at December 31, 1995)......  $ --  $4,531,464 $3,400,156
   Borrowings under the Interim Credit Facility
    with CVCA, due on demand after June 30, 1996,
    with interest of 10% due at maturity. See
    Note 10. ....................................    --         --   6,000,000
   Other.........................................    --         --     684,738

  The borrowings under the revolving line of credit are secured by substantially all of the assets of the Company, including licenses, accounts receivable, inventory, property and equipment, and contract rights. Additionally, the borrowings are guaranteed by the Company's president and a stockholder. The Company may prepay its obligations without penalty at any time.

NOTE 5: STOCK OPTION PLANS AND EMPLOYMENT CONTRACTS

  The Company has established a stock option plan for executives and other key employees. The plan provides for a maximum of 250,000 shares of Common Stock to be reserved for such options. Terms and conditions of the Company's options generally are at the discretion of the board of directors; however, no options are exercisable after June 8, 2004.

  In August 1994, the Company granted options totaling 191,490 shares to two key employees at an exercise price of $5.00 per share. In June 1995 and August 1995, options to purchase shares of 30,000 and 20,000, respectively, were granted to two additional key employees at a price of $5.00 per share. The options granted in 1995 vest over a five-year period. As of December 31, 1995, options for 140,426 shares are exercisable. No compensation expense has been recorded on these options granted since the option price was equal to the estimated fair market value of the option shares on the date the options were granted.

NOTE 6: PREFERRED AND COMMON STOCK RIGHTS

  In October 1995, the Company issued 300,000 shares of Series B Convertible Preferred Stock for gross proceeds of $3,000,000. Pursuant to a prior commitment, CVCA acquired 270,000 shares and 30,000 shares were issued to a common stockholder. MWTV has pledged its shares of the Company's Common Stock to CVCA.

  Series A and Series B Convertible Preferred Stock is senior to all other shares of stock. Convertible Preferred Stock dividend rights are cumulative at 8% per annum based on a stated value of $10 per share. As of December 31, 1994 and 1995, the aggregate amount of Convertible Preferred Stock dividends in arrears was approximately $227,000 and $914,000, respectively ($387,000 and $1,134,000, respectively, at March 31, 1995 and 1996). No preferred dividends have been declared. See Note 11.

                           TRUVISION WIRELESS, INC.

  In the event of any liquidation, holders of Series A and Series B Convertible Preferred Stock would first be entitled to receive the greater of
(i) the total $11,000,000 liquidation preference ($8,000,000 for Series A and $3,000,000 for Series B) plus all accrued but unpaid dividends, or (ii) the amount that would have been paid, or the value of property that would have been distributed if, prior to liquidation, the shares had been converted to Common Stock plus all accrued but unpaid dividends.

  Each share of Convertible Preferred Stock carries voting rights as if converted into shares of Common Stock and, at the option of the holder, is convertible at any point in time into one fully paid, nonassessable share (two shares after the 2-for-1 common stock split--see Note 2) of Common Stock plus cash equal to accrued but unpaid dividends. If the conversion is not made pursuant to an initial public offering, TruVision may, at its option, issue a promissory note in lieu of paying the dividends.

  The holders of Convertible Preferred Stock are also entitled to elect two of the five member Board of Directors of the Company. Pursuant to the terms of a stockholder's agreement certain restrictions have been placed on the stockholders' ability to vote on specified matters.

  In October 1995, the corporate charter was amended to combine Class A and Class B Common Stock into a single class of $0.01 par value, Common Stock.

  Holders of Common Stock are not eligible to receive dividends as long as any shares of Convertible Preferred Stock are outstanding.

  In the event of liquidation, after distribution in full of preferential amounts to be distributed to holders of Convertible Preferred Stock, the holders of Common Stock would receive distributions in proportion to the number of shares held.

NOTE 7: DEFERRED COSTS AND OTHER ASSETS

                                                     DECEMBER 31,
                                                  ------------------
                                                                     MARCH 31,
                                                   1994      1995       1996
                                                  ------- ---------- ----------
   Deferred costs and other assets consist of:
     Deferred financing and acquisition costs
      --Note 11.................................. $   --  $1,027,216 $2,586,178
     Advances to EdNet--Note 3...................  84,000    132,000    120,924
     Deposits for future acquisitions--Note 10...     --     100,000    562,650
     FCC auction deposit.........................     --     450,000    450,000
     Other.......................................   6,341    140,340    552,118
                                                  ------- ---------- ----------
                                                  $90,341 $1,849,556 $4,271,870
                                                  ======= ========== ==========

  Deferred acquisition costs consist primarily of professional fees, engineering costs, travel costs and other related costs associated with the acquisition of channel rights, licenses and related cable systems which are currently subject to letters of intent or definitive agreements (see Note 10). Such costs will be amortized over periods ranging from five to 10 years, beginning when each acquisition is consummated, or, if the acquisition is not consummated, written off.

                           TRUVISION WIRELESS, INC.

NOTE 8: COMMITMENTS AND CONTINGENCIES

  The Company leases office space, antenna space and certain channel broadcast rights under noncancelable operating leases with remaining terms ranging from four to eight and one-half years. The following is a schedule by years of future minimum rentals due under the leases at December 31, 1995:

      1996............................................................. $369,920
      1997.............................................................  397,744
      1998.............................................................  309,657
      1999.............................................................  190,228
      2000.............................................................  132,502
      Thereafter.......................................................  225,711

  Rent under these leases was $55,004 for the period August 25, 1994 to December 31, 1994 and $254,512 for the year ended December 31, 1995.

  The Company is participating in an auction conducted by the FCC for rights to obtain use of available MDS commercial channels in certain basic trading areas. The Company's outstanding bids for these rights aggregate approximately $16 million. If the Company is the highest bidder in any, or all, of the areas, the Company will be required to pay up to $14 million (net of a small business bidding credit), a portion of which will be financed by the U.S. government.

  The Company is involved in certain legal proceedings generally incidental to its business. While the results of any litigation contain an element of uncertainty, management believes that the outcome of any known or threatened legal proceeding will not have a material effect on the Company's financial position or results of operations.

NOTE 9: CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially expose the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. The Company has not experienced any losses on its deposits. Subscriber accounts receivable collectibility is impacted by economic trends in each of the Company's markets. Such receivables are typically collected within 30 days, and the Company has provided an allowance which it believes is adequate to absorb losses from uncollectible accounts.

NOTE 10: BUSINESS COMBINATIONS AND PROPOSED FINANCING TRANSACTIONS

  In February 1996, TruVision acquired all the outstanding common stock of BarTel, Inc., a company holding wireless cable license rights in the Demopolis and Tuscaloosa, Alabama Markets for cash of approximately $1.7 million and, if certain conditions are met, notes payable of $652,000. Accordingly, BarTel, Inc.'s financial position at March 31, 1996 and the results of its operations for the period from the date of the consummation of the acquisition to March 31, 1996, are reflected in the Company's results for the three months ended March 31, 1996. Additionally, TruVision has entered into a definitive agreement to purchase substantially all of the assets of Madison Communications, Inc. and Beasley Communications, Inc. ("Madison"), a wired and wireless cable provider located near Huntsville, Alabama, for approximately $6.0 million.

  In March 1996, the Company entered into a letter of intent to acquire substantially all of the assets of Shoal Wireless, Inc., a wireless cable provider located in Lawrenceburg, Tennessee, for $1,180,000 in cash.

                           TRUVISION WIRELESS, INC.

  TruVision has also entered into agreements to purchase licenses, channel rights and equipment in several other markets for cash of approximately $11.9 million. None of these markets is currently operating and no significant liabilities are expected to be assumed in connection with these asset acquisitions.

  The Company expects to finance the acquisitions described above with the short-term line of credit discussed in Note 4 and with an Interim Facility of up to $12.0 million provided by CVCA in the form of a 10% note payable (due on demand after June 30, 1996). See Note 4.

NOTE 11: SUBSEQUENT EVENTS

  On April 25, 1996, the Company entered into an agreement and plan of merger (the "Agreement") with Wireless One, Inc. ("Wireless One"), in which Wireless One will exchange approximately 3.4 million shares of its common stock for all of the Company's outstanding shares in a transaction valued at $45 million. The transaction is expected to close by late July 1996. In connection with the consummation of the Agreement it is expected that all of the Shares of Series A and B Convertible Preferred Stock will be converted into shares of Common Stock and all accrued and unpaid preferred dividends ($1,134,000 at March 31, 1996) will be paid.

  On May 6, 1996, Wireless One issued the Company two short-term lines of credit, a $1.5 million line of credit which is to be used to fund working capital purposes and pay off the borrowings under the bank revolving line of credit ("Working Capital Line of Credit") and a $9 million line of credit to be used to fund acquisition needs ("Acquisition Line of Credit"), together the "Lines of Credit". The Acquisition Line of Credit will increase to $15 million upon repayment of the Working Capital Line of Credit. The Lines of Credit are secured by substantially all of the assets of the Company and accrue interest at Wireless One's borrowing rate of 13%. Principal and interest are due on the tenth business day following the earliest of (1) the date of the consummation of the Agreement, (2) December 31, 1996, or (3) the date the Agreement is rescinded.

  Prior to the Agreement, the Company was pursuing a public offering of Common Stock and Senior Discount Notes (the "Offerings"). Concurrent with the Agreement, the Company withdrew the Offerings. Certain costs related to the Offerings of approximately $643,000 were deferred at March 31, 1996. The Company intends to write off a portion of those costs in the period ended June 30, 1996, after management evaluates the applicability of the specific costs to the proposed merger and the related public offering by Wireless One.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Madison Communications, Inc. and
 Beasley Communications, Inc.:

  We have audited the accompanying combined balance sheets of Madison Communications, Inc. and Beasley Communications, Inc. (Alabama corporations) as of December 31, 1994 and 1995 and the related combined statements of operations and accumulated deficit and cash flows for the years ended December 31, 1993, 1994 and 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Madison Communications, Inc. and Beasley Communications, Inc. as of December 31, 1994 and 1995 and the combined results of their operations and their combined cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Jackson, Mississippi,
January 19, 1996 (except with
 respect to the matter discussed in
 Note 6, as to which the date is
 February 6, 1996).

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

                        COMBINED BALANCE SHEETS (NOTE 1)
              (DATA WITH RESPECT TO MARCH 31, 1996 ARE UNAUDITED)

                                              DECEMBER 31,          MARCH 31,
                                         ------------------------  -----------
                                            1994         1995         1996
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
                 ASSETS
Current assets:
  Cash.................................. $     5,705  $    39,711  $    63,946
  Accounts receivable (less allowance
   for doubtful accounts of $16,302,
   $13,888 and $19,673, respectively)...       1,068        3,513          300
  Other current assets..................       7,804       13,401        6,518
                                         -----------  -----------  -----------
    Total current assets................      14,577       56,625       70,764
                                         -----------  -----------  -----------
Property, plant and equipment:
  Cable system--wireless................   2,337,362    2,462,318    2,475,403
  Cable system--wired...................   1,042,923    1,062,824    1,065,176
  Machinery and equipment...............     155,753      130,494      130,494
  Buildings, leasehold improvements,
   office furniture and equipment.......      34,605       40,071       40,071
  Land..................................      50,000       50,000       50,000
                                         -----------  -----------  -----------
                                           3,620,643    3,745,707    3,761,144
  Less: accumulated depreciation........  (1,944,781)  (2,499,752)  (2,627,219)
                                         -----------  -----------  -----------
                                           1,675,862    1,245,955    1,133,925
Uninstalled subscriber premises
 equipment..............................      18,195       10,431       13,902
                                         -----------  -----------  -----------
                                           1,694,057    1,256,386    1,147,827
                                         -----------  -----------  -----------
License costs, net--Note 2..............      73,333       66,666       65,000
Other assets............................       1,835        1,835        1,835
                                         -----------  -----------  -----------
    Total assets........................ $ 1,783,802  $ 1,381,512  $ 1,285,426
                                         ===========  ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................... $    84,042  $    64,874  $    55,691
  Accrued expenses, primarily
   programming costs....................     275,294      319,424      321,462
  Deferred income.......................      28,055       20,576       20,576
  Borrowings under line of credit (Note
   3)...................................     275,000      125,000      100,000
                                         -----------  -----------  -----------
    Total current liabilities...........     662,391      529,874      497,729
                                         -----------  -----------  -----------
Commitments and contingencies (Note 4)
Stockholders' equity
  Common Stock; $1 par value; 1,000
   shares authorized issued and
   outstanding..........................       1,000        1,000        1,000
  Additional paid-in capital............   2,475,192    2,475,192    2,475,192
  Accumulated deficit...................  (1,354,781)  (1,624,554)  (1,688,495)
                                         -----------  -----------  -----------
    Total stockholders' equity..........   1,121,411      851,638      787,697
                                         -----------  -----------  -----------
    Total liabilities and stockholders'
     equity............................. $ 1,783,802  $ 1,381,512  $ 1,285,426
                                         ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT (DATA WITH RESPECT TO MARCH 31, 1995 AND 1996 ARE UNAUDITED)

                                                                   THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 MARCH 31,
                          -------------------------------------  ------------------------
                             1993         1994         1995         1995         1996
                          -----------  -----------  -----------  -----------  -----------
                                                                       (UNAUDITED)
Revenues:
  Service revenues......  $ 1,426,971  $ 1,493,337  $ 1,543,470  $   388,811  $   384,706
  Installation reve-
   nues.................       68,026       63,400       38,677       11,325        7,923
                          -----------  -----------  -----------  -----------  -----------
    Total revenues......    1,494,997    1,556,737    1,582,147      400,136      392,629
                          -----------  -----------  -----------  -----------  -----------
Expenses:
  System operating
   expenses.............      727,124      814,715      888,707      146,783      152,554
  General and
   administrative
   expenses.............      386,911      402,897      404,804      152,046      191,675
  Depreciation and
   amortization.........      578,739      626,531      577,240      148,678      129,134
                          -----------  -----------  -----------  -----------  -----------
    Total operating
     expenses...........    1,692,774    1,844,143    1,870,751      447,507      473,363
                          -----------  -----------  -----------  -----------  -----------
Loss from operations....     (197,777)    (287,406)    (288,604)     (47,371)     (80,734)
Other income (expense):
  Other income..........       40,793       43,180       43,414          --        19,703
  Gain (loss) on sale of
   assets...............      103,583          --        (7,143)         --           --
  Interest (expense)....      (55,465)     (31,090)     (17,440)      (6,009)      (2,910)
                          -----------  -----------  -----------  -----------  -----------
Net loss................     (108,866)    (275,316)    (269,773)     (53,380)     (63,941)
Accumulated deficit--
 beginning of period....     (970,599)  (1,079,465)  (1,354,781)  (1,354,781)  (1,624,554)
                          -----------  -----------  -----------  -----------  -----------
Accumulated deficit--end
 of period..............  $(1,079,465) $(1,354,781) $(1,624,554) $(1,408,161) $(1,688,495)
                          ===========  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
          (DATA WITH RESPECT TO MARCH 31, 1995 AND 1996 ARE UNAUDITED)

                                                               THREE MONTHS
                               YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                            -------------------------------  ------------------
                              1993       1994       1995       1995      1996
                            ---------  ---------  ---------  --------  --------
                                                                (UNAUDITED)
Cash flows provided by
 operating activities:
 Net loss.................  $(108,866) $(275,316) $(269,773) $(53,380) $(63,941)
 Adjustments to reconcile
  net loss to net cash
  provided by operating
  activities:
   Depreciation and
    amortization..........    578,739    626,531    577,240   148,678   129,134
   (Gain) loss on sale of
    assets................   (103,583)       --       7,143       --        --
   Provision for losses on
    accounts receivable...     22,500     18,000     15,505     4,500     4,500
   (Increase) in other
    assets................       (125)       (65)       --        --        --
   Changes in operating
    assets and
    liabilities:
     (Increase) decrease
      in accounts
      receivable..........    (17,720)   (10,184)   (17,950)    8,700    (1,287)
     (Increase) decrease
      in other current
      assets..............     (8,110)    16,418     (5,597)       77     6,883
     Increase (decrease)
      in accounts
      payable.............      3,170     39,575    (19,168)  (21,995)   (9,183)
     Increase in accrued
      expenses............    127,134     91,610     44,130    45,680     2,038
     Increase (decrease)
      in deferred income..         65      5,165     (7,479)   (7,921)      --
                            ---------  ---------  ---------  --------  --------
Cash flows provided by
 operating activities.....    493,204    511,734    324,051   124,339    68,144
                            ---------  ---------  ---------  --------  --------
Cash flows used in
 investing activities:
 Capital expenditures.....   (329,640)  (220,778)  (143,545)  (39,797)  (18,909)
 Proceeds from sale of
  assets..................    180,000        --       3,500       --        --
                            ---------  ---------  ---------  --------  --------
 Net cash used in
  investing activities....   (149,640)  (220,778)  (140,045)  (39,797)  (18,909)
                            ---------  ---------  ---------  --------  --------
Cash flows used in
 financing activities:
 Payment on bank
  overdraft...............    (21,815)       --         --        --        --
 Payments on line of
  credit..................   (300,000)  (307,000)  (150,000)  (50,000)  (25,000)
                            ---------  ---------  ---------  --------  --------
Net cash used by financing
 activities...............   (321,815)  (307,000)  (150,000)  (50,000)  (25,000)
                            ---------  ---------  ---------  --------  --------
Net increase (decrease) in
 cash and cash
 equivalents..............     21,749    (16,044)    34,006    34,542    24,235
Cash and cash equivalents
 at beginning of period...        --      21,749      5,705     5,705    39,711
                            ---------  ---------  ---------  --------  --------
Cash and cash equivalents
 at end of period.........  $  21,749  $   5,705  $  39,711  $ 40,247  $ 63,946
                            =========  =========  =========  ========  ========


   The accompanying notes are an integral part of these financial statements.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: THE COMPANIES

HISTORY AND ORGANIZATION

  Madison Communications, Inc. ("Madison"), an Alabama corporation, was formed and began operations on July 26, 1989. Beasley Communications, Inc. ("Beasley"), an Alabama corporation, was formed on June 16, 1994. The shareholders of Madison and Beasley are the same and the business operations are generally conducted as if Madison and Beasley were a single entity. Accordingly, the financial statements of Madison and Beasley are presented on a combined basis. Madison and Beasley are hereafter referred to as "The Company."

  The Company is engaged in building, managing and owning wired and wireless cable systems. Wired cable systems retransmit television signals to subscribers over coaxial cable networks from a head-end facility where the signals are received and processed. Wireless cable systems retransmit television programming received at the head-end via encrypted microwave signals from multi-channel broadcast towers to subscribers within an approximate 40 mile radius of each tower. The Company has licenses for contractual control over 27 wireless cable channels in Madison and Limestone Counties of North Alabama licensed by the Federal Communications Commission ("FCC").

FCC LICENSES

  The Company is dependent on leases with unaffiliated third parties for substantially all of its wireless cable channel rights. ITFS licenses generally are granted for a term of 10 years and are subject to renewal by the FCC. MDS licenses generally will expire on May 1, 2001 unless renewed. FCC licenses also specify construction deadlines which, if not met by the Company or extended by the FCC, could result in the loss of the license. There can be no assurance that the FCC will grant any particular extension request or license renewal request. The use of wireless cable channels by the license holders is subject to regulation by the FCC and the Company is dependent upon the continuing compliance by channel license holders with applicable regulations. The termination or non-renewal of a channel lease or of a channel license, or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on the channels authorized pursuant thereto. Although the Company does not believe that the termination of or failure to renew a single channel lease would materially adversely affect the Company, several of such terminations or failures to renew in one or more Markets that the Company actively serves or intends to serve could have a material adverse effect on the Company. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Depreciation is recorded on the straight-line basis for financial reporting purposes. Costs incurred for repair and maintenance of property, plant and

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

equipment are charged to expense when incurred. Costs incurred for renewals and improvements are capitalized. The costs of subscriber equipment, including installation labor and other direct installation costs, is capitalized. Subscriber premises equipment and installation costs are depreciated using a composite method over five years which factors in the Company's estimates of useful lives of recoverable equipment and average subscriber lives of nonrecoverable installation costs.

  Depreciation is recorded over the estimated useful lives as follows:

   Cable systems--wireless........................................... 3-10 years
   Cable systems--wired.............................................. 5-10 years
   Machinery and equipment........................................... 5-10 years
   Office furniture and equipment....................................    7 years
   Buildings and improvements........................................   31 years

LICENSE COSTS

  License costs include the costs of acquiring the rights to use certain FCC frequencies to broadcast programming to the Company's customers. These costs, net of amortization of $20,001, $26,668 and $33,334 at December 31, 1993, 1994
and 1995 and $35,001 at March 31, 1996, are being amortized over a 15 year period beginning with inception of service in a market. The Company from time to time reevaluates the carrying value of the licenses based on estimated undiscounted cash flows as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life. In 1993, broadcast licenses to certain Markets outside of the Company's area of interests were sold to a third party, resulting in a gain of approximately $100,000.

REVENUE RECOGNITION

  Revenues from monthly service charges are recognized as the service is provided to the customer. Customers are billed in the month services are rendered.

OPERATING EXPENSES

  Operating expenses consist principally of programming fees, license fees, tower rental, maintenance, engineering and other costs incident to providing service to customers.

INCOME TAXES

  Effective March 15, 1990, the Company elected to be taxed as an S Corporation under provisions of the Internal Revenue Code. As a result, the Company does not pay federal corporate income taxes or Alabama corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes and Alabama income taxes on the Company's taxable income. No distributions of earnings to stockholders have been made or are planned to be made for payment of income taxes as the Company had a loss for income tax purposes in 1995.

STATEMENT OF CASH FLOWS

  The Company considers all highly liquid investments with remaining maturities of 90 days or less to be cash equivalents. The Company paid interest of $55,465, $31,090 and $17,440, for the years ended December 31, 1993, 1994 and 1995, respectively and $5,953 for the three months ended March 31, 1996. No interest was paid in the three months ended March 31, 1995. No income taxes were paid in any of the periods presented.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair values of the Company's financial instruments (which consist of cash, accounts receivable, accounts payable and borrowings under the line of credit) approximate their carrying value.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Statement does not apply to deferred acquisition costs, or deferred tax assets. The Company has adopted this statement effective January 1, 1995, and its adoption did not have a material effect on the Company's financial statements.

UNAUDITED INTERIM FINANCIAL STATEMENTS

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that will be expected for the year ending December 31, 1996.

NOTE 3: LINE OF CREDIT AGREEMENT

  On April 8, 1992 the Company obtained a $1,000,000 revolving credit facility (the "Revolver") for working capital and other general corporate purposes. Borrowings under the Revolver bear interest at the prime rate plus 1.0% (9.5% at December 31, 1995). Interest is payable quarterly and the Revolver is renewable on an annual basis. Substantially all of the assets of the Company are pledged as collateral under the Revolver and the stock of the Company is pledged as collateral under the guarantee of the Revolver. Total borrowings outstanding under the Revolver were $125,000 at December 31, 1995.

NOTE 4: COMMITMENTS AND CONTINGENCIES

  The Company leases office space, antenna space and certain equipment under noncancelable operating leases with remaining terms ranging from one to five years. The following is a schedule by years of future minimum rentals due under the leases at December 31, 1995:

   1996................................................................. $26,407
   1997.................................................................  10,560
   1998.................................................................   6,600
   1999.................................................................   2,640
   2000.................................................................   1,540

  Rent expense for the years ended December 31, 1993, 1994 and 1995 was approximately $13,200, $24,800 and $37,200, respectively.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

  In addition to the noncancelable leases above, the Company has entered into agreements with certain area schools and colleges to use the ITFS licenses awarded them. These contracts give the Company exclusive rights to utilize 16 channels awarded as educational frequencies to broadcast commercial programming. The Company is obligated to reserve a certain number of hours per week for broadcasting of educational programming for these institutions and to provide the equipment necessary in the institutions to receive the Company's transmission. The Company fulfills its educational programming obligation through assignment of four channels for full-time educational programming. The contracts provide monthly payments of $0.05 to $0.10 per subscriber per channel. License expense for the years ended December 31, 1993, 1994 and 1995 was $44,300, $46,900 and $54,300, respectively.

  The Company is involved in certain legal proceedings generally incidental to its business. While the results of any litigation contain an element of uncertainty, management believes that the outcome of any known or threatened legal proceeding will not have a material effect on the Company's financial position or results of operations.

NOTE 5: CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially expose the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. The Company has not experienced any losses on its deposits. Subscriber accounts receivable collectibility is impacted by economic trends in each of the Company's Markets. Such receivables are typically collected within thirty days, and the Company has provided an allowance which it believes is adequate to absorb losses from uncollectible accounts.

NOTE 6: SALE OF THE COMPANY

  On February 6, 1996, the Company signed a definitive agreement to sell substantially all of the assets of Madison and Beasley to TruVision Wireless, Inc., for $6.0 million in a combination of cash and notes receivable. The sale, which is contingent upon FCC approval, is expected to be consummated in the second quarter of 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of BarTel, Inc.:

  We have audited the accompanying balance sheet of BarTel, Inc. (an Alabama corporation) as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BarTel, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Jackson, Mississippi,
March 26, 1996.

                                  BARTEL, INC.

                                 BALANCE SHEET

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
                              ASSETS
Current assets:
  Accounts receivable.............................................   $27,816
  Other current assets............................................       500
                                                                     -------
    Total current assets..........................................    28,316
                                                                     -------
Property and equipment, net--Note 2...............................       655
Other assets--Note 2..............................................    38,299
                                                                     -------
  Total assets....................................................   $67,270
                                                                     =======
               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable................................................   $ 1,722
  Accrued expenses................................................     3,145
                                                                     -------
    Total current liabilities.....................................     4,867
                                                                     -------
Other liabilities--Note 2.........................................    37,828
Deferred tax liability............................................     4,583
                                                                     -------
  Total liabilities...............................................    47,278
                                                                     -------
Stockholder's equity
  Common Stock, $1.00 par value; 1,500 shares authorized, 1,000
   shares issued and outstanding..................................     1,000
  Retained earnings...............................................    18,992
                                                                     -------
  Total stockholder's equity......................................    19,992
                                                                     -------
  Total liabilities and stockholder's equity......................   $67,270
                                                                     =======


    The accompanying notes are an integral part of this financial statement.

                                  BARTEL, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 1995
                                                              ------------------
Revenues:
  Consulting fees............................................      $150,000
                                                                   --------
    Total revenues...........................................       150,000
                                                                   --------
Expenses:
  Operating expenses.........................................        67,720
  General and administrative expenses........................        59,485
  Depreciation...............................................            42
                                                                   --------
    Total operating expenses.................................       127,247
                                                                   --------
Income from operations.......................................        22,753
Provision for income taxes--Note 2...........................         5,039
                                                                   --------
Net income...................................................        17,714
Retained earnings, beginning of year.........................         1,278
                                                                   --------
Retained earnings, end of year...............................      $ 18,992
                                                                   ========


    The accompanying notes are an integral part of this financial statement.

                                  BARTEL, INC.

                            STATEMENT OF CASH FLOWS

                                                             FOR THE YEAR ENDED
                                                             DECEMBER 31, 1995
                                                             ------------------
Cash flows from operating activities:
  Net income................................................      $17,714
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation............................................           42
    Provision for deferred income tax.......................        4,583
    Changes in operating assets and liabilities:
      Increase in accounts receivable.......................      (25,100)
      Increase in other assets..............................         (500)
      Increase in accounts payable and accrued expenses.....          629
      Increase in other liabilities.........................       37,828
                                                                  -------
Cash provided by operating activities.......................       35,196
                                                                  -------
Cash flows from investing activities:
  Capital expenditures......................................         (697)
  Deposit for FCC auction...................................      (38,169)
                                                                  -------
Cash used in investing activities...........................      (38,866)
                                                                  -------
Net decrease in cash and cash equivalents...................       (3,670)
                                                                  -------
Cash and cash equivalents, beginning of year................        3,670
                                                                  -------
Cash and cash equivalents, end of year......................      $   --
                                                                  =======


    The accompanying notes are an integral part of this financial statement.

                                 BARTEL, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1: THE COMPANY--HISTORY AND ORGANIZATION

  BarTel, Inc. ("BarTel" or the "Company"), an Alabama corporation, was incorporated on April 14, 1993, to, among other things, develop, construct, operate and maintain wireless cable systems. A wireless cable system retransmits programming received at a head-end receiver via encryptic microwave signals from multichannel broadcast towers to subscribers within an approximate 40 mile radius of each tower. In February 1996, the Company's sole stockholder signed a definitive agreement to sell the stock of BarTel to TruVision Wireless, Inc. See Note 4.

DEMOPOLIS MARKET AREA

  The Company has entered into lease agreements with various educational institutions (the "Educational Institutions") whereby it has the exclusive rights to the excess airtime capacity of 20 Instructional Television Fixed Service ("ITFS") wireless cable channels in the Demopolis, Alabama, market and through agreements with various individuals, the rights to 8 Multipoint Distribution Service ("MDS") channels in the same area. Through the lease agreements with the Educational Institutions, BarTel agreed to assist in obtaining government grants to fund equipment and construction costs, and to operate and maintain, at its own cost, a wireless cable system which would broadcast commercial and educational programming to the Educational Institutions free of charge.

  In October 1993, the Educational Institutions pooled certain ITFS licenses awarded by the FCC into a single entity, Black Warrior Telecommunications Consortium (the "Consortium") and agreed to provide the funding for constructing and equipping the wireless cable system with BarTel operating and maintaining the system. The Consortium permitted BarTel the right to use the equipment to operate a commercial wireless system, but the equipment remains the property of the educational institutions. The Consortium has also allowed BarTel to combine the ITFS and MDS channels to enhance the wireless cable system in order to attract potential subscribers. See Note 3.

  The Company has successfully tested its broadcasting system to limited test sites in the Demopolis area but has not solicited or installed any customers.

EUTAW/TUSCALOOSA MARKET AREA

  The Company also has agreements with various educational and health-care service institutions (the "Institutions") in the Eutaw/Tuscaloosa, Alabama, broadcast market area. Under these agreements, BarTel has exclusive rights to the excess airtime capacity of 20 ITFS wireless cable channels of which the individual Institutions hold licenses. The Company is required to assist in obtaining government grants to fund the equipment and construction of an ITFS system, as well as operate and maintain the system, at its own cost. The equipment will then become the property of the individual Institutions with BarTel maintaining the right to its use for broadcasting programming to the general public. See Note 3.

GADSDEN/ANNISTON MARKET AREA

  The Company has entered into an agreement with Gadsden Wireless Cable Corporation, Inc. ("Gadsden") whereby it will act as a consultant and contractor, from development through operation, for purposes of establishing a wireless cable system in the Gadsden/Anniston, Alabama, broadcast market area. Under this agreement, Gadsden will fully fund all expenses related to this endeavor including consulting fees to be paid to BarTel. Upon successful completion of this wireless cable system in accordance with the agreement, BarTel will be granted an amount of stock in Gadsden equivalent to that of its two owners/shareholders. See Notes 3 and 4.

                                 BARTEL, INC.

  The Company acts as an agent for Gadsden for purposes of bidding at an FCC auction on the rights to acquire several MDS channel licenses. Gadsden has advanced the Company the deposit necessary to bid on these licenses.

RISKS AND OTHER FACTORS

  The Company has not marketed its product to potential customers in the Demopolis area and the construction of the wireless cable system transmission facilities has not commenced in the Eutaw/Tuscaloosa market area. The Company expects to incur significant costs in advertising to the Demopolis market area and in increased manpower to handle a customer base. Additionally, the cost of developing a system in the Eutaw/Tuscaloosa market area will require outside financing sources. The growth of the Company's business also requires substantial investment on a continuing basis to finance subscriber premises equipment. There can be no assurance that the Company will generate revenues or obtain other sources of financing sufficient to cover these costs and achieve positive cash flow. See Note 4.

  The Company is dependent on leases with third parties for all of its wireless cable channel rights. Most of these licenses are granted for a term of 10 years and are subject to renewal by the lessor. There can be no assurance that the lessors will grant a license renewal request. The use of wireless cable channels by the license holders is subject to regulation by the FCC and the Company is dependent upon the continuing compliance of channel license holders with applicable regulations. The termination or non-renewal of a channel lease or of a channel license would result in the Company being unable to deliver programming on the channels authorized pursuant thereto. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

  Revenue recognized to date is for consulting work performed by the Company's employees for the benefit of the holders of the channel licenses described in
Note 3 and related to the design and construction of the broadcast equipment to be leased by the Company. This revenue is recognized as the service is provided and the holders are billed in the month the service is performed.

STATEMENT OF CASH FLOWS

  The Company considers all demand and interest-bearing accounts to be cash equivalents. In 1995, income taxes of $240 were paid. No interest was paid in 1995.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation is recorded on the straight-line basis for financial reporting purposes. Costs incurred for repair and maintenance of property and equipment are charged to expense when incurred. All equipment is depreciated over an estimated useful life of 7 years.

OTHER ASSETS AND LIABILITIES

  Other assets and other liabilities consist of a deposit to the FCC for the wireless cable auction and a liability for the same amount as this deposit was advanced to the Company by Gadsden.

                                 BARTEL, INC.

INCOME TAXES

  Income taxes are provided using an asset and liability approach. The current provision for income taxes represents actual or estimated amounts payable on tax returns to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheet. The Company pays taxes on the cash basis. Accordingly, deferred tax assets and liabilities have been recorded for the difference between the cash basis and accrual basis for the Company's yearly activity. As of December 31, 1995, the Company had a deferred income tax liability of $4,583.

DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair value of the Company's financial instruments (which consists of accounts receivable and payable) approximate their carrying amounts.

NOTE 3: LICENSE CONTRACTS

DEMOPOLIS MARKET AREA:

 BLACK WARRIOR TELECOMMUNICATIONS CONSORTIUM

  In September 1994, the Company was awarded a contract with the Consortium to act as a "facilitator" in the construction, operation and maintenance of a wireless cable transmission facility. Under the agreement, the Company will be paid a monthly fee for services as well as reimbursements for expenses related to construction of the facility. The Educational Institutions have leased the Company exclusive rights to the excess airtime under the 20 ITFS licenses awarded them. The Company is allowed to use the Consortium system, equipment and leased tower to operate a commercial wireless cable operation. In return for the use of the excess airtime (that portion of channel's airtime available for commercial broadcasting according to FCC regulations) under each of these channel licenses, the Company agrees to pay the Consortium 20% of the Company's annual gross subscription revenues received from residential and commercial customers. The Consortium also granted BarTel the right to link other MDS channels to the system in order to enhance the offering of programs and to attract potential subscribers. The Company will pay all costs associated with the operation and maintenance of the transmission facility as well as all reception equipment required for the general public or any Consortium members to view the programs to be transmitted. For the ITFS channels, the Company agrees to reserve for each channel licensed a minimum of 20 hours of airtime each week for broadcasting educational programming. The terms of the ITFS channel leases are 10 years, running concurrent with the licenses, commencing June 29, 1994. All leases are renewable at the Company's option and with approval from the FCC.

POWELL, HYATT & CAROLINE WIRELESS CABLE, INC.

  On May 22, 1994, the Company entered into an agreement with Louis F. Powell, Arvol M. Hyatt, and Caroline Wireless Cable, Inc. ("Caroline"). Powell and Hyatt are the holders of separate MDS channel licenses granted by the FCC and authorizing the licensees to construct a transmission facility in Demopolis, Alabama. Caroline had entered into a service agreement with both Powell and Hyatt for use of these licenses in exchange for constructing the facility and providing royalties upon commencement of commercial operations. Caroline also entered into an agreement with the Wilcox County Board of Education ("Wilcox"), a holder of an ITFS license, for the use of excess channel capacity. Under that contract, Caroline was to construct, maintain and operate a transmission facility and pay royalties to Wilcox once subscribers to a commercial wireless cable system were installed.

                                 BARTEL, INC.

  Caroline assigned BarTel all of its rights to the contracts with Powell, Hyatt and Wilcox. The Company agreed to complete the Powell license to construct the facility and use reasonable efforts to assume and carry out the obligations to Wilcox County. In the event that the Powell and Hyatt licenses are implemented and that the Wilcox application to construct and operate a transmission facility is successful, the Company agrees to assume the same obligations in respect to the various agreements listed above. The term of the Wilcox agreement is for two years, running concurrent with the license date, with four automatically renewable terms of two years unless either party gives notice of cancellation for cause.

  In addition, Powell and Hyatt agreed to transfer their licenses to the Company for $.10 per channel per month per commercial subscriber with payment to begin after BarTel has reached 4,000 subscribers. Payment will continue for 40 months or until the cumulative payments reach $100,000. If, at the end of this term, the aggregate payments do not exceed $100,000, the monthly payments are to continue until the aggregate is $100,000. If the Company has less than 4,000 subscribers, it may withhold payment. However, if after three years BarTel does not have 4,000 subscribers it must begin monthly payments of $.10 per customer until the aggregate of payments exceeds $100,000.

  At no time will the Company be obligated to pay after reaching payments of $100,000.

EUTAW/TUSCALOOSA MARKET AREA:

  On October 12, 1992, Stuart Barron, sole stockholder of BarTel, contracted with five institutions in separate agreements. The Institutions had applied for licenses from the FCC to build and operate ITFS channels in the Eutaw, Alabama area. The Company reached agreements with each institution to have exclusive rights to the excess channel capacity on these ITFS channels. The initial term of the agreements is 10 years from the date of the FCC grant of licenses to the Institutions.

  Under these agreements, the Company is to prepare applications for a federal grant on behalf of the Institutions which will be used to "procure, arrange for, and pay all costs associated with engineering, purchasing, constructing and installing ITFS equipment which shall become the property of the institution." BarTel must pay all costs to provide suitable space and to operate and maintain the ITFS equipment so that it meets FCC standards. The Company may, at its own expense, install reception equipment necessary for the general public to view the programs transmitted.

  The Institutions have leased excess capacity time to BarTel and have reserved 20 hours per channel per week for educational programming. The contract also allows the institution to reserve an additional 20 hours each week. Airtime is to be available free of charge to the Institutions.

GADSDEN/ANNISTON MARKET AREA:

 GADSDEN WIRELESS CABLE CORPORATION, INC.

  On June 17, 1995, the Company entered into a service agreement with Gadsden. Under this agreement, the Company will assist in assessing the needs of Gadsden to establish a 20-channel wireless cable system in the Gadsden/Anniston, Alabama market area and act as a consultant for completing the project, including applying for FCC licenses.

  The Company will acquire and purchase on behalf of Gadsden all materials and equipment needed to construct the system and arrange for necessary labor to perform the construction work. It is

                                 BARTEL, INC.

also required to determine the work to be done and supervise all activities to meet FCC requirements for placing the system in operation.

  Gadsden agrees to fully fund the project, including the prompt payment of all labor and materials upon requisition by the Company and approval by Gadsden. Gadsden will pay the Company $8,000 per month and out of pocket expenses, up to $1,000 per month, from the execution of this agreement until the project broadcasts a test signal, or 12 months, whichever occurs first. If the project is not operational after 12 months, the project may be continued if it is determined that it is still viable. However, monthly fees paid to the Company will decline by $1,000 for each month after the twelfth month.

  If the Company is successful in placing a 20-channel wireless cable system into operation, the two shareholders of Gadsden will transfer to BarTel an amount of stock in Gadsden equal to that which they themselves hold. See Note 4.

NOTE 4: SUBSEQUENT EVENT

  On February 20, 1996, the Company's sole stockholder sold his stock in the Company to TruVision Wireless, Inc. ("TruVision") for $1.7 million cash and a promissory note for $652,000 subject to the terms of the purchase agreement. TruVision expects to renegotiate the obligations under the leases discussed in
Note 3 to (1) reduce the payments to the Consortium and (2) remove the provisions for the Company obtaining government grants on behalf of the Consortium. TruVision also anticipates to renegotiate the lease agreements with the four Eutaw ITFS groups and to transfer ownership of transmission equipment from the Consortium to TruVision.

  Also in February 1996, TruVision entered into a purchase and sale agreement with Gadsden pursuant to which TruVision will acquire assets that include the rights to the 20-channel wireless cable system that Gadsden had planned to establish with the Company's assistance.

                                                                         ANNEX E

                               WIRELESS ONE, INC.

               1996 Stock Option Plan for Non-Employee Directors
               -------------------------------------------------

1.  PURPOSE
    -------

     The purpose of the WIRELESS ONE, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of Wireless One, Inc. (the "Corporation"), for the benefit of the Corporation and its stockholders and to provide additional incentive for such directors to continue to work for the beat interests of the Corporation and its stockholders through continuing ownership of its Common Stock, $.01 par value (the "Common Stock").

2.  SHARES SUBJECT TO THE PLAN
    --------------------------

     The total number of shares (the "Shares") of Common Stock for which options may be granted under the Plan shall not exceed 100,000 in the aggregate, subject to adjustment in accordance with Section 12 hereof. Within the foregoing limitations, Shares for which options have been granted pursuant to the Plan but which options have lapsed or otherwise terminated shall become available for the grant of additional options. There will initially be reserved for issuance or transfer from the Corporation's treasury upon the exercise of options granted under the Plan 100,000 Shares, subject to adjustment in accordance with Section 12 hereof.

3.  ADMINISTRATION OF PLAN
    ----------------------

     The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4.  ELIGIBILITY; GRANT OF OPTION
    ----------------------------

     Each director of the Corporation who is not, and has not been during the immediately preceding 12-month period, an officer or employee of the Corporation or any subsidiary of the Corporation (a "Participant") shall automatically be a participant in the Plan. Options will be granted in the following manner:

     (a) Each Participant who is in office on the Effective Date

(as hereinafter defined) shall, on the Effective Date, automatically be granted an option to acquire 4,000 Shares under the Plan.

     (b) Each Participant who is in office on November 15, 1996, but who was not in office on the Effective Date, shall, on January 1, 1997, automatically be granted an option to acquire 2,000 Shares under the Plan.

     (c) Each Participant who is in office on November 15 of any year (commencing with November 15, 1997) shall, on the immediately succeeding January 1, automatically be granted an option to acquire 2,000 Shares under the Plan.

5.  OPTION AGREEMENT
    ----------------

     Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Corporation and by the Participant to whom such option is granted, which Agreement may but need not be identical and which shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the Participant agrees to continue to serve as a director of the Corporation during the term for which he or she was elected. Any Agreement my contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. No option shall be deemed granted within the meaning of the Plan and no purported grant of any option shall be effective until such Agreement shall have been duly executed on behalf of the Corporation and the Participant to whom the option is to be granted.

6.  OPTION EXERCISE PRICE
    ---------------------

     The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option on the date on which such option is granted or, if such date is not a business day on which Shares are traded, the next immediately preceding business day (the "Pricing Date"). For purposes hereof, the fair market value of the Shares covered by an option shall be the average of the high and low sales prices of the Shares on the Pricing Date as reported on the National Association of Securities Dealers, Inc. Automated Quotation System - National Market System or on the principal national securities exchange on which the Shares are then listed for trading.

7.  TIME AND MANNER OF EXERCISE OF OPTION
    -------------------------------------

     (a) Options granted under the Plan shall become exercisable in installments of 25 percent upon each anniversary of the date of grant.

     (b) To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised from time to time, by giving written notice, signed by the person or persons exercising the option, to the Corporation, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares in cash, check, delivery of Shares or other method determined by the Board.

     (c) Upon exercise of the option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Corporation to the person or persons exercising the option an soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Corporation, or at such time, place and manner as may be agreed upon by the Corporation and the person or persons exercising the option.

8.  TERM OF OPTIONS
    ---------------

     Each option shall expire seven years from the date of the granting thereof, but shall be subject to earlier termination as follows:

        (a) In the event of the death of a Participant, the option granted to such Participant may be exercised, to the extent exercisable on the date of death pursuant to Section 7(a), by the estate of such Participant, or by any person or persons who acquired the right to exercise such option by will or by the laws of descent and distribution. Such option may be exercised at any time within 180 days after the date of each such Participant or prior to the date on which the option expires by its terms, whichever is earlier.

        (b) In the event that a Participant ceases to be a director of the Corporation, other than by reason of his or her death, the option granted to such Participant may be exercised, to the extent exercisable on the date the Participant ceases to be a director, for a period of 30 days after such date, or prior to the date on which the option expires by its terms, whichever is earlier.

9.      MERGER, CONSOLIDATION, SALE OF ASSETS, ETC., RESULTING IN CHANGING OF
        CONTROL

        (a) In the event of a Change in Control (as hereinafter defined), notwithstanding the provisions of Sections 7(a) and 8, an option granted to a Participant shall become fully exercisable if, within one year of such Change in Control, such Participant shall cease for any reason to be a member of the Board. For purposes hereof, a Change in Control of the Corporation shall be deemed to have occurred if (i) there shall be consummated
(x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or (iii) any person (as such term in used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the -Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation's outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each now director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        (b) Any exercise of an option permitted pursuant to Section 9(a) shall be made within 180 days of the relevant Participant's termination as a director of the Corporation.


10.     OPTIONS NOT TRANSFERABLE
        ------------------------

        The right of any Participant to exercise an option granted to him or her under the Plan shall not be assignable or transferable by such Participant otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Participant only by him or her.

11.     NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE
        ---------------------------------------

        Neither the recipient of an option under the Plan nor his or her successors in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

12.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
        ------------------------------------------

        In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, combination of shares or dividend payable in capital stock, appropriate adjustment shall to made in the number and kind of shares subject to and reserved for issuance or transfer under the Plan and as to which outstanding options (or portions thereof then unexercised) shall be exercisable, to the end that the proportionate interest of Participants and prospective Participants, with respect to options theretofore granted and to be granted, shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, but with a corresponding adjustment in the option price per share.

13.     RESTRICTIONS ON ISSUE OF SHARES
        -------------------------------

        Anything contained in this Plan to the contrary notwithstanding, the Corporation may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

        (i) the Shares with respect to which an option has been exercised are at the time of the issuance or transfer of such Shares effectively registered under applicable federal securities laws now in force or hereafter amended; or

       (ii) counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from the registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all exercises of options shall be effective. Accordingly, the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance or transfer from the Corporation's treasury of Shares in respect of which any option may be exercised.


14.    PURCHASE FOR INVESTMENT
       -----------------------

       Unless the Shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), as now in force or hereafter amended, the Corporation shall be under no obligation to issue or transfer any Shares covered by any option unless the person or persons who exercise such option, in whole or in part, shall give a written representation and undertaking to the Corporation, which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she in acquiring the Shares issued or transferred to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution for any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to such effect may be endorsed upon the certificates representing the Shares.

15.    EFFECTIVE DATE
       --------------

       The effective date (the "Effective Date") of this Plan shall be the date on which the Plan is approved by the stockholders of the Corporation.

16.    EXPENSES OF THE PLAN
       --------------------

       All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation and none of such expenses shall be charged to any Participant.

17.    TERMINATION AND AMENDMENT OF PLAN
       ---------------------------------

       Unless sooner terminated as herein provided, the Plan shall terminate ten years from the Effective Date. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, however, that, except as provided in Section 12, the Board may not, without the approval of the stockholders of the Corporation, increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of Shares for which an option may be granted to any Participant. Termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an option previously granted to him or her.

                               WIRELESS ONE, INC.

                                     PROXY


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 25, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Sean E. Reilly, William K. Luby and William C. Norris, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Wireless One, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters, 11301 Industriplex, Suite 4, Baton Rouge, Louisiana 70809-4115 on July 25, 1996 at 10:00 a.m. or at any adjournment or postponement thereof, as shown on the voting side of this card.



                                                          See Reverse
                                                          Side

     Please mark your votes as in this example.
[X]

     This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class I Directors, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.


1.   Election of All Nominees for Class I Directors Listed   FOR     Withheld
     Hereon.                                                 [_]       [_]

     Nominees:      Arnold L. Chavkin
                    Hans J. Sternberg
                    David E. Webb

     For all nominees listed hereon, except vote withheld from the following nominee(s):

____________________________________


2.   Approval of the Issuance of up to 3,553,333      FOR   AGAINST   ABSTAIN
     shares of Common Stock pursuant to the terms     [_]     [_]       [_]
     of the Merger Agreement. Upon the consummation of the Merger, stockholders of TruVision will beneficially own up to 21.7% of the Company's
     Common Stock. The Board of Directors recommends a vote FOR this proposal.

3.   To approve the adoption of the Company's 1996    FOR   AGAINST   ABSTAIN
     Non-Employee Directors' Option Plan which was    [_]     [_]       [_]
     adopted by the Company's Board of Directors subject to stockholder approval and authorizes the grant of options with respect to 100,000 shares of Common Shares under such plan. The
     Board of Directors recommends a vote FOR this proposal.

 4.  Approval of the appointment of KPMG Peat         FOR   AGAINST   ABSTAIN
     Marwick LLP as the independent certified public  [_]     [_]       [_]
     accountants for the Company's 1996 fiscal year.
     The Board of Directors recommends a vote FOR this proposal.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



________________________________________


________________________________________
Signature(s)                               Date

                                                                   June 26, 1996


TO OUR STOCKHOLDERS:

     It is with feelings of satisfaction that we present our stockholders with Wireless One's first annual report. 1995 was an exciting year of growth -- both operationally and financially. We brought in new financial and strategic partners, completed initial public offerings of both debt and equity, added seven new systems to our operations, and through our licensing activities added significant additional spectrum rights to our portfolio. These accomplishments and others will be discussed in this letter as we look forward to a challenging 1996 for your Company.

NEW FINANCIAL AND STRATEGIC PARTNERS

     In April, 1995, Wireless One completed a preferred stock offering led by Chase Capital, in which the Company raised approximately $14.8 million. This financing enabled Wireless One to complete its acquisition of additional spectrum rights in Texas and Louisiana, as well as providing needed capital for system launches and subscriber growth. Contemporaneous with Wireless One's initial public offering, the Company completed a successful merger with Heartland Wireless Communications, Inc., whereby Heartland contributed to Wireless One significantly all of its wireless cable operations and spectrum rights in the Southeast. This merger doubled Wireless One's line of sight households and provided the Company with a strategic partner.

INITIAL PUBLIC OFFERINGS

     In October, 1995 Wireless One completed its initial public offerings of 3,450,000 shares of Common Stock priced at $10.50 per share and $150,000,000 of Senior Notes. Total gross proceeds from the transaction aggregated approximately $186 million. This capital will enable the Company to accelerate its growth and to take advantage of additional consolidation opportunities in its target markets. Our stock is listed on the Nasdaq National Market under the symbol "WIRL" and currently exceeds its price at the time of the public offering.

NEW SYSTEMS IN OPERATION

     During 1995, we launched five new systems and acquired two operating systems through our merger with Heartland. In the final quarter of 1995 after our initial public offering, our subscriber base grew from approximately 5,500 subscribers to approximately 7,500 subscribers at year end (a 40% increase). With the 1995 launches and acquisitions, Wireless One had 10 systems in operation at year end and since then has expanded that number to 15 systems in operation with over 18,000 subscribers. The chart below indicates the new systems added in 1995:

                                                      LAUNCH OR
           MARKET                                  ACQUISITION DATE
- --------------------------------------------------------------------------------

        Bryan, Texas                                     May
        Pensacola, Florida                              July
        Panama City, Florida                          September
        Monroe, Louisiana                             October
        Milano, Texas                                 October
        Tullahoma, Tennessee                          November
        Bunkie, Louisiana                             December

LICENSING ACTIVITY AND FCC AUCTION RESULTS

     In September and October of 1995, the FCC accepted applications for new and modified ITFS frequencies which Wireless One incorporates into its wireless cable systems. Through the efforts of our licensing team, Wireless One submitted applications for wireless cable frequencies which should significantly enhance our market coverage. These applications include new markets extending our coverage over an additional half a million households in Alabama, Georgia, and Louisiana. In addition, Wireless One has recently completed its participation in the FCC auction of wireless cable BTA rights which began in November, 1995. We believe that our efforts at the auction and future aggregation efforts will lead to the addition of substantial households in BTA clusters which we have secured in Kentucky and South Carolina. Finally, we are pleased with the aggregation efforts of our 50% owned joint venture in North Carolina with the Concord Telephone Company. Through our ITFS application efforts and bidding in the FCC's BTA auction, our share of the secured channel rights should cover approximately 500,000 new line of sight households in the state of North Carolina. Our efforts in North Carolina are ongoing, but it is clear to date we have aggregated significant spectrum rights at a low basis.

1996 OUTLOOK

     Demonstrably, Wireless One enjoyed a successful 1995. Many opportunities and challenges lie ahead. We are hitting our launch target of approximately one new system a month and are adding subscribers, both in existing systems and newly launched systems. Because of our successful fund raising activities, we have the capital to fund our growth. Moreover, we have in place the personnel to manage our growth prudently and effectively. Our management team understands and appreciates the task ahead of it. We are focused on our strategy of acquiring customers in rural southeastern markets as quickly as possible. We appreciate the trust represented by your investment in Wireless One and look forward to reporting successful results in 1996. Our goal is increased shareholder value, and we are dedicated to that.




/s/ Hans J. Sternberg                           /s/ Sean Reilly
    Hans J. Sternberg                               Sean Reilly
       Chairman                        President and Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K/A


AMENDMENT NO. 2 TO ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE OF 1934 FOR FISCAL YEAR ENDED DECEMBER 31, 1995.

                   Commission file number         0-26836
                                            -------------------

                               WIRELESS ONE, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                          72-1300837
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

11301 Industriplex, Suite 4, Baton Rouge, LA                70809-4115
(Address of principal executive offices)                    (Zip Code)



      Registrant's telephone number, including area code: (504) 293-5000

  SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:  Not applicable

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    Common Stock, par value $.01 per share
       ----------------------------------------------------------------
                               (Title of Class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes   x      No
                                              -----       -----

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

     The aggregate market value of voting stock held by non-affiliates of the Registrant as of March 21, 1996 at a closing sale price of $14.25 as reported by the Nasdaq National Market was approximately $81,626,237.

     As of March 21, 1996, the Registrant had 13,498,752 shares of Common Stock outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

                                     None

                               WIRELESS ONE, INC.

                      INDEX TO ANNUAL REPORT ON FORM 10-K

                                                                                                 PAGE NO.
                                                                                                 --------

PART I ...........................................................................................    1

Item 1.                 Business..................................................................    1
Item 2.                 Properties................................................................   21
Item 3.                 Legal Proceedings.........................................................   21
Item 4.                 Submission of Matters to a Vote of Security-Holders.......................   21
Item 4A.                Executive Officers of the Registrant......................................   22

PART II...........................................................................................   23

Item 5.                 Market for the Registrant's Common Equity and Related Stockholder Matters.   23
Item 6.                 Selected Financial Data...................................................   23
Item 7.                 Management's Discussion and Analysis of Financial Condition and
                        Results of Operations.....................................................   24
Item 8.                 Financial Statements and Supplementary Data...............................   30
Item 9.                 Changes in and Disagreements with Accountants on Accounting and
                        Financial Disclosure......................................................   30

PART III..........................................................................................   30

Item 10.                Directors and Executive Officers of the Registrant........................   30
Item 11.                Executive Compensation....................................................   30
Item 12.                Security Ownership of Certain Beneficial Owners and Management............   30
Item 13.                Certain Relationships and Related Transactions............................   30

PART IV...........................................................................................   30

Item 14.                Exhibits, Financial Statement Schedules and Reports on Form 8-K...........   30

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission (the "SEC") on March 29, 1996 and as amended by the Company's Form 10-K/A, as filed with the
SEC on     , 1996 (the "Form 10-K") is hereby amended and restated in its entirety as follows:


                                     PART I

 ITEM 1.        BUSINESS.

 OVERVIEW

      The Company develops, owns and operates wireless cable television systems, primarily in small to mid-size markets located in the southeastern United States. Wireless cable television systems transmit programming via microwave frequencies from a headend to a small receive-site antenna at each subscriber's location. The Company has targeted 37 markets located in Texas, Louisiana, Tennessee, Alabama, Georgia and Florida, representing approximately 4.7 million households, approximately 3.4 million of which the Company believes can be served by line-of-sight ("LOS") transmissions. LOS transmissions generally require a direct, unobstructed transmission path from the central transmitting antenna to an antenna located at the subscriber's location.

      The Company targets small to mid-size markets with a significant number of LOS households that are unpassed by traditional hard-wire cable. Many of these households, particularly in rural areas, have limited access to local off-air VHF/UHF programming (such as ABC, NBC, CBS and Fox), and typically do not have access to subscription television service except via satellite receivers which generally are more costly than wireless cable. The Company offers its subscribers local off-air VHF/UHF programming, as well as HBO, Showtime, The Disney Channel, ESPN, CNN, USA, WGN, WTBS, The Discovery Channel, The Nashville Network, A&E and other programming services. The programming that the Company offers in each market varies depending upon market conditions and the availability of channel capacity. Generally, once a system is launched, the Company increases channel offerings when possible. Substantially all of the Company's subscribers have set-top converters that are addressable, which enhances the Company's ability to offer subscribers pay-per-view services. The Company markets its wireless cable service by highlighting four major competitive advantages over traditional hard-wire cable services and other subscription television alternatives: picture quality and reliability, customer service, programming features and price.

      The Company's targeted markets include (i) 13 markets in which the Company currently has systems in operation (the "Operating Systems"), (ii) two markets in which the Company's systems are currently under construction and in which the Company expects to begin operations by April 1996, (iii) 10 near-term launch markets in which the Company believes that it has obtained sufficient wireless cable channel rights to launch commercially viable systems, and (iv) 12 long-term launch markets in which the Company believes that it has obtained or expects to obtain, subject to necessary approvals by the Federal Communications Commission (the "FCC"), sufficient wireless cable channel rights to launch commercially viable systems. At December 31, 1995 and February 29, 1996, the Company's Operating Systems had approximately 7,525 and 10,372 subscribers, respectively.

      In October 1995, the Company acquired (i) the wireless cable business previously conducted by Wireless One Operating Company ("Old Wireless One") and
 (ii) the wireless cable television assets and all related liabilities of certain subsidiaries of Heartland Wireless Communications, Inc. ("Heartland") with respect to certain of Heartland's markets (the "Heartland Division"). Unless the context otherwise requires, references herein to the "Company" include (i) Wireless One, Inc. and its direct and indirect subsidiaries, including the operations of the Heartland Division subsequent to its acquisition by the Company, and (ii) the business conducted by Old Wireless One and its direct and indirect subsidiaries prior to the Company's acquisition of the Heartland Division.

 BUSINESS OPERATING STRATEGY

      The Company's primary business objective is to develop, own and operate wireless cable television systems in rural markets in which the Company believes it can achieve positive system cash flow within 18 months after commencing operations. The Company plans to further its business objective through implementation of the following operating strategies.

      Rural Market Focus. The Company obtains wireless cable channel rights and locates operations in geographic clusters of small to mid-size markets that have a significant number of households not currently passed by traditional hard-wire cable. The Company believes that such markets have less competition from alternative forms of entertainment and that wireless cable service is the most economical subscription television alternative for many of these households. The Company believes that it can commence service successfully in most of its markets with as few as 12 wireless cable channels. Nevertheless, the Company typically commences operations in a given market utilizing all of the channels available to it at such time, which in most cases has exceeded 12. This strategy gives the Company a leading position in its markets, facilitating the Company's ability to acquire additional wireless cable channel rights in such markets. In addition, the Company enjoys low labor costs in its rural markets. Finally, the Company believes that its markets typically have a stable base of potential subscribers that will enable it to maintain a subscriber turnover rate of below 2% per month, as compared to a turnover rate of approximately 3% per month typically experienced by traditional hard-wire cable operators, resulting in reduced installation and marketing expenses. Consequently, the Company believes that its rural market focus will enable it to achieve positive system cash flow with relatively few subscribers.

      Low Cost Structure. Wireless cable systems typically cost significantly less to build and operate than traditional hard-wire cable systems. While both traditional hard-wire cable operators and wireless cable operators must construct a headend in each market, traditional hard-wire operators must install an extensive network of co-axial or fiber optic cable, amplifiers and related equipment (the "Cable Plant") in order to transmit signals from the headend to subscribers. In contrast, once the headend is constructed, the additional costs to add a subscriber are variable and are further offset by installation fees paid by subscribers. Additionally, without a Cable Plant, wireless cable operators typically incur lower system maintenance costs and depreciation costs. At December 31, 1995, the Company estimates that each additional wireless cable subscriber with a single set-top converter requires an incremental capital expenditure of approximately $425, consisting of, on average, $290 of materials and $135 of installation labor and overhead charges.

      Managed Subscriber Penetration. The Company attempts to manage system launch costs and subscriber growth in order to achieve positive system cash flow rapidly. Within a system, the Company initially directs its marketing efforts at households not currently passed by hard-wire cable. The Company then expands its marketing efforts into the more competitive segments of the market, targeting both passed and unpassed households.

      Geographic Clusters and Economies of Scale. The Company believes that its geographic clustering strategy will enable it to achieve cost savings through economies of scale in management, sales and customer service.

 OPERATING SYSTEMS AND THE COMPANY'S MARKETS

      The table below provides information regarding the Company's markets. "Estimated Total Households" represents the Company's estimate of the total households that are within the Company's service area (i.e., signal pattern). "Estimated LOS Households" represents the Company's estimate of the households that can receive the Company's signal after applying a discount to account for those homes that the Company estimates will be unable to receive service due to certain characteristics of the particular market, such as terrain and foliage.

      The Company does not hold directly any of the FCC channel licenses. Instead, the Company has acquired the right to transmit over those channels under leases with holders of channel licenses and applicants for channel licenses. Although the Company has obtained or anticipates that it will be able to obtain access to a sufficient number of channels to operate commercially viable wireless cable systems in its markets, if a significant number of the Company's channel leases are terminated or not renewed, a significant number of pending FCC applications in which the Company has rights are not granted or the FCC terminates, revokes or fails to extend or renew the authorizations held by the Company's channel lessors, the Company may be unable to provide a commercially viable programming package to customers in some or all of its markets. In addition, with the cooperation of the Company, certain channel lessors may file applications with the FCC to modify certain channel licenses in the near-term and long-term launch markets to allow for the relocation of some channels from their currently authorized transmission site. While the Company's leases with such licensees require their cooperation, it is possible that one or more of such lessors may hinder or delay the Company's efforts to use the channels in accordance with the Company's plans for the particular market. Further, FCC interference protection requirements may impact efforts to modify licenses.


                                                                                                                       APPROXIMATE
                                                                                                                       SUBSCRIBERS
                                ESTIMATED        ESTIMATED       ACQUISITION OR        CHANNELS                            AT
                                  TOTAL             LOS             LAUNCH           AT LAUNCH OR        CURRENT      DECEMBER 31,
                             HOUSEHOLDS/(1)/  HOUSEHOLDS/(1)/         DATE         ACQUISITION/(2)/   CHANNELS/(2)/       1995
                             ---------------  ---------------  ------------------  -----------------  -------------   -------------


OPERATING SYSTEMS:
Brenham, Tx.................          42,931           38,638  February 1996                      20             20              -
Bryan/College Station, Tx...         102,676           92,408  May 1995                           31             32          1,445
Milano, Tx..................          40,880           36,792  October 1995                       20             20          1,297
Wharton, Tx.................         102,252           92,027  June 1994                          20             21          1,579
Bunkie, La..................          96,157           81,752  December 1995                      20             20             62
Lafayette, La/(3)/..........         180,277          144,222  January 1994                       11             11            593
Lake Charles, La/(3)/.......         111,560           89,248  April 1994                         17             23            487
Monroe, La..................         114,137           87,885  October 1995                       10             23            829
Gainesville, Fl.............         121,768           93,761  January 1996                       14             14              -
Panama City, Fl.............         108,327           83,412  September 1995                     23             23            442
Pensacola, Fl...............         230,122          184,098  July 1995                          28             28            658
Jeffersonville, Ga..........         189,321          145,777  March 1996                         20             20              -
Tullahoma, Tn...............          151082           76,498  November 1995                      20             20            133
                                   ---------        ---------                                                                -----
Total Operating Systems.....       1,591,490        1,246,518                                                                7,525
                                   ---------        ---------                                                                =====


                                                               ESTIMATED TOTAL     ESTIMATED LOS      EXPECTED CHANNELS AT
                                                               HOUSEHOLDS/(1)/     HOUSEHOLDS/(1)/    LAUNCH/(2)(5)/
                                                               ------------------  -----------------  --------------------
SYSTEMS UNDER CONSTRUCTION/(4)/:
Bucks, Al/(6)/........................................                    150,802            113,102          20
Fort Walton Beach, Fl.................................                     64,216             54,584          19
                                                                          -------            -------
       Total Systems Under Construction...............                    215,018            167,686
                                                                          -------            -------

                                                                ESTIMATED TOTAL    ESTIMATED LOS      EXPECTED CHANNELS AT
                                                                HOUSEHOLDS/(1)/    HOUSEHOLDS/(1)/       LAUNCH/(2)(5)/
                                                               ------------------  -----------------   --------------------
NEAR-TERM LAUNCH MARKETS/(7)/:
Bedias/Huntsville, Tx.......................                               74,681             67,213            20
Freeport, Tx................................                              140,116            126,104            16
Houma, La...................................                               81,741             69,480            26
Alexandria, La..............................                               31,683             25,864            23
Ruston, La..................................                               44,697             26,968            18
Chattanooga, Tn.............................                              257,082            133,734            18
Florence, Al................................                              112,820             82,358            20
Tarboro, Ga.................................                               81,492             52,970            20
Ocala, Fl...................................                              284,926            227,940            15
Tallahassee, Fl.............................                              149,368            104,558            16
                                                                        ---------            -------
       Total Near-Term Launch Markets.......                            1,258,606            917,189
                                                                        ---------            -------

                                                               ESTIMATED TOTAL      ESTIMATED LOS     EXPECTED CHANNELS AT
                                                               HOUSEHOLDS/(1)/      HOUSEHOLDS/(1)/   LAUNCH/(2)(5)/
                                                               ------------------  -----------------      -------------
LONG-TERM LAUNCH MARKETS/(9)/:
Abita Springs, La/(10)/...................                                219,915            175,948            20
Amite, La/(11)/...........................                                 99,208             74,404            20
Baton Rouge, La/(12)/.....................                                261,691            201,501            15
Bankston, Al..............................                                103,570             51,112            20
Selma, Al.................................                                158,661            109,535            16
Six Mile, Al..............................                                 96,424             43,287            16
Charing, Ga...............................                                156,371             78,336            16
Groveland, Ga/(8)/........................                                172,802            112,321            16
Hoggards Mill, Ga.........................                                 77,005             57,753            20
Matthews, Ga..............................                                170,271             85,136            20
Valdosta, Ga..............................                                110,381             77,267            16
Marianna, Fl..............................                                 56,734             39,714            20
                                                                        ---------          ---------
       Total Long-Term Launch Markets.....                              1,683,033          1,106,314
                                                                        ---------          ---------
          COMPANY TOTALS..................                              4,748,147          3,437,707
                                                                        =========          =========

 (1) Estimated Total Households represents the Company's estimate of the total households that are within the Company's service area. Estimated LOS Households represents the Company's estimate of the households that can receive the Company's signal after applying a discount to account for those homes that the Company estimates will be unable to receive service due to certain characteristics of the particular market, such as terrain and foliage.

 (2) Includes local off-air VHF/UHF channels, some or all of which may be retransmitted by the Company via wireless cable frequencies.

 (3) The Company is not actively marketing, and does not currently intend to actively market, its service in the Lafayette and Lake Charles markets until an increase in the channel offering is achieved, which the Company expects to occur within 3 months from the date hereof.

 (4) Systems Under Construction include markets in which the system headend is under construction and in which the Company expects to complete construction and begin operations by the end of April 1996.

 (5) Expected Channels at Launch includes channels with respect to which the Company has a lease with a channel license holder or applicant for a channel license or with a qualified, non-profit educational organization that has filed an application for an ITFS license. There can be no assurance that applications for channel licenses will be granted.

 (6) Household count based on operation at 50 watts. The present operating signal pattern covers an estimated 42,766 total households and an estimated 38,628 LOS households.

 (7) Near-Term Launch Markets include markets in which the Company has obtained sufficient wireless cable channel rights to launch commercially viable systems.

 (8) A petition to deny applications for extension of time to construct eight channels is pending before the FCC. The outcome of this matter cannot be determined.

 (9) Long-Term Launch Markets include markets in which the Company has obtained or expects to obtain, subject to necessary FCC approvals, sufficient wireless cable channel rights to launch commercially viable systems.

 (10) Approximately 50% of the Company's LOS households in this market will require high gain receive-site equipment to avoid interference from an adjacent wireless cable system.

 (11) The Company's channel rights in this market consist of channel lease agreements with educational institutions which have filed ITFS applications with the FCC in October 1995. There can be no assurance that the applications for channel rights will be granted.

 (12) An existing wireless cable operator is serving approximately 300 subscribers in this market with an 11 channel MDS system. The Company's ITFS applications for the market are subject to comparative disposition with competing applications. The outcome of that disposition cannot be reliably projected at this time.

 Operating Systems

      Brenham System. The Company launched service in the Brenham, Texas System in February 1996. The Brenham System serves portions of Washington, Austin, Waller, Burleson, Lee, Fayette and Colorado counties in Texas. The Brenham System did not have any subscribers at December 31, 1995.

      The Company leases 20 of the wireless cable channels available for the Brenham market. The Company transmits on all 20 channels. The Brenham System currently offers an 18 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $9.95. The Brenham System also offers one pay-per-view channel. The Brenham System transmits at 10 watts of power from the 500 foot level of a 709 foot tower, located .2 miles southwest of Brenham, Texas. The Brenham System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 42,931 households, of which the Company believes approximately 38,638 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Brenham is Northland Cable TV.

      Bryan/College Station System. The Company launched service in the Bryan/College Station, Texas System in May 1995. The Bryan/College Station System serves all of Brazos, Grimes and Burleson counties and parts of Washington, Madison, Robertson, Milano and Lee counties in Texas. The Bryan/College Station System had approximately 1,445 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 32 of the wireless cable channels available for the Bryan/College Station market. The Company transmits on all 32 of these channels. The Bryan/College Station System currently offers a 27 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase four premium service channels, HBO, The Disney Channel, Showtime and Starz, for $9.95, $5.95, $6.95 and $4.95 per month, respectively. The Bryan/College Station System also offers one pay-per-view channel. The Bryan/College Station System transmits at 10 watts of power from the 484 foot level of a 499 foot tower, three miles southwest of Bryan/College Station. The Bryan/College Station System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 102,700 households, of which the Company believes approximately 92,400 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Bryan/College Station is TCA Cable TV, Inc.

      Milano System. The Company acquired the Milano, Texas System in October 1995. Prior thereto, the Milano System was operated by Heartland since December 1994. The Milano System serves all of the Milano area and parts of Milam, Burleson, Bell and Brazos counties. The Milano System had approximately 1,297 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 20 of the wireless cable channels available for the Milano market. The Company transmits on all 20 of these channels. The Milano System currently offers an 18 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $9.95 per month. The Milano System also offers one pay-per-view channel. The Milano System transmits at 10 watts of power from the 695 foot level of a 700 foot tower, two miles northeast of Milano. The Milano signal pattern covers a radius of approximately 39 miles, encompassing approximately 40,900 households, of which the Company believes approximately 36,800 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Milano is Cable Video Enterprises.

        Wharton System. The Company launched service in the Wharton, Texas System in June 1994. The Wharton System serves all of Wharton county and parts of Fort Bend, Matagorda, Brazoria and Colorado counties. The Wharton System had approximately 1,579 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 21 of the wireless cable channels available for the Wharton market. The Company transmits on all 21 of these channels. The Wharton System currently offers an 18 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase two premium service channels, HBO and Showtime, for $10.95 and $6.95 per month, respectively. The Wharton System also offers one pay-per-view channel. The Wharton System transmits at 50 watts of power from the 436 foot level of a 440 foot tower, 4.2 miles southeast of Wharton. The Wharton System's signal pattern covers a radius of approximately 39 miles, encompassing approximately 102,300 households, of which the Company believes approximately 92,000 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Wharton is Falcon Cable.

        Bunkie System. The Company launched service in the Bunkie, Louisiana System in December 1995. The Bunkie System serves all of Evangeline parish and parts of Acadia, Allen, Avoyelles, Point Coupee, Rapides and St. Landry parishes in Louisiana. The Bunkie System had approximately 62 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 20 of the wireless cable channels available for the Bunkie market. The Bunkie System currently offers an 18 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $9.95 per month. The Bunkie System also offers one pay-per-view. The Bunkie System transmits at 50 watts of power from the 705 foot level of a 709 foot tower, located 3.1 miles east of Bunkie, Louisiana. The Bunkie System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 96,157 households, of which the Company believes approximately 81,752 can be served by LOS transmissions. The principal hard-wire competitor is the city of Bunkie's Laribay Cablevision Limited.

        Lafayette System. The Company launched service in the Lafayette, Louisiana System in January 1994. The Lafayette System serves all of Lafayette, St. Martin, Iberia, Vermillion and Acadia parishes, and parts of St. Landry and St. Mary parishes in Louisiana. The Lafayette System had approximately 593 subscribers on December 31, 1995, primarily in single-family homes.

     The Company leases 30 of the wireless cable channels available for the Lafayette market. The Company transmits on six of these channels. Collocation applications were recently granted for four channels. Collocation applications are pending for 12 additional channels. New station applications are pending for eight channels. The Lafayette System currently offers an 11 channel basic package, consisting of six wireless cable channels and five local off-air VHF/UHF channels, for $15.95 per month. The Lafayette System transmits at 10 watts of power from the 220 foot level of a 228 foot tower, 2.8 miles west of Lafayette. The Company has filed and anticipates approval of modification applications to increase to 50 watts of power, to transmit at the 588 foot level of a 604 foot tower and to move 8.6 miles south of Lafayette. Upon such modifications, the Lafayette System's signal pattern will cover a radius of approximately 38 miles, encompassing approximately 180,300 households, of which the Company believes approximately 144,200 can be served by LOS transmissions. These LOS household counts do not differ materially from the Company's present transmission site. The principal hard-wire cable competitor in the city of Lafayette is TCA Cable TV, Inc.

      Lake Charles System. The Company launched service in the Lake Charles, Louisiana System in April 1994. The Lake Charles System serves all of Calcasieu, Jefferson Davis and Cameron parishes, and parts of Beauregard and Allen parishes in Louisiana. The Lake Charles System had approximately 487 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 31 of the wireless cable channels available for the Lake Charles market. The Company transmits on nine of these channels. Collocation applications were recently granted for two channels. New station applications are pending for the remaining twenty channels. The Lake Charles System currently offers a 16 channel basic package, consisting of eight wireless cable channels and eight local off-air VHF/UHF channels, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $9.95 per month. The Lake Charles System transmits at 50 watts of power from the 407 foot level of a 411 foot tower, 5.5 miles west of Lake Charles. Applications have been filed to operate the remaining 20 channels at 50 watts of power from the same tower. The Lake Charles System's signal pattern covers a radius of approximately 38 miles, encompassing approximately 111,600 households, of which the Company believes approximately 89,200 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Lake Charles is TCI Cable TV, Inc.

      Monroe System. The Company acquired the Monroe System in October 1995. Heartland completed construction of the Monroe System in March 1993. The Monroe System had approximately 829 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 29 of the wireless cable channels available for the Monroe market. The Company transmits on 17 of these channels and new station applications are pending for the remaining 12 channels. Four of these channels also are subject to an administrative petition that, if granted, could result in the loss of the license therefor. The Monroe System currently offers a 21 channel basic package, consisting of 15 wireless cable channels and six local off-air VHF/UHF broadcast channels, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $9.95 per month. The Monroe System also offers one pay-per-view channel. The Monroe System transmits at 50 watts of power from the 650 foot level of a 906 foot tower, located 10.0 miles north of Monroe. The Monroe System's signal pattern covers a radius of approximately 39 miles, encompassing approximately 114,140 households, of which the Company believes approximately 87,900 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Monroe is Louisiana Cablevision.

      Gainesville System. The Company launched service in the Gainesville, Florida System in January 1996. The Gainesville System serves parts of Clay, Duval, Gilchrist, Dixie, Levy, Lafayette, Putnam,

 Swannee, Hamilton and Marion and all of Alachua, Bradford, Baker, Columbia and Union counties in Florida. The Gainesville System did not have any subscribers on December 31, 1995.

      The Company leases 26 of the wireless cable channels available for the Gainesville, Florida market. The Company transmits on 14 of these channels and has modification applications pending for the remaining 12 channels. The Gainesville System currently offers a 13 channel basic package, including four local off-air VHF/UHF channels which are being retransmitted, for $15.95 per month. In addition, a subscriber may purchase one premium channel, HBO, for $9.95. The Gainesville System transmits at 50 watts of power from the 706 foot level of a 709 foot tower, located 24.0 miles southeast of Lake City, Florida. The Gainesville System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 121,800 households, of which the Company believes approximately 93,760 can be served by LOS transmissions. The principal hard-wire cable competitor in the area of Gainesville is Warner Cable.

      Pensacola System. The Company launched service in the Pensacola, Florida System in July 1995. The Pensacola System serves all of Escambia and Santa Rosa counties in Florida, and parts of Okaloosa and Baldwin counties in Alabama.
 The Pensacola System had approximately 658 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 28 of the wireless cable channels available for the Pensacola market. The Company transmits on all 28 of these channels. The Pensacola System currently offers a 22 channel basic package, including six local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase two premium services, HBO and a five channel Showtime package, for $9.95 and $10.95 per month, respectively. The Pensacola System transmits at 50 watts of power from the 493 foot level of a 499 foot tower, located 11.0 miles north of Pensacola. The Pensacola System's signal pattern covers a radius of approximately 38 miles, encompassing approximately 230,100 households, of which the Company believes approximately 184,100 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Pensacola is Cox Cable Communications.

      Panama City System. The Company launched service in the Panama City, Florida System in September 1995. The Panama City System serves all of Bay County and parts of Calhoun, Gulf Holmes, Jackson, Walton and Washington counties in Florida. The Panama City System had approximately 442 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 27 of the wireless cable channels available for the Panama City market. The Company transmits on 23 of these channels. An application for a license for the remaining four channels was dismissed by the FCC and is subject to an administrative petition to reinstate. The Panama City System currently offers a 21 channel basic package, including five off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase HBO for $9.95 per month and Showtime for $6.95 per month. The Panama City System transmits at 50 watts of power from the 450 foot level of a 500 foot tower, located 9.7 miles north of Panama City. The Panama City System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 108,300 households, of which the Company believes approximately 83,400 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Panama City is Comcast.

      Jeffersonville System. The Company launched service in the Jeffersonville, Georgia System in March 1996. The Jeffersonville System serves portions of Laurens, Pulaski, Peach, Macon, Crawford, Monroe, Jones, Baldwin and Johnson and all of Beckly, Wilkinson, Houston, Twiggs and Bibb counties in Georgia. The Jeffersonville System did not have any subscribers at December 31, 1995.

       The Company leases 20 of the wireless cable channels available for the Jeffersonville, Georgia market. The Company transmits on all 20 channels. The Jeffersonville System currently offers an 18 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $10.95. The Jeffersonville System also offers one pay-per-view channel. The Jeffersonville System transmits at 50 watts of power from the 706 foot level of a 709 foot tower, located 3.3 miles northeast of Jeffersonville, Georgia. The Jeffersonville System's signal pattern covers a radius of approximately 39 miles, encompassing 189,321 households, of which the Company believes approximately 145,777 can be served by LOS transmissions. The principal hard-wire cable competitor in the area of Jeffersonville is Cox Cable.

      Tullahoma System. The Company launched service in the Tullahoma, Tennessee System in November 1995. The Tullahoma System serves parts of Coffee, Cannon, Bedford, Moore, Franklin, Grundy and Warren counties in Tennessee. The Tullahoma System had approximately 133 subscribers on December 31, 1995, primarily in single-family homes.

      The Company leases 20 of the wireless cable channels available for the Tullahoma, Tennessee market. The Company transmits on all 20 channels. The Tullahoma System currently offers an 18 channel basic package, including five local off-air VHF/UHF channels which are being retransmitted, for $19.95 per month. In addition, a subscriber may purchase one premium service channel, HBO, for $9.95. The Tullahoma System also offers one pay-per-view channel.
 The Company transmits at 10 watts of power from the 751 foot level of a 755 foot tower, located 7.5 miles east of Tullahoma, Tennessee. The Tullahoma System's signal pattern covers a radius of approximately 40 miles, encompassing approximately 151,082 households, of which the Company believes approximately 76,498 can be served by LOS transmissions. The principal hard-wire cable competitor in the city of Tullahoma is Tullahoma Cablevision.

      Systems Under Construction

      The Company currently has two additional systems under construction, which are located in Bucks, Alabama and Fort Walton Beach, Florida. In each of the systems, the Company will have ordered substantially all of the equipment necessary to transmit on its channels in such markets by April 1996.

      The Company currently leases 20 of the wireless cable channels available for the Bucks, Alabama market. All 20 channels are granted and collocated. The Company expects to launch this system by April 1996. The Company will transmit at 10 watts of power from the 853 foot level of a 859 foot tower, located 9.6 miles northwest of Bucks, Alabama. The Bucks System's signal pattern covers a radius of approximately 36 miles, encompassing 150,802 households, of which the Company believes approximately 113,102 can be served by LOS transmissions. The principal hard-wire cable competitor in the area of Bucks is Cablevision.

      The Company currently leases 23 of the wireless cable channels available for the Fort Walton Beach, Florida market. Fifteen of these channels are granted and collocated. Eight of these channels are subject to pending modification applications. The Company expects to launch this system by April 1996. The Company will transmit at 50 watts of power from the 276 foot level of a 279 foot tower, located approximately four miles northeast of Fort Walton Beach, Florida. The Fort Walton Beach System's signal pattern covers a radius of approximately 39 miles, encompassing 64,216 households, of which the Company believes approximately 54,584 can be served by LOS transmissions. The principal hard-wire cable competitor in the area of Fort Walton Beach is Emerald Coast Cable.

      Near-term and Long-term Launch Markets

      In these markets, the Company has obtained or expects to obtain, subject to necessary FCC approvals, sufficient wireless cable channel rights to launch commercially viable systems. In the near-term launch markets, the Company believes that it has obtained such wireless cable channel rights. Many of the Company's channel rights in the long-term launch markets are in the form of lease agreements with qualified, non-profit educational organizations that have licenses for channels ("ITFS" channels) which must be modified by the FCC to be utilized by the Company as planned, that have pending applications for ITFS channels that have not yet been granted or for which application to the FCC has yet to be made. The Company is considering modifying certain channel licenses in near-term and long-term markets to allow for the relocation of some channels from their currently authorized or proposed transmission sites. While management believes that the relocation would increase the total number of potential subscribers in those systems, the Company does not intend to delay construction of a new system if the modifications are not approved by the FCC.

      Currently, the FCC will not accept applications for new ITFS licenses or "major" modifications of ITFS licenses which affects channel rights in several of the Company's long-term launch markets. A five-day window for filing ITFS applications was most recently completed on October 20, 1995, in which the Company's lessors filed the majority of the applications required to effectuate its long-term launch plans. The Company's currently pending ITFS applications are expected to undergo review by FCC engineers and staff attorneys over the next 24 months. If the FCC staff determines that an application meets certain basic technical and legal qualifications, the staff will then determine whether the application proposes facilities that would result in signal interference to facilities proposed in other pending applications. If so, the conflicting applications undergo a comparative selection process. The FCC's ITFS application selection process is based on a set of objective criteria that includes whether an applicant is located in the community to be served and is an accredited educator proposing to serve its own students. Historically, the outcome of the selection process when two or more qualified applicants are competing for the same channels has been somewhat predictable based on the particular facts and circumstances. A small portion of the Company's lease agreements involve applications for channel licenses for which competing applications have been filed. The Company therefore anticipates that a substantial number of the pending applications will be granted. However, given the considerable number of applications involved, no assurance can be given as to the precise number of applications that will be granted. The failure of the Company to obtain a sufficient number of channel rights in a particular market could have a material adverse effect on the growth of the Company.

      The Company currently expects to construct and to begin operations in 10 near-term launch markets by the end of 1996 and 11 additional markets in 1997. Construction will entail the construction of a transmission building near a transmission tower and the installation of transmission equipment and, in certain cases, the construction of the transmission tower. The construction of the transmission facility will enable the Company to launch wireless cable service in such markets. For the remaining markets, the Company expects to begin operations by the end of 1998. The Company is analyzing the appropriate construction schedule for the remaining near-term launch markets and for the remaining long-term launch markets. This analysis is being performed based upon multiple factors including, but not limited to, the expiration dates of channel leases and FCC construction authorizations, the number of potential subscribers in each market, the availability of capital and the proximity of a market to operating systems and other markets ready for construction. In managing its wireless cable channel assets, the Company may, at its option, trade or exchange existing channel rights in order to acquire, directly or indirectly, channel rights in markets that have a greater strategic value to the Company.

 Other Potential Markets

      In addition to the Company's markets described above, the Company continually evaluates other potential markets in which to implement its business strategy, either independently or through one or more strategic alliances. The Company is currently attempting to acquire a sufficient number of wireless cable channel rights to operate commercially viable wireless cable systems in additional markets and is currently participating in the auction for the award of wireless cable channels that can be owned by for-profit entities ("MDS" channels), which commenced on November 13, 1995. The Company anticipates acquiring additional channel rights in the States of Kentucky and South Carolina through the auction process. In addition, the Company has entered into channel lease agreements with local, accredited educational institutions in several such markets that have filed ITFS applications with the FCC relating to such markets. Through its 50% owned joint venture, the Company has filed for ITFS channels across the State of North Carolina and expects to acquire MDS channels in 6 to 9 markets in North Carolina through the auction process. No assurance can be given that the Company will acquire a sufficient number of wireless cable channel rights to operate commercially viable wireless cable systems in such markets or that the Company will have sufficient capital resources to construct, launch and finance the addition of subscribers in such markets in the event the Company does obtain such wireless cable channel rights.

 SYSTEM COSTS

      The Company estimates that the current cost per market for transmission (or headend) equipment and a headend build-out in a typical 20 channel system will be approximately $570,000. The additional cost to expand a system to a full 32 channels is approximately $180,000. At December 31, 1995, the Company estimates that each additional wireless cable subscriber with a single set-top converter requires an incremental capital expenditure of approximately $425, consisting of, on average, $290 of materials and $135 of installation labor and overhead charges.

      The operating costs for wireless cable systems are generally lower than those for comparable traditional hard-wire systems. This is attributable to lower system network maintenance and depreciation expense. Programming is generally available to traditional hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per subscriber fees. Accordingly, operators in the initial operating stage generally pay higher programming fees on a per subscriber basis. The Company believes that its markets typically have a stable base of potential subscribers that will enable it to maintain a subscriber turnover rate of below 2% per month, as compared to a turnover rate of approximately 3% per month typically experienced by traditional hard-wire cable operators, resulting in reduced installation and marketing expenses. By locating its operations in geographic clusters, the Company believes that it can further contain costs by taking advantage of economies of scale in management, sales and customer service. For each Operating System, the Company employs a general manager, salespersons and installation and repair personnel. All other functions are centralized, including engineering, marketing, billing, customer service, finance and administration.

 MARKETING AND CUSTOMER SERVICE

      The Company markets its wireless cable service by highlighting for major competitive advantages over traditional hard-wire cable services and other subscription television alternatives: picture quality and reliability, customer service, programming features and price.

      Picture Quality and Reliability. Wireless cable subscribers enjoy substantially outage-free, highly reliable picture quality because there is no Cable Plant between the headend and the subscriber's location, as in the case of traditional hard-wire cable. Within the signal range of the Operating Systems, the picture quality of the Company's service is generally equal or better in quality to that typically received by traditional hard-wire cable subscribers because, absent any LOS obstruction, there is less opportunity for signal degradation between the Company's headend and the subscriber.

      Customer Service. The Company has established the goal of maintaining high levels of customer satisfaction. In furtherance of that goal, the Company emphasizes responsive customer service and convenient installation scheduling. The Company has established customer retention and referral programs in an effort to obtain and retain new subscribers. Because traditional hard-wire cable companies enjoyed virtual monopolies in the past, few have had an incentive to provide as high levels of customer service as the Company provides. The regulations promulgated under the 1992 Cable Act require traditional hard-wire cable companies to provide improved customer service which may decrease the Company's competitive advantage in this area.

      Programming Features. In the Operating Systems and systems under construction, the Company believes that it has assembled sufficient channel rights and programming agreements to provide a programming package competitive with those offered by traditional hard-wire cable operators. Additionally, the Company uses equipment which (when channel availability is sufficient) enables it to offer pay-per-view programming and addressability not currently offered by many of the rural hard-wire cable operators with which it competes.

      Price. The Company offers its subscribers a programming package consisting of basic service, enhanced basic service and premium programs. The Company can offer a price to its subscribers for basic service and enhanced basic service that is typically lower than prices for the same services offered by traditional rural hard-wire cable operators because of lower capital and operating costs. The rates charged by cable operators for their programming services are regulated pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), as modified by the Telecommunications Act of 1996 (the "1996 Act"). The Company is unable to predict precisely what effect FCC rate regulations will have on the rates charged by traditional hard-wire cable operators. Notwithstanding the regulations, however, the Company believes it will continue to be price competitive with traditional hard-wire cable operators with respect to comparable programming.

 EMPLOYEES

      As of December 31, 1995, the Company had a total of 179 employees, of whom 142 are employed by the Company's subsidiaries. None of the Company's employees is subject to a collective bargaining agreement. The Company has experienced no work stoppages and believes that it has good relations with its employees. The Company also utilizes the services of unaffiliated independent contractors to build and install its wireless cable systems and to market its service.

                            WIRELESS CABLE INDUSTRY

 SUBSCRIPTION TELEVISION INDUSTRY

      The subscription television industry began in the late 1940s to serve the needs of residents in predominantly rural areas with limited access to local off-air VHF/UHF channels. At that time, the industry was limited to "community antenna relay" systems which received off-air television broadcasts and transmitted them to homes via cable. Over time, cable television expanded to metropolitan areas due to, among other things, the fact that it offered subscribers better reception and more programming. Currently, subscription television systems offer various types of programming, which generally include basic service, enhanced basic service, premium service and, in some instances, pay-per-view service.

      A subscription television customer generally pays an initial connection charge and a fixed monthly fee for basic service. The amount of the monthly basic service fee varies from area to area and is a function, in part, of the number of channels and services included in the basic service package and the cost of such services to the subscription television system operator. In most instances, a separate monthly fee for each premium service and certain other specific programming is charged to customers, with discounts generally available to customers receiving multiple premium services. Monthly service fees for basic, enhanced basic, premium and pay-per-view services constitute the major source of revenue for subscription television systems. Subscribers typically are free to discontinue service at any time. Converter rentals, remote control rentals, advertising revenues, connection charges and reconnection charges for customers who were previously disconnected are also included in a subscription television system's revenues, but generally are not a major component of such revenues.

 TRADITIONAL HARD-WIRE CABLE TECHNOLOGY

      Most subscription television systems are traditional hard-wire cable systems which use coaxial cable to transmit television signals. Traditional hard-wire cable operators receive, at a headend, signals of programming services, such as CBS, NBC, ABC, HBO, Cinemax and CNN, which have been transmitted to such operators by broadcast or satellite. A headend consists of signal reception, decryption, retransmission, encoding and related equipment. The operator delivers the signal from the headend to customers via a Cable Plant. As a direct result of the use of a Cable Plant to deliver signals throughout a service area, traditional hard-wire cable systems are susceptible to signal quality problems. Signals can only be transmitted via coaxial cable a relatively short distance without amplification. Each time a television signal passes through an amplifier, some measure of noise is added. A series of amplifiers between the headend and the viewing customer leads to progressively greater noise and, accordingly for some viewers, a noticeably degraded picture. Also, an amplifier must be properly balanced or the signal may be improperly amplified. Failure of any one amplifier in the chain of a Cable Plant will black out the transmission signal from that point on. Regular system maintenance is required due to water ingress, temperature changes and equipment failures, all of which may affect the quality of the picture delivered to subscribers. Some traditional hard-wire cable operators have begun installing fiber optic networks which will substantially reduce the transmission and reception problems currently experienced by traditional hard-wire cable systems and will expand the channel capacity of such systems. The installation of such fiber optic networks will require a substantial investment by such operators.

 WIRELESS CABLE TECHNOLOGY


      The wireless cable industry was made commercially possible in 1983 when the FCC reallocated a portion of the electromagnetic radio spectrum located between 2500 and 2686 MHZ, permitted this spectrum to be used for commercial purposes and modified its rules on the usage of the remaining portion of such spectrum. Nevertheless, regulatory and other obstacles impeded the growth of the wireless cable industry through the remainder of the 1980s. In addition, before the 1992 Cable Act became effective, the availability of some programming from hard-wire cable-controlled programmers was not assured. The factors contributing to the increasing growth of wireless cable systems since the effectiveness of the 1992 Cable Act include (i) regulatory reforms by the FCC to facilitate competition with hard-wire cable, (ii) increasing availability of programming for wireless cable systems, (iii) consumer demand for alternatives to traditional hard-wire cable service, (iv) increasing accumulation by wireless cable operators of a sufficient number of channels in each market to offer a competitive service and (v) increased availability of capital to wireless cable operators in the public and private markets.

      Wireless cable can provide subscribers the same or superior video television signal as that provided by traditional hard-wire cable. Like a traditional hard-wire cable system, a wireless cable system receives programming at a headend. Unlike traditional hard-wire cable systems, however, the programming is then retransmitted by microwave from an antenna located on a tower associated with the headend to a small receive antenna located at a subscriber's premises. At the subscriber's premises, the signals are converted to frequencies that can pass through conventional coaxial cable into a descrambling converter located on top of a television set. Wireless cable requires a clear LOS because the microwave frequencies used will not pass through dense foliage, hills, buildings or other obstructions. Some of these obstructions can be overcome with the use of signal repeaters which retransmit an otherwise blocked signal over a limited area. Because wireless cable systems do not require a Cable Plant, wireless cable operators can provide subscribers with a high quality picture with few transmission disruptions at a significantly lower system capital cost per installed subscriber than traditional hard-wire cable systems.

      To ensure the clearest LOS possible in the Company's markets, the Company has placed, and plans to place, its headend antennas on top of tall structures or accessible mountain tops located in its markets. There exists, in each of the Company's markets, a number of acceptable locations for the placement of headend antennas, and the Company does not believe that the failure to secure any one location for such placement in any single market will materially adversely affect the Company's operations in such market.

 REGULATORY ENVIRONMENT

      General. The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act empowers the FCC, among other things, to issue, revoke, modify and renew licenses within the spectrum available to wireless cable; to approve the assignment and/or transfer of control of such licenses; to approve the location of channels that comprise wireless cable systems; to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity and other reporting requirements on channel license holders and wireless cable operators.

      The FCC has determined that wireless cable systems are not "cable systems" for purposes of the Communications Act, and, therefore, a wireless cable system does not require a local franchise and is subject to fewer local regulations than a hard-wire cable system. Moreover, all transmission and reception equipment for a wireless cable system can be located on private property; hence, there is no need to make use of utility poles or dedicated easements or other public rights of way. Although wireless cable operators typically must lease the right to use wireless cable channels from the holders of channel licenses, unlike hard-wire cable operators they do not have to pay local franchise fees. Recently, legislation has been introduced in some states to authorize state and local authorities to impose on all video program distributors (including wireless cable distributors) a tax on the distributors' gross receipts comparable to the franchise fees cable operators pay. Similar legislation might be introduced in states where the Company does business or intends to do business. While the proposals vary among states, all of the proposed bills would require, if enacted, as much as 5% of gross receipts to be paid by wireless cable operators to local authorities. The wireless cable industry trade association is attempting to prevent the assessment of such state taxes through federal preemptive legislation. In addition, the industry is opposing the state bills as they are introduced, and in Virginia, it was exempted from the video tax that was eventually enacted into law. However, it is not possible to predict whether or not new state laws will be enacted which impose new taxes on wireless cable operators.


      Channels Available for Wireless Cable. The FCC licenses and regulates the use of channels by wireless cable operators to transmit video programming, entertainment services and other information. A maximum of 32 wireless cable channels (constituting a spectrum bandwidth of 192 MHZ) may be authorized for use in a wireless cable market. The actual number of wireless cable channels available for licensing at any one location is determined by the FCC's interference-protection rules and by its channel allocation rules. In each of the Company's operating or targeted markets, either up to 20 or 32 wireless cable channels are available for wireless cable (in addition to any local off-air VHF/UHF channels which are not retransmitted over the wireless cable channels). Except in limited circumstances, 20 wireless cable channels in each of these geographic service areas are licensed to qualified, non-profit educational organizations (commonly referred to as ITFS channels). In general, each of these channels must be used an average of a minimum of 20 hours per week for educational programming. The remaining "excess air time" on an ITFS channel may be leased to wireless cable operators for commercial use, without further restrictions (other than the right of the ITFS license holder, at its option, to recapture up to an additional 20 hours of air time per week for Wireless cable can provide subscribers the same or superior video television signal as that provided by traditional hard-wire cable. Like a traditional hard-wire cable system, a wireless cable system receives programming at a headend. Unlike traditional hard-wire cable systems, however, the programming is then retransmitted by microwave from an antenna located on a tower associated with the headend to a small receive antenna located at a subscriber's premises. At the subscriber's premises, the signals are converted to frequencies that can pass through conventional coaxial cable into a descrambling converter located on top of a television set. Wireless cable requires a clear LOS because the microwave frequencies used will not pass through dense foliage, hills, buildings or other obstructions. Some of these obstructions can be overcome with the use of signal repeaters which retransmit an otherwise blocked signal over a limited area. Because wireless cable systems do not require a Cable Plant, wireless cable operators can provide subscribers with educational programming). Certain program networks (e.g., Univision and The Discovery Channel) provide educational programming and thereby may facilitate greater usage by the Company of an ITFS channel. Also, a technique known as "channel mapping" permits ITFS licensees to meet their minimum educational programming requirements by transmitting educational programming over several ITFS channels at different times, but in a manner which appears to the viewer as one channel. As a result of recent FCC rule changes, lessees of ITFS "excess air time," including the Company, generally have the right to transmit to their customers the educational programming on one or more of their ITFS channels, thereby providing wireless cable operators leasing such channels, including the Company, with greater flexibility in their use of ITFS channels. The remaining 12 wireless cable channels (commonly referred to as MDS or commercial channels) available in most of the Company's operating and targeted markets are made available by the FCC for full-time commercial usage without programming restrictions. There is no FCC-imposed restriction on the length or the terms of MDS leases, other than the requirement that the licensee maintain effective control of its MDS station. The same FCC control requirement applies to ITFS licensees. In addition, ITFS excess capacity leases cannot exceed a term of 10 years from the time that the lessee begins using the channel capacity. The Company's ITFS leases generally grant the Company a right of first refusal to match any new lease offer after the end of the lease term and require the parties to negotiate in good faith to renew the lease.

      Licensing Procedures. The FCC awards licenses to ue MDS and ITFS channels based upon applications demonstrating that the applicant is qualified to hold the license and that the operation of the proposed channels will not cause impermissible interference to other channels entitled to interference protection. Once an MDS license application is granted by the FCC, a conditional license is issued, allowing construction of the station to commence upon the satisfaction of certain specified conditions. Construction of MDS stations generally must be completed within one year of the date of grant of the conditional license. Where two or more ITFS applicants file for the same channels in the same geographic area, the FCC employs a set of comparative criteria to select among the competing applications. Construction of ITFS channels generally must be completed within 18 months of the award of the license. If construction is not completed in a timely manner, the license holder must file an extension application with the FCC. If the extension application is not filed or granted, the channel license may be forfeited.
 ITFS and MDS licenses generally have terms of 10 years. FCC rules prohibit the sale for profit of a MDS conditional license or of a controlling interest in the MDS conditional license holder prior to construction of the station or, in certain instances, prior to the completion of one year of operation. The FCC, however, does permit the leasing of 100% of a MDS license holder's spectrum capacity to a third party and the granting of options to purchase a controlling interest in a license once the required license holding period has elapsed.

      In April 1992, the FCC imposed a freeze on the filing of applications and amendments to applications for new MDS licenses. In February 1993, the FCC imposed a similar freeze on the filing of applications for new ITFS licenses and, generally, for major ITFS modifications. Since February 1993, on a limited basis, the FCC has accepted applications for major ITFS modifications. The freezes were intended to allow time for the FCC to update its MDS and ITFS data bases and to allow the FCC to review and possibly modify its application rules related to these channels. The freezes do not apply to the granting of licenses applied for prior to the freeze. Recently, the FCC converted ITFS processing to a "window" filing approach in which the FCC announces five-day windows during which it will accept ITFS applications. Competing applications filed in the same window will be processed under the existing comparative criteria. A five-day window for ITFS applications was completed on October 20, 1995.

      Recently the FCC adopted a competitive bidding (auction) mechanism for the award of initial licenses for MDS channels. Auctions to award initial MDS licenses began on November 13, 1995. Successful bidders will receive a blanket authorization to serve entire "Basic Trading Areas" or "BTAs" (as defined by Rand McNally) on all MDS channels. The blanket authorization will be subject to the submission of applications for MDS channels demonstrating interference protection to the 35-mile-radius protected service areas of MDS and ITFS stations licensed, or for which there is an application for a license pending as of September 15, 1995. A BTA license holder must show coverage of at least two-thirds of the BTA within five years of receiving the BTA authorization. ITFS licenses are exempt from the auction process and applications for ITFS licenses are expected to continue to be awarded according to the FCC's existing comparative criteria.

      Applications for renewal of MDS and ITFS licenses must be filed within a certain period prior to the expiration of the license term, and petitions to deny applications for renewal may be filed during certain periods following the filing of such applications. Licenses are subject to revocation or cancellation for violations of the Communications Act or the FCC's rules and policies. Conviction of certain criminal offenses may also render a licensee or applicant unqualified to hold a license. The Company's lease agreements with license holders typically require the license holders, at the Company's expense, to use their best efforts, in cooperation with the Company, to make various required filings with the FCC in connection with the maintenance and renewal of licenses. The Company believes this reduces the likelihood that a license will be revoked, canceled or not renewed by the FCC.

      Wireless cable transmissions are governed by FCC regulations governing interference and reception quality. These regulations specify important signal characteristics such as modulation (i.e., AM/FM) or encoding formats (i.e., analog or digital). Current FCC regulations require wireless cable systems to transmit only analog signals, although a petition is pending before the FCC to allow MDS and ITFS stations to employ digital formats.

      The FCC also regulates transmitter locations and signal strength. The operation of a wireless cable television system requires the collocation of a commercially viable number of channels operating with common technical characteristics. In order to commence operations in many of the Company's unlaunched markets, the Company has filed or will be required to file applications with the FCC to modify licenses for unbuilt stations. In applying for these modifications, the Company must demonstrate that its proposed signal does not violate interference standards in the FCC-protected area of another wireless cable channel license holder. A wireless cable license holder generally is protected from interference within 35 miles of the transmission site. If such changes would cause the Company's signal to cause interference in the FCC-protected area of another wireless cable channel license holder, the Company would be required to obtain the consent of such other license holder; however, there can be no assurance that such consent would be received and the failure to receive such consent could adversely affect the Company's ability to serve the affected market.

      The 1992 Cable Act. The 1992 Cable Act imposes additional regulation on traditional hard-wire cable operators and permits regulation of hard-wire cable rates in markets in which there is no "effective competition." The 1992 Cable Act, among other things, directs the FCC to adopt comprehensive new federal standards for local regulation of certain rates charged by traditional hard-wire cable operators. The 1992 Cable Act also provides for deregulation of traditional hard-wire cable in a given market once other subscription television providers serve, in the aggregate, at least 15% of the cable franchise area. Rates charged by wireless cable operators, typically already lower than traditional hard-wire cable rates, are not subject to regulation under the 1992 Cable Act. Pursuant to the 1992 Cable Act, the FCC has required traditional hard-wire cable operators to implement rate reductions.

      The 1996 Act. The Telecommunications Act of 1996 became law on February 8, 1996. A principal focus of the 1996 Act is freeing local telephone companies and long distance telephone companies from barriers to competing in each other's lines of business, and preempting State restrictions on competition in the provision of local telephone service. In addition, the 1996 Act contains provisions which amend the 1992 Cable Act and which affect wireless cable operators.

      A significant potential effect on the Company of the 1996 Act may result from its provisions exempting traditional hardwire cable systems from rate regulation. In particular, the 1996 Act will end rate regulation of all but basic cable service by 1999, and immediately removes virtually all rate regulation of "small cable operators" -- those cable systems not owned by MSOs and serving 50,000 or fewer subscribers. While the FCC has not yet implemented those provisions, the Company anticipates that cable systems in many of the Company's markets will qualify for small system rate deregulation. The Company anticipates that some number of such cable systems will raise their service rates, although the Company cannot predict the number of its cable system competitors which will raise service rates, the timing of the rate increases or the amounts of the rate increases. The Company regards the 1996 Act's rate deregulation of cable systems as generally positive because it can be expected to improve the Company's price advantages over competing cable services.

      The 1996 Act also contains provisions allowing local exchange telephone companies to offer cable service within their telephone service areas. Under the 1992 Cable Act, exchange telephone companies were free to offer wireless cable service anywhere, but could offer wired cable service only outside of their exchange telephone areas or solely as common carriers, subject to FCC authorization. The 1996 Act allows exchange telephone companies to offer video programming services via radio communications (such as wireless cable) without regulation of rates or services, to offer hardwire or fiber cable service channels for hire by video programmers, to offer their own hardwire or fiber cable service over networks with channels also available for use by other video program services providers under a modified regulatory scheme, and to provide traditional cable service subject to local franchising requirements. The FCC has not yet implemented those provisions of the 1996 Act and, accordingly, it is difficult to predict the impact (if any) final FCC regulations with regard to local exchange telephone companies in these respects will have on the Company.

      The 1996 Act offers wireless cable operators and satellite programmers relief from private and local governmentally-imposed restrictions on the placement of receive antennas. In some instances, wireless cable operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules or restrictive property covenants banning the erection of antennas on or near homes. The 1996 Act directs the FCC to initiate proceedings to promulgate rules implementing Congress' intent. The proceeding on wireless cable operator antenna installations has not yet commenced. Accordingly, the Company cannot predict if any FCC rules ultimately adopted will materially improve the Company's access to homes subject to antenna placement restrictions.

      Finally, the 1996 Cable Act requires wireless cable companies and traditional hardwire cable companies to "scramble" or encrypt channels which ordinarily carry indecent or sexually explicit adult programming. The Company does not anticipate any adverse impact from that provision.

      Other Regulations. Wireless cable license holders are subject to regulation by the Federal Aviation Administration with respect to the construction, marking and lighting of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations and restrictions.

      Due to the regulated nature of the subscription television industry, the Company's growth and operations may be adversely impacted by the adoption of new, or changes to existing, laws or regulations or the interpretations thereof.

 AVAILABILITY OF PROGRAMMING

      General. Currently, with the exception of the retransmission of local off-air VHF/UHF channels, programming is made available to wireless cable operators in accordance with contracts with program suppliers under which the system operator generally pays a royalty based on the number of subscribers receiving service each month. Individual program pricing varies from supplier to supplier; however, more favorable pricing for programming is generally afforded to operators with larger subscriber bases. The likelihood that program material will be unavailable to the Company has been significantly mitigated by the 1992 Cable Act and FCC regulations issued thereunder which, among other things, impose limits on exclusive programming contracts and prohibit programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price, terms and conditions of the sale of programming. Only a few of the major cable television programming services carried by the Company are not directly or indirectly owned by vertically integrated cable companies and the Company historically has not had difficulty in arranging satisfactory contracts for these services. The Company believes that it will have access to sufficient programming material to enable it to provide full channel lineups in its markets for the foreseeable future. Current fair access to programming rules imposed by the 1992 Cable Act only apply to programming owned or controlled by a cable company which is delivered by satellite. Consequently, unless changed, any programming developed for transmission to subscribers over telephone lines, or any programming developed by an entity not owned or controlled by a cable company, is not required to be made available to wireless cable operators so long as the programming suppliers do not exercise undue influence to have such programming made unavailable. The basic programming package offered by the Company's Operating Systems is comparable to that offered by the local traditional hard-wire cable operators in such systems' markets. However, several of such local traditional hard-wire cable operators may, because of their greater channel capacity, currently offer more basic, enhanced basic, premium, pay-per-view and public access channels than are offered by the Company. The Company's programming is supplied by numerous distributors.

      Copyright. Under the federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Under Section 111 of the Copyright Act of 1976, as amended, certain "cable systems" are entitled to retransmit programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable operator must secure a "compulsory copyright license." Cable operators obtain compulsory copyright licenses by filing certain reports with and paving certain fees to the U.S. Copyright Office. In 1994, Congress enacted the Satellite Home Viewers Act of 1994 which enables operators of wireless cable television systems to rely on the cable compulsory copyright license.

      Retransmission Consent. Under the retransmission consent provisions of the 1992 Cable Act, wireless cable and hard-wire cable operators seeking to retransmit certain commercial television broadcast signals must first obtain the permission of the broadcast station in order to distribute its signal. The FCC has exempted wireless cable operators from the retransmission consent rules if the receive-site antenna is either owned by the subscriber or within the subscriber's control and available for purchase by the subscriber upon the termination of service. In all other cases, wireless cable operators must obtain consent to retransmit local broadcast signals. The Company has obtained such consents with respect to the Operating Systems where it is retransmitting local VHF/UHF channels. Although there can be no assurance that the Company will be able to obtain any additional required broadcaster consents, the Company believes in most cases it will be able to do so for little or no additional cost. Wireless cable systems, unlike hard-wire cable systems, are not required under the FCC's "must carry" rules to retransmit a specified number of television signals or qualified low power television station signals in their markets.


 SUBSCRIPTION TELEVISION INDUSTRY TRENDS

      The Company's business will be affected by subscription television industry trends and, in order to maintain and increase its customer base in the years ahead, the Company will need to adapt rapidly to industry trends and modify its business to remain competitive.

      Pay-Per-View. Over recent years, the subscription television industry has been developing a service that enables customers to order, and pay for, one program at a time. This "pay-per-view" service has been successful for specialty events such as professional wrestling, boxing and movies. The subscription television industry is promoting the pay-per-view concept for purchase of movies in competition with video rental stores. Pay-per-view requires the customer to have an addressable converter.

      Addressability. Beginning in the early 1980s, the cable industry began promoting and installing addressable converters. These converters allow the cable company to remotely control the channels to which the customer has access. In order for customers to most conveniently order pay-per-view programming, however, an impulse pay-per-view converter is required. The Company believes that traditional hard-wire cable operators will need to incur significant cost in order to upgrade their systems to be able to offer impulse addressability. An impulse pay-per-view converter, which has a return line via phone or cable to the cable operator's computer system, enables a customer to order pay-per-view events by pushing a button on a remote control rather than requiring the customer to make a telephone call to order an event. Where sufficient channels are available, impulse pay-per-view programming may be purchased by the Company's subscribers who request impulse pay-per-view programming.

      Compression. Several equipment manufacturers are developing digital video compression ("DVC") technology which would allow several programs to be carried in the amount of bandwidth where only one program is currently capable of being carried. Manufacturers have projected varying compression ratios for future equipment, ranging from 4 to 1 to 10 to 1, which would increase the channels available on a wireless cable system using DVC technology from up to 20 to 32 to up to 80 to 320 channels. Due to the limited number of physical components of the wireless transmission system, the Company believes it will be easier for it to adapt to DVC than for traditional hardware cable operators. The cost of such adaptation by the Company could nonetheless be substantial. Current FCC regulations will have to be interpreted, modified, or waived to permit the use of DVC when DVC technology becomes commercially available. A petition for that purpose is pending before the FCC.

      Interactivity. Certain traditional hard-wire cable operators have announced their intentions to develop interactive features for use by their customers. Interactivity would allow customers to utilize their television for two-way communications such as video games, home shopping and video-on-demand. Use of interactivity will likely require the development and utilzation of DVC. Wireless cable operators may be able to utilize a "return-path" frequency which the FCC has made available for interactive communications. The Company believes that the widespread commercial availability of many interactive products is at least several years away.

      Advertising. Local and national advertising through various interconnects continues to grow as a source of revenue for cable operators. The Company currently generates approximately $20,000 per year in advertising revenue and expects to generate additional advertising revenue as its systems grow.

 COMPETITION

      In addition to competition from traditional hard-wire cable television systems and other wireless cable systems, wireless cable television operators face competition from a number of other sources, including potential competition from emerging trends and technologies in the subscription television industry, some of which are described below.

      Direct-to-Home ("DTH"). DTH satellite television services originally were available via satellite receivers which generally employed seven to 12 foot dishes mounted in the yards of homes to receive television signals from orbiting satellites. Prior to the implementation of encryption, these dishes enabled reception of any and all signals without payment of fees. Having to purchase decoders and pay for programming has reduced their popularity, although the Company does to some degree compete with these systems in marketing its services.

      Direct Broadcast Satellite ("DBS"). DBS involves transmission of an encoded signal directly from a satellite to the customer's home. Because the signal is at a higher level and frequency than most satellite- transmitted signals, its reception can be accomplished with a relatively small (18-inch to three-foot) dish mounted on a rooftop or in the yard. In the fall of 1994, DirecTV, Inc. ("DirecTV") began offering nationwide DBS service capable of providing approximately 150 channels of programming. The cost to a DirecTV customer of a DBS system to service one television set is approximately $700 plus the cost of installation. Primestar, which in 1994 also began offering nationwide DBS service capable of providing approximately 70 channels of programming, does not charge subscribers for equipment but does charge installation fees of as much as $300. DBS providers are currently unable to provide locally broadcast channels as part of their service. DBS subscribers also pay monthly subscription fees. Because of the higher initial cost of DBS, and the generally higher income level of targeted subscribers, the Company does not believe that DBS is currently competitive with wireless cable television. However, as such costs are reduced, DBS could become competitive with wireless cable television.

      SMATV.   SMATV is a multi-channel subscription television service where the programming is received by satellite receiver and then transmitted via coaxial cable for wireless point-to-multipoint transmission in the 18 gigahertz ("GHz") band primarily to MDUs without crossing public rights of way. SMATV operates under agreements with a private landowner to service a specific MDU, commercial establishment or hotel. SMATV operators compete with the Company for rights of entry into MDUs.

      Telephone Companies. The 1996 Act contains provisions allowing local exchange telephone companies to offer cable service within their telephone service areas. Previously, exchange telephone companies were free to offer wireless cable service anywhere, but could offer wire cable service only outside of their exchange telephone areas or solely as common carriers, subject to FCC authorization. The 1996 Act allows exchange telephone companies to offer video programming services via radio communications (such as wireless cable) without regulation of rates or services, to offer hardwire or fiber cable service channels for hire by video programmers, to offer their own hardwire or fiber cable service over networks with channels also available for use by other video program services providers under a modified regulatory scheme, and to provide traditional cable service subject to local franchising requirements. Several telephone companies have offered hardwire cable plant to third parties, and additional telephone companies have announced plans to build such plants. Whether those efforts will continue under the regulatory scheme implementing the 1996 Act cannot now be known. In addition, Bell Atlantic, NYNEX and Pacific Telesis have acquired interests in wireless cable operations, either through investments in existing enterprises or through the purchase of wireless cable systems. Other companies, including Ameritech, have taken the traditional cable approach, and are seeking franchises from local authorities to provide competitive cable services. The FCC has not yet implemented those provisions of the 1996 Act and, accordingly, it is difficult to predict the extent to which those provisions will lead to the development of exchange telephone company provision of cable services.

      Local Off-Air VHF/UHF Broadcasts; LPTV. Local off-air VHF/UHF broadcasts (such as ABC, NBC, CBS and Fox) provide free programming to the public. In some areas, low power television ("LPTV") stations authorized by the FCC are used to provide subscription or free television service to the public. LPTV transmits on conventional broadcast frequencies. The principal difference between LPTV and full-powered television is that LPTV is restricted to very low power levels, which limits the area where a high-quality signal can be received. In addition, LPTV stations are not permitted to cause interference to full-power television reception.

      Local Multi-Point Distribution Service ("LMDS"). In 1993, the FCC initially proposed to redesignate the 28 GHz band to create a new video programming delivery service referred to as LMDS. In July 1995, the FCC proposed to award licenses in each of 493 BTAs pursuant to auctions. Sufficient spectrum for up to 49 analog channels has been designated for the LMDS service. The FCC has not determined how many licenses it will award in each BTA. Final rules for LMDS have not been established. Auctions are not expected to begin any earlier than 1996.

      Video Stores. Retail stores rent VCRs and/or video tapes, and are a major participant in the television program delivery industry. According to Paul Kagan Associates, Inc., as of the end of 1994 there were over 75.5 million households with VCRs in the United States.

 ITEM 2.        PROPERTIES.

      The Company leases approximately 2,500 square feet of office space for its corporate headquarters in Baton Rouge, Louisiana under a lease that expires on April 30, 1997. The Company pays approximately $25,000 per annum for such space. On December 17, 1995, the Company entered into a five-year lease for approximately 15,700 square feet for its new corporate headquarters in Baton Rouge. Annual base lease payments will be approximately $115,000 during the first three years and approximately $122,000 in the remaining two final years. The Company has the option to renew this lease at the end of the first five-year term for two additional five-year terms on similar terms and conditions. The Company expects to move into its new corporate headquarters in May, 1996. The Company will not incur any payments or penalties in connection with the early termination of its existing lease.

      The Company leases additional office space for the Operating Systems and will, in the future, purchase or lease additional office space in other locations where it launches additional systems. In addition to office space, the Company also leases space on transmission towers located in its various markets. The Company believes that office space and space on transmission towers is readily available on acceptable terms in the markets where the Company intends to operate wireless cable systems.

 Item 3.        Legal Proceedings.

      The Company is a party to certain legal actions arising in the ordinary course of its business. Based on information presently available to the Company, the Company believes that it has adequate legal defenses or insurance coverage for these actions, and that the ultimate outcome of these actions will not have a material adverse effect on the Company.

 ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY-HOLDERS.

      On October 18, 1995, stockholders representing 3,361,538 shares of the 3,461,538 of the shares of Common Stock then outstanding (approximately 97%) approved, at a duly convened special meeting of stockholders of the Company, the adoption of the Company's 1995 Long-Term Performance Incentive Plan and 1995 Directors' Stock Option Plan.

 ITEM 4A.  EXECUTIVE OFFICERS OF THE REGISTRANT.

      The information under this Item is furnished pursuant to Instruction 3 to
 Item 401(b) of Regulation S-K. Executive officers of the Company are elected by and serve at the discretion of the Board of Directors.

      HANS J. STERNBERG has been Chairman of the Company since its founding in June 1995 and as Chairman of the Board of Old Wireless One since its founding in 1993. He has also served as the Chairman and Chief Executive Officer of Starmount Life Insurance Company ("Starmount") since 1983. He is a former owner and President and Chief Executive Officer of Maison Blanche Department Stores, a chain of 24 department stores which had annual revenues of approximately $480 million prior to its 1992 sale. He invested in cellular telephone in the early 1980s, began in cable television in 1972 as a founding partner and director of Cablesystems of Hammond, Inc., and later helped found Cablesystems of Alabama, Inc. He was an owner and a director of radio stations WQXY, KQXY, WLCS and WWUN. Mr. Sternberg graduated from Princeton University in 1957. Mr. Sternberg is 60 years old.

      SEAN E. REILLY has served as Chief Executive Officer, President, and director of the Company since its founding in June 1995 and as Chief Executive Officer and President of Old Wireless One since its founding in late 1993. Prior to joining Old Wireless One, Mr. Reilly served as Vice-President of Real Estate/Mergers and Acquisitions for Lamar Advertising Company ("Lamar"), an outdoor advertising company, and continues to serve as a member of the Lamar board of directors. Mr. Reilly served in the Louisiana Legislature as a State Representative from March 1988 to January 1996. Mr. Reilly graduated from Harvard University in 1984 and from Harvard Law School in 1989. Mr. Reilly is 34 years old.

      ALTON C. RYE became Senior Vice President--Operations of the Company in August 1995. Prior to joining the Company, Mr. Rye served as Vice President-- Operations for Sammons Communications, Inc. ("Sammons"), of Dallas, Texas, which is the twelfth largest cable television company in the United States, from August 1993 to August 1995 and was responsible for Sammons' largest operating division, which serviced approximately 350,000 subscribers. From May 1988 to August 1993, Mr. Rye served as Vice President--Finance, Chief Financial Officer and Treasurer of Sammons. Mr. Rye received a B.S. in Accounting from Arkansas Tech University in 1965. Mr. Rye is 52 years old.

      J. ROBERT GARY became Senior Vice President--Chief Financial Officer of the Company in September 1995. Prior to joining the Company and since 1992, Mr. Gary served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Greentree Software Inc., a publicly-traded software company located in Marlboro, Massachusetts. From 1990 through 1992, Mr. Gary was Vice President -Business Manager of Simon & Schuster, Inc.'s Trade Division. Mr. Gary received a B.B.A. in Accounting from North Texas State University in 1977. Mr. Gary is 41 years old.

      WILLIAM C. NORRIS, JR. PH.D. has served as Senior Vice President--System Launches and Secretary of the Company since its founding in June 1995 and as Chief Operating Officer and Secretary of Old Wireless One since its founding in 1993. Prior to working at Old Wireless One, he developed cable systems in Texas, Louisiana, Mississippi and Alabama over a 25-year period. He was an investor in, and functioned as the Chief Executive Officer of, those systems. He is a board member and stockholder in the Baton Rouge

 Cellular Telephone Company. A native of Louisiana, he earned a PhD in Telecommunications from the University of Southern California in 1971. Mr. Norris is 61 years old.

                                    PART II

 ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

      The Common Stock is quoted through the Nasdaq National Market under the symbol "WIRL." The Common Stock commenced trading on October 19, 1995. The following table sets forth on a per share basis, the high and low closing sale prices per share for the Common Stock as reported by the Nasdaq National Market for the period from October 19, 1995 through the end of the fourth quarter of 1995.


                                   HIGH    LOW
                                  ------  ------

    Fourth Quarter 1995
    (beginning October 19, 1995)   18 1/8  11 3/8


      As of the close of business on March 21, 1996, there were approximately 81 holders of record of Common Stock. The Company believes that it has a significantly larger number of beneficial holders.

      The Company does not presently intend to pay any cash dividends on the Common Stock in the foreseeable future. Furthermore, as a holding company, the ability of the Company to pay dividends in the future is dependent upon the receipt of dividends or other payments from its operating subsidiaries. The Indenture (the "Indenture") pursuant to which the Company's 13% Senior Notes due 2003 (the "Senior Notes") were issued prohibits the Company from making any cash dividends on the Common Stock unless, after giving effect to such dividend, (i) no default or event of default shall have occurred or be continuing under the Indenture, (ii) the Company could incur $1.00 of additional indebtedness under the terms of the Indenture and (iii) the aggregate amount of such dividends, when added together with all Restricted Payments (as defined in the Indenture) declared or made after the date of the Indenture does not exceed the sum of (a) an amount equal to the Company's cumulative operating cash flow less 2.0 times the Company's cumulative consolidated interest expense, and (b) the aggregate net cash proceeds received after the date of the Indenture by the Company from capital contributions or from the issuance or sale of capital stock or options, warrants or rights to purchase capital stock. As of December 31, 1995, the Company would not have been permitted to declare any cash dividends on its Common Stock under this provision.

 ITEM 6.        SELECTED FINANCIAL DATA.

      The selected consolidated financial data presented below as of December 31, 1993, 1994 and 1995 and for the period from February 4, 1993 (inception) to December 31, 1993 and the years ended December 31, 1994 and 1995 were derived from the consolidated financial statements of the Company and its subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1994 and 1995, and for the period from February 4, 1993 (inception) to December 31, 1993 and the years ended December 31, 1994 and 1995, and the report thereon, are included elsewhere in this Form 10-K. On October 18, 1995, the Company acquired the Heartland Division in exchange for approximately 3.5 million shares of Common Stock and $10 million in notes, which were repaid from the proceeds of the Company's recently completed offerings. As a result, the statement of operations data for the year ended December 31, 1995 includes the operating results of the Company for the period from January 1, 1995 through October 18, 1995 and the combined operating results of the Company and the Heartland Division for the period from October 19, 1995 through December 31, 1995. This selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements (including the notes thereto) of the Company contained elsewhere in this Form 10-K.


                                                         PERIOD FROM        YEAR ENDED DECEMBER 31,
                                                      FEBRUARY 4, 1993      -----------------------
                                                       (INCEPTION) TO
                                                        DECEMBER 31,
                                                            1993              1994            1995
                                                      -----------------   -------------  ------------


STATEMENT OF OPERATIONS DATA:
   Total revenues....................................        $ -          $   380,077   $  1,343,969
                                                          ------------    -----------   ------------

   Operating expenses:
      Systems operations.............................           24,429        274,886        841,819
      Selling, general and administrative expenses...          110,281      1,800,720      4,431,839
      Depreciation and amortization..................           27,489        413,824      1,783,066
                                                              --------      ---------      ---------
   Total operating expenses..........................          162,199      2,489,430      7,056,724
                                                              --------      ---------      ---------
   Operating loss....................................         (162,199)    (2,109,353)    (5,712,755)
   Interest expense and other, net...................             (411)      (152,460)    (1,979,719)
                                                              ---------     ---------      ---------
   Net loss..........................................        $(162,610)   $(2,261,813)   $(7,692,474)
   Preferred stock dividends and discount accretion..                -              -       (786,389)
   Net loss applicable to common stockP..............        $(162,610)   $(2,261,813)   $(8,478,863)
                                                             =========    ===========    ============
   Net loss per common share.........................           $(0.30)        $(1.21)        $(2.02)
   Weighted average common shares outstanding........          538,127      1,863,512      4,187,736

                                                                            DECEMBER 31,
                                                             ---------------------------------------
                                                               1993           1994          1995
                                                             ---------    -----------   ------------
BALANCE SHEET DATA:
   Working capital (deficit).........................        $  57,786    $(1,537,244)  $122,084,511(1)
   Total assets......................................          514,223      8,914,224    213,799,874
   Current portion of long-term debt.................            4,714      1,457,295        376,780
   Long-term debt....................................           14,903      2,839,602    150,871,267
   Total stockholders' equity........................          458,370      4,343,713     55,649,687
 ___________________

 (1) Includes approximately $13,954,000 of funds held in escrow to be used to pay interest on the Senior Notes due in 1996.

 ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      The following discussion should be read in conjunction with the financial statements (including the notes thereto) included elsewhere in this Form 10-K.

 OVERVIEW

      The Company develops, owns and operates wireless cable television systems. The Company has targeted small to mid-size markets, located in Texas, Louisiana, Tennessee, Alabama, Georgia and Florida, with approximately 25% to 35% of the households not currently passed by traditional hard-wire cable systems. The Company currently has Operating Systems located in Brenham, Bryan/College Station, Milano and Wharton, Texas; Bunkie, Lafayette, Monroe and Lake Charles, Louisiana; Gainesville, Panama City and Pensacola, Florida; Jeffersonville, Georgia and Tullahoma, Tennessee.


      Since inception, the Company has sustained substantial net losses, due primarily to start-up costs, interest expense and charges for depreciation and amortization of capital expenditures to develop its wireless cable systems, and has incurred negative cash flow. At December 31, 1995, none of the Operating Systems had positive cash flow from operations, primarily as a result of their early stages of development. In the fourth quarter of 1995, the Company disconnected a number of its Milano System subscribers for nonpayment. Consequently, the Milano System is no longer generating positive cash flow. The Company expects to replace such subscribers over the next six months. There can be no assurance that any system or the Company as a whole will generate positive cash flow. In addition, losses may increase as operations in additional systems are commenced or acquired. As the Company continues to develop systems, positive cash flow from more mature systems is expected to be partially or completely offset by operating losses from less developed systems and from development costs associated with establishing systems in new markets. This trend is expected to continue until the Company has a sufficiently large subscriber base to absorb operating and development costs of recently launched systems. Based on its current system launch schedule and targeted penetration and subscriber revenue rates, the Company believes it will reach a subscriber level in its more mature systems (those systems with positive cash flow) in 1998 to generate revenues sufficient to offset these operating and development costs desired. There can be no assurance, however, that the Company will meet its current launch schedule or achieve the desired penetration and subscriber revenue rates necessary to acquire this subscriber base or that revenues will be sufficient to offset such costs by that time. Cash flow is a commonly used measure of performance in the wireless cable industry. However, cash flow does not purport to represent cash provided by or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

      On April 25, 1996, pursuant to an Agreement and Plan of Merger, dated as of April 25, 1996, among the Company, TruVision Wireless, Inc. ("TruVision") and Wireless One MergerSub, Inc. ("MergerSub"), the Company agreed to acquire all of the outstanding capital stock of TruVision Wireless, Inc. TruVision acquires, develops, owns and operates wireless cable television systems within the southeastern United States, including the state of Mississippi, western Tennessee and western Alabama and nearby markets in Alabama, Arkansas and Tennessee. The Company plans on utilizing the geographical advantages gained in the merger with TruVision to achieve cost savings through centralization of operations. Currently, the Company does not anticipate a significant decrease in corporate overhead or selling, general and administrative expense due to the merger. Management of the Company will evaluate the possible synergies of the two corporate facilities and functional departments within the next year to determine if stockholder value can be increased through centralization.

 RESULTS OF OPERATIONS SINCE INCEPTION

      The results of operations for the years ended December 31, 1993, 1994 and 1995 were prepared based on the historical results of the Company for the period from February 4, 1993 (inception) to December 31, 1993, and the years ended December 31, 1994 and 1995. On October 18, 1995, the Company acquired the Heartland Division in exchange for approximately $3.5 million shares of Common Stock and $10 million in notes, which were repaid from the proceeds of the Company's recently completed offerings. As a result, the results of operations for the year ended December 31, 1995 includes the operating results of the Company for the period from January 1, 1995 through October 18, 1995 and the combined operating results of the Company and the Heartland Division for the period from October 19, 1995 through December 31, 1995. Period-to-period comparisons of the Company's financial results are not necessarily meaningful and should not be relied upon as an indication of future performance due to the acquisition of the Heartland Division and the development of the Company's business and system launches during the periods presented.

      Historically, the Company subscribers have been located in single-family homes. The number of subscribers located in multiple-dwelling units ("MDUs") in the Operating Systems increased as a percentage of total subscribers from approximately 1.5% at December 31, 1994 to approximately 1.9% at December 31, 1995. MDU subscribers typically generate lower per subscriber revenue than single-family units.

     The table below sets forth for each of the Operating Systems the later of the date of launch or acquisition by the Company and the approximate number of subscribers at December 31, 1994 and 1995 and February 29, 1996.


                                                                             APPROXIMATE         APPROXIMATE         APPROXIMATE
                                                            LAUNCH OR       SUBSCRIBERS AT      SUBSCRIBERS AT      SUBSCRIBERS AT
MARKET                                                  ACQUISITION DATE  DECEMBER 31, 1994   DECEMBER 31, 1995   FEBRUARY 29, 1996
- ------                                                  ----------------  ------------------  ------------------  ------------------
Brenham, Tx.............................                February 1996                -                  -                 126
Bryan/College Station, Tx...............                May 1995                     -              1,445               1,809
Milano, Tx(1)...........................                October 1995                 -              1,297               1,428
Wharton, Tx.............................                June 1994                1,401              1,579               1,768
Bunkie, La..............................                December 1995                -                 62                 463
Lafayette, La(2)........................                January 1994               500                593                 610
Lake Charles, La(2).....................                April 1994                 603                487                 476
Monroe, La(3)...........................                October 1995                 -                829               1,045
Gainesville, Fl.........................                January 1996                 -                  -                 100
Panama City, Fl.........................                September 1995               -                442               1,039
Pensacola, Fl..........................                 July 1995                    -                658               1,086
Jeffersonville, Ga.....................                 March 1996                   -                  -                   -
Tullahoma, Tn..........................                 November 1995                -                133                 422
                                                                                 -----              -----              ------
     TOTAL.............................                                          2,054              7,525              10,372
                                                                                 =====              =====              ======
___________________

 (1) The Milano System was acquired by the Company from  Heartland in October
     1995.
 (2) The Company is not actively marketing, and does not currently intend to actively market, its service in the Lafayette and Lake Charles markets until an increase in the channel offering is achieved, which the Company expects to occur within 3 months from the date hereof.

 (3) The Monroe System was acquired by the Company from Heartland in October
     1995.

Revenue Information
                                     YEAR ENDED DECEMBER 31,
                                 -------------------------------
                                                                        APPROXIMATE
                                                                      AVERAGE REVENUE
                                                                     PER SUBSCRIBER AT
                                   1993     1994       1995          DECEMBER 31, 1995
                                 --------- -------- ------------     ------------------
SUBSCRIPTION REVENUES:
   Brenham, Tx...................    $   -   $     -   $       -             $  -(1)
   Bryan/College Station, Tx.....        -         -     185,195              33.70
   Milano, Tx....................        -         -      89,798              31.40
   Wharton, Tx...................        -   159,507     620,650              35.90
   Bunkie, La....................        -         -         554                -(2)
   Lafayette, La.................        -    46,057     125,727              22.60
   Lake Charles, La..............        -    48,739     182,760              30.10
   Monroe, La....................        -         -      66,124              27.40
   Gainesville, Fl...............        -         -           -                -(1)
   Panama City, Fl...............        -         -      11,644              31.90
   Pensacola, Fl.................        -         -      59,814              37.50
   Jeffersonville, Ga............        -         -           -                -(1)
   Tullahoma, Tn.................        -         -       1,703                -(2)
                                     -----  --------  ----------
          TOTAL                      $   -  $254,303  $1,343,969
                                     =====  ========  ==========
____________

 (1)  Operating System not launched at December 31, 1995.
 (2)  Number not meaningful due to timing of subscribers being put on service.


           Revenues. The Company had no operating revenues for the period from February 4, 1993 (inception) through December 31, 1993. The Company revenues for the year ended December 31, 1994 were $380,077. Subscription revenues from new subscribers totaled $255,547 or 67% of revenues. Equipment sales and other revenues accounted for $103,837 and $20,693, respectively, in 1994. All revenues were related to the Lafayette, Lake Charles and Wharton Systems, each of which was launched during 1994.

           For the year ended December 31, 1995 revenues, which were all subscription revenues, were $1,343,969. The increase in subscription revenues of $1,089,666 or 428% over 1994 was primarily attributable to the acquisition of the Heartland Division in October 1995, the launch of the Bryan/College Station and Pensacola Systems and the increase in revenues in the Company's existing Operating Systems. This increase in revenues from existing Operating Systems was primarily due to the Wharton and Lake Charles Systems being operational for 12 months in 1995 versus seven and eight months, respectively, for 1994, and an increase in average monthly subscribers in 1995 over 1994 for the Lafayette System.

           Systems Operations Expense. Systems operations expense includes programming costs, channel lease payments, tower site rentals and repair and maintenance. Programming costs (with the exception of minimum payments) and channel lease payments (with the exception of certain fixed payments for both operating and non-operating markets) are variable expenses which increase as the number of subscribers increases. The Company incurred $24,429 of systems operations expense during 1993, primarily representing channel lease expense. For 1994, the Company incurred $274,886 of systems operations expense. The increase from 1993 to 1994 is attributable to 11 additional months of operation in 1994.

      For the year ended December 31, 1995, systems operations expense amounted to $841,819 as compared to $274,886 for the prior-year period. The increase was primarily attributable to the increase in the number of subscribers and new market launches.


      SG&A Expense. The Company has experienced increasing SG&A since its inception as a result of its increasing wireless cable activities and associated administrative costs, including costs related to opening and maintaining additional offices and additional compensation expense. The Company believes such selling, general and administrative costs will not stabilize until 1998 when all Systems are expected to be launched. At that time, administration expenses should remain constant with selling and general expense stabilizing when desired penetration rates are achieved. In order for such stabilization to occur within this time period, however, the current system launch schedule must be met and desired penetration rates must be achieved. There can be no assurance that the Company will meet the current launch schedule or that desired penetration and subscriber rates will be achieved or consequently that such selling, general and administrative expenses will stabilize within this time period. SG&A increased from $110,281 in 1993 to $1,800,720 in 1994, primarily due to a longer operating period in 1994. For the year ended December 31, 1995, SG&A was $4,431,839 as compared to $1,800,720 for the prior period. The $2,631,119 increase is due primarily to increases in personnel costs, advertising and marketing expenses and other overhead expenses required to support the expansion of the Company's operations.

       Depreciation and Amortization Expense. Depreciation and amortization expense includes depreciation of systems and equipment and amortization of channel right and organizational costs. Depreciation and amortization expense for 1994 amounted to $413,824 as compared to the partial year 1993 of $27,489.

      For the year ended December 31, 1995, depreciation and amortization expense totaled $1,783,066 compared to $413,824 for the same period in 1994. The increase was primarily attributable to additional costs incurred by the Company through its acquisition of the Heartland Division and development and implementation of the Company's operating plan.

      Interest Income. Interest income includes amounts earned on the Company's cash equivalents and the escrowed funds required to cover the first three years' interest payments as required by the terms of the Indenture relating to the Senior Notes. For the year ended December 31, 1995, the Company had earned $1,473,432 on its cash equivalents and $550,684 from the escrowed funds.

      Interest Expense. Interest expense incurred during 1993 and 1994 amounted to $411 and $171,702, respectively. During 1994, the Company established a $3.0 million revolving credit facility from a bank secured by subscription receivables. The revolving credit facility accounted for $52,485 of interest expense in 1994. The outstanding balance on the facility at December 31, 1994 amounted to $1.1 million. Additionally, the Company has two discount notes that relate to the acquisition of channel rights in Pensacola and Panama City, Florida. The discount notes have a face value of $3.7 million and are due in installments through 1997. Interest expense related to the notes during 1994 amounted to $104,767. Finally, the subsidiary of the Company that owns and operates the Bryan/College Station System has outstanding a $150,000 convertible debenture that bears interest at the prime rate. The debenture is convertible at the option of the holder into a 20% minority interest in such subsidiary and is callable at a fixed price.

     On an aggregate basis, for the year ended December 31, 1995, interest expense totaled $4,070,184. The revolving credit facility was repaid in full from the proceeds of the private placement of redeemable convertible preferred stock in April 1995. Interest expense of $41,858 was incurred in 1995 for this revolving credit facility. In October 1995, the Company issued the Senior Notes with an aggregate principle amount of $150,000,000. At December 31, 1995, interest expense of $3,683,333 had been accrued for the Senior Notes. Interest expense for the two discount notes described above was $289,170 for the year ended December 31, 1995. Interest expense on the convertible debenture described above related to the Bryan/College Station System was $13,046 for the year ended December 31, 1995.


     Net Loss. During 1993, the Company had no revenues and incurred a loss of $162,610, primarily due to SG&A. During 1994, the Company had total revenues of $380,077 and an operating loss of $2,109,353. The net loss for the Company during 1994 amounted to $2,261,813. For the year ended December 31, 1995, the Company had an operating loss of $8,478,864 on total revenues of $1,343,969. See "Overview" for an analysis of operating losses.


LIQUIDITY AND CAPITAL RESOURCES

      The wireless cable television business is a capital intensive business. The Company's operations require substantial amounts of capital for (i) the installation of equipment at subscribers' location, (ii) the construction of additional transmission and headend facilities and related equipment purchases,
 (iii) the funding of start-up losses and other working capital requirements,
 (iv) the acquisition of additional wireless cable channel rights and systems and (v) investments in, and, maintenance of, vehicles and administrative offices. Since inception, the Company has expended funds to lease or otherwise acquire channel rights in various markets, to construct or acquire its Operating Systems, to commence construction of operating systems in different markets and to finance initial operating losses.

       In order to finance the expansion of its Operating Systems and finance the launch of additional markets, in October 1995, the Company consummated its initial public offering of 3,450,000 shares of common stock, $0.01 par value, (the "Common Stock") at $10.50 per share (the "Common Stock Offering"). The Company received approximately $32.3 million in net proceeds from the Common Stock Offering. Concurrent with the Common Stock Offering, the Company issued 150,000 units (the "Units") consisting of $150 million aggregate principal amount of Senior Notes and 450,000 warrants to purchase an equal number of shares of Common Stock at an exercise price of $11.55 per share to the initial purchasers (the "Unit Offering" and together with the Common Stock Offering, the "Offerings"). The Company placed approximately $53.2 million of the approximately $143.8 million of net proceeds realized from the sale of the Units into an escrow account to cover the first three years' interest payments as required by terms of the Indenture. Additionally, in April 1995, the Company completed a private placement of 14,781.75 shares of redeemable convertible preferred stock, receiving net proceeds of approximately $13.8 million. Such preferred stock was converted into Common Stock at the time of the Common Stock Offering.

       The Indenture pursuant to which the Senior Notes were issued contains representations and warranties, affirmative and negative covenants and events of default customary for financing of this type. As of December 31, 1995, the Company was in compliance with all covenants in the Indenture.

      The Company made capital expenditures of approximately $9.8 million and $3.0 million for the years ended December 31, 1995 and 1994, respectively. These expenditures primarily related to the acquisition of equipment in certain of the Company's operating markets, as well as those markets under construction or near-term launches. In addition, in October 1995, the Company acquired the Heartland Division in exchange for approximately 3.5 million shares of Common Stock and $10 million in notes, which were repaid from the proceeds of the Offerings. The Company estimates that approximately $38.8 million in capital expenditures will be required in 1996 to continue to fund growth in the Operating Systems and the systems under construction and to complete the construction and finance the addition of subscribers to 12 additional markets.

      At March 13, 1996, the Company had commitments to purchase approximately $6.2 million in equipment for existing and future markets, primarily for set-top converters and headend equipment.

     The Company has experienced negative cash flow from operations in each year since its formation, and the Company expects to continue to experience negative consolidated cash flow from operations due to operating costs associated with system development and costs associated with expansion and acquisition activities. Until sufficient cash flow is generated from operations, the Company will be required to utilize its current capital resources or external sources of funding to satisfy its capital needs. The Company currently believes that the aggregate net proceeds from the Company's Offerings will be sufficient to meet its expected capital needs at least over the next twelve months.

     Subject to the limitations of the Company's Indenture relating to the Senior Notes, in order to accelerate its growth rate and to finance general corporate activities and the launch or build-out of additional systems, the Company may supplement its existing sources of funding with financing arrangements at the operating system level or through additional borrowings, the sale of additional debt or equity securities, including a sale to a strategic investor, joint ventures or other arrangements, if such financing is available to the Company on satisfactory terms.

     As a result of the Unit Offering, and the possible incurrence of additional indebtedness, the Company will be required to satisfy certain debt service requirements. Following the disbursement of all of the funds in the escrow account in October 1998, a substantial portion of the Company's cash flow will be devoted to debt service on the Senior Notes and the ability of the Company to make payments of principal and interest will be largely dependent upon its future performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), may affect its performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments when due on the Senior Notes or other indebtedness of the Company. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. The incurrence of additional indebtedness is restricted by the Indenture.

     In managing its wireless cable assets, the Company may, at its option, exchange or trade existing wireless cable channel rights for channel rights in markets that have a greater strategic value to the Company. The Company continually evaluates opportunities to acquire, either directly or indirectly through the acquisition of other entities, wireless cable channel rights. There is no assurance that the Company will not pursue any such opportunities that may utilize capital currently expected to be available for its current markets.


      For the year ended December 31, 1993, cash used in operating activities was $.11 million consisting primarily of a net loss of $.16 million and offset by an increase in accounts payable and accrued expenses of $.04 million an increase in prepaids of $.01 million and depreciation and amortization of $.03 million. For the year ended December 31, 1993, cash used in investing activities was $.44 million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $.28 million and $.15 million, respectively. These capital expenditures principally related to the construction of new markets and certain license and organization costs related to those markets. For the year ended December 31, 1993 cash flows provided by financing activities was $.63 million, consisting primarily of the proceeds from issuance of 538,127 shares of common stock and recapitalization upon merger with Wireless One, L.L.C., and proceeds from the issuance of long-term debt.


     For the year ended December 31, 1994, cash used in operating activities was $1.7 million consisting primarily of a net loss of $2.3 million and offset by an increase in accounts payable and accrued expenses of $.2 million, an increase in receivables and prepaids of $.2 million, depreciation and amortization of $.4 million, and non-cash expenses of $.16 million. For the year ended December 31, 1994, cash used in investing activities was $8.2 million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $3.0 million and $5.1 million, respectively. These investing activities principally related to the acquisition of equipment in certain of the Company's operating markets, as well as those markets under construction or near term launch markets and certain license and organization costs related to those markets. For the year ended December 31, 1994, cash flows provided by financing activities was $9.8 million, consisting primarily of $5.6 million from the issuance of 1,475,823 shares of common stock and $4.3 million from the issuance of long-term debt associated with license acquisition costs in near term launch markets.


     For the year ended December 31, 1995, cash used in operating activities was $.6 million consisting primarily of a net loss of $7.7 million and offset by an increase in accounts payable and accrued expenses of $6 million, an increase in receivables of $.6 million, an increase in prepaids of $.5 million, depreciation and amortization of $1.8 million, and net non-cash expenses of $.3 million. For the year ended December 31, 1995, cash used in investing activities was $71.3 million, consisting primarily of the $53.1 million purchase of restricted marketable investment securities and capital expenditures and payments for licenses and organizational costs of approximately $9.8 million and $6.8 million, respectively. The capital expenditures and acquisition costs principally related to the purchase of equipment in certain of the Company's operating markets, as well as those markets under construction or near term launch markets and certain license and organization costs related to those markets. For the year ended December 31, 1995, cash flows provided by financing activities was $182.3 million. These financing activities are described in detail in paragraph two of this section on Liquidity and Capital Resources.

 ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


    The information required by Item 8 is set forth on pages F-1 through F-18 of this Form 10-K. The Company is not required to provide the supplementary financial information required by Item 302 of Regulation S-K.

 ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    None.


                                    PART III

 ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    Information regarding the executive officers of the Company is included as
    Item 4A of Part I of this Form 10-K as permitted by Instruction 3 to Item 401(b) of Regulation S-K.

           Information regarding the current Directors of the Company is set forth below:



NAME                           AGE  POSITION
- ----                           ---  ------------
Hans J. Sternberg               60  Chairman of the Board
Sean E. Reilly(1)               34  Chief Executive Officer, President
                                    and Director
Henry M. Burkhalter             48  Director
Arnold L. Chavkin               44  Director
J. R. Holland, Jr.(1)(2)(3)     52  Director
William K. Luby(1)(2)(3)        35  Director
Daniel L. Shimer(2)             51  Director
David E. Webb(1)                49  Director

- -------------------
(1)  Member of the Operating Committee.
(2)  Member of the Compensation Committee.
(3)   Member of the Audit Committee.

           There are no family relationships between or among any Directors or executive officers of the Company.

           HANS J. STERNBERG has served as Chairman of the Company since its founding in June 1995 and as Chairman of the Board of the Company's predecessor ("Old Wireless One") since its founding in late 1993. He has also served as the Chairman and Chief Executive Officer of Starmount Life Insurance Company ("Starmount") since 1983. He is a former owner and President and Chief Executive Officer of Maison Blanche Department Stores, a chain of 24 department stores which had annual revenues of approximately $480 million prior to its 1992 sale. He invested in cellular telephones in the early 1980s, began in cable television in 1972 as a founding partner and director of Cablesystems of Hammond, Inc., and later helped found Cablesystems of Alabama, Inc. He was an owner and a director of radio stations WQXY, KOXY, WLCS and WWUN. Mr. Sternberg graduated from Princeton University in 1957.

            SEAN E. REILLY has served as Chief Executive Officer, President and Director of the Company since its founding in June 1995 and as Chief Executive Officer and President of Old Wireless One since its founding in late 1993. Prior to joining Old Wireless One, Mr. Reilly served as Vice-President of Real Estate/Mergers and Acquisitions for Lamar Advertising Company ("Lamar"), an outdoor advertising company, and continues to serve as a member of the Lamar board of directors. Mr. Reilly served in the Louisiana Legislature as a State Representative from March 1988 to January 1996. Mr. Reilly graduated from Harvard University in 1984 and from Harvard Law School in 1989.

            HENRY M. BURKHALTER became a Director of the Company in April 1995. Mr. Burkhalter has been Chairman of the Board of Directors, President and Chief Executive Officer of TruVision Wireless, Inc. ("TruVision") since its incorporation in April 1994. Since 1993, he has been a director, President and Chief Executive Officer of Wireless TV, Inc., the general partner of Mississippi Wireless TV L.P. He has been a director, President and Chief Executive Officer of Vision Communications, Inc. since 1992. He has been the Chairman of Pacific Coast Paging, Inc. since 1990. From 1974 through 1992, he was the President and founder of Burkhalter & Company, a certified public accounting firm.

             ARNOLD L. CHAVKIN became a Director of the Company in April 1995. He has been a General Partner of Chase Capital Partners ("CCP") since January 1992 and has served as the President of Chemical Investments, Inc. since March 1991. CCP is the general partner of Chase Venture Capital Associates. Prior to joining CCP, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. His experience prior to Chemical Bank included corporate development for Freeport McMoRan as well as positions with Gulf and Western Industries and Arthur Young & Company. Mr. Chavkin is also a director of TruVision, Reading & Bates Corporation, American Radio Systems Corporation, Inc., Bell Sports, Inc., Envirotest Systems, Forcenergy Gas Exploration, Inc. and several privately held firms.

             J. R. HOLLAND, JR. became a Director of the Company in June 1995. He began advising Heartland Wireless Communications, Inc. ("Heartland") as a consultant in October 1992 and became Chairman of the Board of Directors of Heartland in October 1993. Mr. Holland has been employed as President of Unity Hunt Resources, Inc. since September 1991. Unity Hunt Resources is a large international, private holding company with interests in entertainment, cable television, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President of Hunt Capital, a principal stockholder of Heartland. From November 1988 to September 1991, Mr. Holland was Chairman of the Board and Chief Executive Officer of Nedinco, Inc., a large diversified international holding company. Prior to that, Mr. Holland was President and a director of KSA Industries, Inc., a private, diversified company involved in entertainment, retail, transportation and energy businesses, and President and a director of Western Services International, Inc., a company involved in energy services, equipment and chemicals. Mr. Holland began his career with Booz-Allen & Hamilton, Inc., a major management consulting firm. In addition, Mr. Holland is currently a director of Placid Refining Company and Optical Securities Group, Inc.

             WILLIAM K. LUBY became a Director of the Company in June 1995 and a director of Old Wireless One in April 1995. From June 1992 to March 1996, Mr. Luby was a managing director at Chase Manhattan Capital Corporation ("CMCC"), a private equity investing affiliate of the Chase Manhattan Corporation. From 1985 to 1992, Mr. Luby held various positions in the Leveraged Lending and Restructuring groups at The Chase Manhattan Bank, N.A. He is currently a director of numerous private companies.

            DANIEL L. SHIMER became a Director in March 1996. Mr. Shimer has served as Executive Vice President and Chief Financial Officer of COREStaff, Inc. since April 1994. Formed in late 1993, COREStaff has rapidly grown, principally through acquisitions, to a $400 million top ten provider of staffing services in the United States. From March 1991 to March 1994, Mr. Shimer served as the Executive Vice-President, Chief Financial Officer, and President of National Accounts for Brice Foods, Inc. From February 1983 to March 1991, he was associated with Bard & Company, Inc. in various senior financial capacities among its publicly traded affiliates, including Foxmeyer Corporation, Coast America Corporation, and Computerland Corporation. Mr. Shimer, a certified public accountant, began his career at KPMG Peat Marwick LLP and has over 25 years of financial management experience.

            DAVID E. WEBB became a Director of the Company in June 1995. He is a co-founder of Heartland, and has been President and Chief Executive Officer and a director of Heartland since its founding in September 1990. During 1989 and 1990, Mr. Webb began acquiring rights to wireless cable channels. From 1979 to January 1989, Mr. Webb was a shareholder, director and manager of Durant Cablevision, Inc. and its predecessor, a traditional hard-wire cable system company. Mr. Webb has been a shareholder and director of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony.

             The Board of Directors of the Company is divided into three classes, as nearly equal in numbers as possible, having terms expiring at the annual meeting of the Company's stockholders in 1996 (comprised of Messrs. Sternberg, Chavkin and Webb), 1997 (comprised of Messrs. Luby and Holland) and 1998 (Messrs. Reilly, Burkhalter and Shimer). At each annual meeting of stockholders, successors of the class of Directors whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified. All current Directors were elected or appointed pursuant to the terms of a stockholders agreement. See "Security Ownership of Certain Beneficial Owners and Management-Stockholders Agreement."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Exchange Act requires the Company's officers,
Directors and persons who   beneficially own more than ten percent of the
Company's Common Stock to file reports of securities   ownership and changes in
such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by
rules promulgated by the SEC   to furnish the Company with copies of all
Section 16(a) forms they file.

          Based solely upon a review of the copies of such forms furnished to
the Company, or written   representations that no Form 5 filings were required,
the Company believes that during the period from   October 19, 1995 (the date
the Company's Common Stock became registered under the Exchange Act)   through
December 31, 1995, all Section 16(a) filing requirements applicable to its
officers, Directors and   greater than ten percent beneficial owners were
complied with other than by Messrs. Gary and Rye, each of   whom filed a late
Form 4 disclosing the purchase of shares of Common Stock.

ITEM 11.  EXECUTIVE COMPENSATION.

                           SUMMARY COMPENSATION TABLE

          The table below provides information relating to compensation for the Company's last two fiscal years for the Chief Executive Officer. No other executive officers of the Company received compensation in excess of $100,000 in either of those years. The amounts shown include compensation for services in all capacities that were provided to the Company or Old Wireless One and their respective subsidiaries.


                                                                                            Long-Term
                                                                                          Compensation
                                                                                  --------------------------
                                                                                              Awards
                                                                                  --------------------------
                                                      Annual Compensation          Restricted        Securities
    Name and                                      ---------------------------        Stock           Underlying     All Other
Principal Position                                Year  Salary($)    Bonus($)       Awards($)        Options(#)   Compensation
- ------------------                                ----  ---------    -------      -----------        ----------   -------------
Sean E. Reilly                                    1994   $87,692       __             __              201,394(1)        __
 President and Chief                              1995   $35,000(2)
 Executive Officer

- --------------------
(1) Such options were originally issued in April 1995 and were to purchase shares of common stock of Old Wireless One. Such options were assumed by the Company under its 1995 Long-Term Performance Incentive Plan (the "Incentive Plan") in October 1995 in connection with the Heartland Transaction (as defined).
(2) Mr. Reilly began receiving compensation from Old Wireless One on June 1,
    1994.
(3) Such options were originally issued in September 1994 and were to purchase shares of common stock of Old Wireless One. Such options were assumed by the Company under its Incentive Plan in October 1995 in connection with the Heartland Transaction (as defined).

                              STOCK OPTION GRANTS

           The following table provides information relating to the stock
options awarded to the Chief Executive   Officer during the Company's last
fiscal year.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           Potential
                                                                                                           Realizable
                                                                                                         Value at Assumed
                                                                                                          Annual Rates of
                                                                                                           Stock   Price
                                                                                                         Appreciation for
                                    Individual Grants                                                     Option Term (1)
- -----------------------------------------------------------------------------------------------    ---------------------------
                                 Number of            Percent of
                                Securities             Total
                                Underlying             Options
                                  Options             Granted in       Exercise     Expiration
           Name               Granted (#)(2)         Fiscal Year       Price ($)    Date(3)          5% ($)        10% ($)
- --------------------------   ----------------      ---------------   ------------  -----------     ----------    -------------
      Sean E. Reilly             201,395(4)             36.3%            (5)        4/14/01         $57,196        $199,784

- -------------
(1) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercises depend on future performance of the Company's Common Stock and overall market conditions. The fair market value of the common stock on the date of grant was estimated to be $4.16 per share. See Note (4). At an annual rate of appreciation of 5% per year for the option term, the stock price would be $5.57 per share. At an annual rate of appreciation of 10% per year for the option term, the stock price would be $7.37 per share.

(2) All options vest in five equal installments, with accelerated vesting in the event of a change in control of the Company.

(3) All options listed in the table also expire one year following the termination of employment with the Company of such holder for any reason.

(4) Such options were originally issued in April 1995 and were to purchase shares of common stock of Old Wireless One. Such options were assumed by the Company under its Incentive Plan in October 1995 in connection with the Heartland Transaction (as defined).

(5) The exercise price of such options varies depending upon the date such options become exercisable. The exercise price with respect to the first 20% installment of options is $4.16 per share, which is increased 35% per year for each of the remaining four installments.

STOCK OPTION HOLDINGS

           The following table sets forth information with respect to the Chief
 Executive Officer concerning   the stock options held as of December 31, 1995.
 There were no stock options exercised during the last fiscal   year of the
 Company.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                         Number of Securities
                      Underlying Unexercised          Value of Unexercised
                            Options at                In-the-Money Options
                         Fiscal Year-End (#)         at Fiscal Year-End ($)
                      -------------------------   ----------------------------
Name                  Exercisable/Unexercisable   Exercisable/Unexercisable(2)
- ------------------    -------------------------   ----------------------------
Sean E. Reilly (1)               62,908/251,631            $729,893/$2,088,212

- ----------
(1) Of these shares underlying the options held by Mr. Reilly, options for 113,144 shares are exercisable at a price of $6.21 per share and options for 201,395 shares are exercisable at various prices depending upon the date such options became exercisable. The first 20% installment of options are exercisable at $4.16 per share, which is increased 35% per year for each of the remaining four installments.

(2) The closing sale price of the Common Stock on December 29, 1995 was $16.50 as reported by the Nasdaq National Market. The value of such options at the fiscal year end is calculated on the basis of the difference between the option exercise price and $16.50 multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

           In connection with the consummation of the Heartland Transaction, the Company entered into employment agreements with Messrs. Sternberg, Reilly and Norris. The employment agreements provide for payment of a specified base salary indexed to inflation and bonuses in the sole discretion of the Compensation Committee based upon the executive's performance and the Company's operating results. The term of each agreement is for two years, subject to automatic annual renewal until the tenth anniversary of the date of such agreement. Each employment agreement provides that each executive may be terminated with or without cause, and will provide that the executive will not compete with the Company or its subsidiaries within a specified area during the period of employment and for the two years thereafter. Each executive will be entitled to receive a severance payment in the event of a resignation caused by the relocation of the Company's executive offices to a location more than 60 miles from its present location.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Company's Compensation Committee are Messrs. Holland, Luby and Shimer. No officers or employees of the Company serve on the Compensation Committee. The Compensation Committee was established in October 1995 in connection with the Company's initial public offering. Previous compensation levels for Messrs. Sternberg, Reilly and William C. Norris, Senior Vice President-- System Launches and Secretary, were established pursuant to the terms of their respective employment agreements. See "Employment Agreements." The compensation for Messrs. J. Robert Gary and Alton C.

 Rye, the other executive officers of the Company, was approved by the full Board of Directors upon the recommendation of Hans J. Sternberg, Chairman of the Board. Executive officers who are also Directors of the Company did not participate in discussions relating to their individual compensation arrangements.

 COMPENSATION OF DIRECTORS

           At present, non-employee Directors of the Company receive an annual fee of $5,000 and a meeting fee of $500 per meeting attended, plus reimbursement of out-of-pocket expenses, for their services as Directors of the Company. In addition, each non-employee Director of the Company who does not serve on the Compensation Committee of the Board of Directors is eligible to receive stock options under the Company's 1995 Directors' Option Plan. Directors who are also employees of the Company do not receive any additional compensation for serving on the Board of Directors. In addition, Directors do not receive any additional compensation for committee participation.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

        Except as otherwise noted, the following table sets forth certain information as of April 1, 1996 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (i) each of the Directors of the Company,
(ii) each of the executive officers named in the Summary Compensation Table, and
(iii) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.


                                                                              COMMON STOCK (1)
                                                                        -----------------------
DIRECTORS, OFFICERS                                                       NUMBER       PERCENT
AND 5% STOCKHOLDERS                                                      OF SHARES    OF CLASS
- -------------------------------------------------------------------     -----------------------
Heartland Wireless Communications, Inc. (2)(3).....................         3,361,538      24.9%
  903 North Bowser, Suite 140
  Richardson, Texas  75081

Chase Manhattan Capital Corporation (2)(4).........................         1,991,690      14.8%
  One Chase Manhattan Plaza
  New York, New York  10081

Premier Venture Capital Corporation (2)(5).........................           754,268       5.6%
  451 Florida Street
  Baton Rouge, Louisiana  70821

Advantage Capital Corporation (2)(6)...............................           630,489       4.7%
  LL&E Tower
  909 Poydras Street, Suite 2230
  New Orleans, Louisiana  70112

Hans J. Sternberg (2)(7)...........................................           374,193       2.7%

Sean E. Reilly (2)(8)..............................................           101,755         *

James J. Collis (9)................................................                --        --

J. R. Holland, Jr. (10)............................................         3,361,538      24.9%

William K. Luby (11)...............................................           393,226       2.9%

Daniel L. Shimer...................................................             4,800         *

David E. Webb (12).................................................         3,361,538      24.9%

All Directors and executive officers as a group....................         4,376,222      32.4%
(10 persons, including those listed above)

- --------------------
 * Less than one percent.

(1) Does not include an aggregate of 200,000 of such shares currently being held in escrow. Such shares will be distributed to either the Old Wireless One stockholders or the Heartland subsidiaries. The distribution of shares held in escrow will depend upon certain working capital post-closing adjustments.

 (2) Heartland and certain of its subsidiaries, CMCC, Premier Venture Capital Corporation, Advantage Capital Partners Limited Partnership and Advantage Capital Partners II Limited Partnership, Mr. Sternberg and Mr. Reilly, each of whose ownership of Common Stock is disclosed in the table, are parties to Stockholders Agreement. See "Stockholders Agreement." Each of the parties to the Stockholders Agreement disclaims beneficial ownership of the shares of Common Stock owned by the other parties to such agreement.

 (3) Heartland reported on a Schedule 13G filed with the SEC, as of December 31, 1995, shared voting and dispositive power with respect to an aggregate of 3,361,538 shares of Common Stock owned by certain direct and indirect subsidiaries of Heartland.

 (4) CMCC reported on a Schedule 13G filed with the SEC, as of December 31, 1995, shared voting and dispositive power with respect to 1,991,690 shares of Common Stock, together with The Chase Manhattan Bank (National Association), the direct parent of CMCC, and The Chase Manhattan Corporation, the ultimate parent of CMCC.

 (5) As reported on a Schedule 13G filed with the SEC with respect to the shares of Common Stock held by Premier Venture Capital Corporation ("PVCC") as of December 31, 1995. PVCC is an indirect wholly owned subsidiary of Premier Bancorp, Inc., which is a publicly-traded corporation.

 (6) Advantage Capital Corporation ("ACC"), as the sole general partner of Advantage Capital Partners Limited Partnership and Advantage Capital Limited Partners II Limited Partnership, reported on a Schedule 13G filed with the SEC, as of December 31, 1995, sole voting and dispositive power with respect to the shares held by such partnerships. Mr. Steven T. Stull is the majority stockholder of ACC.

 (7) Includes 12,520 shares owned by Mr. Sternberg's wife and 85,537 shares issuable upon the exercise of presently exercisable options.

 (8) Includes 85,537 shares issuable upon the exercise of presently exercisable options.

 (9) Mr. Collis resigned from the Board of Directors on April 25, 1996. At such time, Messrs. Burkhalter and Chavkin were appointed to the Board.

(10) Includes 3,361,538 shares beneficially owned by Heartland. Mr. Holland is the Manager and President of Hunt Capital Group, L.L.C., a principal stockholder of Heartland. Mr. Holland is the Chairman of the Board of Heartland. Mr. Holland disclaims beneficial ownership of shares owned by Heartland.

(11) Reflects shares of Common Stock are beneficially owned by Baseball Partners. Mr. Luby is a general partner of Baseball Partners and therefore may be deemed to be a beneficial owner of such shares. Mr. Luby disclaims beneficial ownership of all of the shares of Common Stock owned by Baseball Partners in which Mr. Luby has no pecuniary interest. Certain affiliates of CMCC are general partners of Baseball Partners.

(12) Includes 3,361,538 shares beneficially owned by Heartland. Mr. Webb is President and Chief Executive Officer and a director and principal stockholder of Heartland. Mr. Webb disclaims beneficial ownership of the shares of Common Stock owned by Heartland and in which Mr. Webb has no pecuniary interest.

 STOCKHOLDERS AGREEMENT

      In connection with the Heartland Transaction, CMCC, Baseball Partners, Premier Venture Capital Corporation, affiliates of Advantage Capital Corporation, Mr. Sternberg and Mr. Reilly, each of whom was a former stockholder of Old Wireless One, and Heartland and certain of its subsidiaries entered into a stockholders agreement (the "Stockholders Agreement"), whereby, among other things, they agreed to vote their Common Stock so that the Board of Directors of the Company will have up to seven members, up to three of whom will be designated by Heartland (at least one of whom must be independent of Heartland, the Company and the Old Wireless One stockholders who are parties to the Stockholders Agreement other than CMCC), up to two of whom will be designated by a majority of the Old Wireless One stockholders who are parties to the Stockholders Agreement other than CMCC (at least one of whom must be independent of the Company and such stockholders), and up to two of whom will be designated by CMCC. The current Directors proposed by Heartland are Messrs. Holland, Shimer and Webb; the current Directors proposed by the Old Wireless One stockholders are Messrs. Sternberg and Luby; and the current Directors designated by CMCC are Messrs. Burkhalter and Chavkin.

      Based upon certain filings made by the parties to the Stockholders Agreement with the SEC, the Company believes that the parties to the Stockholders Agreement collectively beneficially own an aggregate of 7,607,159 shares of Common Stock (including 171,074 shares of Common Stock issuable upon the exercise of presently exercisable stock options held by Messrs. Sternberg and Reilly), which represents approximately 55.6% of the outstanding Common Stock. As a result, such stockholders are able to control the election of the members of the Company's Board of Directors and to generally exercise control over the Company's affairs. The Stockholders Agreement also provides that, without the prior approval of the Board and until the third anniversary of the closing of the Heartland Transaction, the parties to the Stockholders Agreement may not, without the approval of a majority of the Directors, (i) acquire equity securities of the Company (or rights or options to acquire equity securities of the Company other than equity securities issued or issuable with respect to such Common Stock, securities issued to Messrs. Sternberg or Reilly pursuant to Board-approved option plans and the acquisition of up to 250,000 shares of Common Stock by Heartland or ACC), (ii) solicit proxies or consents in opposition to solicitations made by or on behalf of the Board or (iii) other than in connection with the Stockholders Agreement, act together with any other person to acquire, hold, vote or dispose of securities of the Company.


 ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      In April 1995, certain investors purchased redeemable convertible preferred stock and warrants to acquire common stock of Old Wireless One in a private placement resulting in net proceeds of approximately $14 million to Old Wireless One. The following investors purchased redeemable convertible preferred stock and warrants to acquire common stock in the amounts indicated:
 CMCC--8,000 preferred shares and warrants to purchase 320,000 shares of common stock ($8.0 million); Premier Venture Capital Corporation--2,500 preferred shares and warrants to purchase 100,000 shares of common stock ($2.5 million); affiliates of Advantage Capital Corporation--2,000 preferred shares and warrants to purchase 80,000 shares of common stock ($2.0 million); and certain members of Mr. Sternberg's immediate family--252 preferred shares and warrants to purchase 8,400 shares of common stock. All such preferred shares and warrants to purchase shares of common stock were converted into shares of Common Stock of the Company in the Heartland Transaction (defined below).

      In October 1995, Heartland and all the stockholders of Old Wireless One consummated a transaction (the "Heartland Transaction"), whereby the Company acquired (i) all of the outstanding capital stock of Old

 Wireless One (which retained all of its assets and liabilities except its wireless cable television assets and certain related liabilities with respect to the Springfield, Missouri market which Heartland acquired) through the merger of a subsidiary of the Company with Old Wireless One and (ii) the wireless cable television assets and all related liabilities of certain subsidiaries of Heartland with respect to certain of Heartland's markets located in Texas, Louisiana, Alabama, Georgia and Florida. In connection with the Heartland Transaction, the contributing subsidiaries of Heartland and the stockholders of Old Wireless One received an aggregate of approximately 3.5 million and approximately 6.5 million shares of Common Stock, respectively, with an aggregate of 200,000 of such shares of Common Stock placed in escrow to be distributed to either the Old Wireless One stockholders and/or the contributing subsidiaries of Heartland, but not to the Company. The distribution of the shares of Common Stock held in escrow will depend upon certain working capital post-closing adjustments. Upon consummation of the Heartland Transaction, the contributing subsidiaries of Heartland received a promissory note for $3 million and a promissory note for $7 million, which notes were repaid from the proceeds of the Company's debt and equity offerings.

      In connection with the Heartland Transaction, Heartland and the Company entered into an agreement whereby (i) the Company agreed not to compete with Heartland or any of Heartland's subsidiaries in the wireless cable television business in specified markets in which Heartland and its subsidiaries operate or have significant channel rights, (ii) Heartland agreed not to compete with the Company in the wireless cable television business in specified markets, including all of the markets described herein and (iii) if at any time a wireless cable television system operated by the Company interferes with the signal transmission of a wireless cable television system operated by Heartland or one of Heartland's subsidiaries (or vice versa), then the Company, Heartland and their respective subsidiaries will use their best efforts to negotiate and enter into an appropriate non-interference agreement.

      In connection with the Heartland Transaction, the Company entered into a registration agreement with Heartland, the contributing Heartland subsidiaries and all of the former stockholders of Old Wireless One (the "Registration Agreement"). Under the Registration Agreement, at any time after the second anniversary of the Heartland Transaction, the holders of a majority of the Common Stock issued to the former stockholders of Old Wireless One in the Heartland Transaction and the holders of a majority of the Common Stock issued to certain of Heartland's subsidiaries in the Heartland Transaction shall each have the right, subject to certain conditions, to require the Company to register any or all of such Common Stock under the Securities Act on Form S-1 on three occasions at the Company's expense and on Form S-2 or S-3 on an additional three occasions at the Company's expense. Heartland and its subsidiaries and the stockholders of Old Wireless One are also entitled to request the inclusion of any Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions.

      In connection with the Heartland Transaction, the Company, Heartland and certain of the Old Wireless One stockholders entered into the Stockholders Agreement. See "Security Ownership of Certain Beneficial Owners and Management-Stockholders Agreement."

      The Company leases approximately 2,500 square feet of office space for its corporate headquarters in Baton Rouge, Louisiana, under a lease from Starmount. Mr. Sternberg is Chairman, Chief Executive Officer and owner of Starmount. The Company pays approximately $25,000 to Starmount annually for such space. The Company believes the lease was entered into on terms reflecting then current market rates. The lease with Starmount expires on April 30, 1997. The Company is currently in the process of moving into larger corporate headquarters and expects to terminate such lease as of April 30, 1996 without further payment or penalty.

      The terms of the transactions described above were determined by the parties thereto, and the Company believes that such transactions involving affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties in arms-length transactions. The Company expects that all future transactions between the Company and its officers, Directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                    PART IV

 ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

       (a) The following documents are filed as a part of this report:

           1. Financial Statements. The following consolidated financial statements of the Company and the report of the independent auditors thereon, are included in this Form 10-K on pages F-1 through F-__:

                       Independent Auditors' Report
                       Consolidated Balance Sheets at December 31, 1994 and 1995 Consolidated Statements of Operations for the period from February 4, 1993 (inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995
                       Consolidated Statements of Changes in Stockholders' Equity for the period from February 4, 1993 (inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995
                       Consolidated Statements of Cash Flows for the period from February 4, 1993 (inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995
                       Notes to Consolidated Financial Statements

           2. Financial Statement Schedules. The following financial statement schedule of the Company for the period from February 4, 1993 (inception) to December 31, 1993 and the years ended December 31, 1994 and 1995 is included in this Form 10-K on page S-1.

                SCHEDULE NO.   DESCRIPTION                         PAGE NO.
                ------------   -----------                         --------
                Schedule II    Valuation and Qualifying Accounts    S-1

                All other financial statement schedules have been omitted because they are inapplicable or the required information is included or incorporated by reference elsewhere herein.

           3. Exhibits. The Company will furnish to any eligible stockholder, upon written request of such stockholder, a copy of any exhibit listed below upon the payment of a reasonable fee equal to the Company's expenses in furnishing such exhibit.


EXHIBIT
  NO.                                 EXHIBIT
- -------                               -------
 2.1     Contribution Agreement and Agreement and Plan of Merger, dated October
         18, 1995, among, inter alia, the Company, Wireless One Operating
         Company and its former stockholders and Heartland.(1)

 2.2     Escrow Agreement, dated October 24, 1995, among the parties to Exhibit
         2.1.(1)

 3.1(i) Amended and Restated Certificate of Incorporation of the Company.(2)

 3.1(ii) By-Laws of the Company.(2)

 4.1     1995 Long-Term Performance Incentive Plan of the Company.(1)+

 4.2     1995 Directors' Stock Option Plan of the Company.(1)+

 4.3     Warrant Agreement, dated October 18, 1995, between the Company and
         Gerard Klauer Mattison & Co., LLC (including form of warrant certificate).(1)

 4.4     Registration Agreement, dated October 24, 1995, among the Company,
         Heartland and the former stockholders of Wireless One Operating
         Company.(1)

 4.5     Stockholders Agreement, dated October 18, 1995, among the Company,
         Heartland and certain former stockholders of Wireless One Operating
         Company.(1)

 4.6    Indenture, dated October 24, 1995, between the Company and United States
        Trust Company of New York, as Trustee.(1)

 4.7    Warrant Agreement, dated October 24, 1995, between the Company and
        United States Trust Company of New York, as Warrant Agent.(1)

 4.9    Unit Agreement, dated October 24, 1995, between the Company and United
        States Trust Company of New York, as Unit Agent and Warrant Agent.(1)

 10.1   Standard forms of MDS License Agreement of the Company.(2)

 10.2   Standard forms of ITFS License Agreement of the Company.(2)

 21.1   Subsidiaries of the Company.*

 24.1   Powers of Attorney.*
___________

      (1) Incorporated herein by reference to the same numbered exhibit to the Company's Form 10-Q for the quarterly period ended September 30, 1995 (Commission File No. 0-26836).

      (2) Incorporated herein by reference to the same numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-94942), as declared effective by the Commission on October 18, 1995.

       + Denotes a management contract or compensatory plan or arrangement required to be filed with this Form 10-K pursuant to Item 14(c) of Form 10-K.

       *  Previously filed.

  (b)  Reports on Form 8-K.

       None.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of July, 1996.

                                                  WIRELESS ONE, INC.


                                        By     /s/ Sean E. Reilly
                                        --------------------------------------
                                                   Sean E. Reilly
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment No. 2 to Annual Report has been signed below by the following persons on behalf of the registrant in the capacities indicated on this 1st day of July, 1996.

       SIGNATURE                             CAPACITY
- -----------------------  -------------------------------------------------

  /s/ Sean E. Reilly     President, Chief Executive Officer and Director
- -----------------------  (Principal Executive Officer)
      Sean E. Reilly


 /s/ Michael C. Ellis    Vice President and Controller (Principal
- -----------------------  Accounting Officer)
     Michael C. Ellis

   *                     Director
- -----------------------
Arnold L. Chavkin


   *                     Director
- -----------------------
Henry M. Burkhalter


   *                     Director
- -----------------------
William K. Luby


   *                     Director
- -----------------------
J.R. Holland, Jr.


   *                     Director
- -----------------------
Daniel L. Shimer


                         Director
   *
- -----------------------
David E. Webb

   * The undersigned, by signing his name hereto, does sign and execute this Annual Report on Form 10-K pursuant to the Powers of Attorney executed by the above-named Officers and Directors of the Company and filed with the Securities and Exchange Commission on behalf of such Officers and Directors.



 By           /s/ Sean E. Reilly
    ----------------------------------
      Sean E. Reilly, Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                 SEQUENTIALLY
EXHIBIT                                                                            NUMBERED
NUMBER                                  EXHIBIT                                      PAGE
- -------  ----------------------------------------------------------------------  -------------
2.1      Contribution Agreement and Agreement and Plan of Merger, dated
         October 18, 1995, among, inter alia, the Company, Wireless One
         Operating Company and its former stockholders and Heartland                       (1)

2.2      Escrow Agreement, dated October 24, 1995, among the parties to
         Exhibit 2.1                                                                       (1)

3.1(i)   Amended and Restated Certificate of Incorporation of the Company                  (2)

3.1(ii)  By-Laws of the Company                                                            (2)

4.1      1995 Long-Term Performance Incentive Plan of the Company+                         (1)

4.2      1995 Directors' Stock Option Plan of the Company+                                 (1)

4.3      Warrant Agreement, dated October 18, 1995, between the Company and
         Gerard Klauer Mattison & Co., LLC (including form of warrant
         certificate)                                                                      (1)

4.4      Registration Agreement, dated October 24, 1995, among the Company,
         Heartland and the former stockholders of Wireless One Operating
         Company                                                                           (1)

4.5      Stockholders Agreement, dated October 18, 1995, among the Company,
         Heartland and certain former stockholders of Wireless One Operating
         Company                                                                           (1)

4.6      Indenture, dated October 24, 1995, between the Company and United
         States Trust Company of New York, as Trustee                                      (1)

4.7      Warrant Agreement, dated October 24, 1995, between the Company and
         United States Trust Company of New York, as Warrant Agent                         (1)

4.9      Unit Agreement, dated October 24, 1995, between the Company and
         United States Trust Company of New York, as Unit Agent and Warrant
         Agent                                                                             (1)

10.1     Standard forms of MDS License Agreement of the Company                            (2)

10.2     Standard forms of ITFS License Agreement of the Company                           (2)

21.1     Subsidiaries of the Company*

24.1     Powers of Attorney*

 _______________
 (1) Incorporated herein by reference to the same numbered exhibit to the Company's Form 10-Q for the quarterly period ended September 30, 1995 (Commission File No. 0-26836).

 (2) Incorporated herein by reference to the same numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-94942), as declared effective by the Commission on October 18, 1995.

 + Denotes a management contract or compensatory plan or arrangement required to be filed with this Form 10-K pursuant to Item 14(c) of Form 10-K.

 * Previously filed.

                               WIRELESS ONE, INC.

                       Consolidated Financial Statements

                           December 31, 1994 and 1995


                   With Independent Auditors' Report Thereon

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Wireless One, Inc.:


We have audited the accompanying consolidated balance sheets of Wireless One, Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from February 4, 1993 (inception) through December 31, 1993 and the years ended December 31, 1994 and 1995. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wireless One, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from February 4, 1993 (inception) through December 31, 1993 and the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                   KPMG PEAT MARWICK LLP


New Orleans, Louisiana
March 22, 1996

                               WIRELESS ONE, INC.

                          Consolidated Balance Sheets

                           December 31, 1994 and 1995

   Assets                                                              1994          1995
   -----                                                           ------------  ------------
Current assets:
 Cash and cash equivalents                                          $    24,481   110,380,329
 Marketable investment securities - restricted (note 3)                       -    17,637,839
 Subscriber receivables, less allowance for doubtful accounts of
  $4,000 and $73,641 in 1994 and 1995, respectively                     110,219       143,633
 Accrued interest and other receivables                                   3,450       405,241
 Prepaid expenses                                                        55,515       796,389
                                                                    -----------   -----------

Total current assets                                                    193,665   129,363,431

Property and equipment, net (note 4)                                  3,078,523    14,266,755
Leased license investment, net of accumulated amortization of
 $230,902 and $548,283 in 1994 and 1995, respectively                 5,540,036    26,724,238
Marketable investment securities - restricted (note 3)                        -    35,755,505
Other assets (note 5)                                                   102,000     7,689,945
                                                                    -----------   -----------

                                                                    $ 8,914,224   213,799,874
                                                                    ===========   ===========
   Liabilities and Stockholders' Equity
   ------------------------------------

Current liabilities:
 Accounts payable                                                       228,835     2,356,707
 Accrued expenses                                                        44,779       862,100
 Accrued interest                                                             -     3,683,333
 Current maturities of long-term debt (note 6)                        1,457,295       376,780
                                                                    -----------   -----------

Total current liabilities                                             1,730,909     7,278,920

Long-term debt (note 6)                                               2,839,602   150,871,267
                                                                    -----------   -----------

                                                                      4,570,511   158,150,187
                                                                    -----------   -----------

Redeemable convertible preferred stock, $.01 par value; 15,000
 shares authorized, no shares issued or outstanding (note 8)                  -             -

Stockholders' equity:
 Preferred stock, $.01 par value, 10,000,000 shares authorized,
  no shares issued or outstanding                                             -             -
 Common stock, $0.01 par value, 50,000,000 shares authorized,
  2,013,950 and 13,498,752 shares issued and outstanding in
  1994 and 1995, respectively                                            20,139       134,988
 Additional paid-in capital                                           9,979,861    65,631,596
 Subscriptions receivable                                            (3,231,864)            -
 Accumulated deficit                                                 (2,424,423)  (10,116,897)
                                                                    -----------   -----------

Total stockholders' equity                                            4,343,713    55,649,687

Commitments and contingencies (note 11)
                                                                    -----------   -----------
                                                                    $ 8,914,224   213,799,874
                                                                    ===========   ===========

See accompanying notes to consolidated financial statements.

                               WIRELESS ONE, INC.

                     Consolidated Statements of Operations

                  The period from February 4, 1993 (inception)
                       through December 31, 1993 and the
                     years ended December 31, 1994 and 1995


                                                 1993         1994         1995
                                              -----------  -----------  -----------

Revenues                                      $        -      380,077    1,343,969
                                              ----------   ----------   ----------

Operating expenses:
 Systems operations                               24,429      274,886      841,819
 Selling, general and administrative             110,281    1,800,720    4,431,839
 Depreciation and amortization                    27,489      413,824    1,783,066
                                              ----------   ----------   ----------

                                                 162,199    2,489,430    7,056,724
                                              -----------  ----------   ----------

Operating loss                                  (162,199)  (2,109,353)  (5,712,755)
                                              ----------   -----------  -----------
Other income (expense):
 Interest expense                                   (411)    (171,702)  (4,070,184)
 Interest income                                       -            -    2,024,116
 Other                                                 -       19,242       66,349
                                              ----------   ----------   ----------

Total other income (expense)                        (411)    (152,460)  (1,979,719)
                                              ----------   ----------   ----------

Net loss                                        (162,610)  (2,261,813)  (7,692,474)

Preferred stock dividends and discount
 accretion (note 8)                                    -            -     (786,389)
                                              ----------   ----------   ----------

Net loss applicable to common stock           $ (162,610)  (2,261,813)  (8,478,863)
                                              ==========   ==========   ==========

Net loss per common share                          $(.30)       (1.21)       (2.02)
                                              ==========   ==========   ==========

Weighted average common shares outstanding       538,127    1,863,512    4,187,736
                                              ==========   ==========   ==========


See accompanying notes to consolidated financial statements.

                               WIRELESS ONE, INC.

                Consolidated Statements of Stockholders' Equity

                  The period from February 4, 1993 (inception)
                       through December 31, 1993 and the
                     years ended December 31, 1994 and 1995

                                                       Additional    Subscrip-
                                             Common      paid-in       tions     Accumulated
                                             stock       capital    receivable     deficit        Total
                                           ----------  -----------  -----------  ------------  -----------
Issuance of 538,127 shares of
 common stock and recapi-
 talization upon merger with
 Wireless One, L.L.C.
   (note 1 (a))                              $  5,381     834,619     (219,020)            -      620,980

Net loss                                            -           -            -      (162,610)    (162,610)
                                           ----------  ----------   ----------   -----------   ----------

Balance at December 31, 1993                    5,381     834,619     (219,020)     (162,610)     458,370

Issuance of 1,475,823
  shares of common stock                       14,758   9,145,242   (8,660,000)            -      500,000

Collections of subscriptions receivable             -           -    5,647,156             -    5,647,156

Net loss                                            -           -            -    (2,261,813)  (2,261,813)
                                           ----------  ----------   ----------   -----------   ----------

Balance at December 31, 1994                   20,139   9,979,861   (3,231,864)   (2,424,423)   4,343,713

Collections of subscriptions
  receivable                                        -           -    3,231,864             -    3,231,864

Conversion of redeemable
  preferred stock and warrants
  into 4,524,512 shares of
  common stock                                 45,246  14,453,442            -             -   14,498,688

Issuance of 3,450,000 shares of
  common stock pursuant to
  initial public offering                      34,500  32,340,708            -             -   32,375,208

Issuance of 750,000 warrants                        -   3,015,000            -             -    3,015,000

Issuance of 3,510,290 shares of
  common stock in purchase
  transactions                                 35,103   6,628,974            -             -    6,664,077

Preferred stock dividends and
  accretion of discount                             -    (786,389)           -             -     (786,389)

Net loss                                            -           -            -    (7,692,474)  (7,692,474)
                                           ----------  ----------   ----------   -----------   ----------

Balance at December 31, 1995                 $134,988  65,631,596            -   (10,116,897)  55,649,687
                                           ==========  ==========   ==========   ===========   ==========

See accompanying notes to consolidated financial statements.

                               WIRELESS ONE, INC.

                     Consolidated Statements of Cash Flows

                  The period from February 4, 1993 (inception)
                       through December 31, 1993 and the
                     years ended December 31, 1994 and 1995


                                                       1993        1994          1995
                                                    ----------  -----------  ------------
Cash flows from operating activities:
  Net loss                                          $(162,610)  (2,261,813)   (7,692,474)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Bad debt expense                                        -       54,608       196,281
    Depreciation and amortization                      27,489      413,824     1,783,066
    Amortization of debt discount                           -      104,767       328,301
    Non-cash interest income                                -            -      (213,230)
    Changes in assets and liabilities:
      Receivables                                           -     (167,277)     (571,957)
      Prepaid expenses                                 (9,000)     (46,515)     (468,707)
      Accounts payable and accrued expenses            36,236      237,378     6,004,541
                                                    ---------   ----------   -----------

        Net cash used in operating activities        (107,885)  (1,665,028)     (634,179)
                                                    ---------   ----------   -----------

Cash flows from investing activities:
  Purchase of investments and other assets                  -     (102,000)   (1,533,446)
  Capital expenditures                               (288,123)  (2,960,842)   (9,805,057)
  Acquisition of intangible assets                   (154,854)  (5,156,054)   (6,762,415)
  Purchase of marketable investment securities              -            -   (53,180,114)
                                                    ---------   ----------   -----------

        Net cash used in investing activities        (442,977)  (8,218,896)  (71,281,032)
                                                    ---------   ----------   -----------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt and
   warrants                                            20,722    4,275,819   150,014,902
  Principal payments on long-term debt                 (1,104)    (103,306)  (11,502,054)
  Debt issuance costs                                       -            -    (5,593,839)
  Issuance of common stock                            619,980    5,647,156    35,008,396
  Issuance of redeemable preferred stock                    -            -    14,343,654
                                                    ---------   ----------   -----------

        Net cash provided by financing activities     639,598    9,819,669   182,271,059
                                                    ---------   ----------   -----------

        Net increase (decrease) in cash                88,736      (64,255)  110,355,848

Cash and cash equivalents at beginning of period            -       88,736        24,481
                                                    ---------   ----------   -----------

Cash and cash equivalents at end of period          $  88,736       24,481   110,380,329
                                                    =========   ==========   ===========


See accompanying notes to consolidated financial statements.

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1994 and 1995


(1)  Description of Business and Summary of Significant Accounting Policies
     ----------------------------------------------------------------------

 (a) Description of Organization
     ---------------------------

     Wireless One Inc. was formed in June 1995 by the shareholders of a predecessor company (Old Wireless One) and Heartland Wireless Communications, Inc. (Heartland) for the purpose of further developing, owning, and operating wireless cable television systems primarily in select southern and southeastern markets. Old Wireless One had been formed on December 23, 1993, in conjunction with the merger of its predecessor, Wireless One, L.L.C., a Limited Liability Company (LLC). LLC had been formed on February 4, 1993 with six members and on December 23, 1993, Old Wireless One acquired all of the net assets and outstanding interests of LLC in a tax free reorganization. Accordingly, the accompanying consolidated financial statements include results of operations of Wireless One, Inc. and its predecessor companies since February 4, 1993. Unless otherwise indicated, references to the Company include Wireless One, Inc. and its predecessors.

 (b) Consolidation Policy
     --------------------

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.

 (c) Property and Equipment
     ----------------------

     Property and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. The Company capitalizes the excess of direct costs of subscriber installations over installation fees. These direct costs include reception materials and equipment on subscriber premises, installation labor and overhead charges and direct commissions. Prior to 1995, installation fees were recognized in revenues and commissions were expensed. The effect of the above change had no material effect on the 1994 and 1995 results of operations.

     Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over the estimated useful lives of the assets. Any unamortized balance of the nonrecoverable portion of the cost of a subscriber installation is fully depreciated upon subscriber disconnect and the related cost and accumulated depreciation are removed from the balance sheet. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

     Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations, and is stated at the lower of average cost or market.

                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


 (d) Leased License Investment
     -------------------------

     Leased license investment consists primarily of costs incurred in connection with the Company's acquisition of channel rights. Channel rights represent the right to utilize all of the capacity on channels operated under a license received from the Federal Communications Commission ("FCC"). These assets are recorded at cost and amortized using the straight line method over the assets' estimated useful lives, usually 10-20 years, beginning with inception of service in each market. As of December 31, 1994 and 1995, approximately $4,686,000 and $17,809,000 of channel rights were not subject to amortization.

     The Company periodically evaluates the propriety of the carrying amounts of the leased license investment in each market, as well as the amortization period based on estimated undiscounted future cash flows to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life. If warranted, an impairment loss would be recognized to reduce the carrying amount of the related assets to management's estimate of the fair value of the individual market.

 (e) Revenue Recognition
     -------------------

     Revenues from subscribers are recognized in the month that the service is provided.

 (f) Income Taxes
     ------------

     The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     A valuation allowance is provided to reduce the carrying value of deferred tax assets to an amount which more likely than not will be realized. Changes in the valuation allowance represent changes in an estimate and are reflected as an adjustment to income tax expense in the period of the change.

     The Company files a consolidated federal income tax return which includes all of its subsidiaries. Losses incurred from inception through December 22, 1993 were attributed directly to the members of the L.L.C., and, accordingly, are not available to offset the Company's future taxable income.


                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


 (g) Net Loss Per Common Share
     -------------------------

     Net loss per common share is based on the net loss applicable to common stock divided by the weighted average number of common shares outstanding during the period presented. All share and per share data, including the weighted average number of common shares outstanding, for all periods prior to the Heartland Transaction (see note 2) gives retroactive effect to the exchange of approximately one share of Old Wireless One common stock for 4 shares of Wireless One, Inc. Shares issuable upon exercise of stock options and warrants are antidilutive and have been excluded from the calculation.

 (h) Debt Issuance Costs
     -------------------

     Costs incurred in connection with issuance of the Company's 13% Senior notes are included in other assets and are being amortized using the interest method over the term of the notes.

 (i) Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents includes cash and temporary cash investments that are highly liquid and have original maturities of three months or less.

 (j) Use of Estimates
     ----------------

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (k) Marketable Investment Securities
     --------------------------------

     Investments in marketable securities at December 31, 1995 consist of U.S. Treasury securities which mature periodically through October 1998. The Company has the ability and intent to hold these investments until maturity and, accordingly, has classified these investments as held-to-maturity investments. Held-to-maturity investments are recorded at amortized cost, adjusted for amortization of premiums or discounts. Premiums and discounts are amortized over the life of the related held-to-maturity investment as an adjustment to yield using the effective interest method. A decline in market value of the Company's investments below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the investment is established.


                                                             (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


(2)  Initial Public Offering and Heartland Transaction
     -------------------------------------------------

     During October, 1995, the Company completed a series of transactions which included (i) the issuance of 3,450,000 shares of common stock at $10.50 per share in an initial public offering; (ii) the issuance of $150,000,000 of 13% Senior Notes due in 2003 and warrants to purchase 450,000 shares of the Company's common stock, and (iii) the acquisition of certain wireless cable television assets and related liabilities of certain subsidiaries of Heartland for common stock of the Company and notes (the Heartland Transaction).

     The consummation of the Heartland transaction included the Company's acquisition of all of the outstanding capital stock of Old Wireless One and certain wireless cable television assets and related liabilities in Heartland's markets in Texas, Louisiana, Alabama, Georgia and Florida. In connection with the Heartland transaction, the shareholders of Old Wireless One received approximately 6.5 million shares of the Company's common stock and Heartland received approximately 3.5 million shares of the Company's common stock. In addition, Heartland received notes in the amount of $10,000,000, which were subsequently repaid by the Company from the proceeds of the offerings of the Company's common stock and Senior Notes.

     The Heartland transaction has been accounted for as a business combination using the purchase method of accounting. In accordance with Staff Accounting Bulletin No. 48, the Heartland assets and liabilities acquired have been recorded using the historical cost basis previously reported by Heartland, reduced by the amount of notes issued to Heartland in connection with the transaction. The assets acquired consist primarily of systems and equipment and various wireless cable channel rights. The following is a summary of the net assets acquired:

     Current assets                                    $    318,892
     Current liabilities                                    (35,956)
     Systems and equipment, net                           2,392,711
     Leased license investment and other intangibles     13,476,534
                                                       ------------

        Net assets acquired                              16,152,181

        Notes issued to Heartland                       (10,000,000)
                                                       ------------

                                                       $  6,152,181
                                                       ============

                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


  The 1995 financial statements of Wireless One, Inc. include the results of operations of the business interests acquired in the Heartland Transaction since October 18, 1995. Pro forma unaudited consolidated operating results of the Company and the Heartland business acquired for the years ended December 31, 1994 and 1995, assuming the transaction had been completed as of January 1, 1994 and 1995, are summarized below (in thousands except per share amounts):

                                                 1994         1995
                                             ------------  -----------

    Total revenues                           $ 1,287,312    1,976,142

    Operating expenses:
      Systems operations                       1,052,799    1,433,934
      Selling, general and administrative      2,306,280    4,780,286
      Depreciation and amortization              658,177    1,977,028
                                             -----------   ----------

          Total operating expenses             4,017,256    8,191,248
                                             -----------   ----------

          Operating loss                      (2,729,944)  (6,215,106)

    Interest expense                          (1,065,967)  (4,738,611)

    Interest income and other                     19,242    2,090,465
                                             -----------   ----------

          Net loss                           $(3,776,669)  (8,863,252)
                                             ===========   ==========

          Net loss per share                      $(0.29)       (0.68)
                                             ===========   ==========

 These pro forma results have been prepared for comparative purposes only and include an adjustment for additional interest expense associated with the portion of the proceeds of the notes utilized to repay $7 million of notes to Heartland. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1994 and 1995 or of future results of operations of the consolidated entities.

 (3) Marketable Investment Securities - Restricted
     ---------------------------------------------

     Marketable investment securities - restricted at December 31, 1995 consists of U.S. Treasury securities placed in escrow pursuant to the bond indenture relating to the 13% Senior Notes due 2003. The investments have been deposited into an escrow account and, pending disbursement, the collateral agent has a first priority lien on the escrow account for the benefit of the holders of the notes. Such funds may be disbursed from the escrow account only to pay interest on the Notes and, upon certain repurchases or redemptions of the Notes, to pay principal of and premium, if any, thereon. The maturities of the securities purchased have been matched to the interest payment dates of the notes.


                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


    A summary of the Company's restricted marketable securities as of December 31, 1995 follows:

                               Amortized        Unrealized       Unrealized         Fair
                                 Cost              Loss             Gain           Value
                              ----------       ------------     -----------       -------
12/31/95
- --------
U.S. Treasury Notes            22,343,879          (1,110)         113,163        22,455,932
Other Debt Securities          31,049,415              --          199,185        31,248,600
                               ----------          ------          -------        ----------
                               53,393,294          (1,110)         312,348        53,704,532
                               ==========          ======          =======        ==========

    Scheduled maturities for the marketable securities held at December 31, 1995, are as follows:

                                     Amortized                 Fair
                                       Cost                    Value
                                    -----------             ----------
Maturing in less than 1 year        11,471,559              17,665,069
Maturing from 1-5 years             41,921,735              36,039,463
                                    -----------             ----------
                                    53,393,294              53,704,532
                                    ===========             ==========

(4) Property and Equipment
    ----------------------

    Major categories of property and equipment at December 31, 1994 and 1995 are as follows :


                                        Estimated
                                           Life          1994           1995
                                      ------------  -------------  ------------

  Equipment awaiting installation                5   $    422,109     2,230,144
  Subscriber premises equipment
   and installation costs                        5      1,021,382     3,561,714
  Transmission equipment and system
   construction costs                           10      1,534,028     8,092,890
  Office furniture and equipment                 7        219,629     1,270,131
  Buildings and leasehold improvements        31.5         91,723       523,203
                                                     ------------  ------------

                                                        3,288,871    15,678,082

  Less accumulated depreciation                          (210,348)   (1,411,327)
                                                      -----------  ------------

                                                      $ 3,078,523    14,266,755
                                                      ===========    ==========

 (5)  Other Assets
      ------------

      Other assets at December 31, 1994 and 1995 consist of the following:

                                                          1994            1995
                                                      -----------     ----------
  Debt issuance costs, net of
   accumulated amortization
   of $163,927                                        $         -      6,053,898
  Deposits                                                      -      1,410,543
  Other                                                   102,000        225,504
                                                      -----------    -----------

                                                      $   102,000      7,689,945
                                                      ===========    ===========

 (6)  Long-term Debt
      --------------

      Long-term debt consists of the following:

                                                          1994           1995
                                                      ------------   -----------
     13% Senior Notes due 2003;
      face value of $150,000,000, net of
      unamortized discount                            $         -    148,149,131

     Subordinated non-interest bearing notes
      (face value of $3,700,000),
      discounted to an 8% effective rate,
      principal and interest due in
      installments through July 1997                    2,949,986      2,939,156

                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


                                                           1994           1995
                                                       -------------  -------------
 $3,000,000 revolving line of credit, due September
 30, 1995, with interest due quarterly at the prime
 rate, (7.25% at December 31, 1994) secured by
 assignment of stock subscriptions receivable          $  1,106,243              -

 Other                                                      240,668        159,760
                                                       ------------   ------------

                                                          4,296,897    151,248,047
 Less current maturities                                 (1,457,295)      (376,780)
                                                       ------------   ------------

  Long-term debt, excluding current maturities         $  2,839,602    150,871,267
                                                       ============   ============

Long term debt matures as follows:

     1996                                                             $    376,780
     1997                                                                2,572,136
     1998                                                                        -
     1999                                                                  150,000
     2000                                                                        -
     Thereafter                                                        148,149,131

Interest on the Senior Notes (the "Notes") is payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1996. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 1999, at variable redemption prices in excess of par. On or prior to October 15, 1998, the Company may redeem up to 30% of the aggregate principal amount of the Notes with the proceeds from a sale to a strategic investor, as defined. In addition, upon the occurrence of a change of control, as defined, each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

The notes are issued and outstanding under an indenture which contains certain covenants, including limitations on the incurrence of indebtedness, the making of restricted payments, transactions with affiliates, sale and leaseback transactions, the existence of liens, disposition of proceeds of asset sales, the making of guarantees and pledges by restricted subsidiaries, transfers and issuance of stock of subsidiaries, investments in unrestricted subsidiaries, the conduct of the Company's business and certain mergers and sales of assets.

(7)  Income Taxes
     ------------

     The Company has not recognized any income tax benefit for any of the periods presented due to management's conclusion that a 100% valuation allowance for the net deferred tax asset is warranted. Statement of Financial Accounting Standards ("SFAS") 109 provides that the tax benefit of net operating loss carryforwards is recorded as an asset only to the extent that management assesses the realization of such carryforwards to be "more likely than not."

                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                            1994        1995
                                                         ----------  -----------

    Deferred tax assets:
      Net operating loss carryforwards                   $ 808,064    2,955,166
      Allowance for bad debts                                    -       25,038
      Reserve for obsolescence in equipment                      -       68,000
      Accrued liabilities deductible when paid                   -      152,320
                                                         ---------   ----------

                                                           808,064    3,200,524

    Less valuation allowance                              (224,410)  (2,136,029)
                                                         ---------   ----------

    Deferred tax asset                                     583,654    1,064,495
                                                         ---------   ----------

    Deferred tax liabilities:
      Fixed assets, principally due to differences in
        depreciation and underlying basis                   10,737       11,700
      Intangibles, due to differences in basis and
        amortizable lives                                  572,917      440,795
      Purchase accounting adjustments resulting in
        differences in bases of underlying assets                -      612,000
                                                         ---------   ----------

    Deferred tax liabilities                               583,654    1,064,495
                                                         ---------   ----------

    Net deferred tax asset                               $       -            -
                                                         =========   ==========

The net changes in total valuation allowance for the years ended December 31, 1994 and 1995 were increases of $224,410 and $1,911,619, respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon these considerations, the Company has recognized deferred tax assets to the extent such assets can be realized through future reversals of existing taxable temporary differences.

The Company had net operating loss carryforwards for Federal income tax purposes of approximately $8,700,000 as of December 31, 1995. The carryforwards expire in years 2008-2010.

                                                           (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


(8)  Redeemable Convertible Preferred Stock
     --------------------------------------

     On April 14, 1995, the Company completed a private placement of 14,781.75 shares of redeemable convertible preferred stock and 591,270 warrants to purchase common stock (collectively the "Units") at a price of $1,000 per Unit. The proceeds from the issue were $13,866,000, net of issuance costs. The excess of the liquidation value over the carrying value was accreted by periodic charges to additional paid-in capital during the period the stock was outstanding. Contemporaneously with the closing of the initial public offering of common stock in October 1995, the preferred stock and warrants were converted into approximately 4,524,512 shares of common stock.

(9)  Stockholders' Equity
     --------------------

     In connection with the sale of the 13% Senior notes due 2003, the company issued warrants to acquire 450,000 shares of its common stock. Each warrant entitles the holder to purchase one share of common stock at $11.55 per share. The warrants are exercisable at any time on or after October 24, 1996 and will expire on October 24, 2000. For financial reporting purposes, these warrants were valued at $1,890,000.

     In connection with the Heartland transaction, the Company issued warrants (the "GKM Warrants") to purchase 300,000 shares of common stock to an underwriter for nominal consideration. The GKM Warrants are initially exercisable at $12.60 per share through October 18, 2000. For financial reporting purposes, these warrants were valued at $1,125,000.

     In connection with the Heartland Transaction, certain of the shareholders of the Company with beneficial ownership of approximately 56% of the Company's outstanding common stock at December 31, 1995 have entered into an agreement whereby, among other things, they have agreed to vote their common stock to elect a specified slate of directors, which will be designated by the parties to the stockholders agreement.

(10) Stock Option Plan
     -----------------

     The Company has adopted the 1995 Long-Term Performance Incentive Plan (the "Incentive Plan"), which provides for the grant to key employees of the Company of stock options, appreciation rights, restricted stock, performance grants and any other type of award deemed to be consistent with the purpose of the Incentive Plan.

     The total number of shares of Common Stock which may be granted pursuant to the Incentive Plan is 1,300,000. The Incentive Plan will terminate upon the earlier of the adoption of a Board of Directors' resolution terminating the Incentive Plan or on the tenth anniversary of the date of adoption, unless extended for an additional five-year period for grants of awards other than incentive stock options.

     The exercise price of stock options is determined by the Compensation Committee of the Board of Directors, but may not be less than 100% of the fair market value of the common stock on the date of the grant and the


                                                           (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


term of any such option may not exceed 10 years from the date of grant. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant.

Awards granted under the Incentive Plan will generally vest upon a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation. Options generally vest over a five-year period commencing on the date of grant and expire ten years from the date of grant.

Directors of the Company who are not employees of the Company are eligible to receive options under the Directors' Plan. The total number of shares of Common Stock for which options may be granted under the Directors' Plan is 100,000.

Options granted under the Directors' Plan may be subject to vesting and certain other restrictions. Subject to certain exceptions, the right to exercise an option generally terminates at the earlier of (i) the first date on which the initial grantee of such option is no longer a director of either the Company or any subsidiary for any reason other than death or permanent disability or (ii) the expiration date of the option. Options granted under the Directors' Plan will also generally vest upon a "change in control" of the Company. No options have been granted under the Directors' Plan as of December 31, 1995.

Information regarding the Company's stock option plans is summarized as follows:

                                          Number of shares
                                    ----------------------------    Exercise
                                       Incentive      Directors'      Price
                                          Plan           Plan         Range
                                    ----------------  ----------  --------------

Outstanding at December 31, 1993                   -           -               -

1994 activity:
Granted                                      248,917           -   $        6.21
                                             -------  ----------   -------------

December 31, 1994 outstanding                248,917           -            6.21

1995 activity:
Granted                                      555,270           -    4.16 - 13.83
                                             -------  ----------   -------------

December 31, 1995 outstanding                804,187           -   $4.16 - 13.83
                                             =======  ==========   =============

Exercisable at December 31, 1995             138,395           -   $4.16 - 13.83
                                             =======  ==========   =============

Available for future grants at
December 31, 1995                            495,813     100,000
                                             =======  ==========

                                                           (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


(11) Commitments and Contingencies
     -----------------------------

     The Company leases, from third parties, channel rights licensed by the FCC. Under FCC policy, the base term of these leases cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable channels generally must be renewed every five to ten years, and there is no automatic renewal of such licenses. The use of such channels by third parties is subject to regulation by the FCC and, therefore, the Company's ability to enjoy the benefit of these leases is dependent upon the third party lessor's continuing compliance with applicable regulations. The remaining terms of the Company's leases range from approximately five to twenty years. Most of the Company's leases provide for rights of first refusal for their renewal. The termination of or failure to renew a channel lease or termination of the channel license would result in the Company being unable to deliver television programming on such channel. Although the Company does not believe that the termination of or failure to renew a single channel lease could adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors, such as subscriber levels or subscriber revenues.

     Payments under the channel rights lease agreements generally begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. However, for certain leases, the Company is obligated to begin payments upon grant of the channel rights. Channel rights lease expense was $9,000, $179,172, and $380,346 for the period from February 4, 1993 (inception) to December 31, 1993, and for the years ended December 31, 1994 and 1995, respectively.

     The Company also has certain operating leases for office space, equipment and transmission tower space. Rent expense incurred in connection with other operating leases was $6,996, $79,791 and $183,003 for the period from February 4, 1993 (inception) to December 31, 1993 and for the years ended December, 1994 and 1995, respectively.

     Future minimum lease payments due under channel rights leases and other noncancelable operating leases at December 31, 1995 are as follows:

                 Channel      Other
Year ending      rights     operating
December 31      leases      leases
- -------------  -----------  ---------

     1996       $1,097,075    487,666
     1997        1,146,307    515,916
     1998        1,167,319    515,955
     1999        1,175,415    523,625
     2000        1,165,755    520,344
                ----------  ---------

                $5,751,871  2,563,506
                ==========  =========

                                                           (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


The Company has entered into various service agreements to obtain programming for delivery to customers of the Company. Such agreements require a per subscriber fee to be paid by the Company on a monthly basis. These agreements range in life from two to ten years.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

The Company is actively competing in the FCC auction program designed to award initial licenses for MDS channels. Successful bidders will receive a blanket authorization to serve entire "Basic Trading Areas" or "BTA's" on all MDS channels. The Company estimates its commitment related to this auction of BTA's to be approximately $16,000,000 to $18,000,000. At the conclusion of the auction, the Company will be required to remit 20% of the total committed amount (less its deposit of $900,000 remitted prior to December 31, 1995) with the remaining 80% being paid out over a 10 year period. Over this ten year period commencing on the date the BTA is authorized by the FCC, the Company will be required to make quarterly interest only payments for the first two years and then quarterly payments of principal and interest over the remaining years of the agreement. The interest rate related to this installment plan is equal to the ten year U.S. Treasury rate at the time of the issuance of the BTA authorization plus 2-1/2%.

(12)  Concentrations of Credit Risk
      -----------------------------

      Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash, temporary cash investments, and accounts receivable. The Company places its cash and temporary cash investments with high credit quality financial services companies. Collectibility of subscriber accounts receivable is impacted by economic trends in each of the Company's markets. Such receivables are typically collected within thirty days, and the Company has provided an allowance which it believes is adequate to absorb losses from uncollectible accounts.

(13)  Supplemental Cash Flow Information
      ----------------------------------

      Cash interest payments made in 1993, 1994, and 1995 totaled $143, $168,512 and $351,178, respectively.

      During 1995, the Company paid $288,104 in cash and issued 48,752 shares of its common stock in connection with the acquisition of channel rights in Tennessee. The cost of the channel rights and other intangible assets acquired was $800,000 based on the initial public offering price per share of $10.50.

                                                                     (Continued)

                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements


(14) Disclosures About Fair Value Of Financial Instruments
     -----------------------------------------------------

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                            At December 31, 1995
                                                            --------------------
                                                            Carrying Estimated
                                                            Amount  Fair Value
                                                            ------  ----------

        Marketable investment securities               $  53,393,344  53,704,532
        Long-term debt                                   151,248,047 160,598,916

  The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies as follows:

     . The carrying amounts of cash and cash equivalents, subscriber receivable, accrued interest and other receivables, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     . The fair values of the Company's marketable investment securities are based on quoted market prices.

     . The fair value of long-term debt is based upon market quotes obtained from dealers.

  Fair value estimates are subject to inherent limitations. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments presented above are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                                                             SCHEDULE II


                               WIRELESS ONE, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                  THE PERIOD FROM FEBRUARY 4, 1993 (INCEPTION)
                       THROUGH DECEMBER 31, 1993 AND THE
                     YEARS ENDED DECEMBER 31, 1994 AND 1995

              COLUMN A                 COLUMN B    COLUMN C    COLUMN D   COLUMN E
              ---------                ----------  ----------  ----------  ---------
                                      BALANCE AT  CHANGED TO                BALANCE
                                      BEGINNING   COSTS AND                 AT END
              DESCRIPTION             OF PERIOD   EXPENSES    DEDUCTIONS   OF PERIOD
              -----------             ----------  --------    ----------   ---------

                1995
Deducted in balance sheet from
   subscription receivables:
  Allowance for doubtful accounts       $  4,000     196,281     126,640     73,641
                                        --------     -------     -------     ------
Deducted in balance sheet from
   leased license investment:
   Amortization of leased license
   investment                           $230,902     317,381           -    548,283
                                        --------     -------     -------    -------
Deducted in balance sheet from
   other asset:
   Amortization of debt
   issuance costs                       $      -     163,926           -    163,926
                                        --------     -------     -------    -------
                1994
Deducted in balance sheet from
     subscription receivables:
  Allowance for doubtful accounts       $      -      54,605      50,608      4,000
                                        --------     -------     -------    -------
Deducted in balance sheet from
   leased license investment:
   Amortization of leased license
   investment                           $  4,116     226,786           -    230,902
                                        --------     -------     -------    -------
Deducted in balance sheet from
   other assets:
   Amortization of debt
   issuance costs                       $      -           -           -          -
                                        --------     -------     -------    -------
                1993
Deducted in balance sheet from
     subscription receivables:
  Allowance for doubtful accounts       $      -           -           -          -
                                        --------     -------     -------    -------
Deducted in balance sheet from
   leased license investment:
   Amortization of leased license
   investment                           $      -       4,116           -      4,116
                                        --------     -------     -------    -------
Deducted in balance sheet from
   other assets:
   Amortization of debt
   issuance costs                       $      -           -           -          -
                                        --------     -------     -------    -------

                              COMPANY INFORMATION

BOARD OF DIRECTORS

HANS J. STERNBERG (1)                    DAVID WEBB (1)
Chairman of the Board                    President
Wireless One, Inc.                       Heartland Wireless
                                          Communications, Inc.

SEAN E. REILLY (1)                       DANIEL L. SHIMER (2)
President/Chief Executive Officer        Executive Vice President/
Wireless One, Inc.                       Chief Financial Officer
                                         COREstaff, Inc.
HENRY M. BURKHALTER
Director                                 OTHER CORPORATE OFFICERS
Wireless One, Inc.
                                         ALTON C. RYE
WILLIAM K. LUBY (1)(2)(3)                Senior Vice President/
Former Managing Director                 Chief Operating Officer
Chase Manhattan Capital
                                         WILLIAM C. NORRIS
ARNOLD L. CHAVKIN (1)                    Senior Vice President/
Director                                 System Launches
Chase Capital Partners
                                         MICHAEL C. ELLIS
J.R. HOLLAND, JR. (1)(2)(3)              Vice President/Controller
President
Unity Hunt Resources, Inc.               WILLIAM HAMBLIN
                                         Vice President/Human Resources

- --------------------------------------
(1) Member of the Operating Committee
(2) Member of the Compensation Committee
(3) Member of the Audit Committee

REGISTRAR & TRANSFER AGENT               INDEPENDENT CERTIFIED PUBLIC
                                          ACCOUNTANTS

First Chicago Trust Company of New York  KPMG Peat Marwick LLP
525 Washington Boulevard                 One Shell Square, Suite 3500
Jersey City, NJ  07310                   New Orleans, LA  70139
Telephone: (201) 222-4116                Telephone: (504) 523-5000

  Copies of our annual and quarterly reports, and Forms 10-K and 10-Q, may be obtained without charge by contacting:

                              Investor Relations
                               Wireless One, Inc.
                     11301 Industriplex Boulevard, Suite 4
                          Baton Rouge, LA  70809-4115
                           Telephone: (504) 298-4263

                                 STOCK LISTINGS

 Wireless One, Inc. common stock (ticker symbol: WIRL) is listed on the NASDAQ
                                      NMS.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 10-Q/A

                              AMENDMENT NO. 1 TO
                  QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                      FOR THE QUARTER ENDED MARCH 31, 1996

                      Commission file number:     0-26836

                               WIRELESS ONE, INC.
              (Exact name of registrant specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   72-1300837
                      (I.R.S. Employer Identification No.)

                       11301 Industriplex Blvd., Suite 4
                             Baton Rouge, Louisiana
                    (Address of principal executive office)

                                   70809-4115
                                   (Zip code)

                                 (504) 293-5000
              (Registrant's telephone number, including area code)
                        5551 Corporate Blvd., Suite 2G
                         Baton Rouge, Louisiana 70808
                         (Registrant's former address)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the proceeding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES     X            NO
    --------            --------

Number of shares of common stock outstanding as of May 8, 1996.

                                   13,498,752

                                     INDEX


PART I.  FINANCIAL INFORMATION

Item 1.             Financial Statements                                Page No.

                    Condensed Consolidated Balance Sheets as of
                    March 31, 1996 and December 31, 1995.............         2

                    Condensed Consolidated Statements of Operations
                    for the three months ended March 31, 1996
                    and 1995.........................................         3

                    Condensed Consolidated Statements of Cash
                    Flows for the three months ended March 31, 1996
                    and 1995.........................................         4

                    Notes to Condensed Consolidated Financial
                    Statements.......................................         5

         Item 2.    Management's Discussion and Analysis of Financial
                    Condition and Results of Operations..............         6

PART II. OTHER INFORMATION

         Item 6.    Exhibits and Reports on Form 8-K.................        11


PART I.  FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                               WIRELESS ONE, INC.
                     Condensed Consolidated Balance Sheets
                                  (unaudited)

                                              March 31,   December 31,
                 Assets                         1996          1995
                                             -----------  ------------
Current assets:
  Cash and cash equivalents                 $ 98,964,157   110,380,329
  Marketable investment                       17,735,150    17,637,839
   securities-restricted
  Subscriber receivables, net                    159,819       143,633
  Accrued interest and other receivables         793,176       405,241
  Prepaid expenses                               587,732       796,389
                                            ------------   -----------

Total current assets                         118,240,034   129,363,431

Property and equipment, net                   22,912,095    14,266,755
Leased license investment, net                28,491,658    26,724,238
Marketable investment securities -            35,946,439    35,755,505
 restricted
Other assets                                   7,703,873     7,689,945
                                            ------------   -----------

                                             213,294,099   213,799,874
                                            ============   ===========
Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                             2,627,827     2,356,707
  Accrued expenses                             1,160,459       862,100
  Accrued interest                             8,558,333     3,683,333
  Current maturities of long-term debt           384,366       376,780
                                            ------------   -----------

Total current liabilities                     12,730,985     7,278,920

Long-term debt                               150,993,259   150,871,267
                                            ------------   -----------

                                             163,724,244   158,150,187
                                            ------------   -----------

Stockholders' equity:
  Preferred stock, $.01 par value,
   10,000,000 shares
   authorized,  no shares issued or
   outstanding                                         -             -
  Common stock, $0.01 par value,
   50,000,000 shares
   authorized, and 13,498,752 shares
   issued and outstanding                        134,988       134,988
  Additional paid-in capital                  65,631,596    65,631,596
  Accumulated deficit                        (16,196,729)  (10,116,897)
                                            ------------   -----------

Total stockholders' equity                    49,569,855    55,649,687
                                            ------------   -----------

                                            $213,294,099   213,799,874
                                            ============   ===========



See accompanying notes to condensed consolidated financial statements.

                               WIRELESS ONE, INC.
                Condensed Consolidated Statements of Operations
                                  (unaudited)


                                              Three months ended
                                                    March 31,
                                            -----------------------
                                               1996         1995
                                            -----------  ----------

Revenues                                    $   940,777     238,825
                                            -----------   ---------

Operating expenses:
 Systems operations                             555,942     169,981
 Selling, general and administrative          2,637,553     461,129
 Depreciation and amortization                  964,005     199,519
                                            -----------   ---------
                                              4,157,500     830,629
                                            -----------   ---------

Operating loss                               (3,216,723)   (591,804)
                                            -----------   ---------

Other income (expense):
 Interest expense                            (5,009,893)   (114,090)
 Interest income                              2,126,360       3,122
 Other                                           20,424        (520)
                                            -----------   ---------

  Total other income (expense)               (2,863,109)   (111,488)
                                            -----------   ---------

Net loss                                    $(6,079,832)   (703,292)
                                            ===========   =========
Net loss per common share                   $      (.45)       (.35)
                                            ===========   =========

Weighted average common shares
 outstanding                                 13,498,752   2,013,950
                                            ===========   =========

See accompanying notes to condensed consolidated financial statements.

                               WIRELESS ONE, INC.
                Condensed Consolidated Statements of Cash Flows
                                  (unaudited)

                                                Three months ended
                                                     March 31,
                                             ------------------------
                                                 1996         1995
                                             ------------  ----------
Cash flows from operating activities:

     Net loss                               $ (6,079,832)   (703,292)

     Adjustments to reconcile net loss
      to net cash used in operating
      activities:
         Depreciation and amortization           964,005     199,519
         Amortization of debt discount           130,897      73,671
         Non-cash interest income               (288,245)          -
         Bad debt expense                         23,694           -
         Changes in assets and liabilities:
            Subscriber receivables              (427,815)        884
            Prepaid expenses                     208,657      11,631
            Accounts payable and
             accrued expenses                  5,444,480     279,448
                                            ------------   ---------
              Net cash used in
               operating activities              (24,159)   (138,139)
                                            ------------   ---------
Cash flows from investing activities:
         Capital expenditures                 (9,195,283)   (654,945)
         Purchase of investments and
           other assets                         (209,021)    (25,943)
          Expenditures for leased
           licenses                           (1,986,390)    (19,902)
                                            ------------   ---------
                   Net cash used in
                    investing activities     (11,390,694)   (700,790)
                                            ------------   ---------
Cash flows from financing activities:
          Proceeds from issuance of
           long-term debt                              -      37,472
          Issuance of common stock                     -   1,077,622
          Principal payments on
           long-term debt                         (1,319)          -
                                            ------------   ---------
                   Net cash (used in)
                    provided by
                    financing activities          (1,319)  1,115,094
                                            ------------   ---------
                   Net (decrease)
                    increase in cash         (11,416,172)    276,165

Cash and cash equivalents at beginning
 of period                                   110,380,329      24,481
                                            ------------   ---------
Cash and cash equivalents at end of
 period                                     $ 98,964,157     300,646
                                            ============   =========


See accompanying notes to condensed consolidated financial statements.

                               WIRELESS ONE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1996

(1)  Description of Business and Summary of Significant Accounting Policies
     ----------------------------------------------------------------------


   (a)   Description of Organization
         ---------------------------

       Wireless One, Inc. (the "Company") was formed in June 1995 to combine the operations of a predecessor company ("Old Wireless One") with certain wireless cable television assets and all related liabilities of certain subsidiaries of Heartland Wireless Communications, Inc. ("Heartland") for the purpose of further developing, owning, and operating wireless cable television systems primarily in select southern and southeastern markets. Old Wireless One had been formed on December 23, 1993, in conjunction with the merger of its predecessor, Wireless One, L.L.C., a Limited Liability Company (LLC). LLC had been formed on February 4, 1993 with six members and on December 23, 1993, Old Wireless One acquired all of the net assets and outstanding interests of LLC in a tax free reorganization. Accordingly, the accompanying consolidated financial statements include results of operations of Wireless One, Inc. and its subsidiaries and its predecessor companies since February 4, 1993. Unless otherwise indicated, references to the Company include Wireless One, Inc. and its subsidiaries and its predecessors. See the Company's December 31, 1995 Annual Report on Form 10-K for further comments regarding Heartland and the Heartland Transaction.

   (b) Consolidation Policy
       --------------------

       The condensed consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.

   (c) Interim Financial Information
       -----------------------------

       The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations for reporting on Form 10-
       Q. Accordingly, certain information and footnotes required by generally accepted accounting principles for complete financial statements are not included herein. The interim statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 Annual Report on Form 10-K.

       Interim statements are subject to possible adjustments in connection with the annual audit of the Company's accounts for full year 1996. In the Company's opinion, all adjustments necessary for a fair presentation of these interim statements have been included and are of a normal and recurring nature.

   (d) Marketable Investment Securities
       --------------------------------

       Investments in marketable securities consist of U.S. Treasury securities which mature periodically through October 1998. The Company has the ability and intent to hold these investments until maturity and, accordingly, has classified these investments as held-to-maturity investments. Held-to-maturity investments are recorded at amortized cost, adjusted for amortization of premiums or discounts. Premiums and discounts are amortized over the life of the related held-to-maturity investment as an adjustment to yield using the effective interest method. A decline in market value of the Company's

                                                                     (Continued)

                               WIRELESS ONE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

       investments below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the investment is established.

(e)      Net Loss Per Common Share
         -------------------------

       Net loss per common share is based on the net loss applicable to common stock divided by the weighted average number of common shares outstanding during the period presented. Shares issuable upon exercise of stock options and warrants are antidilutive and have been excluded from the calculation.

       All share and per share data for the period ended March 31, 1995, including the weighted average number of common shares outstanding, have been restated for the Heartland Transaction consummated in October of 1995 giving retroactive effect to the exchange of approximately one share of Old Wireless One common stock for 4 shares of Wireless One, Inc. common stock. See the Company's December 31, 1995 Annual Report on Form 10-K for further description of the Heartland Transaction.

(2)   Subsequent Event
      ----------------

       On April 25, 1996, the Company entered into a definitive merger agreement with Jackson, MS based TruVision Wireless, Inc. ("TruVision"). Under terms of the transaction, the Company will exchange approximately 3.4 million of its common shares in exchange for all of TruVision's outstanding shares. Additionally, the Company has committed to provide a bridge loan of up to $15 million which will be secured by certain assets of TruVision and its subsidiaries. Consummation of this transaction is subject to the satisfaction of certain closing conditions including the receipt of bondholder consents and FCC/Hart Scott approval. This transaction is expected to close by the end of August 1996.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THE SAME PERIOD ENDED 1995

The table below sets forth for each of the Operating Systems the later of the date of launch or acquisition by the Company and the approximate number of subscribers at March 31, 1996 and March 31, 1995.


                                                  Approximate      Approximate
                                Launch or        Subscribers at  Subscribers at
Market                       Acquisition Date        03/31/96        03/31/95
- ------                       ----------------    --------------  --------------
Brenham, Tx                  February 1996                268               -

Bryan/College Station, Tx    May 1995                   2,080               -

Milano, Tx                   October 1995               1,501               -

Wharton, Tx                  June 1994                  1,881           1,601

Bunkie, La                   December 1995                667               -

Lafayette, La                January 1994                 625             436

Lake Charles, La             April 1994                   490             573

Monroe, La                   October 1995               1,206               -

Gainesville, Fl              January 1996                 261               -

Panama City, Fl              September 1995             1,362               -

Pensacola, Fl                July 1995                  1,287               -

Jeffersonville, Ga (a)       March 1996                     -               -

Tullahoma, Tn                November 1995                661               -
                                                     --------           -----
            TOTAL                                      12,289           2,610
                                                     ========           =====

(a) System launched at the end of March 1996.



Revenue Information

                             For the Three Months Ended     Approximate
                                     March 31,            Average Revenue
                             --------------------------  Per Subscriber at
                                 1996          1995       March 31, 1996
                             ------------  ------------  -----------------
Subscription Revenues:
- ----------------------
Brenham, Tx                      $  8,526      $      -             $33.83

Bryan/College Station, Tx         171,891             -              34.88

Milano, Tx                        140,578             -              32.24

Wharton, Tx                       178,988       167,062              35.69

Bunkie, La                         34,686             -              33.10

Lafayette, La                      41,207        23,475              23.22

Lake Charles, La                   42,408        48,288              29.86

Monroe, La                         89,861             -              30.17

Gainesville, Fl                     6,009             -              27.72

Panama City, Fl                    82,456             -              31.40

Pensacola, Fl                     110,282             -              38.87

Jeffersonville, Ga                      -             -                  -

Tullahoma, Tn                      33,885             -              33.41
                                 --------      --------

            TOTAL                $940,777      $238,825
                                 ========      ========

Revenues. Revenues consist primarily of subscription revenues which principally consist of monthly fees paid by subscribers for the basic programming package and for premium programming services. Subscription revenues for the three months ended March 31, 1996 were $940,777 as compared to $238,825 for the comparable period of 1995, an increase of $701,952 or 294%. This increase is principally attributable to the increase in the average number of subscribers for the three months ended March 31, 1996 compared to the same period ended in 1995. The increase in the average number of subscribers is due to the launch of 8 new systems during the remaining nine months of 1995 and during the first quarter of 1996. In addition, the contributions of two Operating Systems from Heartland in October 1995, attributed to this increase in the average number of subscribers for the first three months of 1996.

Systems Operations Expenses. Systems operations expense include programming costs, channel lease payments, tower site rentals, and repairs and maintenance. Programming costs and channel lease payments (with the exception of minimum payments) are variable expenses which increase as the number of subscribers increases. Systems operations expense for the three months ended March 31, 1996 was $555,942 as compared to $169,981 for the same period of 1995, reflecting an increase of $385,961 or 227%. This increase is attributable primarily to the increase in the number of subscribers for such period in 1996 compared to such period in 1995 as a result of the new markets launched as described above.

Selling, General and Administrative. Selling, general and administrative expenses for the three months ended March 31, 1996 expense $2,637,553 compared to $461,129 for the same period of 1995, an increase of $2,176,424 or 471%. The Company has experienced increasing selling, general and administrative expenses as a result of its increased wireless cable activities and associated administrative costs including costs related to opening and maintaining additional offices and additional compensation expense. The increase is due primarily to increases in personnel costs, advertising and marketing expenses and other overhead expenses required to support the expansion of the Company's operations.

The Company believes such selling, general and administrative costs will not stabilize until 1998 when all Markets are expected to be launched. At that time, administration expenses should remain constant with selling and general expense stabilizing when desired penetration rates are achieved. In order for such stabilization to occur within this time period, however, the current system launch schedule must be met and desired penetration rates must be achieved. There can be no assurance that the Company will meet the current launch schedule or that desired penetration rates will be achieved or consequently that such selling, general and administrative expenses will stabilize within this time period.

Depreciation and Amortization Expense. Depreciation and amortization expense for the three months ended March 31, 1996 was $964,005 versus $199,519 for the same period of 1995, an increase of $764,486 or 383%. This increase is due to additional amortization of channel rights from systems launched plus amortization of amounts related to systems acquired from Heartland. In addition, depreciation increased due to costs associated with the increase in subscribers and purchase of equipment for newly launched markets.

Interest Expense. Interest expense increased to $5,009,893 from $114,090 as compared to the same period ended in 1995. This large increase in interest expense is due to the issuance in October of 1995 of 150,000 units (the "Units") consisting of $150,000,000 aggregate principal amounts of 13% Senior Notes due 2003.

Interest Income. Interest income of $2,126,360 consists of interest earned on the proceeds from the Offerings (as described below).

LIQUIDITY AND CAPITAL RESOURCES

The wireless cable television business is a capital intensive business. The Company's operations require substantial amounts of capital for (i) the installation of equipment at subscribers' location (ii) the construction of additional transmission and headend facilities and related equipment purchases,
(iii) the funding of start-up losses and other working capital requirements,
(iv) the acquisition of additional wireless cable channel rights and systems and
(v) investments in, and, maintenance of, vehicles and administrative offices. Since inception, the Company has expended funds to lease or otherwise acquire channel rights in various markets, to the construct or acquire its Operating Systems, to commence construction of Operating Systems in different markets and to finance initial operating losses.

In order to finance the expansion of its Operating Systems and finance the launch of additional markets, in October 1995, the Company consummated its initial public offering of 3,450,000 shares of common stock, $0.01 par value (the "Common Stock") at $10.50 per share (the "Common Stock Offering"). The Company received approximately $32.3 million in net proceeds from the Common Stock Offering. Concurrent with the Common Stock Offering, the Company issued the Units consisting of $150 million aggregate principal amount of Senior
Notes and 450,000 warrants to purchase an equal number of shares of Common Stock at an exercise price of $11.55 per share to the initial purchasers (the "Unit Offering" and together with the Common Stock Offering, the "Offerings"). The Company placed approximately $53.2 million of the approximately $143.8 million of net proceeds realized from the sale of the Units into an escrow account to cover the first three years' interest payments on the Senior Notes as required by terms of the Indenture.

For the three months ended March 31, 1996 and 1995, the Company's capital expenditures were approximately $9,195,283 and $654,945 respectively. These expenditures primarily related to the acquisition of equipment in certain of the Company's operating markets, as well as those markets under construction or near-term launches. The Company estimates that approximately $44.4 million in capital expenditures will be required in 1996 to continue to fund growth in the Operating Systems and the systems under construction and to complete the construction and finance the addition of subscribers to 12 additional markets.

For the three months ended March 31, 1995, cash used in operating activities was $.14 million consisting primarily of a net loss of $.7 million and offset by an increase in accounts payable and accrued expenses of $.27 million, non-cash expenses of $.07 million and depreciation and amortization of $.2 million. For the three months ended March 31, 1995, cash used in investing activities was $.7 million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $.68 million and $.02 million respectively. These capital expenditures were principally related to the construction of new markets and certain license and organization costs. For the three months ended March 31, 1995 cash flows provided by financing activities was $1.1 million, consisting primarily of $1 million in proceeds from the subscription of common stock and $.04 million in proceeds from the issuance of long-term debt.

For the three months ended March 31, 1996, cash used in operating activities was $.02 million consisting primarily of a net loss of $.6 million and offset by an increase in accounts payable and accrued expenses of $5.4 million, an increase in receivables and prepaids of $.2 million, depreciation and amortization of $.96 million, non-cash income of $.29 million and non-cash expenses of $.15 million. For the three months ended March 31, 1996, cash used in investing activities was $11.4 million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $9.4 million and $1.9 million, respectively. These investing activities were principally related to the acquisition of equipment in certain of the Company's operating markets, as well as those markets under construction or near term launch markets and certain license and organization costs related to those markets. For the three months ended March 31, 1996, cash flows provided by financing activities was $1,319, consisting of $1,319 from the repayments of long-term debt.

During March 1996, the Federal Communications Commission (the "FCC") completed an auction program designed to award initial licenses for MDS channels. Successful bidders will receive a blanket authorization to serve an entire Basic Trading Area ("BTA") on all MDS channels within that BTA. The Company had successful bids totaling approximately $16 million for BTA's. The Company is presently preparing applications,

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

which will be filed with the FCC by May 10, 1996, to secure these BTA's. Should no petitions be filed by other parties against the Company's BTA applications, it is expected that the grant by the FCC of these BTA authorizations will be made during the second quarter of 1996. Assuming all BTA authorizations are granted to the Company, the Company will be required to make total down payments of 20% of the $16 million bid with the remaining 80% being financed over a 10 year term. During this ten-year period, the Company will be required to make quarterly interest payments for the first two years and then quarterly principal and interest payments for the remaining term. The interest rate charged will be equal to the 10 year U.S. Treasury rate at the time of the issuance of the BTA authorization plus 2-1/2%.

On April 25, 1996, the Company entered into a definitive merger agreement with Jackson, MS based TruVision Wireless, Inc. ("TruVision"). Under terms of the transaction, the Company will exchange approximately 3.4 million of its shares of Common Stock in exchange for all of TruVision's outstanding shares. Additionally, the Company has committed to provide a bridge loan to TruVision of up to $15 million, which will be secured by certain assets of TruVision and its subsidiaries. Consummation of this is subject to the satisfaction of a number of closing conditions, including the receipt of the consent of the Company's bondholders and FCC/Hart Scott approval. No assurance can be given such closing conditions will be satisfied and that the TruVision transaction will be completed. This transaction is expected to close by the end of August 1996.

The Company has experienced negative cash flow from operations in each year since its formation, and the Company expects to continue to experience negative consolidated cash flow from operations due to operating costs associated with system development and costs associated with expansion and acquisition activities. Until sufficient cash flow is generated from operations, the Company will be required to utilize its current capital resources or external sources of funding to satisfy its capital needs. The Company currently believes that the aggregate net proceeds from the Company's Offerings will be sufficient to meet its expected capital needs at least over the next twelve months.

Historically, the Company has generated operating and net losses and can be expected to do so for at least the foreseeable future as it continues to develop additional operating systems. Such losses may increase as operations in additional systems are commenced or acquired. There can be no assurance that the Company will be able to achieve or sustain positive net income in the future. As the Company continues to develop systems, positive System EBITDA from more mature systems is expected to be partially or completely offset by operating losses from less developed systems and from development costs associated with establishing systems in new markets. This trend is expected to continue until the Company has sufficiently large subscriber base to absorb operating and development costs of recently launched systems. Based on its current system launch schedule and targeted penetration and subscriber revenue rates, the Company believes it will reach a subscriber level in its more mature systems (those systems with positive System EBITDA) in the second half of 1997 to generate revenues sufficient to offset these operating and development costs. There can be no assurance, however, that the Company will meet its system launch schedule or achieve the penetration and subscriber revenue rates necessary to acquire this subscriber base or that revenues will be sufficient to offset such costs by that time. EBITDA is a commonly used measure of performance in the wireless cable industry. However, EBITDA does not purport to represent cash provided by or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

Subject to the limitations of the Company's indenture relating to the Senior Notes, in order to accelerate its growth rate and to finance general corporate activities and the launch or build-out of additional systems, the Company may supplement its existing sources of funding with financing arrangements at the operating system level or through additional borrowings, the sale of additional debt or equity securities, including a sale to strategic investor, joint ventures or other arrangements, if such financing is available to the Company on satisfactory terms.

As a result of the Unit Offering, and the possible incurrence of additional indebtedness, the Company will be required to satisfy certain debt service requirements. Following the disbursement of all of the funds in the escrow account in October 1998, a substantial portion of the Company's cash flow will be devoted to debt service on the Senior Notes and the ability of the Company to make payments of principal and interest will be largely dependent upon its future performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), may affect its performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payment when due on the Senior Notes or other indebtedness of the Company. If the Company is unable to meet interest and principal payments in the future, it may, depending upon circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. The incurrence of additional indebtedness is restricted by the Indenture.

In managing its wireless cable assets, the Company may, at its option, exchange or trade existing wireless cable channel rights for channel rights in markets that have a greater strategic value to the Company. The Company continually evaluates opportunities to acquire, either directly or indirectly through the acquisition of other entities, wireless cable channel rights. There is no assurance that the Company will not pursue any such opportunities that may utilize capital currently expected to be available for its current markets.

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

PART II. - OTHER INFORMATION
- ----------------------------

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a)  Exhibits:  None

(b)  No reports on Form 8-K were filed during the periods presented.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           WIRELESS ONE, INC.



Date:   July 1, 1996                       /s/  Sean Reilly
        ------------                       -------------------------------------
                                           Sean Reilly
                                           President and Chief Executive Officer



Date:   July 1, 1996                       /s/  Michael C. Ellis
        ------------                       -------------------------------------
                                           Michael C. Ellis
                                           Vice President and
                                           Controller (Principal
                                           Accounting Officer)

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